    As filed with the Securities and Exchange Commission on August 14, 1998.

                                                        REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             CABOT INDUSTRIAL TRUST
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                          TWO CENTER PLAZA, SUITE 200
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 723-0900
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                              ROBERT E. PATTERSON
                                   PRESIDENT
                             CABOT INDUSTRIAL TRUST
                          TWO CENTER PLAZA, SUITE 200
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 723-0900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             JAMES R. WALTHER, ESQ.
                              MAYER, BROWN & PLATT
                             350 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-1503
                                 (213) 229-9597

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

                                ---------------

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        PROPOSED
                                           PROPOSED      MAXIMUM
                               AMOUNT      MAXIMUM      AGGREGATE   AMOUNT OF
      TITLE OF SHARES          BEING    OFFERING PRICE  OFFERING   REGISTRATION
     BEING REGISTERED        REGISTERED  PER UNIT(1)    PRICE(1)       FEE
-------------------------------------------------------------------------------
Common Shares of Beneficial
 Interest, par value $0.01
 per share................   1,074,683      $19.16     $20,590,926    $6,074
-------------------------------------------------------------------------------
Preferred Share Purchase
 Rights...................   1,074,683       N/A           N/A         N/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee pur-suant to Rule 457(c), based on the average of the high and low sales price of the Common Shares on the New York Stock Exchange on August 12, 1998.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF ANY SUCH JURISDICTION.                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION
                                AUGUST 14, 1998
PROSPECTUS
1,074,683 Shares

LOGO
Common Shares of Beneficial Interest
(par value $.01 per share)

This Prospectus relates to 1,074,683 common shares of beneficial interest, $0.01 par value per share ("Common Shares"), of Cabot Industrial Trust (the "Company"), a Maryland real estate investment trust, that may be offered by the Selling Shareholders named herein from time to time. See "Selling Sharehold-ers." The Company will not receive any proceeds from such sales of Common Shares, but has agreed to bear certain expenses of registration of such Common Shares under federal and state securities laws.

The Common Shares may be offered in transactions on the New York Stock Exchange, or in negotiated transactions, and may be offered at fixed prices that may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions directly or by selling the Common Shares to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Shares for whom such broker-dealers may act as agent or to whom they may sell as principal or both, which compensation to a particular broker-dealer may be in excess of cus-tomary brokerage commissions. Each of the Selling Shareholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the Common Shares to be made directly or through agents or broker-dealers. See "Plan of Distribution."

The Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "CTR." To ensure that the Company maintains its qualification as a real estate investment trust ("REIT") for federal income tax purposes, the Com-pany has restricted ownership of more than 9.8% in number or value of the issued and outstanding Common Shares by any single shareholder, with certain exceptions. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

Any agents or broker-dealers that participate in a distribution of Common Shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received or any profit realized by them on the resale of the Common Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of certain indemnification arrangements between the Company and the Selling Shareholders.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR DESCRIPTIONS OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING:

 . No assurance can be given that the Company will be able to sustain its cur-
  rent level of distributions;
 . Limitation of share ownership to 9.8% of the outstanding shares of beneficial interest, staggered elections of Trustees, the Company's Shareholder Rights Plan and other provisions may deter third parties from seeking to acquire the Company;
 . Taxation of the Company as a corporation if it fails to qualify as a REIT and the reductions in distributable cash that would result;
 . Management's lack of experience in operating the Company as a REIT;
 . The Board of Trustee's ability to change the Company's investment, financing and conflict of interest policies without shareholder approval;
 . Industrial real estate investment risks, such as failure of tenants to make lease payments, the effect of national and local economic and other condi-tions on real estate values and environmental issues;
 . Conflicts of interest involving management and Contributing Investors, which could result in decisions that do not fully reflect the interests of all shareholders; and
 . Three Contributing Investors own 23.5%, 13.7% and 12.6%, respectively, of the
  Company's common equity, assuming all outstanding Units not held by the Com-pany are exchanged for Common Shares on a one-for-one basis.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

                  The date of this Prospectus is      , 1998.

No person has been authorized to give any information or to make any represen-tations not contained in this Prospectus and, if given or made, such informa-tion or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder or underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company subsequent to the date hereof.

                               TABLE OF CONTENTS

                                        PAGE
Prospectus Summary.....................    1
  The Company..........................    1
  Risk Factors.........................    1
  Industrial Real Estate Business......    3
  Business and Growth Strategies.......    3
  Properties...........................    6
  The Formation and Other
   Transactions........................    7
  Structure of the Company.............    9
  Tax Status of the Company............   10
  Summary Financial and Other Data.....   10
Risk Factors...........................   13
  Risk of Inability to Sustain
   Distribution Level..................   13
  Antitakeover Effects of Ownership
   Limit, Staggered Board and Power to
   Issue Additional Shares.............   13
  Taxation as a Corporation if the
   Company Fails to Qualify as a REIT;
   Other Tax Risks.....................   14
  Possible Changes in Policies Without
   Shareholder Approval; No Limitation
   on Debt.............................   15
  Real Estate Investment Risks.........   15
  Conflicts of Interest in the
   Formation Transactions and the
   Business of the Company.............   18
  Limited Period of Public Market for
   Common Shares.......................   19
  Possible Adverse Effect of Market
   Interest Rates on Price of Common
   Shares..............................   19
  Possible Adverse Effect on Price of
   Common Shares of Shares Available
   for Future Sale.....................   20
  ERISA Risks..........................   20
  Possible Unknown Adverse
   Characteristics of Recently Acquired
   New Properties; Lack of Operating
   History.............................   20
  Real Estate Financing Risks..........   20
  Management Company Risks.............   21
  Dependence on Key Personnel..........   21
  Risks Associated with Reliance on
   Forward-Looking Statements..........   21
The Company............................   22
  General..............................   22
  Industrial Real Estate Business......   24

                                                                           PAGE
                              Business Strategies........................    24
                              Growth Strategies..........................    25
                              Operations.................................    26
                              Third-Party Investment Management..........    27
                              Financial Strategies.......................    27
                            Price Range of Common Shares and Distribution
                             History.....................................    28
                            Capitalization...............................    29
                            Cabot Industrial Trust Pro Forma Condensed
                             Combined Financial Statements (Unaudited)...    30
                            Selected Financial and Other Data............    38
                            Management's Discussion and Analysis of
                             Financial Condition and Results of
                             Operations..................................    41
                              General....................................    41
                              Results of Operations......................    41
                              Capital Resources and Liquidity............    43
                              Inflation..................................    45
                              Funds from Operations......................    45
                            Properties...................................    46
                              General....................................    46
                              Property Overview..........................    47
                              Industrial Property Market Information.....    53
                              Tenant Information.........................    54
                              Lease Expirations--Portfolio Total.........    55
                              Insurance..................................    55
                              Environmental Matters......................    56
                              Competition................................    56
                              Legal Proceedings..........................    56
                          Policies with Respect to Certain Activities....    57
                            Investment Policies..........................    57
                            Financing Policies...........................    57
                            Conflict of Interest Policies................    58
                            Working Capital Reserves.....................    59
                          Management.....................................    60
                            Trustees and Executive Officers..............    60
                          Board of Trustees..............................    62
                            Committees of the Board of Trustees..........    62
                            Compensation of Trustees.....................    62
                            Executive Compensation.......................    63
                            Employment Agreements........................    64
                            Indemnification..............................    64
                          Formation and Other Transactions...............    65
                            Formation Transactions.......................    65
                            Concurrent Placement.........................    66

                                         PAGE

  Limitations on Representations and
   Warranties..........................    67
Certain Relationships and Related
 Transactions..........................    68
  Repayment of Debt....................    69
  Options Granted......................    69
Principal and Management Shareholders..    70
Selling Shareholders...................    72
Plan of Distribution...................    72
Description of Shares of Beneficial
 Interest..............................    73
  General..............................    73
  Common Shares........................    73
  Shareholder Rights Plan..............    74
  Classification or Reclassification of
   Common Shares or Preferred Shares...    75
  Restrictions on Transfer.............    76
Certain Provisions of Maryland Law and
 of the Company's Declaration of Trust
 and Bylaws............................    78
  Classification of the Board of
   Trustees............................    78
  Vacancies............................    78
  Removal of Trustees..................    78
  Business Combinations................    78
  Control Share Acquisitions...........    78
  Shareholders' Meetings...............    79
  Annual Report........................    79
  Amendment............................    79
  Limitation of Liability and
   Indemnification.....................    80
  Operations; Maryland Asset
   Requirements........................    80
  Termination of the Trust and REIT
   Status..............................    81
  Advance Notice of Trustee Nominations
   and New Business....................    81

                                                                                                                  PAGE
  Possible Antitakeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws..   81
  Shares Available for Future Sale...............................................................................   82
  Partnership Agreement of Operating Partnership.................................................................   84
    General......................................................................................................   84
    Management...................................................................................................   84
    Indemnification..............................................................................................   85
    Capital Contributions........................................................................................   85
    Tax Matters..................................................................................................   85
    Operations...................................................................................................   85
    Duties and Conflicts.........................................................................................   85
    Term.........................................................................................................   86
  Federal Income Tax Consequences................................................................................   87
    Taxation of the Company......................................................................................   87
    Tax Aspects of the Company's Investments in Partnerships.....................................................   91
    Taxation of Shareholders.....................................................................................   92
    Other Tax Considerations.....................................................................................   94
  ERISA Considerations...........................................................................................   96
    General Fiduciary Considerations.............................................................................   96
    Prohibited Transactions......................................................................................   96
    Plan Assets Issues...........................................................................................   96
  Legal Matters..................................................................................................   97
  Experts........................................................................................................   98
  Additional Information.........................................................................................   98
  Glossary.......................................................................................................   99
  Index to Financial Statements..................................................................................  F-1

INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT, RELATING TO, WITHOUT LIMITATION, FUTURE ECONOMIC PERFORMANCE, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS AND PROJECTIONS OF REVENUE AND OTHER FINANCIAL ITEMS, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE," "BELIEVE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSE-WHERE IN THIS PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FOR-WARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FOR-WARD-LOOKING STATEMENTS.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed infor-mation and financial statements, including the notes thereto, appearing else-where in this Prospectus. Unless the context otherwise requires, as used in this Prospectus (i) the "Company" means Cabot Industrial Trust and its oper-ating subsidiaries, including the Operating Partnership, of which the Company is the sole general partner, and Cabot Advisors, Inc., a Delaware corporation (the "Management Company"), (ii) "Cabot Partners" means Cabot Partners Limited Partnership and (iii) the "Contributing Investors" means those Cabot Partners advisory clients who contributed Properties (or where such clients held title through another entity, such title holding entity), C-M Holdings, L.P. ("C-M Holdings") and certain affiliated partnerships (collectively, with C-M Hold-ings, the "C-M Property Partnerships") and certain other investors who contrib-uted Properties in the Formation Transactions of the Company described herein. All other capitalized terms used in this Prospectus have the meanings set forth in the Glossary.

                                  THE COMPANY

The Company is an internally managed, fully integrated real estate company formed to continue and expand the national industrial real estate business of Cabot Partners. The Company commenced operations in its current form through the concurrent completion of its initial public offering ("IPO") and the Forma-tion Transactions described herein on February 4, 1998. At June 30, 1998, the Company had a portfolio of 171 Properties located in 22 states throughout the United States, containing approximately 24.5 million rentable square feet. The Properties were approximately 96% leased to 315 tenants at that date, with no single tenant accounting for more than 4.4% of the Company's total Annualized Base Rent. Since June 30, 1998, the Company has acquired 9 additional Proper-ties containing approximately 650,000 rentable square feet, which Properties are 98.5% leased to 44 tenants as of the date hereof. See "Properties--Gener-al."

The Company's goal is to be the preeminent national real estate company focused on serving a variety of industrial space users in the country's principal com-mercial markets. The Company owns and operates a diversified portfolio of bulk distribution, multitenant distribution and "workspace" (light assembly and flex/R&D) properties and has a significant market presence across the United States, owning Properties in a total of 22 markets. The Company believes that its geographic and property diversification and substantial presence in mul-tiple markets is a strategic advantage that allows it to (i) serve industrial space users with multiple site and property type requirements, (ii) compete more effectively in its chosen markets and (iii) respond quickly to acquisition opportunities across the country. The Company, through its investment in the Management Company, has also continued Cabot Partners' industrial real estate investment management business.

The senior management of the Company has an average of approximately 18 years of experience in the real estate industry and beneficially owns 3.9% of the Company's common equity, assuming all outstanding Units not held by the Company are exchanged for Common Shares on a one-for-one basis. Members of the Company's senior management have worked together since 1987 as the executive officers of Cabot Partners and, previously, Cabot, Cabot & Forbes Realty Advi-sors, Inc. ("Cabot Advisors"). Cabot Advisors was founded in 1986 as an affil-iate of Cabot, Cabot & Forbes Company ("CC&F"), a nationwide real estate devel-opment, investment, construction and management firm that pioneered the devel-opment of large-scale planned industrial parks. Cabot Partners, a real estate investment advisor which provided industrial real estate investment and manage-ment services to public and private pension funds and others, was formed as a separate entity in 1990 to purchase the real estate advisory management busi-ness of Cabot Advisors.

The Company is organized as a real estate investment trust under Maryland law and expects to qualify as a REIT for federal income tax purposes.

                                  RISK FACTORS

An investment in the Common Shares involves various risks. Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment in the Company. Such risks include, among others:

  . No assurance can be given that the Company will be able to sustain its current level of distributions.

  . The antitakeover effects of limiting actual or constructive ownership of shares of the Company by a single person to 9.8% of the number of issued and outstanding shares of beneficial interest of the Company or the total equity value of such shares (subject to certain exceptions), staggered elections of Trustees, certain other provisions contained in the organizational docu-ments of the Company and the Operating Partnership, and the Company's Shareholder Rights Plan, each of which may have the effect of delaying, deferring or preventing a change in control of the Company or other trans-action that might involve a price for the Common Shares that exceeds their then current market price or that may otherwise be considered by the Company's shareholders to be desirable.

  . Tax risks, including taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes and the resulting decrease in cash that would be available for distribution, and the fact that the Company's management lacks experience in operating in accordance with the requirements for maintaining qualification as a REIT.

  . The Company's Board of Trustees may change the Company's investment, financing, distribution and other policies at any time without share-holder approval.

  . Investment in and operation of commercial real estate generally involves certain risks, including failure of tenants to make lease payments, inability to renew or re-lease space upon the expiration of leases (leases accounting for 21.7% of the Company's Annualized Base Rents are scheduled to expire during the period from July 1, 1998 through December 31, 1999), the effect of national and local economic and other conditions on real estate values, including effects associated with cyclical weak-nesses or demographic changes in real estate markets, competition from other REITs and real estate investors seeking properties of the types which the Company intends to acquire, costs relating to renovation and re-leasing costs, the impact on the Company's properties of competition from other existing properties and from newly constructed properties in future periods, environmental issues and changes in the ability of the Company's properties to generate sufficient cash flow to meet operating expenses (including debt service requirements).

  . The Company may in the future be deemed to constitute a "pension-held
    REIT" for federal income tax purposes. If this were to occur, certain types of borrowings or other activities, if engaged in by the Company, would result in a portion of the dividends received by any qualified pen-sion plan owning more than 10.0% in value of the Company's shares being taxable to such plan as unrelated business taxable income.

  . Conflicts of interest between the Company, the Cabot Group Participants
    (most of whom serve as executive officers and Trustees of the Company) and the other Contributing Investors with respect to the Formation Trans-actions and the ongoing business decisions regarding the Company, which could result in decisions that do not fully reflect the interests of all of the Company's shareholders. Three Contributing Investors own 23.5%, 13.7%, and 12.6%, respectively, of the Company's common equity, assuming all outstanding Units not held by the Company are exchanged for Common Shares on a one-for-one basis.

  . The potential negative effects of rising interest rates on the market price of the Common Shares and the effect of the availability of shares for future sale on the price of the Common Shares.

  . The possibility that certain of the Properties, particularly newly acquired Properties and properties acquired in the future, may fail to perform as expected or may have characteristics or defects unknown to the Company.

  . As a result, among other things, of the annual income distribution requirements applicable to REITs under the Code, the Company expects to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company will be subject to real estate financing risks, including changes from period to period in the availability of such financing, increased interest expense that may be incurred on variable rate debt in rising interest rate markets and the risk that the Company's cash flow may not be sufficient to cover both required debt service pay-ments and distributions to shareholders at desired levels.

  . The Company is dependent on the efforts of its executive officers and the loss of their services could have an adverse effect on the operations of the Company.

  . This Prospectus contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results may differ signifi-cantly from the results discussed in such forward-looking statements. Factors that could cause such differences include, but are not limited to, the risks described in the "Risk Factors" section of this Prospectus.

                        INDUSTRIAL REAL ESTATE BUSINESS

Attractive Real Estate Sector

Industrial real estate has historically generated a high level of cash income and attractive rates of return as compared with other types of real estate investments. The Company believes that industrial properties tend to be less costly to manage and require lower amounts of capital expenditures and tenant-specific improvement costs. Such properties provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. Indus-trial properties also generally require relatively short development periods, which enables better balancing of supply and demand for such properties and reduces overbuilding risks.

Strong Demand

The Company believes that, at least for the near term, the demand for desir-able, well-located industrial properties will continue. Continuing demand for well-located, modern industrial properties is expected to increase due to (i) increasing consumption on a per capita basis, coupled with population growth,
(ii) business' increasing need for efficient inventory management, (iii) growing international trade, and (iv) the growing significance of smaller com-panies seeking efficient and flexible work space in well-located, suburban industrial parks.

Industry Consolidation

The historically fragmented industrial real estate business is being reshaped by strong pressures toward consolidation resulting from the substantial advan-tages enjoyed by large, integrated and well-capitalized firms over local owners and developers. These advantages include professional management, greater access to public and private capital, economies of scale and greater opportuni-ties to increase revenue by serving the changing needs of industrial tenants. In addition, there is an increasing trend toward securitization of real estate holdings as institutional real estate investors shift from direct private own-ership to indirect public ownership of real estate. The Company believes that both of these trends provide substantial opportunities for publicly held real estate companies that have the managerial and financial resources to maintain an active acquisition and development program.

Diverse Tenant Needs

Different types of industrial space users have significantly different property and space requirements. Large national and major regional distributors gener-ally require efficient, well-located bulk distribution properties. Smaller com-panies generally demand more flexible workspace, including light assembly facilities and flex/R&D space. While these properties are generally more costly to manage, the Company believes that such properties offer the prospect of higher current returns because the users of such space are location sensitive and less inclined to move if the properties they occupy are well located and managed. Moreover, the Company believes that the continued employment growth resulting from smaller companies will result in strong demand for these workspace properties.

                         BUSINESS AND GROWTH STRATEGIES

The Company's fundamental business objective is to maximize the total return to its shareholders through growth in its cash available for distribution per Common Share and in the value of its portfolio of industrial properties and its operations.

BUSINESS STRATEGIES

Leveraging Substantial National Market Presence

The Company's substantial presence in markets throughout the country positions it well to market its industrial space to national companies with space requirements in multiple locations. The Company has developed a national tenant marketing program that, in addition to the quality and attractive locations of the Company's properties, emphasizes the advantages of dealing with a single source for a company's industrial space needs. These advantages include greater efficiency of lease negotiations and day-to-day property management, as well as better understanding of the tenant's current needs and prospective space requirements.

Within each local market, having a substantial inventory of properties and sig-nificant leasing activity increases the Company's visibility to prospective tenants and enables the Company to establish strong relationships with leasing brokers and other local market participants who serve as sources of information and referrals of potential tenants. In addition, the Company has increased opportunities to relocate tenants to one or more of its other properties as their needs change.

Serving a Variety of Tenants by Offering a Broad Spectrum of Industrial Property Types

Offering a broad spectrum of industrial property types and the Company's size enable it to provide better service, on a more cost-efficient basis, to national customers who often need workspace properties, in addition to distri-bution properties, for their local operations. At the same time, offering an array of property types suitable for smaller companies enables the Company to capture a larger share of the growth in its chosen industrial property markets.

GROWTH STRATEGIES

Acquisitions

The Company seeks to capitalize on its competitive advantages primarily by acquiring additional modern, high-quality properties in attractive submarkets within major industrial markets.

The Company's acquisitions are based on extensive research in each targeted market regarding (i) economic and demographic trends, (ii) supply of and demand for industrial space in targeted submarkets, (iii) existing and potential tenant space requirements, (iv) rent levels and trends and (v) the physical characteristics of buildings within the market. The Company's research also involves physical site inspections and continuing contacts with leasing brokers and other market participants. The results of the Company's research are com-piled into a proprietary database covering each market and submarket in which it has invested or that it has targeted. This database is updated periodically and contains computerized profiles, keyed to Company-prepared aerial maps, of the Company's properties and each of the buildings deemed most competitive to the Company's properties or attractive for acquisition. Each profile includes information regarding the building's age, physical characteristics and current tenant and lease information.

At June 30, 1998, the Company had approximately $17.5 million of long-term debt secured by real estate assets, $68 million of long-term unsecured debt under its Acquisition Facility, $5.4 million of available cash and a Debt-to-Total Market Capitalization Ratio of 8.3%. The Company's Acquisition Facility, which authorizes up to $325 million of borrowings at any time, enables the Company to move quickly in completing proposed property acquisitions and the Company believes that its ability to do so enhances its credibility with potential property sellers. In addition, the Company's UPREIT structure (i.e., ownership of properties through the Operating Partnership), which enables it to acquire industrial properties on a non-cash basis by exchanging Units in the Operating Partnership for such properties in a tax-deferred manner, provides an attrac-tive alternative to taxable cash sales for tax-paying property owners.

The Company's management has extensive knowledge of and, the Company believes, a favorable reputation with public and private pension funds and other institu-tional real estate investors as a result of Cabot Partners' focus on serving such investors. The Company believes that it will benefit from its relation-ships with these investors through further acquisitions as they increasingly seek to securitize their direct real estate investments.

Internal Growth

The Company's primary internal growth strategy is to increase the cash flow generated by the Properties, and from properties that it acquires in the future, by renewing or replacing expiring leases with new leases at higher rents and through rent increase provisions in its leases. In addition, the Com-pany intends to work actively to (i) maintain its historically high occupancy levels by retaining existing tenants, thereby minimizing "down time" and re-leasing costs, (ii) improve the occupancy levels of any newly acquired proper-ties that have low occupancy levels, (iii) realize economies of scale from the size of its portfolio of properties and (iv) control costs.

Development

The Company's senior management has extensive real estate development experi-ence, including experience derived from the industrial park development activi-ties of CC&F. The Company is engaging its existing tenants in discussions about future space needs and, based on such discussions, believes that financially attractive build-to-suit opportunities from its tenant base may be available over time. The Company also believes that in select target markets there are attractive opportunities for new development with potentially greater returns than those available from the purchase of existing stabilized properties, and it is pursuing a development program where such opportunities exist. The Com-pany pursues its development activities by engaging local or regional builders with whom it has established strong relationships. As of July 31, 1998, the Company had approved 9 development projects with total projected development costs of approximately $70 million, of which development agreements for approx-imately $29 million of projects had been entered into with builders as of that date. The projects are located in seven of the Company's existing markets and involve construction of each of the Company's principal property types. The Company intends to continue pursuing a policy of geographic and property type diversity in its development activities and expects that its development pro-jects will generally involve individual project development costs ranging from $5 million to $15 million. In the future, the Company intends to expand its in-house development staff as the Company's development activities increase.

FINANCIAL STRATEGIES

The Company's financial strategy is to minimize its cost of capital by main-taining adequate working capital and conservative debt levels. The Company has a $325 million unsecured revolving line of credit facility (the "Acquisition Facility") provided by a syndicate of banks lead by Morgan Guaranty Trust Com-pany of New York to be used primarily for property acquisitions. The Company's current policy is to operate with a Debt-to-Total Market Capitalization Ratio generally not exceeding 40%, although the Company's Declaration of Trust and Bylaws do not impose any limit on the incurrence of debt.

The Company believes that the size and diversity of its portfolio of Properties provides it access to the public debt and equity markets which are not gener-ally available to smaller, less diversified property owners. The Company also believes that its UPREIT structure enables it to acquire industrial properties in exchange for Units in the Operating Partnership, thereby reducing its need to incur indebtedness to support future acquisitions.

                                   PROPERTIES

The Company categorizes its properties into three types: bulk distribution properties, multitenant distribution properties and workspace properties. See "Properties--General." At June 30, 1998, the Company owned a portfolio of 171 such Properties, summarized in the tables below, which had an aggregate of approximately 24.5 million rentable square feet, and were approximately 96% leased to 315 tenants at that date. Since June 30, 1998, the Company has acquired 9 additional Properties having an aggregate of approximately 650,000 rentable square feet, of which 32% is multitenant distribution and 68% is workspace property. These properties are 98.5% leased to 44 tenants at the date hereof. See "Properties--General."

                          ------------------------------------------------------------------------
                                     RENTABLE SQUARE FEET          ANNUALIZED NET RENT(1)
                                     ---------------------  ------------------------------
                                                                                       PER
                              NUMBER                                                LEASED
                                  OF                                                SQUARE PERCENT
PROPERTY TYPE BY REGION   PROPERTIES     AMOUNT % OF TOTAL       AMOUNT % OF TOTAL    FOOT  LEASED
-----------------------   ---------- ---------- ----------  ----------- ----------  ------ -------
BULK DISTRIBUTION
 PROPERTIES:
 West                             15  3,200,962       13.1% $10,768,889       11.9%  $3.36   100.0%
 Southwest                         4  1,326,200        5.4    3,591,795        4.0    3.08    87.9
 Midwest                          18  4,275,492       17.4   11,891,441       13.1    3.03    91.8
 Southeast                         5  1,355,266        5.6    4,351,626        4.8    3.21   100.0
 Northeast                        10  2,496,262       10.2    9,392,046       10.4    3.76   100.0
                          ---------- ---------- ----------  ----------- ----------  ------ -------
 Subtotal/weighted
  average                         52 12,654,182       51.7% $39,995,797       44.2%  $3.29    96.0%
                          ---------- ---------- ----------  ----------- ----------  ------ -------
MULTITENANT DISTRIBUTION
 PROPERTIES:
 West                              8  1,226,821        5.0% $ 4,185,118        4.6%  $3.87    88.2%
 Southwest                         5    592,074        2.4    1,907,025        2.1    3.36    95.8
 Midwest                          14  2,237,576        9.2    8,433,875        9.3    3.91    96.5
 Southeast                         7  1,274,745        5.2    4,237,959        4.7    3.53    94.2
 Northeast                        11  2,065,503        8.5    8,008,466        8.8    3.88   100.0
                          ---------- ---------- ----------  ----------- ----------  ------ -------
 Subtotal/weighted
  average                         45  7,396,719       30.3% $26,772,443       29.5%  $3.78    95.7%
                          ---------- ---------- ----------  ----------- ----------  ------ -------
WORKSPACE PROPERTIES:
 West                             36  1,692,310        6.9% $ 9,107,151       10.1%  $5.51    97.6%
 Southwest                         2    255,736        1.1    2,048,714        2.2    8.01   100.0
 Midwest                          10    687,772        2.8    3,978,116        4.4    6.32    91.4
 Southeast                        14  1,010,907        4.1    4,342,552        4.8    4.38    98.1
 Northeast                        12    767,445        3.1    4,347,400        4.8    5.73    98.9
                          ---------- ---------- ----------  ----------- ----------  ------ -------
 Subtotal/weighted
  average                         74  4,414,170       18.0% $23,823,933       26.3%  $5.56    97.1%
                          ---------- ---------- ----------  ----------- ----------  ------ -------
Total/weighted average           171 24,465,071      100.0% $90,592,173      100.0%  $3.85    96.1%
                          ========== ========== ==========  =========== ==========  ====== =======
                          ------------------------------------------------------------------------
                                     RENTABLE SQUARE FEET      ANNUALIZED NET RENT(1)
                                     ---------------------  ------------------------------
                                                                                       PER
                              NUMBER                                                LEASED
                                  OF                                                SQUARE PERCENT
PROPERTY BY REGION        PROPERTIES     AMOUNT % OF TOTAL       AMOUNT % OF TOTAL    FOOT  LEASED
------------------        ---------- ---------- ----------  ----------- ----------  ------ -------
 West                             59  6,120,093       25.0% $24,061,158       26.6%  $4.05    97.0%
 Southwest                        11  2,174,010        8.9    7,547,534        8.3    3.79    91.5
 Midwest                          42  7,200,840       29.4   24,303,432       26.8    3.62    93.3
 Southeast                        26  3,640,918       14.9   12,932,137       14.3    3.64    97.5
 Northeast                        33  5,329,210       21.8   21,747,912       24.0    4.09    99.8
                          ---------- ---------- ----------  ----------- ----------  ------ -------
Total/weighted average           171 24,465,071      100.0% $90,592,173      100.0%  $3.85    96.1%
                          ========== ========== ==========  =========== ==========  ====== =======

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1998. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

                      THE FORMATION AND OTHER TRANSACTIONS

Cabot Partners and the Contributing Investors undertook certain Formation Transactions for the purpose of organizing the Company and the Operating Part-nership in preparation for the Company's IPO and to transfer certain of the Properties and Cabot Partners' real estate advisory and management business to the Operating Partnership and the Management Company in a tax-efficient manner. The Contributing Investors included certain of the advisory clients of Cabot Partners at the time of the Formation Transactions or their holding entities (collectively referred to herein as the "Existing Investors") and certain other industrial real estate investors or their holding entities. As a result of the completion of the Formation Transactions, (i) the Properties and Cabot Part-ners' operating assets, with certain exceptions, are held by the Operating Partnership, of which the Company is the sole general partner, and (ii) the assets of Cabot Partners' advisory and management business relating to indus-trial properties that were not contributed pursuant to the Formation Transac-tions are held by, and such business is conducted through, the Management Com-pany. See "Formation and Other Transactions."

The following transactions were effected in connection with the formation of the Company:

  .The Company was organized by Cabot Partners as a real estate investment trust under Maryland law.

  . The Operating Partnership was formed as a limited partnership under Dela-ware law, with the Company as its sole general partner.

  . The Properties that were contributed to the Company in the Formation
    Transactions included previously owned Properties of the Existing Investors that had been managed by Cabot Partners and are referred to in the historical and pro forma financial statements included in this Pro-spectus as the "Existing Investors Property Group" and Properties owned by the other Contributing Investors (the "New Investors Property Group").

  . Pursuant to agreements entered into in contemplation of the IPO, the Operating Partnership purchased 21 Properties shortly after the Closing Date of the IPO at an aggregate purchase price of approximately $144 mil-lion, including approximately $8 million of existing mortgage indebted-ness secured by certain of the Properties which was assumed by the Oper-ating Partnership.

  . Cabot Partners contributed its real estate advisory and management busi-ness and related assets, including its investment advisory and management contracts with certain of its advisory clients (the "Advisory Contracts") relating to industrial properties that were not contributed in the Forma-tion Transactions, to the Management Company, or to the Operating Part-nership for transfer to the Management Company, concurrently with the closing of the IPO. The Operating Partnership owns 100% of the non-voting preferred stock of the Management Company, representing 95.0% of the eco-nomic interest in the Management Company. Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Officer, owns 100% of the voting common stock of the Management Company, representing 5.0% of the economic interest in the Management Company.

  . The contributions of Properties and other assets by the Contributing
    Investors and Cabot Partners were made in exchange for Units in the Oper-ating Partnership that may, subject to certain limitations and excep-tions, be exchanged for Common Shares or, in certain cases, were made in exchange for Common Shares.

  . Contemporaneously with the closing of the IPO, the Company sold $20.0 million of Common Shares at the IPO Price of $20.00 per Common Share to the Concurrent Investor in the Concurrent Placement.


  . As a result of the Formation Transactions, the Contributing Investors and Cabot Partners became equity investors in the Company and the Operating Partnership. The Contributing Investors received an aggregate of 23,068,699 Units and 8,961,714 Common Shares and Cabot Partners received an aggregate of 1,819,587 Units, which Units have since been distributed to the owners of Cabot Partners. See "Principal and Management Sharehold-ers." Such ownership by the Contributing Investors and the former part-ners in Cabot Partners represented approximately 73.7% and 4.2%, respec-tively, of the common equity of the Company at the Closing Date, assuming the exchange of all outstanding Units not held by the Company for Common Shares on a one-for-one basis. Of the Units that were received by Cabot Partners (i) Ferdinand Colloredo-Mansfeld received 875,792 Units having a value, based on the IPO Price, of approximately $17.5 million and (ii) Robert E. Patterson, the President of the Company, received 128,590 Units having a value, based on the IPO Price, of approximately $2.6 million.

  . The Company contributed the net proceeds from the IPO received by it to the Operating Partnership in exchange for 8,625,000 general partnership interests ("GP Units") in the Operating Partnership, which equals the number of

   Common Shares sold in the IPO. The Company also contributed the net pro-ceeds from the Concurrent Placement received by it to the Operating Part-nership in exchange for 1,000,000 GP Units in the Operating Partnership, which equals the number of Common Shares sold in the Concurrent Placement. As a result of such contributions and its receipt of Units in connection with the Formation Transactions, and subsequent transactions, at June 30, 1998, the Company held a 42.7% general partnership interest (before exchange of Units) in the Operating Partnership. The Company is an indi-rect owner of the contributed Properties and other assets held by the Operating Partnership through and to the extent of such general partner-ship interest.

                            STRUCTURE OF THE COMPANY

The following chart illustrates the structure of the Company and the beneficial ownership of the Company, the Operating Partnership and the Management Company as of June 30, 1998.

                                  THE COMPANY

                                                          --------------------
                                                            PERCENT    PERCENT
                                                          OF COMMON  OF COMMON
                                                             SHARES     SHARES
                                                             BEFORE      AFTER
                                                           EXCHANGE   EXCHANGE
        OWNER                                              OF UNITS   OF UNITS
        -----                                             ---------  ---------
        Public Investors(1)..............................      44.7%     19.1%
        Contributing Investors, Concurrent Investor and
         Others(2),(3)                                         55.1     77.0
        Management(4)....................................       0.2      3.9

                           THE OPERATING PARTNERSHIP

                                                          --------------------
                                                          OWNERSHIP  OWNERSHIP
                                                           INTEREST   INTEREST
                                                             BEFORE      AFTER
                                                           EXCHANGE   EXCHANGE
        OWNER                                              OF UNITS   OF UNITS
        -----                                             ---------  ---------
        Company..........................................      42.7%    100.0%
        Contributing Investors and Others(2), (3)........      53.4       --
        Management(4)....................................       3.9       --

                             THE MANAGEMENT COMPANY

                                                     ---------------------------
                                                                  NON-
                                                     VOTING     VOTING     TOTAL
                                                     COMMON  PREFERRED  ECONOMIC
        OWNER                                         STOCK      STOCK  INTEREST
        -----                                        ------  ---------  --------
        Operating Partnership(5)....................     --      100.0%    95.0%
        Ferdinand Colloredo-Mansfeld................  100.0%        --     5.0

-------
(1) Excludes Common Shares purchased by Management. See Note (4) below. Also excludes Common Shares purchased by Contributing Investors subsequent to the Formation Transactions. See Note (2) below.
(2) Includes each of the Contributing Investors other than the C-M Property Partnerships and those holders of interests in Cabot Partners who are not offi-cers or Trustees of the Company or the Management Company. The C-M Property Partnerships were owned by Ferdinand Colloredo-Mansfeld, who is the Company's Chief Executive Officer, and members of his immediate family. The ownership interests attributable to the C-M Property Partnerships are included under "Management." See Note (4) below. Each of the Contributing Investors received Units or Common Shares in the Formation Transactions in exchange for their interests in the Properties. See "Formation and Other Transactions." Also includes Common Shares purchased by Contributing Investors subsequent to the Formation Transactions.
(3) Includes investors admitted to the Operating Partnership subsequent to the Formation Transactions.
(4) Includes certain officers and Trustees and members of their immediate fami-lies who received beneficial ownership of Units in exchange for their interests in Cabot Partners and/or the C-M Property Partnerships which were contributed in the Formation Transactions. See "Formation and Other Transactions." Also includes Common Shares purchased by Management subsequent to the Formation Transactions.
(5) As a result of the Operating Partnership's ownership of non-voting pre-ferred stock of the Management Company, the Company, through the Operating Partnership, expects to receive 95% of the after-tax economic benefits of the Management Company. See "The Company--Third-Party Investment Management."

                           TAX STATUS OF THE COMPANY

The Company intends to qualify and will elect to be taxed as a REIT under Sec-tions 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organiza-tional and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income (excluding net capital gain). The Company does not intend to request a ruling from the Service as to its REIT status. The Company has received an opinion of its legal counsel that, based on certain assumptions and representations described in "Federal Income Tax Consequences," the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and its actual and proposed method of operation as repre-sented by the Company to its legal counsel and described in "Federal Income Tax Consequences" will enable it to satisfy the requirements for such qualifica-tion. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. Failure to qualify as a REIT would subject the Com-pany to tax (including any alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders in any such year would not be deductible by the Company. See "Risk Factors--Taxation as a Corporation if the Company Fails to Qualify as a REIT; Other Tax Risks" and "Federal Income Tax Consequences--Taxation of the Company."

                        SUMMARY FINANCIAL AND OTHER DATA

Set forth below are (i) summary historical financial and other data for (A) the Properties that were managed by Cabot Partners as of December 31, 1997 for the Contributing Investors (such Contributing Investors are referred to herein as the "Existing Investors" and such Properties (including the related assets and liabilities) are referred to herein as the "Existing Investors Property Group") and (B) the real estate advisory business of Cabot Partners, and (ii) summary financial and other data for the Company on a historical and a pro forma basis.

The summary financial data presented below as of December 31, 1997, in the case of the Company, and as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, in the case of both the Existing Investors Property Group and Cabot Partners, have been derived from Existing Investors Property Group combined financial statements and Cabot Partners financial statements that have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included elsewhere in this Prospectus. This information should be read in conjunction with such financial statements and the notes thereto included elsewhere in this Prospectus. The summary financial data presented below as of December 31, 1995, 1994 and 1993 and for the years ended December 31, 1994 and 1993 for Cabot Partners and as of December 31, 1995 and 1994 and for the year ended December 31, 1994 for the Existing Investors Property Group are derived from Cabot Partners financial statements and Existing Investors Property Group combined financial statements and the notes thereto not included in this Prospectus which have been audited by Arthur Andersen LLP. The summary financial data presented below as of and for the year ended December 31, 1993 for the Existing Investors Property Group and as of and for the six months ended June 30, 1998 for the Company have not been audited but, in the opinion of management, include all adjustments (con-sisting only of normal recurring accruals) necessary to present fairly such information in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. The results of operations for the six months ended June 30, 1998 of the Company are not necessarily indicative of results for the entire year. Other Data (including Property data) for all periods and dates presented are unaudited.

The pro forma condensed combined operating and other data for the six months ended June 30, 1998 and the year ended December 31, 1997 have been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Prop-erty Group, (B) the New Investors Property Group and (C) the Properties acquired during the year ended December 31, 1997 by the Existing Investors Property Group, (ii) Properties acquired by the Company during the six months ended June 30, 1998 and (iii) certain other adjustments, as if each of such contributions, transactions and adjustments had occurred on January 1, 1997.

In the opinion of management, the pro forma combined consolidated financial statements include all adjustments necessary to reflect the effects of the foregoing transactions and adjustments. The pro forma statements are unaudited and are not necessarily indicative of the combined results that would have been obtained if the transactions and adjustments reflected therein had been consum-mated on the dates indicated, or on any particular date in the future, nor do they purport to represent the financial position, results of operations or changes in cash flows as of any future date or for any future period.

                          -------------------------------------------------------------------------
                               SIX MONTHS
                             ENDED JUNE 30,                  YEARS ENDED DECEMBER 31,
                          ---------------------  --------------------------------------------------
                            COMPANY                COMPANY
                          PRO FORMA  COMPANY(1)  PRO FORMA   EXISTING INVESTORS PROPERTY GROUP(2)
                          ---------  ----------  ---------  ---------------------------------------
In thousands,                  1998        1998       1997     1997    1996    1995    1994    1993
except per share data     ---------  ----------  ---------  ------- ------- ------- ------- -------
OPERATING DATA
Revenues                    $55,738    $ 41,614   $105,793  $40,554 $35,180 $28,794 $28,209 $25,252
Real estate tax expense       6,481       4,742     12,320    5,932   5,037   3,979   3,769   5,144
Property operating
 expenses                     3,754       2,516      7,870    4,272   4,323   3,357   3,063   3,227
General and
 administrative expenses      3,179       2,790      4,416      --      --      --      --      --
Interest expense              4,009         952      8,127    2,134   1,931   2,097   2,082   2,013
Depreciation and
 amortization expense        11,178       8,246     24,614    8,953   7,966   7,118   6,606   6,111
                          ---------  ----------  ---------  ------- ------- ------- ------- -------
Operating income             27,137      22,368     48,446   19,263  15,923  12,243  12,689   8,757
Gain on sale                    --          --         --       --      --      --      186     --
                          ---------  ----------  ---------  ------- ------- ------- ------- -------
Net income before
 minority interest           27,137      22,368     48,446   19,263  15,923  12,243  12,875   8,757
Minority interest           (15,546)    (12,809)   (27,753)     --      --      --      --      --
                          ---------  ----------  ---------  ------- ------- ------- ------- -------
Net income                  $11,591    $  9,559   $ 20,693  $19,263 $15,923 $12,243 $12,875 $ 8,757
                          =========  ==========  =========  ======= ======= ======= ======= =======
Net income per Common
 Share(3)                   $   .62    $    .51   $   1.11
                          =========  ==========  =========
Cash distributions paid
 per Common Share                      $   .202
                                     ==========

                        -------------------------------------------------------------------
                        AS OF JUNE 30,                  AS OF DECEMBER 31,
                        -------------- ----------------------------------------------------
                               COMPANY COMPANY     EXISTING INVESTORS PROPERTY GROUP(2)
                        -------------- ------- --------------------------------------------
                                  1998    1997     1997     1996     1995     1994     1993
In thousands            -------------- ------- -------- -------- -------- -------- --------
BALANCE SHEET DATA
Rental properties
 (before accumulated
 depreciation)             $917,720        --  $417,138 $336,836 $301,059 $250,387 $255,050
Rental properties, net      910,787        --   377,613  304,308  274,629  229,451  237,101
Total assets                938,746     $3,481  393,268  318,732  289,337  241,026  247,615
Unsecured borrowings         68,000        --       --       --       --       --       --
Mortgage debt                17,533        --    18,433   19,292   20,083   20,608   20,550
Limited Partners
 interest in Operating
 Partnership                476,722        --       --       --       --       --       --
Shareholders'/Owners'
 equity                     355,254          1  341,600  291,286  261,629  213,203  220,621

                                             -----------------------------------------------------------------------------
                                               SIX MONTHS ENDED
                                                   JUNE 30,                     YEARS ENDED DECEMBER 31,
                                             ---------------------  ------------------------------------------------------
                                               COMPANY                COMPANY
                                             PRO FORMA  COMPANY(1)  PRO FORMA   EXISTING INVESTORS PROPERTY GROUP(2)
                                             ---------  ----------  ---------  -------------------------------------------
In thousands,                                     1998        1998       1997     1997     1996     1995     1994     1993
except number of properties and percentages  ---------  ----------  ---------  -------  -------  -------  -------  -------
OTHER DATA
EBITDA(4)                                     $ 42,324    $ 31,566   $ 81,187  $30,350  $25,820  $21,458  $21,377  $16,881
Funds From Operations(5)                        38,315      30,604     73,060   28,141   23,809   19,298   19,193   14,764
Cash flows provided by
 (used in):
 Operating activities                           51,249      37,854     86,744   28,153   25,695   19,401   17,552   17,471
 Investing activities                         (260,997)   (253,940)  (344,527) (81,834) (39,074) (53,868)   2,037  (17,393)
 Financing activities                          210,266     221,471    256,355   54,000   13,204   35,680  (19,596)    (278)
Total rentable square
 footage of properties
 at end of period                               24,465      24,465              11,215    9,069    7,879    6,253    6,644
Number of properties at
 end of period                                     171         171                  79       67       61       53       57
Occupancy rate at end of
 period                                             96%         96%                 97%      92%      99%      90%      90%

CABOT PARTNERS(6)

                              ------------------------------------------------
                                        YEARS ENDED DECEMBER 31,
                              ------------------------------------------------
                                  1997      1996      1995      1994      1993
In thousands                  --------  --------  --------  --------  --------
OPERATING DATA
Revenues                      $  9,080  $  7,908  $  6,516  $  4,159  $  4,088
General and administrative
 expenses                        7,045     5,888     5,069     4,267     4,074
Depreciation and
 amortization expense              977       419       453       474       480
Net income (loss)                1,058     1,594     1,057      (536)     (428)
                              ------------------------------------------------
                                           AS OF DECEMBER 31,
                              ------------------------------------------------
                                  1997      1996      1995      1994      1993
In thousands                  --------  --------  --------  --------  --------
BALANCE SHEET DATA
Total assets                  $  5,339  $  6,075  $  5,628  $  4,300  $  4,923
Total liabilities                  760       485       563       292       379
Total partners' capital          4,579     5,590     5,065     4,008     4,544
                              ------------------------------------------------
                                        YEARS ENDED DECEMBER 31,
                              ------------------------------------------------
                                  1997      1996      1995      1994      1993
In thousands                  --------  --------  --------  --------  --------
OTHER DATA
Cash flows provided by (used
 in):
 Operating activities         $  1,062  $  1,283  $  1,351  $    (12) $   (173)
 Investing activities             (193)      113        (6)       40        25
 Financing activities           (2,069)   (1,069)      --        --        --
Assets under management(7)     861,000   979,000   778,000   515,000   472,000

-------
(1) Since the Company was formed in October 1997 and did not begin operations until February 4, 1998, the results for the six months ended June 30, 1998 rep-resent activity for 147 days only, and no comparison of results to a prior year six-month period is available.
(2) Represents historical combined financial and other data for the Existing Investors Property Group for the periods indicated. See Note (1) to Combined Financial Statements of the Existing Investors Property Group.
(3) Net income per Common Share for the pro forma year ended December 31, 1997, and pro forma six months ended June 30, 1998 equals the pro forma net income divided by 18,586,764 issued and outstanding Common Shares.
(4) EBITDA is computed as operating income before gain on sale of properties plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues, property operating expenses, real estate taxes and general and admin-istrative expenses should be considered. See "Management's Discussion and Anal-ysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest, as well as depreciation and amortization, each of which can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating perfor-mance. Further, EBITDA does not represent net income or cash flows from operat-ing, financing and investing activities as defined by GAAP and does not neces-sarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of a REIT's operating performance or to cash flows as a measure of liquidity.
(5) Funds from Operations ("FFO") represents net income before minority inter-ests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions and gains from the sale of properties. In addition to cash flow and net income, management generally considers FFO to be one additional measure of the performance of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. How-ever, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. It should not be considered as an alternative to net income as an indi-cator of a REIT's operating performance or to cash flows as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 (the "White Paper").
(6) Represents the historical financial and other data of Cabot Partners for periods prior to the Formation Transactions.
(7) Based on the estimated fair market value of such assets as of the dates indicated.

                                  RISK FACTORS

An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a deci-sion to purchase Common Shares.

RISK OF INABILITY TO SUSTAIN DISTRIBUTION LEVEL

The Company's intended distribution level for 1998 is based on a number of assumptions, including assumptions relating to future operations of the Com-pany. These assumptions concern, among other matters, continued property occu-pancy and profitability of tenants, the amount of future capital expenditures and expenses relating to the Company's properties, the level of leasing activity and future rental rates, the strength of the industrial real estate market, competition, the costs of compliance with environmental and other laws, the amount of uninsured losses and decisions by the Company to reinvest rather than distribute cash available for distribution. Accordingly, while the Company currently expects to maintain its initial distribution level throughout 1998, no assurance can be given that the Company will be able to maintain its initial distribution level.

ANTITAKEOVER EFFECTS OF OWNERSHIP LIMIT, STAGGERED BOARD AND POWER TO ISSUE ADDITIONAL SHARES

ANTITAKEOVER EFFECTS OF OWNERSHIP LIMITATION. For the Company to maintain its qualification as a REIT under the Code, not more than 50% in value of the out-standing shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer persons (defined in the Code to include certain entities) at any time during the last half of any taxable year other than the first taxable year for which the election to be treated as a REIT has been made. See "Federal Income Tax Considerations--Taxation of the Company." For this purpose, among others, the Company's Declaration of Trust authorizes the Trustees, subject to certain exceptions, to take such actions as may be neces-sary or desirable to preserve its qualification as a REIT, and limits any person to direct or indirect ownership of no more than (i) 9.8% of the Company's number of issued and outstanding shares of beneficial interest or
(ii) 9.8% of the total equity value of such shares of beneficial interest (the "Ownership Limit"). The Company's Board of Trustees, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board, and upon such other conditions as the Board may establish, is authorized by the Charter to exempt a proposed transferee from the Ownership Limit. How-ever, the Board may not grant an exemption from the Ownership Limit to any pro-posed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT. A transfer of shares in viola-tion of the above limits may be void under certain circumstances. The foregoing restrictions on transferability and ownership will continue to apply until the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Owner-ship Limit may have the effect of delaying, deferring or preventing a transac-tion or a change in control of the Company that might involve a premium over the then prevailing market price for the Common Shares or otherwise be in the best interest of the shareholders. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

ANTITAKEOVER EFFECTS OF STAGGERED ELECTIONS OF TRUSTEES. The Company's Board of Trustees is divided into three classes, with staggered terms of three years each and with one class to be elected each year. The staggered terms of the Trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be considered by the shareholders to be desirable. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classifica-tion of the Board of Trustees."

POTENTIAL ANTITAKEOVER AND DILUTIVE EFFECTS OF SHAREHOLDER RIGHTS PLAN, ISSU-ANCE OF ADDITIONAL SHARES, OTHER MATTERS. The Company's Declaration of Trust authorizes the Board of Trustees to (i) amend the Declaration of Trust in order to increase or decrease the aggregate number of shares of beneficial interest of any class, including Common Shares, that the Company has the authority to issue, without shareholder approval, (ii) cause the Company to issue additional authorized but unissued shares of beneficial interest and (iii) classify or reclassify any unissued Common Shares and Preferred Shares and to set the pref-erences, rights and other terms of such shares. See "Description of Shares of Beneficial Interest." In addition, the Company has established a Shareholder Rights Plan that could delay, defer or prevent a transaction or a change in control of the Company that might involve a price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "De-scription of Shares of Beneficial Interest--Shareholder Rights Plan." The Dec-laration of Trust and Bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Removal of Trustees," "--Control Share Acquisitions" and " -- Advance Notice of Trustee Nominations and New Business." The Company also may cause the Operating

Partnership to offer additional Units in exchange for property or otherwise. Under Maryland law, existing shareholders will have no preemptive right to acquire any such equity securities, and any such issuance of equity securities could result in dilution of an existing shareholder's investment in the Com-pany.

TAXATION AS A CORPORATION IF THE COMPANY FAILS TO QUALIFY AS A REIT; OTHER TAX RISKS

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT; LACK OF MANAGEMENT EXPE-RIENCE IN MAINTAINING QUALIFICATION AS A REIT. The Company intends to operate so as to qualify as a REIT for federal income tax purposes. The Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT. The Company has received an opinion of its legal counsel that, based on certain assumptions and representations described in "Federal Income Tax Consequences," the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and its actual and proposed method of operation as repre-sented by the Company to its legal counsel and described in "Federal Income Tax Consequences" will enable it to satisfy the requirements for such qualifica-tion. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only repre-sents the view of counsel to the Company based on such counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distribu-tions to its shareholders. Because management of the Company has no history of operating so as to qualify as a REIT, there can be no assurance that the Com-pany will do so successfully. See "Federal Income Tax Consequences--Taxation of the Company."

If the Company were to fail to qualify as a REIT for any taxable year, the Com-pany would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (in-cluding any alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Although management intends to operate the Company in a manner designed to meet the REIT qualification requirements, it is possible that future economic, mar-ket, legal, tax or other considerations may cause the Board of Trustees to revoke the REIT election. See "Federal Income Tax Consequences."

OTHER TAX LIABILITIES. Even if the Company qualifies as a REIT, it will be sub-ject to certain state and local taxes on its income and property, and may be subject to certain federal taxes. See "Federal Income Tax Consequences--Taxa-tion of the Company." In addition, the net taxable income, if any, from activi-ties conducted through the Management Company will be subject to federal and state income tax.

BORROWINGS MAY BE REQUIRED TO MEET REIT MINIMUM DISTRIBUTION REQUIREMENTS; POS-SIBLE INCURRENCE OF ADDITIONAL DEBT. In order to qualify as a REIT, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and (iii) 100% of its undistributed taxable income from prior years. The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income consists primarily of its share of the income of the Operating Partnership, and the cash available for distribution by the Company to its shareholders consists of its share of cash distributions from the Operating Partnership. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at tax-able income of the Company, could require the Company to borrow funds on a short-term (or possible long-term) basis to meet the 95% distribution require-ment and to avoid the nondeductible excise tax.

POSSIBLE TAXATION OF DIVIDENDS RECEIVED BY PENSION PLANS. Significant amounts of Units of the Operating Partnership, which may, subject to certain limita-tions, be exchanged for Common shares, are held by pension funds. As a result, the Company could become a "pension-held REIT" through future exchanges of Units for Common Shares or market purchases of Common Shares by pension funds. If the Company were to become a pension-held REIT, certain types of borrowings or other activities, if engaged in by the Company, could result in a portion of dividends received by any qualified pension plan owning more than 10% in value of the Company's shares being taxable to such plan as unrelated business tax-able income.

POSSIBLE CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL; NO LIMITATION ON
DEBT

The Company's investment, financing and distribution policies, and its policies with respect to all other activities, including growth, capitalization and operations, are determined by the Board of Trustees. The Company's "Debt Limi-tation" described elsewhere in this Prospectus is a policy limiting the Company's Debt-to-Total Market Capitalization Ratio to 40%. The organizational documents of the Company do not contain any limitation on the amount of indebt-edness the Company may incur. Although the Company's Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees without a vote of the shareholders of the Company. A change in these policies could adversely affect the Company's financial condition or results of operations or the market price of the Common Shares. See "Policies with Respect to Certain Activities."

REAL ESTATE INVESTMENT RISKS

GENERAL RISKS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation gen-erated, as well as property operating and other expenses incurred. If the Company's properties do not generate revenues sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs, and the Company's cash flow and ability to make distribu-tions to its shareholders may be adversely affected.

The Company's revenues and the value of its properties may be adversely affected by a number of factors, including (i) the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates), (ii) the perceptions of prospective tenants of the attractiveness, convenience and safety of the Company's properties, (iii) the ability of the Company to provide adequate man-agement, maintenance and insurance, (iv) the Company's ability to collect all rent from tenants on a timely basis, (v) the expense of periodically renovat-ing, repairing and reletting spaces and (vi) increasing operating costs (in-cluding real estate taxes and utilities) to the extent that such increased costs cannot be passed through to tenants. Certain significant costs associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) generally are not reduced when circumstances cause a reduction in rental revenues from the property and vacancies result in a loss of the ability to receive tenant reimbursements of operating costs cus-tomarily borne by industrial real estate tenants. In addition, real estate values and income from properties are also affected by such factors as compli-ance with laws applicable to real property, including environmental and tax laws, interest rate levels and the availability of financing. Furthermore, the amount of available rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time.

TENANT DEFAULTS AND BANKRUPTCY. The majority of the Company's income is derived from rental income from its properties. The Company's distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of its tenants failed to meet their lease obligations. Tenants may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease and thereby cause a reduction in the Company's cash flow and the amounts available for distribution to its shareholders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants do file for such protection, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental pay-ments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's cash flow and the amounts available for distribution to its shareholders may be adversely affected.

OPERATING RISKS. The Company's properties are subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy and rental rates. Such properties are subject to increases in oper-ating expenses such as cleaning, electricity, heating, ventilation and air con-ditioning and maintenance, insurance and administrative costs, and other gen-eral costs associated with security, landscaping, repairs and maintenance. While the Company's current tenants generally are obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay all or any portion of such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. Although the Company intends to implement cost-saving incentive measures at its properties, the Company's ability to make distributions to shareholders could be adversely affected if operating expenses increase without a corresponding increase in revenues, including tenant reimbursements of operating costs.

RISKS OF NON-RENEWAL OF LEASES AND VACANCIES. The Company is subject to the risk that upon expiration of leases for space located in its properties, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than expiring lease terms. Leases accounting for approximately 21.7% of the Company's Annualized Base Rent will expire during the period from July 1, 1998 through December 31, 1999. The Company has established annual reserves for ren-ovation and reletting expenses, which take into consideration its views of both the current and expected business conditions in the appropriate markets, but no assurance can be given that these reserves will be sufficient to cover such expenses. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of the Company's space, if the rental rates upon such renewal or reletting were significantly lower than expected rates or if its reserves for these purposes proved inadequate, then the Company's cash flow and ability to make expected distributions to shareholders may be adversely affected.

COMPETITION; RISK OF NOT MEETING TARGETED LEVEL OF LEASING ACTIVITY, ACQUISI-TIONS AND DEVELOPMENT. Numerous industrial properties compete with the Proper-ties in attracting tenants to lease space and additional properties can be expected to be built in the markets in which the Company's properties are located. The number and quality of competitive industrial properties in a par-ticular area will have a material effect on the Company's ability to lease space at the Properties or at newly acquired properties and on the rents charged. Some of these competing properties may be newer or better located than the Company's properties. In addition, the industrial real estate market has become highly competitive. There are a significant number of buyers of indus-trial property, including other publicly traded industrial REITs, many of which have significant financial resources. This has resulted in increased competi-tion in acquiring attractive industrial properties. See "--Real Estate Invest-ment Risks--Possible Adverse Effects of Acquisition, Development and Construc-tion Activities." Accordingly, it is possible that the Company may not be able to meet its targeted level of property acquisitions and developments due to such competition or other factors which may have an adverse effect on the Company's expected growth in FFO.

POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was respon-sible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs"), into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of real properties, the Company may be potentially liable for any such costs. Phase I environmental site assessment reports ("Phase I ESAs") were obtained in connection with the initial acquisition of the Properties by the Contributing Investors, for those Properties managed by Cabot Partners as of February 3, 1998, and, for all other Properties contrib-uted to the Company in the Formation Transactions, in connection with such con-tribution to the Company. In accordance with the Company's acquisition poli-cies, the Company has also obtained Phase I ESA's for all Properties subse-quently acquired by it. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environmental regulatory compliance. The earliest of such Phase I ESAs were obtained in 1988 and Phase I ESAs on approximately 22% of the Proper-ties were obtained prior to 1995. Commonly accepted standards and procedures for such Phase I ESAs have evolved to encompass higher standards and more extensive procedures over the period from 1988 to the present. Where recom-mended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and monitoring of groundwater wells, were subse-quently performed.

The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that the Company believes would have a material adverse affect on the Company's business, assets or results of opera-tions, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Phase I ESAs relating to the Properties do not reveal all environmental liabilities or that there are material environ-mental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of under-ground storage tanks) or by third parties unrelated to the Company.

ADVERSE EFFECT OF POSSIBLE ADDITIONAL COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT ON CASH FLOW AND DISTRIBUTIONS. Under the Americans with Disa-bilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Existing industrial properties generally are exempt from the provisions of the ADA but may be subject to provisions requiring that buildings be made accessible to people with disabilities. Com-pliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. While the amounts of such compliance costs, if any, are not currently ascertainable, they are not expected to have a material effect on the Company.

CHANGES IN LAWS. Because increases in income or service taxes generally are not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to shareholders. The Company's properties also are subject to various federal, state and local regu-latory requirements and to state and local fire and life-safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties currently are in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Com-pany and could have an adverse effect on the Company's cash flow and ability to make expected distributions to shareholders.

UNINSURED LOSSES. The Company generally carries commercial general liability insurance, standard "all-risk" property insurance, and flood and earthquake (where appropriate) and rental loss insurance with respect to its properties with policy terms and conditions customarily carried for similar properties. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur in the future which would adversely affect the business of the Company and its financial condition and results of operations. In addi-tion, certain types of losses (such as from wars or from earthquakes for prop-erties located in California) may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. In light of the California earthquake risk, California building codes have since the early 1970's established construction standards for all new buildings and also contain guidelines for seismic upgrading of existing build-ings that are intended to reduce the possibility and severity of loss from earthquakes. Such construction standards and upgrading, however, do not elimi-nate the possibility of earthquake loss. It is the Company's current policy to obtain earthquake insurance if available at acceptable cost. Of the Company's 45 Properties located in California, 43 are covered by earthquake insurance. Seismic upgrading has been completed on ten of the California Properties and is expected to be completed on 13 additional California Properties within nine months from the date hereof. The Company currently maintains blanket earthquake insurance coverage for all Properties located outside California in amounts it deems reasonable.

POSSIBLE ADVERSE EFFECTS OF ILLIQUIDITY OF REAL ESTATE INVESTMENTS. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Shares.

POSSIBLE ADVERSE EFFECTS OF ACQUISITION, DEVELOPMENT AND CONSTRUCTION ACTIVITIES. The Company intends to acquire existing industrial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. See "The Company--Growth Strategies--Acquisi-tions." Acquisitions of such properties entail general investment risks associ-ated with any real estate investment, including the risk that investments will fail to perform in accordance with expectations or that estimates of the costs of improvements to bring an acquired property up to the Company's standards may prove inaccurate.

The Company also intends to grow through the selective development and con-struction of industrial properties, including build-to-suit properties and speculative development, as suitable opportunities arise. See "The Company-- Business Strategies." Additional risks associated with such real estate devel-opment and construction activities include the risk that the Company may abandon development activities after expending significant resources to deter-mine their feasibility; the construction cost of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and the construction and lease up of a property may not be completed on schedule (resulting in increased debt service and construction costs). Development activities are also subject to risks relating to inability to obtain, or delays in obtaining, necessary zoning, land-use, building occupancy and other required governmental permits and authorizations. If any of the above occur, the Company's cash flow and ability to make expected distributions to shareholders could be adversely affected. In addition, new development activities, regard-less of whether they are ultimately successful, may require a substantial por-tion of management's time and attention.

POSSIBLE ADDITIONAL COST RESULTING FROM REASSESSMENT OF PROPERTIES. Certain local real property tax assessors may seek to reassess certain of the Proper-ties as a result of the Formation Transactions and the transfer of interests which occurred in connection therewith. In jurisdictions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the Con-tributing Investors' period of ownership. Where appropriate, the Company would contest vigorously any such reassessment. Certain of the current leases may permit the Company to pass through to tenants the effect of any increases in real estate taxes resulting from any such reassessment.

CONFLICTS OF INTEREST IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE COMPANY

BENEFITS TO THE CABOT GROUP PARTICIPANTS AND THE CONTRIBUTING INVESTORS. The Cabot Group Participants and the Contributing Investors received certain bene-fits from the Formation Transactions. As such, these persons may have interests that differ from, and may in certain cases conflict with, the interests of per-sons acquiring Common Shares. The benefits the Cabot Group Participants and the Contributing Investors have received might have been different if they had not participated in structuring the Formation Transactions. These benefits include the following: (i) receipt by senior executive officers of the Company of options to purchase an aggregate of 1,675,000 Units under the Company's Long Term Incentive Plan at $20 per Unit, subject to certain vesting requirements, which have an aggregate purchase price of approximately $33.5 million, (ii) deferral of certain tax consequences to the Cabot Group Participants from the contribution of their interests in Cabot Partners and the C-M Property Partner-ships to the Operating Partnership and (iii) the Operating Partnership's assumption and repayment from the proceeds of the IPO of approximately $18.4 million and $13.2 million, respectively, in debt relating to the Properties beneficially owned by certain of the Cabot Group Participants. In addition, certain methods of accounting that may be selected by the Operating Partnership for Book-Tax Differences could result in the allocation of lower amounts of taxable income to the Cabot Group Participants, and correspondingly higher amounts of taxable income to the Company (with a resulting lower return of cap-ital dividend component to shareholders). See "Certain Relationships and Related Transactions--Benefits to Related Parties," and "Management--Long Term Incentive Plan."

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES COULD LIMIT THE COMPANY'S REMEDIES. The Contributing Investors and Cabot Partners each made certain rep-resentations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions. Such representations and warranties, which in the case of environmental matters and certain other matters are limited to the knowledge of specified entities and persons, relate to, among other things, their authority to enter into the Formation Transactions, their ownership of the Properties or other assets con-tributed by them, the absence of certain liabilities and other matters relating to the Properties and such assets. The respective obligations of each Contrib-uting Investor and of Cabot Partners to indemnify the Company in the event of breach of any of such representations and warranties, or breach of certain other provisions of the Contribution Agreement or under certain other circum-stances, is subject to an overall limitation under the Contribution Agreement equal to the value of the Units or Common Shares received in the Formation Transactions of $20 per Unit or Common Share (or in lieu thereof, the return to the Company of all such Units or Common Shares received), and is subject to the further limitation that any such indemnification obligation relating to a spe-cific Property is limited to the contribution amount assigned to such Property by the parties in connection with the Formation Transactions. The obligation to make any such indemnification payments may be satisfied by making cash payments or by delivering Common Shares or Units, valued at the then market price for Common Shares, to the Company. In addition, such indemnification obligations are, with certain limited exceptions, limited to claims for indemnification made within one year after the consummation of the Formation Transactions. Any losses to the Company resulting from breaches of such representations and war-ranties or other provisions of the Contribution Agreement in excess of the foregoing indemnification limitations would have to be satisfied out of the Company's assets, with the potential consequences of adversely affecting the Company's financial condition and of decreasing cash available for distribution to the shareholders.

POSSIBLE FAILURE TO ENFORCE TERMS OF CONTRIBUTION AND OTHER AGREEMENTS. The Cabot Group Participants, some of whom are Trustees and executive officers of the Company, and the other Contributing Investors each, directly or indirectly, had ownership interests in certain of the Properties and in the other assets acquired by the Company in the Formation Transactions. Under the agreements relating to the contribution of the Properties and such other assets, the Company is entitled to indemnification and damages in the event of breaches of certain of the terms thereof. Due to conflicts of interest or in order to maintain an ongoing business relationship with the entity or individual involved, such officers and Trustees may cause the Company to choose to enforce its rights under any of these contribution agreements and to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than it otherwise might.

DIFFERING OBJECTIVES BETWEEN THE CABOT GROUP PARTICIPANTS AND THE COMPANY RELATING TO THE SALE OF THE PROPERTIES. As holders of Units, the Cabot Group Participants have unrealized taxable gain associated with their interests in certain Properties contributed to the Operating Partnership in the Formation Transactions. Because the Cabot Group Participants may incur different and more adverse tax consequences than the Company upon the sale of those Properties, the Cabot Group Participants and the Company may have different views regarding the appropriate pricing and timing of any sale of such Properties. While the Company has the exclusive authority to determine whether and on what terms to sell an individual Property, the Cabot Group Participants, through their status as holders of Units and senior executives and Trustees of the Company, could have an incentive to influence the Company not to sell certain Properties even though such sales might otherwise be financially advantageous to the Company. See "Policies With Respect to Certain Activities--Conflict of Interest Poli-cies."

INFLUENCE OF SIGNIFICANT SHAREHOLDERS, TRUSTEES AND EXECUTIVE OFFICERS. The IBM Retirement Plan Trust, the New York State Teachers' Retirement System and the Pennsylvania Public School Employes' Retirement System are deemed beneficially to own approximately 23.5%, 13.7% and 12.6%, respectively, of the outstanding Common Shares (assuming the exchange of all Units not held by the Company for Common Shares). In addition, the senior management of the Company beneficially owns approximately 3.9% of the outstanding Common Shares (assuming the exchange of all Units not held by the Company for Common Shares). The foregoing Contrib-uting Investors and senior management, both as shareholders and management, have influence on the management and operations of the Company and the outcome of matters submitted to a vote of the Company's shareholders. Such influence could be exercised in a manner that is inconsistent with the interests of other shareholders.

RISKS RELATING TO THE OPERATING PARTNERSHIP. Persons holding Units in the Oper-ating Partnership (including the Cabot Group Participants) have the right to vote, as limited partners of the Operating Partnership ("Limited Partners"), on certain amendments to the Operating Partnership Agreement (most of which require approval by a majority in interest of the Limited Partners), and on certain other matters during the first year following the closing of the IPO of the Company (such as a merger of the Company or an amendment to the Declaration of Trust that requires the approval of the Company's shareholders), see "Part-nership Agreement of Operating Partnership--Management," and individually to approve certain amendments that would adversely affect their rights. Such voting rights may be exercised in a manner that conflicts with the interests of the Company's shareholders. The Company, as the general partner of the Oper-ating Partnership, has fiduciary duties to the Limited Partners, the discharge of which may conflict with interests of the Company's shareholders. Pursuant to the Operating Partnership Agreement, however, the Limited Partners have acknowledged that the Company is acting both on behalf of the Company's share-holders and, in its capacity as general partner of the Operating Partnership, on behalf of the Limited Partners. The Limited Partners have agreed that the Company is under no obligation to consider the separate interests of the Lim-ited Partners in deciding whether to cause the Operating Partnership to take (or decline to take) any actions which the General Partner has taken in good faith on behalf of the Operating Partnership.

LIMITED PERIOD OF PUBLIC MARKET FOR COMMON SHARES

Prior to the IPO, there was no public market for the Common Shares and there can be no assurance that an active trading market will be sustained on the NYSE. The market value of the Common Shares may be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares. There also can be no assurances that the Company will continue to meet the criteria for continued listing of the Common Shares on the NYSE.

POSSIBLE ADVERSE EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON SHARES

One of the factors that influences the market price of the Common Shares is the annual distribution rate on the Common Shares. An increase in market interest rates may lead purchasers of REIT shares to demand higher annual distribution rates, which could adversely affect the market price of the Common Shares.

POSSIBLE ADVERSE EFFECT ON PRICE OF COMMON SHARES OF SHARES AVAILABLE FOR FUTURE SALE

Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. The Company issued an aggregate of 22,598,735 Units and 8,961,714 Common Shares to the Contributing Investors (excluding for this pur-pose the C-M Property Partnerships), 469,964 Units to the C-M Property Partner-ships and 1,819,587 Units to Cabot Partners in the Formation Transactions. See "Formation and Other Transactions." The Company has since redeemed 60,832 Units and has issued an additional 101,149 Units that are exchangeable for Common Shares, subject to certain limitations. The Contributing Investors and the Cabot Group Participants are not permitted to offer, sell, contract to sell or otherwise dispose of the Units or Common Shares received by them, except in certain limited circumstances, for one year after the February 4, 1998 closing of the IPO in the case of the Contributing Investors or two years thereafter in the case of the partners of Cabot Partners and of the partners of the C-M Prop-erty Partnerships. See "Shares Available for Future Sale." At the conclusion of such periods, and, in the case of Units, upon the subsequent exchange of Units for Common Shares, such Common Shares may be sold in the public market pursuant to registration statements which the Company is obligated to file on behalf of the Contributing Investors and the Cabot Group Participants or pursuant to any available exemptions from applicable registration requirements. In addition, options to purchase a total of 2,142,000 Units and Common Shares have been granted to certain executive officers, employees and Trustees, including 2,095,600 options issued upon the closing of the IPO. See "Management--Compen-sation of Trustees" and "--Long Term Incentive Plan." No prediction can be made concerning the effect that future sales of any of such Common Shares will have on the market price of Common Shares.

ERISA RISKS

ERISA and section 4975 of the Code prohibit certain transactions that involve an ERISA plan and a "party in interest" or "disqualified person" (collectively referred to herein as a "party in interest") with respect to the plan. Cabot Partners is a party in interest with respect to one ERISA plan that is a Con-tributing Investor. It is not clear that the Formation Transactions would have constituted a prohibited transaction with respect to such plan. Nevertheless, such plan has informed the Company that it relied on Prohibited Transaction Exemption 84-14 ("PTE 84-14") and retained a Qualified Professional Asset Man-ager ("QPAM") to decide whether or not to enter into the Formation Transac-tions. The applicability of such exemption in certain circumstances has been questioned by the Department of Labor. If it were ultimately determined that the Formation Transactions constituted a prohibited transaction, and also that PTE 84-14 did not apply to such plan's participation in the Formation Transac-tions, then sanctions could be imposed on Cabot Partners and the fiduciaries of such plan that could include reallocation of Units between Cabot Partners and such plan or other remedies, possibly including rescission of the Property transfers from such plan, intended to put such plan in a financial position not worse than that in which it would have been if the parties had acted in accor-dance with the requirements of ERISA. Cabot Partners and the Company received an opinion from Mayer, Brown & Platt in connection with the Formation Transac-tions that PTE 84-14 applied to the Formation Transactions with respect to such plan; however, such opinion is not binding on the Department of Labor, the Service or any court. See "ERISA Considerations."

POSSIBLE UNKNOWN ADVERSE CHARACTERISTICS OF RECENTLY ACQUIRED NEW PROPERTIES; LACK OF OPERATING HISTORY

Certain of the Properties acquired by the Company in the Formation Transactions had not previously been, or only recently had been, under the management of Cabot Partners. Such Properties, in addition to properties subsequently acquired or properties acquired in the future, may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue poten-tial, and the operating performance of such Properties may therefore be less than anticipated or may decline. As the Company acquires additional properties, the Company will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, the Company's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure.

REAL ESTATE FINANCING RISKS

DEBT FINANCING AND POTENTIAL ADVERSE EFFECTS ON CASH FLOWS AND
DISTRIBUTIONS. As a result, among other things, of the annual income distribu-tion requirements applicable to REITs under the Code, the Company has relied on borrowings to fund acquisitions, capital expenditures and other items and expects to continue to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company is subject to real estate financing risks, including changes from period to period in the availability of such financing, the risk that the Company's cash flow may not be sufficient to cover both required debt service payments and distributions to shareholders, and the risk that indebtedness secured by properties will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. If the

Company becomes unable to meet its required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be fore-closed upon by or otherwise transferred to the mortgagee, with a consequent loss of income and asset value to the Company.

RISING INTEREST RATES. The Acquisition Facility that the Company has obtained bears interest at variable rates, and the Company may incur additional vari-able rate indebtedness in the future. Variable-rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect the Company's cash flow and the amounts available for distribution to its shareholders. While the Company has entered into arrangements that are intended to reduce its exposure to rising interest rates and may enter into additional arrangements for that purpose in the future, it will remain subject to effects of changes in interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources and Liquidity."

MANAGEMENT COMPANY RISKS

POSSIBLE ADVERSE CONSEQUENCES OF LACK OF CONTROL OVER THE MANAGEMENT
COMPANY. In order to permit the Company to share in the income of the Manage-ment Company while maintaining its status as a REIT, the Operating Partnership owns all of the Management Company's non-voting preferred stock (representing approximately 95% of its economic interest) and Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Officer, owns all of the Management Company's voting common stock (representing approximately 5% of its economic interest). Although the Company receives substantially all of the economic benefit of the Management Company's business through dividends from the Operating Partner-ship, the Company is not able to vote on the election of the Management Company's directors or officers and, as a result, does not have the ability to control the Management Company's operations or require its board of directors to declare and pay cash dividends. See "Formation and Other Transactions. "

UNCERTAINTY AS TO MANAGEMENT COMPANY FEES. Fees earned by the Management Com-pany are dependent upon various factors outside the control of the Company and the Operating Partnership, including the ability of a contracting party gener-ally to terminate any of the Advisory Contracts or advisory contracts entered into by the Management Company upon 30 days notice.

DEPENDENCE ON KEY PERSONNEL

The Company is dependent on the efforts of its executive officers, including, Ferdinand Colloredo-Mansfeld and Robert E. Patterson, the Company's Chief Executive Officer and President, respectively. The loss of either of their services could have an adverse effect on the operations of the Company.

RISKS ASSOCIATED WITH RELIANCE ON FORWARD-LOOKING STATEMENTS

This Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "believe" or "continue" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results may differ significantly from the results discussed in such "forward-looking statements." Factors that could cause such differences include, but are not limited to, the risks described in this Risk Factors section of this Prospectus.

                                  THE COMPANY

GENERAL

The Company is an internally managed, fully integrated real estate company that was formed to continue and expand the national industrial real estate business of Cabot Partners. At June 30, 1998, the Company's portfolio included 171 Prop-erties containing approximately 24.5 million rentable square feet located in 22 states throughout the country. The Properties were approximately 96% leased to 315 tenants, with no single tenant accounting for more than 4.4% of the Company's total Annualized Base Rent, at that date. Since June 30, 1998, the Company has acquired 9 additional Properties containing approximately 650,000 rentable square feet, which Properties are 98.5% leased to 44 tenants as of the date hereof. See "Properties--General."

The Company's goal is to be the preeminent national real estate company focused on serving a variety of industrial space users. The Company currently owns and operates a diversified portfolio of properties and has a significant market presence across the United States, owning properties in a total of 22 markets. Its tenant base ranges from large national distributors using bulk warehouse and other types of industrial space in multiple locations to small companies located in single flexible workspace properties. The Company believes that its geographic and property diversification and substantial presence in multiple markets is a strategic advantage that allows it (i) to serve industrial space users with multiple site and industrial property type requirements, (ii) com-pete more effectively in its individual markets and (iii) respond quickly to acquisition opportunities in markets across the country.

A summary of the Company's property holdings by region and principal local mar-kets as of June 30, 1998 is presented in the following table.

                          --------------------------------------------------------
                                     RENTABLE SQUARE FEET    ANNUALIZED NET RENT
                                     ---------------------  ----------------------
                              NUMBER
                                  OF
BY REGION(1)              PROPERTIES     AMOUNT % OF TOTAL       AMOUNT % OF TOTAL
------------              ---------- ---------- ----------  ----------- ----------
WESTERN REGION
San Francisco area
 market                           17    813,119        3.3% $ 3,950,173        4.4%
Los Angeles area market           23  2,814,445       11.5   10,815,512       11.9
Phoenix area market                9  1,540,625        6.3    4,469,373        4.9
San Diego area market              5    549,144        2.3    2,946,696        3.3
Seattle area market                5    402,760        1.6    1,879,404        2.1
                          ---------- ---------- ----------  ----------- ----------
 Subtotal Western Region          59  6,120,093       25.0% $24,061,158       26.6%
                          ---------- ---------- ----------  ----------- ----------
SOUTHWEST REGION
Dallas area market                11  2,174,010        8.9% $ 7,547,534        8.3%
                          ---------- ---------- ----------  ----------- ----------
MIDWEST REGION
Chicago area market               14  2,682,728       11.0% $10,019,090       11.0%
Cincinnati/Northern
 Kentucky area market             12  1,989,953        8.1    6,260,693        6.9
Columbus area market               9  1,609,599        6.6    4,490,577        5.0
Minneapolis area market            4    320,328        1.3    1,747,650        1.9
Other area markets                 3    598,232        2.4    1,785,422        2.0
                          ---------- ---------- ----------  ----------- ----------
 Subtotal Midwest Region          42  7,200,840       29.4% $24,303,432       26.8%
                          ---------- ---------- ----------  ----------- ----------
SOUTHEAST REGION
Orlando area market               12  1,843,907        7.5% $ 6,987,188        7.7%
Memphis area market                1    336,080        1.4      795,326        0.9
Atlanta area market                9    941,401        3.8    3,174,011        3.5
Charlotte area market              3    359,530        1.5    1,304,226        1.4
Other area markets                 1    160,000        0.7      671,386        0.8
                          ---------- ---------- ----------  ----------- ----------
 Subtotal Southeast
 Region                           26  3,640,918       14.9% $12,932,137       14.3%
                          ---------- ---------- ----------  ----------- ----------
NORTHEAST REGION
Boston area market                 3    208,197        0.8  $ 1,086,841        1.2%
New York/New Jersey area
 market                           16  3,366,643       13.8   13,368,714       14.8
Baltimore/Washington,
 D.C. area market                 10    882,170        3.6    4,304,701        4.7
Harrisburg area market             4    872,200        3.6    2,987,656        3.3
                          ---------- ---------- ----------  ----------- ----------
Subtotal Northeast
 Region                           33  5,329,210       21.8% $21,747,912       24.0%
                          ---------- ---------- ----------  ----------- ----------
 Total                           171 24,465,071      100.0% $90,592,173      100.0%
                          ========== ========== ==========  =========== ==========

-------
(1) References to specific cities include suburban portions of the relevant metropolitan areas.

The Company offers a broad spectrum of industrial property types to meet the diverse needs of its tenants. The Company classifies its properties into three general categories: bulk distribution properties, multitenant distribution properties and workspace properties (light assembly and flex/R&D). The fol-lowing table provides information concerning the general characteristics and the Company's holdings of each of these property types as of June 30, 1998.

                        -------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET          ANNUALIZED NET RENT
                                                   ---------------------- -----------------------------------
 PROPERTY                                                           % OF                           PER LEASED
 TYPE                   PROPERTY CHARACTERISTICS         NUMBER    TOTAL       AMOUNT % OF TOTAL  SQUARE FOOT
 --------               ------------------------   ------------ --------- ----------- ----------  -----------
 Bulk                   Buildings configured for
 Distribution           large tenants (generally
                        at least 100,000 square
                        feet; building depths of
                        240 feet or more)            12,654,182     51.7% $39,995,797       44.2%       $3.29
 Multitenant            Buildings configured for
 Distribution           multitenant use
                        (generally tenant sizes
                        of 10,000-100,000 square
                        feet; building depths of
                        less than 240 feet)           7,396,719     30.3   26,772,443       29.5         3.78
 Workspace              Light assembly and
                        flex/R&D (generally
                        tenant sizes of 3,000-
                        70,000 square feet)           4,414,170     18.0   23,823,933       26.3         5.56
                                                   ------------ --------- ----------- ----------  -----------
 Total/weighted average                              24,465,071   100.0%  $90,592,173     100.0%        $3.85
                                                   ============ ========= =========== ==========  ===========

The Company's principal growth strategy is to acquire modern, high-quality industrial properties in attractive submarkets within the markets it currently serves. Cabot Partners completed the acquisition of approximately $251 million and $191 million of industrial properties on behalf of its clients in 1995 and 1996, respectively, and acquired approximately $275 million of industrial prop-erties on behalf of its clients in 1997. During 1997, Cabot Partners also nego-tiated the contribution to the Company in the Formation Transactions of approx-imately $270 million of industrial properties not previously owned by its advi-sory clients. During the six months ended June 30, 1998, the Company acquired 49 properties (21 of which properties were identified in its prospectus dated January 30, 1998). As of August 14, 1998, the Company has contracts to purchase 12 additional properties for an aggregate purchase price of approximately $65 million.

The senior management of the Company has an average of approximately 18 years of experience in the real estate industry and beneficially owns 3.9% of the Company's common equity as of June 30, 1998, assuming all outstanding Units not held by the Company are exchanged for Common Shares on a one-for-one basis. Members of the Company's senior management have worked together since 1987 as the executive officers of Cabot Partners and, previously, Cabot Advisors. Cabot Advisors was founded as an affiliate of CC&F, a nationwide real estate develop-ment, investment, construction and management firm established in 1904. CC&F pioneered the development of large-scale planned industrial parks. In 1990, Ferdinand Colloredo-Mansfeld, the Chief Executive Officer of Cabot Partners, who was also the Chief Executive Officer of CC&F from 1976 to 1989, and other senior managers of CC&F formed Cabot Partners as a separate entity to purchase the real estate advisory and management business of Cabot Advisors. Cabot Part-ners was established as a registered investment advisor to provide real estate investment services primarily to public and private pension funds and others.

The Company is organized as a REIT under the laws of Maryland and expects to qualify as a REIT for federal income tax purposes. See "Federal Income Tax Con-siderations." The Company's principal executive offices are located at Two Center Plaza, Suite 200, Boston, Massachusetts 02108, and its telephone number is (617) 723-0900.

INDUSTRIAL REAL ESTATE BUSINESS

Attractive Real Estate Sector

The industrial sector of the real estate market has historically generated a high level of cash income and attractive annual rates of return as compared with other types of real estate investments. Industrial properties tend to be less costly to manage and require lower amounts of capital expenditures and tenant-specific improvement costs. Such properties provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. Industrial properties also generally require shorter development periods as compared with other commercial property types, such as office buildings, which enables better balancing of supply and demand for such properties and reduces risk of overbuilding.

Strong Demand

The Company believes that, at least for the near term, the demand for desir-able, well-located industrial properties will continue due to the following factors: (i) increasing consumption on a per capita basis, coupled with popula-tion growth, (ii) business' increasing need for efficient inventory management,
(iii) growing international trade, and (iv) the growing significance of smaller business establishments which are increasingly looking for efficient and flex-ible work space in well located, suburban industrial parks. The Company believes that much of the available supply of industrial property is function-ally obsolete and is at a significant competitive disadvantage to modern, well-designed types of facilities. Older facilities often do not have the modern design configurations required to satisfy current truck handling and efficiency standards of major distributors and third-party logistics companies.

Industry Consolidation

The historically fragmented industrial real estate business is being reshaped by strong pressures toward consolidation resulting from the substantial advan-tages enjoyed by large, integrated and well capitalized firms over local owners and developers. These advantages include professional management, greater access to public and private capital, economies of scale and greater opportuni-ties to increase revenue by serving the changing needs of industrial space users. In addition, there is an increasing trend toward securitization of real estate holdings as institutional real estate investors shift from direct pri-vate ownership to indirect public ownership of real estate. The Company believes that both of these trends provide substantial opportunities for pub-licly held real estate companies that have the managerial and financial resources to maintain an active acquisition and development program.

Diverse Tenant Needs

Different types of industrial space users have significantly different property and space requirements. Large national and major regional distributors gener-ally require efficient, well-located bulk distribution properties. These prop-erties offer the advantages of predictable incomes, less costly management operations and additional growth opportunities through targeted marketing of additional sites to large national companies having space requirements in mul-tiple locations, as well as rental growth resulting from favorable supply and demand factors. Smaller companies generally demand more flexible work space, including light assembly facilities and flex/R&D space. While these properties are generally more costly to manage, the Company believes that such properties offer the prospect of higher current returns because the users of such space are location sensitive and less inclined to move if the properties they occupy are well located and managed. Moreover, the Company believes that continued employment growth resulting from smaller companies will result in strong demand in the near future for these workspace properties.

BUSINESS STRATEGIES

The Company's fundamental business objective is to maximize the total return to its shareholders through growth in its cash available for distribution per Common Share and in the value of its portfolio of industrial properties and its operations. The Company believes that it is well positioned to take advantage of the opportunities presented by today's changing industrial real estate mar-kets through the business strategies and operations described below.

Leveraging Substantial National Market Presence

The Company believes that having a substantial presence in targeted markets across the country will be an important factor in achieving future growth and its targeted returns on investment. The Company's substantial market presence in its principal markets provides significant strategic advantages. Foremost among these advantages is that the Company is well positioned to market its industrial space to national companies and third-party logistics companies who have space requirements in multiple markets. The Company has a national tenant marketing program that, in addition to the quality and attractive locations of the Prop-erties, emphasizes the advantages of dealing with a single source for a company's industrial space needs. These advantages include greater efficiency of lease negotiations and day-to-day property management, as well as better understanding of the tenants' current needs and prospective space requirements. Within each local market, having a substantial inventory of properties and sig-nificant leasing activities increases the Company's visibility to prospective tenants and enables the Company to establish strong relationships with leasing brokers and other local market participants. Such persons serve as sources of information and potential tenant referrals. In addition, larger inventories increase the Company's opportunities to relocate tenants to one or more of its other properties as their needs change. Critical mass also permits the Company to achieve the economies of scale necessary to support the management personnel and infrastructure needed to build long-term tenant relationships.

Serving a Variety of Tenants By Offering a Broad Spectrum of Industrial Property Types

The Company believes that its broad offering strategy provides complementary benefits in meeting the Company's growth objectives. Offering a broad spectrum of industrial property types and the Company's size enable it to provide better service, on a more cost-efficient basis, to national customers who often need various types of workspace properties, in addition to distribution space, for their local operations. At the same time, offering a variety of property types to smaller companies enables the Company to capture a larger share of the growth in its chosen industrial property markets. The Company's strategy of offering diverse property types also enables the Company to pursue opportuni-ties as they arise across industry segments by responding to shifts in demand at different stages of the economic cycle.

GROWTH STRATEGIES

The Company intends to achieve its growth objectives through a combination of property acquisitions, development and internal growth.

Acquisitions

The Company seeks to capitalize on its competitive advantages primarily by acquiring additional modern, high-quality properties in attractive submarkets within the industrial markets that it currently serves.

Investment Criteria. The Company follows a disciplined, value-oriented strategy in its property acquisitions. The Company seeks to acquire modern, cost-effi-cient buildings located in key national and regional distribution centers. The Company's investment considerations include (i) capitalization rates, (ii) eco-nomic fundamentals in the market, (iii) replacement costs, (iv) rent levels and trends, (v) construction quality and property condition, (vi) historical occu-pancy rates, (vii) access to transportation, (viii) proximity to housing, (ix) operating costs, (x) location in modern industrial parks and (xi) local crime rates.

Emphasis on Market Research. The Company's property acquisitions are based on extensive research in each targeted market regarding (i) economic and demo-graphic trends; (ii) the supply of and demand for industrial space in targeted sub-markets; (iii) existing and potential tenant space requirements; (iv) rent levels and trends; and (v) the physical characteristics of buildings within the market. The Company's research includes extensive in-market activity by Company employees, including physical site inspections and continuing contacts with leasing brokers and other active participants in the local markets. The Company has compiled the results of its extensive research over the years into a pro-prietary database, which is updated periodically, covering each market and submarket in which it has invested or that it has targeted. The database con-tains computerized profiles, keyed to Company-prepared aerial maps of the Company's properties and each of the buildings deemed most competitive to the Company's properties or attractive for acquisition. Such profiles include information regarding the building's age, physical characteristics (including overall dimensions, clear heights and truck court dimensions) and current tenant and lease information.

Diversification of Industrial Property Types. To date, the majority of the Company's properties (73.7% of the Properties based on Annualized Net Rents at June 30, 1998) have been bulk distribution and multitenant distribution facili-ties because of the opportunities for superior returns such properties have provided. While the Company expects that both types of properties will continue to be an important focus of its future acquisition program, the Company believes that workspace properties (light assembly and flex/R&D facilities) are also attractive in selected markets where they are in limited supply and strong demand exists. The Company has begun to increase its acquisitions of workspace properties, which represented approximately 26.3% of its Properties (based on Annualized Net Rents) at June 30, 1998.

Relationships with Institutional Real Estate Investors. Over the ten years pre-ceding the Company's formation, Cabot Partners' operations had been focused on serving public and private pension funds and other institutional real estate investors in connection with investments in and management of industrial real estate. This has provided the Company's management with an extensive knowledge of and, the Company believes, a favorable reputation with such investors. The Company believes that it will benefit from its relationships with these investors through further acquisitions as they increasingly seek to securitize their direct real estate investments.

Capital and UPREIT Structure. The Company intends to exploit its relatively unleveraged capital structure and substantial equity base in its acquisition and future development activities. At June 30, 1998, the Company had approxi-mately $17.5 million of long term debt secured by real estate assets, $68 mil-lion of long term unsecured debt outstanding under its $325 million Acquisition Facility, approximately $5.4 million of available cash and a Debt-to-Total Market Capitalization Ratio of 8.3%. The Company's Acquisition Facility enables it to move quickly in completing proposed property acquisitions. The Company believes that its ability to do so enhances its credibility with potential property sellers. The Company's UPREIT structure, which enables it to acquire industrial properties on a non-cash basis by exchanging Units in the Operating Partnership for properties in a tax-deferred manner, provides an attractive alternative to a taxable cash sale for tax paying property owners. See "-- Financial Strategies" below.

Internal Growth

The Company's primary internal growth strategy is to increase the cash flow generated by its Properties, and from properties that it acquires in the future, by renewing or replacing expiring leases with new leases at higher rental rates and through rent increase provisions in its leases. In addition, the Company intends to work actively to (i) maintain its historically high occupancy levels by retaining existing tenants, thereby minimizing "down time" and re-leasing costs, (ii) improve the occupancy levels of any newly acquired properties that have lower occupancy levels than the Company typically expects from its existing properties, (iii) capitalize on economies of scale arising from the size of its portfolio of properties, and (iv) control costs. The Com-pany also seeks internal growth through converting its properties to more intensive, higher margin uses if and to the extent that suitable opportunities to do so arise.

Development

The Company's senior management has extensive real estate development experi-ence, including experience derived from the industrial park development activi-ties of CC&F. The Company is engaging its existing tenants in discussions about future space needs and believes that financially attractive build-to-suit opportunities from its tenant base may be available over time. The Company also believes that in select target markets there are attractive opportunities for new development with potentially greater returns than those available from the purchase of existing stabilized properties, and is pursuing a development pro-gram where such opportunities exist. The Company pursues its development activ-ities by engaging local or regional builders with whom it has established strong relationships. As of July 31, 1998, the Company had approved 9 develop-ment projects with total projected development costs of approximately $70 mil-lion, of which development agreements for approximately $29 million of projects had been entered into with builders as of that date. The projects are located in seven of the Company's existing markets and involve construction of each of the Company's principal property types. The Company intends to continue pur-suing a policy of geographic and property type diversity in its development activities and expects that its development projects will generally involve individual project development costs ranging from $5 million to $15 million. In the future, the Company intends to expand its in-house development staff as the Company's development activities increase.

OPERATIONS

Real Estate Operations. The Company's property management functions with respect to its own properties include strategic planning and decision making, centralized leasing activities and other property management activities. The Director of Real Estate Operations and the Company's regional asset managers, all of whom are located in the Company's Boston headquarters, oversee property management activities relating to the Company's properties, which include con-trolling capital expenditures and expenses that are not reimbursable by ten-ants, making regular property inspections, overseeing rent collections and cost control and planning and budgeting activities. Tenant relations functions, including monitoring of tenant compliance with their property maintenance obli-gations and other lease provisions, had been handled by in-house personnel for most of the properties under Cabot Partners' management located in its North-east Region and by third-party building managers for most other properties under its management. The Company has internalized such tenant relations func-tions by opening local offices in Chicago, Cincinnati, Dallas, Los Angeles and Orlando, and as a result of which approximately 75% of the Company's Properties (based on rentable square feet) at June 30, 1998 have internalized building management.

Leasing. The Company's leasing activities are the primary responsibility of the Company's Director of Leasing, who reports to the Director of Real Estate Oper-ations. The Director of Leasing leads the negotiation of most leases with major tenants and oversees all other leasing negotiations. Smaller tenant leasing and marketing efforts are typically handled by the Company's regional asset manag-ers, working with local leasing brokers and under the overall direction of the Director of Leasing. The Company believes that centralizing its leasing activi-ties provides greater coordination and control of its leasing strategy. The Company seeks to maximize rental income by working actively to retain existing tenants and by aggressively marketing space for which tenant renewals are not obtained. The Company takes an active approach to managing its lease portfolio, typically preparing its renewal or releasing strategy 24 months prior to sched-uled lease expiration dates and entering into discussions with tenants well in advance of such dates. The Company also seeks to stagger lease termination dates so as to minimize the possibility of large blocks of space becoming vacant at the same time.

National Marketing. The Company has a national tenant marketing program which emphasizes the advantages of dealing with a single source supplier of indus-trial space for industrial space needs across the country and the flexibility in structuring lease maturities and other terms that the Company is able to offer.

Service Orientation. The Company has continued Cabot Partners' emphasis on pro-viding high-quality service to its tenants. Examples of such service include promptly addressing tenant concerns, determining and regularly reassessing tenant space requirements and engaging in cooperative cost reduction efforts with or for the benefit of tenants. As part of its ongoing program of building mutually beneficial long-term tenant relationships, the Company's regional asset managers meet with tenants frequently to supplement the day-to-day activ-ities of the Company's building managers. The Company believes that the quality of its tenant services is evidenced by its high tenant retention rates.

Financial and Cost Controls. The Company maintains strict financial and cost controls in administering its asset/property management operations. These include (i) close monitoring and active collection of rents and tenant expense reimbursements, (ii) use of competitive bidding procedures for all maintenance and other material expenses and for capital expenditures, (iii) regular real estate tax assessment appeals where warranted, (iv) approval of all nonreimbursable expenses and capital expenditures by the Company's regional managers and (v) active lease administration, including close monitoring of tenants' compliance with their lease responsibilities. The Company also requires extensive planning and budgeting activities for each of its properties using a standardized, zero-basis budgeting format in an annual process that is updated quarterly and is coordinated by the Director of Real Estate Operations. The results of this budgeting process are then incorporated into the Company's overall budgeting and planning process.

THIRD-PARTY INVESTMENT MANAGEMENT

The Management Company provides investment advisory and management services to the former clients of Cabot Partners which elected not to contribute some or all of their industrial properties to the Company. On a pro forma basis for the six months ended June 30, 1998, the Management Company would have generated pro forma net income of less than 2% of the Company's pro forma net income. The Management Company does not provide services relating to any industrial real estate acquisition or development activities that would conflict with the Company's own acquisition and development activities. The Company believes that its investment in the Management Company will help it achieve economies of scale with its property management systems, increase market penetration and provide access to further acquisition opportunities.

FINANCIAL STRATEGIES

The Company's financial strategy is to minimize its cost of capital by main-taining adequate working capital and conservative debt levels. As of June 30, 1998, the Company's Debt-to Total Market Capitalization Ratio was 8.3%. The Company intends to operate with a Debt-to-Total Market Capitalization Ratio that generally will not exceed 40%, although the Company's Declaration of Trust and By-laws do not impose any limit on the incurrence of debt.

The Company has obtained an Acquisition Facility from Morgan Guaranty Trust Company of New York, as lead agent for a syndicate of banks, under which the Company is permitted to borrow up to $325 million on a revolving credit basis. As of June 30, 1998, the Company had $68 million outstanding under the Acquisi-tion Facility. The Acquisition Facility is expected to be used primarily in connection with the acquisition of additional properties.

The Company believes that the size and diversity of its portfolio of properties provides it with access to the public debt and equity markets which are not generally available to smaller, less diversified property owners. The Company also believes that its UPREIT structure enables it to acquire industrial prop-erties in exchange for Units in the Operating Partnership, thereby reducing its need to incur indebtedness to support future acquisitions. Contributions of properties to the Operating Partnership by the owners thereof in exchange for such Units, if properly structured, permit the transferring property owner to defer recognition, for federal income tax purposes, of gains realized on such transactions and thereby provide attractive alternatives to a cash sale for property owners.

             PRICE RANGE OF COMMON SHARES AND DISTRIBUTION HISTORY

The Common Shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "CTR." On August 10, 1998, the last reported sales price per Common Share on the NYSE was $19.875. As of August 10, 1998, there were approximately 1,427 beneficial holders of the Common Shares. The following table sets forth the high and low closing sales prices per Common Share reported on the NYSE for the periods indicated.

1998                                                              HIGH      LOW
----                                                          -------- --------
First Quarter (from January 30).............................. $23.8125 $20.875
Second Quarter...............................................  24.25    19.9375
Third Quarter (through August 10)............................  22.1875  17.75

On April 8, 1998, the Board of Trustees of the Company declared a distribution of $.202 per Common Share, which was paid on April 30, 1998 to shareholders of record as of April 22, 1998. A corresponding distribution of $.202 per Unit was concurrently declared and paid on the outstanding Units of the Operating Part-nership. These distributions covered the period from February 4, 1998 through March 31, 1998 and were based on the Company's current intended distribution rate of $.325 per Unit or Common Share, as applicable, for a full quarter.

On June 11, 1998, the Board of Trustees declared a distribution of $.325 per Common Share and per Unit, which was paid on July 30, 1998 to holders of record as of July 10, 1998.

The Company intends to continue to make regular quarterly cash distributions to the holders of Common Shares and Units at the current quarterly rate of $.325 per Common Share, or $1.30 per year, through at least the remainder of 1998 unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in calculating the estimate of its cash available for distribution. Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual cash available for distribution, the Company's financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Consequences--Taxation of the Company--Annual Distribution Requirements") and such other factors as the Board of Trustees deems relevant. See "Risk Factors--Risk of Inability to Sustain Distribution Level" and "Possible Changes in Policies Without Shareholder Approval; No Limi-tation on Debt."

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of June 30, 1998. The information set forth in the table should be read in conjunction with the combined historical and pro forma financial statements of the Company and notes thereto included elsewhere in this Prospectus and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                -------------
                                                                        AS OF
                                                                JUNE 30, 1998
Dollars in thousands                                            -------------
Mortgage debt                                                        $ 17,533
Unsecured debt                                                         68,000
Limited Partners' Interest in Operating Partnership                   476,722
Shareholders' equity:
  Common shares, $.01 par value; 150,000,000 shares authorized;
   18,586,764 shares issued and outstanding(1)                            186
  Additional paid-in capital                                          349,264
  Retained Earnings                                                     5,804
                                                                -------------
    Total shareholders' equity                                        355,254
                                                                -------------
    Total capitalization                                             $917,509
                                                                =============

-------
(1) Does not include Common Shares reserved for issuance upon (i) possible exchange of 24,928,603 Units issued and outstanding (the issuance of which would reduce Limited Partners' Interest in the Operating Partnership), or (ii) 2,142,000 Common Shares subject to options granted pursuant to the Company's Long Term Incentive Plan (see "Management--Long Term Incentive Plan").

                             CABOT INDUSTRIAL TRUST

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

The pro forma condensed combined statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 have been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Prop-erty Group, (B) the New Investors Property Group and (C) the Properties acquired during the year ended December 31, 1997, (ii) the other Formation Transactions, (iii) the Properties acquired by the Company during the six months ended June 30, 1998, (iv) the use of a portion of the net proceeds of the IPO and the Concurrent Placement described elsewhere herein to repay indebtedness and (v) certain other adjustments, as if each of such contribu-tions, transactions and adjustments had occurred on January 1, 1997.

In the opinion of management, the pro forma condensed combined financial state-ments include all adjustments necessary to reflect the effects of the foregoing transactions and adjustments. The pro forma statements are unaudited and are not necessarily indicative of what the Company's financial position would have been or the combined results of the Company's operations that would have been obtained if the transactions and adjustments reflected therein had been consum-mated on the dates indicated, or on any particular date in the future, nor do they purport to represent the financial position, results of operations or changes in cash flows of the Company as of any future date or for any future period.

                             CABOT INDUSTRIAL TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                               PRE-
                                                                                                IPO
                                                                                              CABOT
                                           EXISTING         NEW                          INDUSTRIAL
                       CABOT              INVESTORS   INVESTORS        OTHER                  TRUST
                  INDUSTRIAL        CABOT  PROPERTY    PROPERTY    FORMATION                    PRO
                       TRUST  PARTNERS(B)  GROUP(B) GROUP(A)(B) TRANSACTIONS                  FORMA  ACQUISITIONS(K)
                  ----------  ----------- --------- ----------- ------------             ----------  ---------------
REVENUES
Rental              $ 35,655       $   --    $3,849      $2,460      $    23(J)            $ 41,987           $5,671
Tenant
 reimbursements        5,237           --       832         216           --                  6,285              952
Other                     --           --         2           2           --                      4              104
Advisory fee
 income                  161        2,542        --          --       (2,542)(E)                161               --
Advisory fee
 income
 associated with
 the Existing
 Investors
 Property Group           --          241        --          --         (241)(D)                 --               --
Interest                 561           --         6           7           --                    574               --
                    --------       ------    ------      ------      -------               --------           ------
 Total Revenues       41,614        2,783     4,689       2,685       (2,760)                49,011            6,727
                    --------       ------    ------      ------      -------               --------           ------
EXPENSES
Real estate
 taxes                 4,742           --       823         183           --                  5,748              733
Property
 operating             2,516           --       557         213          (28)(D)              3,258              496
Advisory fees             --           --       173          91         (264)(D)                --                --
General and
 administrative        2,790          603        --          --         (307)(D),(E)          3,086               --
Interest                 952           --       344          --         (193)(F)              1,103            3,012 (M)
Depreciation and
 amortization          8,246          853     1,040         622         (784)(G),(H),(I)      9,977            1,201
                    --------       ------    ------      ------      -------               --------           ------
Total Expenses        19,246        1,456     2,937       1,109       (1,576)                23,172            5,442
                    --------       ------    ------      ------      -------               --------           ------
Net income
 before Minority
 Interest             22,368        1,327     1,752       1,576       (1,184)                25,839            1,285
Minority
 Interest            (12,809)          --        --          --       (6,190)               (18,999)            (736)
                    --------       ------    ------      ------      -------               --------           ------
Net income          $  9,559       $1,327    $1,752      $1,576      $(7,374)              $  6,840           $  549
                    ========       ======    ======      ======      =======               ========           ======
Net income per
 common share
Weighted average
 common shares
 outstanding
                  --------------------------
                         IPO          CABOT
                         AND     INDUSTRIAL
                  CONCURRENT          TRUST
                   PLACEMENT      PRO FORMA
                  -------------- -----------
REVENUES
Rental                $   --     $   47,658
Tenant
 reimbursements           --          7,237
Other                     --            108
Advisory fee
 income                   --            161
Advisory fee
 income
 associated with
 the Existing
 Investors
 Property Group           --             --
Interest                  --            574
                  -------------- -----------
 Total Revenues           --         55,738
                  -------------- -----------
EXPENSES
Real estate
 taxes                    --          6,481
Property
 operating                --          3,754
Advisory fees             --            --
General and
 administrative           93 (L)      3,179
Interest                (106)(F)      4,009
Depreciation and
 amortization             --         11,178
                  -------------- -----------
Total Expenses           (13)        28,601
                  -------------- -----------
Net income
 before Minority
 Interest                 13         27,137
Minority
 Interest              4,189        (15,546)
                  -------------- -----------
Net income            $4,202     $   11,591
                  ============== ===========
Net income per
 common share                    $      .62
                                 ===========
Weighted average
 common shares
 outstanding                     18,586,764
                                 ===========

                             CABOT INDUSTRIAL TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                         PRE-
                                                                                                          IPO
                                                                                                        CABOT
                                       EXISTING       NEW                                          INDUSTRIAL
                       CABOT          INVESTORS INVESTORS                        OTHER                  TRUST
                  INDUSTRIAL    CABOT  PROPERTY  PROPERTY            1997    FORMATION                    PRO
                       TRUST PARTNERS     GROUP  GROUP(A) ACQUISITIONS(C) TRANSACTIONS                  FORMA  ACQUISITIONS(K)
                  ---------- -------- --------- --------- --------------- ------------             ----------  ---------------
REVENUES
Rental                $   --   $   --   $33,417   $28,518          $6,525     $  1,074 (J)            $69,534          $22,308
Tenant
 reimbursements           --       --     6,388     2,045             970           --                  9,403            3,330
Other                     --       --       611       148              --           --                    759              197
Advisory fee
 income                   --    6,235        --        --              --       (6,214)(E)                 21               --
Advisory fee
 income
 associated with
 the Existing
 Investors
 Property Group           --    2,845        --        --              --       (2,845)(D)                 --               --
Interest                  --       --       138       103              --           --                    241               --
                      ------   ------   -------   -------          ------     --------                -------          -------
Total Revenues            --    9,080    40,554    30,814           7,495       (7,985)                79,958           25,835
                      ------   ------   -------   -------          ------     --------                -------          -------
EXPENSES
Real estate
 taxes                    --       --     5,932     2,660           1,004           --                  9,596            2,724
Property
 operating                --       --     2,743     2,753             743         (112)(D)              6,127            1,743
Advisory fees             --       --     1,529     2,887              --       (4,416)(D)                 --               --
General and
 administrative           --    7,045        --        --              --       (3,629)(D),(E)          3,416               --
Interest                  --       --     2,134        --              --         (570)(F)              1,564            7,696 (M)
Depreciation and
 amortization             --      977     8,953     7,268           1,370          516 (G),(H),(I)     19,084            5,530
                      ------   ------   -------   -------          ------     --------                -------          -------
 Total Expenses           --    8,022    21,291    15,568           3,117       (8,211)                39,787           17,693
                      ------   ------   -------   -------          ------     --------                -------          -------
Net income
 before minority
 interest                 --    1,058    19,263    15,246           4,378          226                 40,171            8,142
Minority
 interest                 --       --        --        --              --      (29,538)               (29,538)          (4,665)
                      ------   ------   -------   -------          ------     --------                -------          -------
Net income            $   --   $1,058   $19,263   $15,246          $4,378     $(29,312)               $10,633          $ 3,477
                      ======   ======   =======   =======          ======     ========                =======          =======
Net income per
 common share
Weighted average
 common shares
 outstanding
                  ---------------------------
                         IPO           CABOT
                         AND      INDUSTRIAL
                  CONCURRENT           TRUST
                   PLACEMENT       PRO FORMA
                  -------------- ------------
REVENUES
Rental                $   --     $    91,842
Tenant
 reimbursements           --          12,733
Other                     --             956
Advisory fee
 income                   --              21
Advisory fee
 income
 associated with
 the Existing
 Investors
 Property Group           --              --
Interest                  --             241
                  -------------- ------------
Total Revenues            --         105,793
                  -------------- ------------
EXPENSES
Real estate
 taxes                    --          12,320
Property
 operating                --           7,870
Advisory fees             --              --
General and
 administrative        1,000 (L)       4,416
Interest              (1,133)(F)       8,127
Depreciation and
 amortization             --          24,614
                  -------------- ------------
 Total Expenses         (133)         57,347
                  -------------- ------------
Net income
 before minority
 interest                133          48,446
Minority
 interest              6,450         (27,753)
                  -------------- ------------
Net income            $6,583     $    20,693
                  ============== ============
Net income per
 common share                    $      1.11
                                 ============
Weighted average
 common shares
 outstanding                      18,586,764
                                 ============

                             CABOT INDUSTRIAL TRUST

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

New Investors Property Group
(A) The New Investors Property Group is the combination of the financial infor-mation for the following Contributing Investors whose financial statements are included elsewhere in this Prospectus:

    Orlando Central Park and 500 Memorial Drive
    Knickerbocker Properties, Inc. II
    Pennsylvania Public School Employes' Retirement System Industrial Prop-erties Portfolio
    Prudential Properties Group
    West Coast Industrial, LLC
    The 4 B's

(B) Reflects actual operations for the period from January 1, 1998 through Feb-ruary 3, 1998.

Acquisitions during the year ended December 31, 1997

(C) To reflect the operations and the depreciation expense for the pro forma condensed combined statement of operations for the year ended December 31, 1997: for the period from January 1, 1997 through the date of acquisition for the following Properties acquired in 1997:

                                             ------------------
      ACQUIRED PROPERTY                      DATE ACQUIRED
      -----------------                      ------------------
      South 55th Avenue, Phoenix, AZ         March 27, 1997
      North 47th Avenue, Phoenix, AZ         March 27, 1997
      South Rockefeller Avenue, Ontario, CA  July 17, 1997
      Huntwood Avenue, Hayward, CA           September 12, 1997
      Diplomat Drive, Carrollton, TX         September 19, 1997
      Remington Street, Bolingbrook, IL      October 7, 1997
      Ambassador Road, Naperville, IL        October 9, 1997
      Luna Road, Carrollton, TX              October 17, 1997
      Herrod Boulevard, South Brunswick, NJ  October 22, 1997
      Blue Ash, OH                           December 18, 1997

Other Formation Transactions

(D) To eliminate advisory fee revenues of Cabot Partners and the related advi-sory fee expense of the Existing Investors Property Group arising from Advisory Contracts which were terminated as a part of the Formation Transactions and to restate advisory fees paid by the New Investors Property Group to third parties as general and administrative expenses of the Company using an estimate of the cost to manage the real estate assets.

                             CABOT INDUSTRIAL TRUST

                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


(E) To reflect the effects of establishing the Company's investment in the Man-agement Company by reclassifying the associated revenues, operating expenses and amortization expense for the period from January 1, 1998 through February 3, 1998 and the year ended December 31, 1997. The pro forma operations of the Management Company and the Company's share of the Management Company's net income, based upon its 95% economic interest, are as follows:

                                                  -------------------------
                                                   JANUARY 1,
                                                         1998
                                                      THROUGH    YEAR ENDED
                                                  FEBRUARY 3,  DECEMBER 31,
                                                         1998          1997
                                                  -----------  ------------
       Advisory fee revenues                             $432        $4,956
       General and administrative expenses               (343)       (4,056)
       Amortization expense                               (89)         (864)
                                                  -----------  ------------
       Income before income taxes                         --             36
       Income tax (assumed effective tax rate of
        40%)                                              --            (14)
                                                  -----------  ------------
       Net income                                         --             22
                                                  -----------  ------------
       Company's share of net income                     $--         $   21
                                                  ===========  ============

Advisory fee revenues consist of actual fees earned by Cabot Partners during the period from January 1, 1998 through February 3, 1998 and the year ended December 31, 1997 from the assets not owned by the Existing Investors except that revenues related to acquisitions and dispositions are excluded because such fees will no longer be earned by the Management Company.

General and administrative expenses consist of direct and indirect costs allo-cated by the Company to the Management Company. Such indirect costs have been allocated based upon the percentage of total assets expected to be managed by the Management Company. Costs related to acquisitions have been reclassed to general and administrative costs of the Company, since acquisition activities will be performed by the Company.

(F) To reflect the reduction of interest expense associated with the repayment of mortgage debt with a portion of the net proceeds of the IPO and the Concur-rent Placement and the conversion to equity of related party indebtedness.

(G) To eliminate deferred loan cost amortization of $6 for the period from Jan-uary 1, 1998 through February 3, 1998 and $75 for the year ended December 31, 1997 historically recognized by Existing Investors Property.

(H) To fully amortize in 1997 the unamortized intangible assets of Cabot Part-ners ($764 in the year ended December 31, 1997); to eliminate the historical amortization related to the Advisory Contracts which have been terminated as a result of a sale of the underlying properties or as part of the Formation Transactions ($9 and $113 for the period from January 1, 1998 through February 3, 1998 and the year ended December 31, 1997, respectively), and to reclassify to the Management Company $89 and $864 for the period from January 1, 1998 through February 3, 1998 and the year ended December 31, 1997, respectively.

                             CABOT INDUSTRIAL TRUST

                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(I) The depreciation adjustment for the period from January 1, 1998 through February 3, 1998 and the year ended December 31, 1997, respectively, includes the following:

                                                                     ---------
       Issuance of 32,030,413 Common Shares and Units at $20.00 per
        Common Share/Unit to the Contributing Investors for equity
        interests in real estate assets                              $ 640,608
       Plus: Mortgage debt assumed                                      18,433
       Other acquisition costs and liabilities assumed                   8,713
       Less: Historical net book value of Properties and other
        acquired assets                                               (632,029)
                                                                     ---------
       Cost of assets acquired in excess of historical book value       35,725
       Less: Portion allocated to land, estimated at 10%                (3,573)
                                                                     ---------
                                                                     $  32,152
                                                                     =========
       Depreciation expense based on a weighted average estimated useful life of 40 years--
       For the period from January 1, 1998 through February 3, 1998  $      75
                                                                     =========
       For the year ended December 31, 1997                          $     804
                                                                     =========

(J) To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the transactions closed on January 1, 1997.

                             CABOT INDUSTRIAL TRUST

                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


Acquisitions during the six months ended June 30, 1998

(K) To reflect the operations and the depreciation expense for the period from January 1, 1998 through the date of acquisition and the year ended December 31, 1997 for the Properties acquired by the Company during the six months ended June 30, 1998, as follows:

                      ------------------------------------------------------------------
                                                                                EXPECTED
                      NUMBER OF                                       SQUARE ACQUISITION
PROPERTY LOCATION     BUILDINGS BUILDING TYPE                           FEET        COST
-----------------     --------- ---------------------------------- --------- -----------
Grapevine, TX               2/1 Bulk Distribution/Workspace        1,182,361    $ 51,734
Mira Loma, CA,
 Dacula, GA,
 Mechanicsburg, PA            3 Bulk Distribution                    916,603      34,520
Mechanicsburg, PA             2 Bulk Distribution                    494,400      17,118
San Diego, CA                 1 Bulk Distribution                    220,000      10,898
Orlando, FL                   4 Workspace                            213,430      11,053
Tucker, GA                    3 Workspace                            134,163       5,575
Atlanta, GA                   2 Workspace                            128,000       5,363
Florence, KY                  2 Workspace                             61,555       4,054
Tempe, AZ                     1 Workspace                             81,817       3,319
Phoenix, AZ                   1 Multitenant Distribution             144,592       4,016
Tolleson, AZ                  1 Bulk Distribution                    278,142       6,815
Mounds View, MN             1/3 Multitenant Distribution/Workspace   320,328      20,242
Mt. Prospect, IL              1 Workspace                             57,150       4,872
Kennesaw, GA                  2 Workspace                            121,384       5,802
Sun Valley, CA                1 Bulk Distribution                    181,670       9,770
Otay Mesa, CA                 2 Workspace                            123,136       7,752
Ontario, CA                   2 Multitenant Distribution             161,180       6,310
Mt. Prospect, IL              1 Workspace                             43,250       3,617
Cincinnati, OH                2 Bulk Distribution                    403,406      12,320
Plano, TX                     2 Multitenant Distribution             206,939       8,393
Huntington Beach, CA          1 Workspace                            125,000       7,960
Piscataway, NJ                1 Workspace                            101,553       4,081
Phoenix, AZ                   1 Multitenant Distribution              89,423       6,744
Simi Valley, CA               6 Workspace                            112,271       8,735
                      ---------                                    --------- -----------
                             49 Total Acquisitions                 5,901,753    $261,063
                      =========                                    ========= ===========

IPO

(L) To reflect additional general and administrative expenses expected to be incurred on an annual basis, as a result of reporting as a public company, as follows:

                                            ---------
          Legal, audit and tax services     $     350
          Printing and mailing                    350
          Directors and officers insurance        100
          Investor relations                       50
          Other                                   150
                                            ---------
           Totals                           $   1,000
                                            =========

(M) To recognize interest expense associated with the assumption of $12,453 of debt and the assumed borrowings under the Acquisition Facility necessary for the property acquisitions discussed in Note K.

                            CABOT INDUSTRIAL TRUST

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

  Pro Forma Condensed Combined Statement of Operations Adjustment Summary:

                                                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                  -------------------------------------------------------------------------------------------------------------
                        NOTE D            NOTE D         NOTE E             NOTE G          NOTE H         NOTE H        NOTE I
                  ------------  ----------------  -------------  ----------------- --------------- --------------  ------------
                     ELIMINATE                        ESTABLISH                          ELIMINATE FULLY AMORTIZE
                       RELATED           RESTATE      COMPANY'S                         HISTORICAL     INTANGIBLE
                  ADVISORY FEE          ADVISORY  INVESTMENT IN          ELIMINATE    AMORTIZATION      ASSETS OF
                       REVENUE  FEES PAID BY THE     MANAGEMENT      DEFERRED LOAN     OF ADVISORY CABOT PARTNERS  DEPRECIATION
                  AND EXPENSES     NEW INVESTORS        COMPANY  COST AMORTIZATION       CONTRACTS        IN 1997    ADJUSTMENT
                  ------------  ----------------  -------------  ----------------- --------------- --------------  ------------
Advisory fee
income                  $                  $            $(2,542)              $               $              $             $
Advisory fee
income
associated with
the Existing
Investors
Property Group            (241)
Operating
expenses                    28
Advisory fees              173                91
General and
Administrative              40               (76)           343
Depreciation and
amortization                                                 89                  6               9            755           (75)
                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                  -------------------------------------------------------------------------------------------------------------
                        NOTE D            NOTE D         NOTE E             NOTE G          NOTE H         NOTE H        NOTE I
                  ------------  ----------------  -------------  ----------------- --------------- --------------  ------------
                     ELIMINATE           RESTATE      ESTABLISH                          ELIMINATE
                       RELATED          ADVISORY      COMPANY'S          ELIMINATE      HISTORICAL FULLY AMORTIZE
                  ADVISORY FEE         FEES PAID  INVESTMENT IN           DEFERRED AMORTIZATION OF     INTANGIBLE
                       REVENUE            BY THE     MANAGEMENT          LOAN COST        ADVISORY      ASSETS OF  DEPRECIATION
                  AND EXPENSES     NEW INVESTORS        COMPANY       AMORTIZATION       CONTRACTS CABOT PARTNERS    ADJUSTMENT
                  ------------  ----------------  -------------  ----------------- --------------- --------------  ------------
Advisory fee
income               $               $                  $(6,214)       $                $               $              $
Advisory fee
income
associated with
the Existing
Investors
Property Group          (2,845)
Operating
expenses                   112
Advisory fees            1,529             2,887
General and
Administrative             484              (911)         4,056
Depreciation and
amortization                                                864                 75             113           (764)         (804)
                  --------
                    TOTAL
                  --------
Advisory fee
income            $(2,542)
Advisory fee
income
associated with
the Existing
Investors
Property Group       (241)
Operating
expenses               28
Advisory fees         264
General and
Administrative        307
Depreciation and
amortization          784
                  --------
                    TOTAL
                  --------
Advisory fee
income            $(6,214)
Advisory fee
income
associated with
the Existing
Investors
Property Group     (2,845)
Operating
expenses              112
Advisory fees       4,416
General and
Administrative      3,629
Depreciation and
amortization         (516)

                       SELECTED FINANCIAL AND OTHER DATA

Set forth below are selected historical financial and other data for (i) the Existing Investors Property Group, (ii) the real estate advisory business of Cabot Partners and (iii) the Company. The selected financial data presented below as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 in the case of both the Existing Investors Property Group and Cabot Partners, have been derived from Existing Investors Property Group combined financial statements and the Cabot Partners financial statements that have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included elsewhere in this Prospectus. This information should be read in conjunction with such financial statements and the notes thereto included elsewhere in this Prospectus. The selected financial data presented below as of December 31, 1995, 1994 and 1993 and for the years ended December 31, 1994 and 1993 for Cabot Partners are derived from the Cabot Partners financial statements and as of December 31, 1995 and 1994 and for the year ended December 31, 1994 for the Existing Investors Property Group are derived from Existing Investors Property Group combined financial statements and the notes thereto not included in this Prospectus which have been audited by Arthur Andersen LLP. The selected financial data presented below as of and for the year ended December 31, 1993 with respect to the Existing Investors Property Group and as of and for the six months ended June 30, 1998 for the Company have not been audited but, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly such information in accordance with GAAP applied on a consistent basis. Other Data (including Property data) for all periods and dates presented are unaudited and are derived from the unaudited financial and other records of Cabot Partners, the Existing Investors Property Group and the Company.

                             CABOT INDUSTRIAL TRUST
                       SELECTED FINANCIAL AND OTHER DATA

                             ------------------------------------------------------------------
                             SIX MONTHS ENDED
                                JUNE 30, 1998            YEARS ENDED DECEMBER 31,
                             ----------------  ------------------------------------------------
                                   COMPANY(1)      EXISTING INVESTORS PROPERTY GROUP(2)
                             ----------------  ------------------------------------------------
                                                   1997      1996      1995      1994      1993
In thousands                                   --------  --------  --------  --------  --------
   OPERATING DATA
Revenues                             $ 41,614  $ 40,554  $ 35,180  $ 28,794  $ 28,209  $ 25,252
Real estate tax expense                 4,742     5,932     5,037     3,979     3,769     5,144
Property operating
 expenses                               2,516     4,272     4,323     3,357     3,063     3,227
General and
 administrative expenses                2,790       --        --        --        --        --
Interest expense                          952     2,134     1,931     2,097     2,082     2,013
Depreciation and
 amortization expense                   8,246     8,953     7,966     7,118     6,606     6,111
                                     --------  --------  --------  --------  --------  --------
Operating income                       22,368    19,263    15,923    12,243    12,689     8,757
Gain on sale of
 properties                               --        --        --        --        186       --
                                     --------  --------  --------  --------  --------  --------
Net before Minority
 Interest                              22,368    19,263    15,923    12,243    12,875     8,757
Minority Interest                     (12,809)      --        --        --        --        --
                                     --------  --------  --------  --------  --------  --------
Net Income                           $  9,559  $ 19,263  $ 15,923  $ 12,243  $ 12,875  $  8,757
                                     ========  ========  ========  ========  ========  ========
Net income per share                 $    .51
                                     ========
Cash distributions paid
 per Common Share                    $   .202
                                     ========
                             ------------------------------------------------------------------
                                                            AS OF DECEMBER 31,
                                        AS OF  ------------------------------------------------
                                JUNE 30, 1998      EXISTING INVESTORS PROPERTY GROUP(2)
                             ----------------  ------------------------------------------------
                                      COMPANY      1997      1996      1995      1994      1993
In thousands                 ----------------  --------  --------  --------  --------  --------
BALANCE SHEET DATA
Rental properties
 (before accumulated
 depreciation)                       $917,720  $417,138  $336,836  $301,059  $250,387  $255,050
Rental properties, net                910,787   377,613   304,308   274,629   229,451   237,101
Total assets                          938,746   393,268   318,732   289,337   241,026   247,615
Unsecured borrowings                   68,000       --        --        --        --        --
Mortgage debt                          17,533    18,433    19,292    20,083    20,608    20,550
Limited Partners
 interest in Operating
 Partnership                          476,722       --        --        --        --        --
Owners' equity                        355,254   341,600   291,286   261,629   213,203   220,621
                             ------------------------------------------------------------------
                             SIX MONTHS ENDED
                                JUNE 30, 1998            YEARS ENDED DECEMBER 31,
                             ----------------  ------------------------------------------------
                                   COMPANY(1)      EXISTING INVESTORS PROPERTY GROUP(2)
                             ----------------  ------------------------------------------------
In thousands
except number of properties                        1997      1996      1995      1994      1993
and percentages                                --------  --------  --------  --------  --------
OTHER DATA
EBITDA(3)                            $ 31,566  $ 30,350  $ 25,820  $ 21,458  $ 21,377  $ 16,881
Funds From Operations(4)               30,604    28,141    23,809    19,298    19,193    14,764
Cash flows provided by
 (used in):
Operating activities                   37,854    28,153    25,695    19,401    17,552    17,471
Investing activities                 (253,940)  (81,834)  (39,074)  (53,868)    2,037   (17,393)
Financing activities                  221,471    54,000    13,204    35,680   (19,596)     (278)
Total rentable square
 footage of properties
 at end of period                      24,465    11,215     9,069     7,879     6,253     6,644
Number of properties at
 end of period                            171        79        67        61        53        57
Occupancy rate at end of
 period                                    96%       97%       92%       99%       90%       90%

-------
(1) Since the Company was formed in October 1997 and did not begin operations until February 4, 1998, the results for the six months ended June 30, 1998 rep-resent activity for 147 days only, and no comparison of results to a prior year six- month period is available.
(2) Represents historical combined financial and other data for the Existing Investors Property Group for the periods indicated. See Note (1) to Combined Financial Statements of the Existing Investors Property Group.
(3) EBITDA is computed as operating income before gain on sale of properties plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues, property operating expenses, real estate taxes and general and admin-istrative expenses should be considered. See "Management's Discussion and Anal-ysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest, as well as depreciation and amortization, each of which
                                                  (notes continued on next page)

CABOT PARTNERS(5)
-----------------                      -----------------------------------
                                            YEARS ENDED DECEMBER 31,
                                       -----------------------------------
                                         1997   1996   1995   1994    1993
In thousands                           ------ ------ ------ ------  ------
OPERATING DATA
Revenues                               $9,080 $7,908 $6,516 $4,159  $4,088
General and administrative expenses     7,045  5,888  5,069  4,267   4,074
Depreciation and amortization expense     977    419    453    474     480
Net income (loss)                       1,058  1,594  1,057   (536)   (428)
                                       -----------------------------------
                                               AS OF DECEMBER 31,
                                       -----------------------------------
                                         1997   1996   1995   1994    1993
In thousands                           ------ ------ ------ ------  ------
BALANCE SHEET DATA
Total assets                           $5,339 $6,075 $5,628 $4,300  $4,923
Total liabilities                         760    485    563    292     379
Total partners' capital                 4,579  5,590  5,065  4,008   4,544

                                   -------------------------------------------
                                          YEARS ENDED DECEMBER 31,
                                   -------------------------------------------
                                      1997     1996     1995     1994     1993
In thousands                       -------  -------  -------  -------  -------
OTHER DATA
Cash flows provided by (used in):
 Operating activities              $ 1,062  $ 1,283  $ 1,351  $   (12) $  (173)
 Investing activities                 (193)     113       (6)      40       25
 Financing activities               (2,069)  (1,069)     --       --       --
Assets under management(6)         861,000  979,000  778,000  515,000  472,000

-------
(notes continued from preceding page)
can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating performance. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be consid-ered as an alternative to net income as an indicator of a REIT's operating per-formance or to cash flows as a measure of liquidity.
(4) FFO represents net income before minority interest expense and extraordi-nary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions and gains from the sale of properties. In addition to cash flow and net income, management and industry analysts generally consider FFO to be an additional measure of the performance of an equity REIT because, together with net income and cash flows, FFO pro-vides investors with a basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distribu-tions to stockholders. FFO also does not represent cash generated from operat-ing, investing or financing activities as determined in accordance with GAAP. It should not be considered as an alternative to net income as an indicator of a REIT's operating performance or to cash flows as a measure of liquidity. Fur-ther, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper.
(5) Represents the historical financial and other data of Cabot Partners for periods prior to completion of the Formation Transactions.
(6) Based on the estimated fair market value of such assets as of the dates indicated.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts may be for-ward-looking statements within the meaning of Section 27A of the Securities Act. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. See "Risk Factors--Risks Associated with Reliance on Forward-Looking Statements."

GENERAL

The Company

The Company is a fully integrated, internally managed, real estate company formed to continue and expand the national real estate business of Cabot Part-ners. The Company is the result of combining the properties of the Contributing Investors and the advisory business of Cabot Partners contributed in the Forma-tion Transactions described in this Prospectus, the IPO and the Concurrent Placement and the use of the net proceeds therefrom to fund acquisitions and to repay indebtedness, and activity of the Company subsequent to the Formation Transactions. At June 30, 1998 the Company owned 171 Properties, 122 of which Properties were acquired in connection with the Formation Transactions and 21 of which Properties were acquired shortly after the IPO pursuant to contracts entered into in contemplation of the IPO. The Company's growth will be depen-dent upon its ability to acquire and develop additional Properties, attract low cost debt and equity capital and to increase the occupancy and rental rates of its properties.

Existing Investors Property Group

The Existing Investors Property Group referred to herein is not a separate legal entity and did not conduct operations as such for any period. References to the Existing Investors Property Group, and the combined financial statements and related notes thereto contained in this Prospectus, are intended to reflect, in accordance with the accounting requirements of the Commission and GAAP, the Properties contributed by the Contributing Investors that were actu-ally managed by Cabot Partners as of the dates indicated on a combined histor-ical basis. The New Investors Property Group operations, as well as the opera-tions of certain Properties acquired or to be acquired are presented separately in the other financial statements included in this Prospectus.

The timing and amount of funds used for property acquisitions by the Existing Investors was primarily the result of individual decisions of the Existing Investors to commit additional capital to industrial real estate investments. The Existing Investors Property Group financial statements and related notes contained elsewhere in this Prospectus should be read in conjunction with the other historical financial statements relating to Cabot Partners, the other Properties that were contributed to the Company in the Formation Transactions and the 21 Properties purchased by the Company shortly after the IPO and cer-tain Properties acquired or to be acquired, as well as the historical and pro forma financial statements and related notes, for more complete information concerning the combined operations, assets and liabilities of the Company.

Cabot Partners

Cabot Partners was the real estate advisory and management entity that was the sponsor and organizer of the Company. Its revenues primarily consisted of asset management and acquisition fees earned under Advisory Contracts with large institutional investors. Cabot Partners' property acquisitions on the behalf of its clients for the years ended 1995, 1996 and 1997 were approximately $251 million, $191 million and $275 million, respectively.

RESULTS OF OPERATIONS

The Company

Since the Company was formed in October 1997 and did not begin operations until February 4, 1998, the results for the six months ended June 30, 1998 represent activity for 147 days only, and no comparison of results to a prior periods are available.

Six Months Ended June 30, 1998

Net income attributable to common shareholders for the six months ended June 30, 1998 totaled $9.6 million, or $.51 per share.

Total revenues for the six months ended June 30, 1998 were $41.6 million. Rental revenues for the six months ended June 30, 1998 were $40.9 million, including tenant reimbursements of $5.2 million. Total rental revenue of $33.3 million was generated by the 122 properties owned as of February 4, 1998 as a result of the Formation Transactions and $7.6 million was generated by the 49 properties acquired subsequent to February 4, 1998. The ratio of tenant reim-bursements to operating and real estate tax expenses was approximately 72%. Depreciation and amortization related to real estate investments totaled $8.2 million for the six months ended June 30, 1998.

Interest and other income included $561,000 of interest income, consisting of interest earned on the Company's invested cash balances. Interest expense rep-resents $450,000 of interest incurred on $17.5 million of mortgage indebtedness outstanding and also includes interest expense of $502,000 related to borrowings under the Acquisition Facility, net of amounts capitalized to devel-opment projects.

Minority interest expense represents net income allocable to holders of Oper-ating Partnership Units. At June 30, 1998, the Company owned 42.7% of the Oper-ating Partnership and, therefore, minority interest ownership was 57.3%.

Existing Investors Property Group

The historical financial data presented herein show increases in revenues and expenses attributable to property acquisitions and increases in occupancy and rental rates. Therefore, the analysis below describes (i) changes resulting from properties that were held during the entire period for both periods being compared (the "Base Line Properties") and (ii) changes attributable to acquisi-tion activity. Base Line Properties consisted of 61 properties for the compar-ison between the years ended December 31, 1997 and 1996, and 53 properties for the comparison between the years ended December 31, 1996 and 1995.

Years Ended December 31, 1997 and 1996

Revenues. Revenues include rental revenues, tenant reimbursements, interest and other rental revenues. Revenues increased by $5.4 million for the year ended December 31, 1997, or 15.3%, to $40.6 million as compared to $35.2 million for the year ended December 31, 1996. Approximately $2.4 million, or 45.2%, of the increase was attributable to twelve properties acquired during the year ended December 31, 1997 which had partial operations in 1997. Approximately $1.9 mil-lion, or 35.3%, of the increase was attributable to six properties acquired during the year ended December 31, 1996 which had a full year of operations in 1997. The remaining $1.1 million was attributable to growth in rental revenue in the Base Line Properties primarily from leasing vacant space and tenant expansions.

Real estate tax expense. Real estate tax expense increased by $895,000 for the year ended December 31, 1997, or 17.8%, to $5.9 million as compared to $5.0 million for the year ended December 31, 1996. Substantially all of this increase was attributable to twelve properties acquired during the year ended December 31, 1997 and six properties acquired during the year ended December 31, 1996.

Property operating expenses. Property operating expenses (excluding real estate tax expense) decreased by $51,000 for the year ended December 31, 1997, or 1.2%, as compared to the year ended December 31, 1996. The decrease was pri-marily the result of a decrease in the provision for doubtful tenant accounts receivable and recovery of previously reserved tenant accounts receivable in 1997, offset in part by increases in other operating expenses, primarily attributable to twelve properties acquired during the year ended December 31, 1997 and six properties acquired during the year ended December 31, 1996.

Depreciation and amortization expense. Depreciation and amortization expense increased by $987,000 for the year ended December 31, 1997, or 12.4%, to $9.0 million as compared to $8.0 million for the year ended December 31, 1996. Approximately $838,000, or 84.9%, of this increase was attributable to twelve properties acquired during the year ended December 31, 1997 and six properties acquired during the year ended December 31, 1996. The remaining $149,000 of this increase was attributable to depreciation and amortization of capital and tenant improvements and leasing commissions made at the Base Line Properties in 1997 and 1996.

Years Ended December 31, 1996 and 1995

Revenues. Revenues increased by $6.4 million for the year ended December 31, 1996, or 22.2%, to $35.2 million as compared to $28.8 million for the year ended 1995. Approximately $2.7 million, or 42.1%, of the increase was attribut-able to eight properties acquired in 1995 which had a full year of operations in 1996 and approximately $1.4 million, or 21.7%, of the increase was attribut-able to a partial year of ownership of six properties acquired in 1996. The remaining $2.3 million was attributable to growth in rental revenue in the Base Line Properties primarily from leasing vacant space.

Real estate tax expense. Real estate tax expense increased by $1.1 million for the year ended December 31, 1996, or 26.6%, to $5.0 million as compared to $4.0 million for the year ended December 31, 1995. Approximately $530,000, or 50.1%, of the increase was attributable to eight properties acquired in 1995 which had a full year of operations in 1996 and approximately $84,000, or 7.9%, of the increase was attributable to six properties acquired in 1996 which had partial operations during the year. The Base Line Properties increase of approximately $443,000 was primarily attributable to lower real estate tax expense due to tax abatements received in 1995 that related to 1995 and prior years.

Property operating expenses. Property operating expenses (excluding real estate tax expense) increased by $966,000 for the year ended December 31, 1996, or 28.8%, to $4.3 million as compared to $3.4 million for the year ended December 31, 1995. Approximately $512,000, or 53.0%, of this increase was attributable to Base Line Properties. The increase in property operating expenses for Base Line Properties was due primarily to additional provisions for doubtful tenant accounts receivable associated with two tenants totaling approximately $226,000 and unusually high snow removal costs. The remainder of the increase was attributable to eight properties acquired in 1995, and six properties acquired in 1996.

Depreciation and amortization expense. Depreciation and amortization expense increased by $848,000 for the year ended December 31, 1996, or 11.9%, to $8.0 million as compared to $7.1 million for the year ended December 31, 1995. Approximately $444,000, or 52.4%, of the increase was attributable to eight properties acquired in 1995 which had a full year of operations in 1996 and approximately $236,000, or 27.8%, of the increase was attributable to six prop-erties acquired in 1996 which had partial operations during the year. The increase in the Base Line Properties was related to depreciation and amortiza-tion of capital and tenant improvements and leasing commissions incurred at the Base Line Properties in 1996 and 1995.

Cabot Partners

Years Ended December 31, 1997 and 1996

Revenues. Revenues, primarily consisting of asset management fees and acquisi-tion fees, increased by $1.2 million for the year ended December 31, 1997, or 14.8%, to $9.1 million as compared to $7.9 million for the year ended December 31, 1996. The increase was due to a $191 million increase in average assets under management for the year ended December 31, 1997 as compared to the year ended December 31, 1996, which resulted in an $850,000 increase in asset man-agement fees. In addition, acquisition fees increased by $262,000 in 1997 as compared to 1996 due to an increase in fee earning acquisitions of $37 million.

General and administrative expenses. General and administrative expenses increased by $1.2 million for the year ended December 31, 1997, or 19.7%, to $7.0 million as compared to $5.9 million for the year ended December 31, 1996. Compensation expense increases accounted for $798,000, or 69.0%, of the increase. The remainder of the increase was primarily due to higher profes-sional services fees. General and administrative expenses as a percent of reve-nues for 1997 and 1996 was 77.6% and 74.5%, respectively.

Depreciation and amortization expenses. Depreciation and amortization expense increased by $558,000 for the year ended December 31, 1997 to $977,000 due to increased amortization of two advisory contracts terminated during 1997.

Years Ended December 31, 1996 and 1995

Revenues. Revenues, primarily consisting of asset management fees and acquisi-tion fees, increased by $1.4 million for the year ended December 31, 1996, or 21.4%, to $7.9 million as compared to $6.5 million for the year ended December 31, 1995 due to a $201 million, or 25.8%, increase in assets under management.

General and administrative expense. General and administrative expenses for the year ended December 31, 1996 increased by approximately 16.2% over the prior year due primarily to compensation expense increases. General and administra-tive expense as a percent of revenues for 1996 and 1995 was 74.5% and 77.8%, respectively.

CAPITAL RESOURCES AND LIQUIDITY

The principal sources of funding for acquisitions, expansions and renovation of the Existing Investors Property Group historically had been capital contribu-tions from its investors and cash flow provided by operations. The Company intends to rely on cash provided by operations, unsecured and secured borrowings from institutional sources, and public debt as its primary sources of funding for acquisition, development, expansion or renovation of properties. The Company may also consider equity financing when such financing is available on attractive terms. In March 1998 the Company obtained its Acquisition Facility, which is a $325 million unsecured revolving line of credit, from Morgan Guaranty Trust Company of New York as lead agent for a syndicate of banks. The Acquisition Facility will be used to fund prop-erty acquisitions, development activities, building expansions, tenant leasing costs and for other general corporate purposes. The Acquisition Facility con-tains certain restrictions and requirements, such as required ratios of total debt-to-assets, debt service coverage, minimum unencumbered assets to unsecured debt and other limitations. The Company believes cash flow from operations not distributed to shareholders will be sufficient to cover tenant allowances and costs associated with renewal or replacement of current tenants as their leases expire and recurring non-incremental revenue generating capital expenditures.

The Company

In February 1998, the Company issued 8,625,000 Common Shares to the public in the IPO and 1,000,000 additional Common Shares to a group of investors in a concurrent private placement of shares. All of the Common Shares were sold at a price of $20.00 per share. The proceeds from these offerings, net of offering costs, were $176.7 million.

In the normal course of operations, the Company has purchased approximately $37 million of real estate assets subsequent to June 30, 1998. The real estate assets acquired were primarily funded through Acquisition Facility borrowings. At August 14, 1998, the Company also has contracts to purchase approximately $65 million of additional real estate assets. These contracts are subject to a number of conditions and it is, therefore, not certain whether all of these assets will actually be purchased.

As of June 30, 1998, the Operating Partnership had $17.5 million of fixed rate debt secured by properties, approximately $68 million of unsecured borrowings under its Acquisition Facility and an 8.3% Debt-To-Total Market Capitalization Ratio. The Debt-To-Total Market Capitalization Ratio is calculated based on the Company's total consolidated debt as a percentage of the market value of out-standing Common Shares and Units plus total debt. The Company has entered into an interest rate collar arrangement relating to its LIBOR-based Acquisition Facility for a notional amount of $65 million for the period August 1, 1998 through December 31, 1998. The arrangement is intended to result in limiting the LIBOR component of the Company's interest rate on an equivalent amount of borrowings to the range of 5.64% to 5.9% per annum. The Company has also entered into an interest rate hedge transaction involving the notional future sale of $100 million of Treasury Securities based on the current rate for such securities in anticipation of a future debt issuance.

The Company is in the process of assessing its Year 2000 readiness, determining the extent of Year 2000 issues, and developing a Year 2000 remedial plan to address identified issues. The Company expects such plan to be developed by the end of 1998, and is currently not aware of any significant Year 2000 issues.

Cash and cash equivalents totaled $5.4 million at June 30, 1998. Cash provided by operating activities for the six months ended June 30, 1998 was $37.9 mil-lion.

Existing Investors Property Group

Year Ended December 31, 1997 and 1996

Cash and cash equivalents increased by approximately $319,000, to approximately $2.7 million, at December 31, 1997 compared to $2.4 million at December 31, 1996. This was the result of $28.2 million of cash generated from operations, reduced by $81.8 million of cash used for investing activities and increased by $54.0 million from financing activities. Cash flow generated by operations increased by $2.5 million, from $25.7 million to $28.2 million, primarily due to additional cash flow generated by an increase in the number of properties owned. Net cash used for investing activities increased by $42.8 million, from $39.1 million to $81.8 million, due to a $43.8 million increase in property acquisitions, net of decreased capital expenditures and lease acquisition costs. Net cash provided by financing activities was $54.0 million compared to net cash provided by financing activities of $13.2, primarily due to a $20.7 million increase in capital contributions, and a $23.5 million increase in advances from related parties.

Years ended December 31, 1996 and 1995

Cash and cash equivalents decreased by $175,000, to $2.4 million at December 31, 1996 compared to $2.6 million at December 31, 1995. This was the result of $25.7 million generated from operations and $13.2 million provided by financing activities, reduced by $39.1 million of net cash used for investing activities. Cash generated by operations increased by $6.3 million, from $19.4 million to $25.7 million, primarily due to additional cash flow generated by an increase in the number of properties owned. Net cash used for investing activities decreased by $14.8 million, from $53.9 million to $39.1 million, primarily due to a decrease in the number of properties purchased during 1996 as compared to

1995. Net cash provided by financing activities decreased by $22.5 million, from $35.7 million to $13.2 million due to a $15.1 million decrease in capital contributions and a $7.4 million increase in distributions.

Cabot Partners

Cabot Partners relied primarily on cash payments of asset management fees and acquisition fees from its advisory clients to fund its operating expenses and distributions to its partners. The receivables related to these fees had increased significantly over the last three years due to the increase in acqui-sition activity and assets under management discussed above. In addition, sev-eral Advisory Contracts provided for quarterly, rather than monthly, fee pay-ments in arrears, further increasing amounts receivable. Finally, approximately $1.2 million of the increase results from amounts due from the Company as reim-bursement of costs incurred in connection with the Formation Transaction, the IPO and the Concurrent Placement. The increase in accounts receivable is not an indication of a collectibility problem.

INFLATION

Substantially all of the leases of the Properties require the tenant to pay, as additional rent, either all real estate taxes and operating expenses or all increases in real estate taxes and operating expenses over a base amount. In addition, many of such leases provide for fixed increases in base rent or indexed escalations (based on the consumer price index or other measures). Man-agement believes that inflationary increases in operating expenses will be off-set, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS

Management believes that "FFO" as defined by NAREIT is an appropriate measure of performance for an equity REIT. The following table reflects the calculation of the Existing Investors Property Group's FFO on a historical combined basis for the years ended December 31, 1997, 1996 and 1995.

                                           -----------------------
                                           FOR THE YEARS ENDED
                                               DECEMBER 31,
                                           -----------------------
                                              1997    1996    1995
                                           ------- ------- -------
Income before gain on sale of properties   $19,263 $15,923 $12,243
Real estate depreciation and amortization    8,878   7,886   7,055
                                           ------- ------- -------
FFO(1)                                     $28,141 $23,809 $19,298
                                           ======= ======= =======

-------
(1) The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization. Management considers FFO to be an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper, which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activi-ties (determined in accordance with GAAP) as a measure of the Company's liquid-ity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                                   PROPERTIES

GENERAL

At June 30, 1998, the Company owned a geographically diversified portfolio of 171 Properties located in major industrial markets and having an aggregate of approximately 24.5 million rentable square feet, approximately 96% of which space was leased to 315 tenants. The Properties are located in 22 states and in each of the five principal regions of the United States.

Since June 30, 1998, the Company has acquired 9 Properties located in Maryland, Florida and Illinois for an aggregate purchased price of approximately $37 mil-lion. These Properties have an aggregate of approximately 650,000 rentable square feet, of which 32% is multitenant distribution and 68% is workspace property, and are currently 98.5% leased to 44 tenants. In addition, the Com-pany has entered into agreements to acquire 12 additional properties, com-prising approximately 1.7 million square feet, for an aggregate purchase price of approximately $65 million. Such agreements are subject to various contingen-cies and there is no assurance that any or all of such pending acquisitions will be completed. Unless otherwise indicated, none of the Properties acquired or proposed to be acquired by the Company after June 30, 1998 are included in the statistical or other information set forth in this Prospectus.

The Company categorizes its properties into three types: bulk distribution properties, multitenant distribution properties, and workspace properties. Bulk distribution properties are oriented primarily to large national and regional distribution tenants. These properties generally have at least 100,000 square feet of rentable space, building depths of at least 240 feet, clear heights of 24 feet or more, truck courts in excess of 100 feet in depth to accommodate larger modern trucks, a ratio of loading docks to rentable space of one or more per 10,000 square feet, and a location with good access to interstate highways. Multitenant distribution properties are oriented primarily to smaller regional and local distribution tenants, and are generally designed to be subdivided to suit tenants whose space requirements generally range from 10,000 square feet to 100,000 square feet. These properties generally have clear heights of 20 feet or more, building depths of less than 240 feet (unless configured with loading docks on two sides), and a location with good access to regional and interstate highways. Both types of distribution property are used predominately for the storage and distribution of goods. Workspace properties (also known as flex/R&D) are designed to serve a variety of industrial tenants with workspace related requirements, including light manufacturing and assembly, research, testing, re-packaging and sorting, back office and sales office functions. Workspace tenants include smaller companies whose space requirements generally range from 3,000 square feet to 70,000 square feet. Workspace properties gener-ally have clear heights of 14 to 24 feet, attractive building exteriors, office finish of up to 30% or more, parking ratios of one to four spaces per 1,000 rentable square feet, and locations with good access to executive residential areas and local highways, labor supply, and dining and shopping amenities.

The Properties typically are leased on a triple net basis, with tenants paying their proportionate share of real estate taxes, operating costs and utilities costs. However, some of the Properties are leased at higher gross rents with the Company being responsible for paying a stated amount of real estate taxes, operating costs and utilities costs and tenants being responsible for any and all increases in such taxes and costs above that stated amount. Excluding lease renewal options, lease terms typically range from three to five years or, for leases that are renewed, a shorter period of generally two to three years.

PROPERTY OVERVIEW

Information regarding the Properties by region as of June 30, 1998 is set forth below.

                              PROPERTIES BY REGION

                          ---------------------------------------------------------------------------
                                RENTABLE SQUARE FEET             ANNUALIZED NET RENT(1)
                          --------------------------------- --------------------------------
                                                                                         PER
                              NUMBER                                                  LEASED
                                  OF                                                  SQUARE  PERCENT
PROPERTY TYPE BY REGION   PROPERTIES     NUMBER  % OF TOTAL      AMOUNT  % OF TOTAL     FOOT   LEASED
-----------------------   ---------- ----------  ---------- -----------  ---------- -------- --------
BULK DISTRIBUTION PROP-
 ERTIES:
 West                            15    3,200,962      13.1%  $10,768,889      11.9%    $3.36    100.0%
 Southwest                        4    1,326,200       5.4     3,591,795       4.0      3.08     87.9
 Midwest                         18    4,275,492      17.4    11,891,441      13.1      3.03     91.8
 Southeast                        5    1,355,266       5.6     4,351,626       4.8      3.21    100.0
 Northeast                       10    2,496,262      10.2     9,392,046      10.4      3.76    100.0
                          ---------- ----------  ---------- -----------  ---------- -------- --------
 Subtotal/weighted
  average                        52   12,654,182      51.7%  $39,995,797      44.2%    $3.29     96.0%
                          ---------- ----------  ---------- -----------  ---------- -------- --------
MULTITENANT DISTRIBUTION
 PROPERTIES:
 West                             8    1,226,821       5.0%  $ 4,185,118       4.6%    $3.87     88.2%
 Southwest                        5      592,074       2.4     1,907,025       2.1      3.36     95.8
 Midwest                         14    2,237,576       9.2     8,433,875       9.3      3.91     96.5
 Southeast                        7    1,274,745       5.2     4,237,959       4.7      3.53     94.2
 Northeast                       11    2,065,503       8.5     8,008,466       8.8      3.88    100.0
                          ---------- ----------  ---------- -----------  ---------- -------- --------
 Subtotal/weighted
  average                        45    7,396,719      30.3%  $26,772,443      29.5%    $3.78     95.7%
                          ---------- ----------  ---------- -----------  ---------- -------- --------
WORKSPACE PROPERTIES:
 West                            36    1,692,310       6.9%  $ 9,107,151      10.1%    $5.51     97.6%
 Southwest                        2      255,736       1.1     2,048,714       2.2      8.01    100.0
 Midwest                         10      687,772       2.8     3,978,116       4.4      6.32     91.4
 Southeast                       14    1,010,907       4.1     4,342,552       4.8      4.38     98.1
 Northeast                       12      767,445       3.1     4,347,400       4.8      5.73     98.9
                          ---------- ----------  ---------- -----------  ---------- -------- --------
 Subtotal/weighted
  average                        74    4,414,170      18.0%  $23,823,933      26.3%    $5.56     97.1%
                          ---------- ----------  ---------- -----------  ---------- -------- --------
Total/weighted average          171   24,465,071     100.0%  $90,592,173     100.0%    $3.85     96.1%
                          ========== ==========  ========== ===========  ========== ======== ========

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1998. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

                        PROPERTIES BY REGION AND MARKET

                            ----------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET          ANNUALIZED NET RENT(1)
                                                   ----------------------- -----------------------------------
                            YEAR BUILT/  NUMBER OF                                                  PER LEASED
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER   % LEASED        AMOUNT % OF TOTAL  SQUARE FOOT
--------------------------  ----------- ---------- ----------- ----------- ----------- ----------  -----------
BULK DISTRIBUTION
 PROPERTIES:
WEST REGION
 Los Angeles Market
 DeForest Circle, Mira
  Loma, CA...............          1992          1     250,584        100% $   857,943        0.9%    $   3.42
 South Vintage Avenue,
  Building 1, Ontario,
  CA.....................          1986          1     272,448        100      723,389        0.8         2.66
 South Vintage Avenue,
  Building 2, Ontario,
  CA.....................          1986          1     248,064        100      788,844        0.9         3.18
 South Rockefeller
  Avenue, Ontario, CA....          1986          1     164,140        100      551,510        0.6         3.36
 East Jurupa Street,
  Ontario, CA............          1986          1     142,404        100      461,388        0.5         3.24
 Vintage Avenue, Ontario,
  CA.....................          1988          1     284,559        100      973,200        1.1         3.42
 Santa Anita Avenue,
  Rancho Cucamonga, CA...          1988          1     212,300        100      764,280        0.8         3.60
 San Fernando Road, Sun
  Valley, CA.............          1980          1     181,670        100      925,792        1.1         5.10
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        8   1,756,169        100% $ 6,046,346        6.7%    $   3.44
 San Diego Market
 Dornoch Court, San
  Diego, CA..............          1988          1     220,000        100% $   996,017        1.1%    $   4.53
                                               --- -----------   --------  -----------    ------      -------
 Phoenix Market
 North 47th Avenue,
  Phoenix, AZ............          1986          1     163,200        100% $   434,283        0.5%    $   2.66
 South 63rd Avenue,
  Phoenix, AZ............          1990          1     168,165        100      450,494        0.5         2.68
 South 55th Avenue,
  Phoenix, AZ............          1986          1     100,000        100      300,000        0.3         3.00
 North 104th Avenue,
  Tolleson, AZ...........          1995          1     279,279        100      807,591        0.9         2.89
 South 84th Avenue,
  Tolleson, AZ...........          1989          1     236,007        100      802,488        0.9         3.40
 West Van Buren,
  Tolleson, AZ...........          1997          1     278,142        100      931,670        1.0         3.35
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        6   1,224,793        100% $ 3,726,526        4.1%    $   3.04
                                               --- -----------   --------  -----------    ------      -------
  WEST REGION SUBTOTAL...                       15   3,200,962        100% $10,768,889       11.9%    $   3.36
SOUTHWEST REGION
 Dallas Market
 Luna Road, Carrollton,
  TX.....................          1997          1     205,400        100% $   679,992        0.8%    $   3.31
 Airline Drive, Building
  2, Coppell, TX.........          1990          1     140,800        100      492,804        0.5         3.50
 DFW Trade Center,
  Building 1, Grapevine,
  TX.....................          1996          1     540,000         85    1,368,999        1.5         2.98
 DFW Trade Center,
  Building 2, Grapevine,
  TX.....................          1997          1     440,000         82    1,050,000        1.2         2.92
                                               --- -----------   --------  -----------    ------      -------
  SOUTHWEST REGION/MARKET
   SUBTOTAL..............                        4   1,326,200         88% $ 3,591,795        4.0%    $   3.08
MIDWEST REGION
 Chicago Market
 West 73rd Street,
  Building 1, Bedford
  Park, IL...............          1982          1     233,282         66% $   466,871        0.5%    $   3.05
 West 73rd Street,
  Building 2, Bedford
  Park, IL...............          1986          1     380,269        100    1,034,331        1.1         2.72
 West 73rd Street,
  Building 3, Bedford
  Park, IL...............          1979          1     232,000        100      727,667        0.8         3.14
 Remington Street,
  Bolingbrook, IL........          1996          1     212,333        100      796,925        0.9         3.75
 Harvester Drive,
  Chicago, IL............          1974          1     212,922        100      798,458        0.9         3.75
 Arthur Avenue, Elk
  Grove, IL..............          1978          1     230,768        100      653,076        0.7         2.83
 Ambassador Road,
  Naperville, IL.........          1996          1     203,500         65      503,366        0.6         3.80
 Mark Street, Wood Dale,
  IL.....................          1985          1     234,000        100      833,392        0.9         3.56
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        8   1,939,074         92% $ 5,814,086        6.4%    $   3.25
 Cincinnati/Northern
  Kentucky Market
 International Way,
  Hebron, KY.............          1990          1     192,000        100% $   556,800        0.6%    $   2.90
 Holton Drive,
  Independence, KY.......          1996          1     352,000        100      991,951        1.1         2.82
 International Road,
  Building 1, Cincinnati,
  OH.....................          1990          1     192,000        100      528,000        0.6         2.75
 International Road,
  Building 2, Cincinnati,
  OH.....................          1990          1     204,800        100      721,520        0.8         3.52
 Kingsley Drive, Building
  1, Cincinnati, OH......          1981          1     154,004        100      429,999        0.5         2.79
 Kingsley Drive, Building
  2, Cincinnati, OH......          1981          1     249,402        100      710,000        0.8         2.85
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        6   1,344,206        100% $ 3,938,270        4.4%    $   2.93
 Columbus Market
 Equity Drive, Building
  1, Columbus, OH........          1980          1     227,480         13% $    79,800        0.1%    $   2.66
 Westbelt Drive, Building
  2, Columbus, OH........          1980          1     229,200        100      640,552        0.7         2.79
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        2     456,680         57% $   720,352        0.8%    $   2.78

                            -----------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)
                                                   ------------------------ -----------------------------------
                            YEAR BUILT/  NUMBER OF                                                   PER LEASED
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES      NUMBER   % LEASED        AMOUNT % OF TOTAL  SQUARE FOOT
--------------------------  ----------- ---------- ------------ ----------- ----------- ----------  -----------
 Other Market
 North State Rd. #9,
  Howe, IN................         1988          1      346,515        100% $   762,333        0.8%    $   2.20
 Lakefront Drive, Earth
  City, MO................         1995          1      189,017        100      656,400        0.7         3.47
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal.........                       2      535,532        100% $ 1,418,733        1.5%    $   2.65
                                               --- ------------   --------  -----------    ------      -------
  MIDWEST REGION
   SUBTOTAL...............                      18    4,275,492         92% $11,891,441       13.1%    $   3.03
SOUTHEAST REGION
 Memphis Market
 Pilot Drive, Memphis,
  TN......................         1987          1      336,080        100% $   795,326        0.9%    $   2.37
                                               --- ------------   --------  -----------    ------      -------
 Orlando Market
 Landstreet Road,
  Building 1, Orlando,
  FL......................         1997          1      355,732        100% $ 1,639,782        1.8%    $   4.61
                                               --- ------------   --------  -----------    ------      -------
 Charlotte Market
 Reames Road, Charlotte,
  NC......................         1994          1      105,600        100% $   318,226        0.3%    $   3.01
                                               --- ------------   --------  -----------    ------      -------
 Atlanta Market
 Westgate Parkway,
  Atlanta, GA.............         1988          1      231,835        100% $   556,404        0.6%    $   2.40
 Highway 316, Dacula,
  GA......................         1989          1      326,019        100    1,041,888        1.2         3.20
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal.........                       2      557,854        100% $ 1,598,292        1.8%    $   2.87
                                               --- ------------   --------  -----------    ------      -------
  SOUTHEAST REGION
   SUBTOTAL...............                       5    1,355,266        100% $ 4,351,626        4.8%    $   3.21
NORTHEAST REGION
 Baltimore/Washington
  Market
 Tar Bay Drive, Jessup,
  MD......................         1990          1      210,000        100% $   800,527        0.9%    $   3.81
 Oceano Avenue, Jessup,
  MD......................         1987          1      243,500        100      998,349        1.1         4.10
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal                                2      453,500        100% $ 1,798,876        2.0%    $   3.97
 New York/New Jersey
  Market
 Pepes Farm Road,
  Milford, CT.............         1980          1      200,000        100% $   829,998        0.9%    $   4.15
 Birch Creek Road,
  Bridgeport, NJ..........    1991/1997          1      203,229        100      792,463        0.9         3.90
 South Middlesex Avenue,
  Building 1,
  Cranbury, NJ............         1989          1      204,369        100      735,728        0.8         3.60
 Pierce Street, Franklin
  Township, NJ............         1984          1      182,764        100      776,748        0.9         4.25
 Herrod Boulevard, South
  Brunswick, NJ...........         1989          1      418,000        100    1,719,547        1.9         4.11
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal.........                       5    1,208,362        100% $ 4,854,484        5.4%    $   4.02
 Harrisburg Market
 Brackbill Boulevard,
  Building 1,
  Mechanicsburg, PA.......         1984          1      259,200        100% $   835,587        0.9%    $   3.22
 Brackbill Boulevard,
  Building 2,
  Mechanicsburg, PA.......         1985          1      235,200        100      758,132        0.8         3.22
 Cumberland Parkway,
  Mechanicsburg, PA.......         1992          1      340,000        100    1,144,967        1.3         3.37
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal.........                       3      834,400        100% $ 2,738,686        3.0%    $   3.28
                                               --- ------------   --------  -----------    ------      -------
  NORTHEAST REGION
   SUBTOTAL...............                      10    2,496,262        100% $ 9,392,046       10.4%    $   3.76
                                               --- ------------   --------  -----------    ------      -------
   BULK DISTRIBUTION
    PROPERTIES TOTAL......                      52   12,654,182         96% $39,995,797       44.2%    $   3.29
MULTITENANT DISTRIBUTION
 PROPERTIES:
WEST REGION
 Los Angeles Market
 East Santa Ana Street,
  Building 1, Ontario,
  CA......................         1990          1       98,782        100% $   355,615        0.4%    $   3.60
 East Santa Ana Street,
  Building 2, Ontario,
  CA......................         1990          1       62,398        100      224,632        0.2         3.60
 East Dyer Road, Santa
  Ana, CA.................    1954/1965          1      372,096        100    1,319,594        1.4         3.55
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal.........                       3      533,276        100% $ 1,899,841        2.0%    $   3.56
 San Francisco Market
 Reed Avenue, Building 1,
  West Sacramento, CA.....         1988          1      103,110        100% $   459,237        0.5%    $   4.45
 Reed Avenue, Building 2,
  West Sacramento, CA.....         1988          1      105,600        100      423,336        0.5         4.01
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal.........                       2      208,710        100% $   882,573        1.0%    $   4.23
 Seattle Market
 Kent West Corporate
  Park, II, Kent, WA......         1989          1      250,820        100% $   966,492        1.1%    $   3.85
                                               --- ------------   --------  -----------    ------      -------
 Phoenix Market
 South 9th Street,
  Phoenix, AZ.............         1983          1       89,423        100%     436,212        0.5%    $   4.88
 44th Avenue, Phoenix,
  AZ......................         1997          1      144,592          0            0        0.0         0.00
                                               --- ------------   --------  -----------    ------      -------
  Market Subtotal.........                       2      234,015         38%     436,212        0.5%    $   4.88
                                               --- ------------   --------  -----------    ------      -------
  WEST REGION SUBTOTAL....                       8    1,226,821         88% $ 4,185,118        4.6%    $   3.87

                            ----------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET          ANNUALIZED NET RENT(1)
                                                   ----------------------- -----------------------------------
                            YEAR BUILT/  NUMBER OF                                                  PER LEASED
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER   % LEASED        AMOUNT % OF TOTAL  SQUARE FOOT
--------------------------  ----------- ---------- ----------- ----------- ----------- ----------  -----------
SOUTHWEST REGION
 Dallas Market
 113th Street, Arlington,
  TX.....................          1979          1      79,735        100% $   291,032        0.3%    $   3.65
 Airline Drive, Building
  1, Coppell, TX.........          1991          1      75,000        100      262,500        0.3         3.50
 North Lake Drive,
  Coppell, TX............          1982          1     230,400        100      632,581        0.7         2.75
 10th Street, Building 1,
  Plano, TX..............          1997          1      99,679         75      297,826        0.3         3.99
 10th Street, Building 2,
  Plano, TX..............          1997          1     107,260        100      423,086        0.5         3.94
                                               --- -----------   --------  -----------    ------      -------
  SOUTHWEST REGION/MARKET
   SUBTOTAL..............                        5     592,074         96% $ 1,907,025        2.1%    $   3.36
MIDWEST REGION
 Chicago Market
 Western Avenue, Lisle,
  IL.....................     1970/1985          1      67,996        100  $   383,143        0.4%    $   5.63
 High Grove Lane,
  Naperville, IL.........          1994          1      95,000        100      392,549        0.4         4.13
 Medinah Road, Building
  1, Roselle, IL.........          1986          1     319,459        100%   1,741,840        1.9         5.45
 Medinah Road, Building
  2, Roselle, IL.........          1986          1     160,799        100      876,751        1.0         5.45
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        4     643,254        100% $ 3,394,283        3.7%    $   5.28
 Cincinnati/Northern
  Kentucky Market
 Lake Forest Drive,
  Building 1, Blue Ash,
  OH.....................          1978          1     239,891         98% $   633,838        0.7%    $   2.69
 Lake Forest Drive,
  Building 2, Blue Ash,
  OH.....................          1979          1     176,956        100      459,775        0.5         2.60
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        2     416,847         99% $ 1,093,613        1.2%    $   2.65
 Columbus Market
 International Street,
  Columbus, OH...........          1988          1     152,800        100% $   420,200        0.5%    $   2.75
 Port Road, Building 1,
  Columbus, OH...........          1995          1     205,109        100      672,906        0.7         3.28
 Port Road, Building 2,
  Columbus, OH...........          1995          1     156,000        100      425,899        0.5         2.73
 Westbelt Drive, Building
  1, Columbus, OH........          1979          1     202,000        100    1,010,000        1.1         5.00
 Dividend Drive,
  Columbus, OH...........          1980          1     144,850        100      443,241        0.5         3.06
 Twin Creek Drive,
  Columbus, OH...........          1989          1     176,000         76      382,608        0.4         2.85
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        6   1,036,759         96% $ 3,354,854        3.7%    $   3.37
 Minneapolis Market
 Woodale Drive, Building
  1, Mounds View, MN.....          1992          1      78,016         58%     224,436        0.3%        4.92
                                               --- -----------   --------  -----------    ------      -------
 Other Market
 Sysco Court, Grand
  Rapids, MI.............          1985          1      62,700        100% $   366,689        0.4%    $   5.85
                                               --- -----------   --------  -----------    ------      -------
  MIDWEST REGION
   SUBTOTAL..............                       14   2,237,576         97% $ 8,433,875        9.3%    $   3.91
SOUTHEAST REGION
 Orlando Market
 Orlando Central Park,
  Orlando, FL............          1983          6   1,172,875         94% $ 3,832,980        4.2%    $   3.47
 Kingspointe Parkway,
  Orlando, FL............          1991          1     101,870        100      404,979        0.5         3.98
                                               --- -----------   --------  -----------    ------      -------
  SOUTHEAST REGION/MARKET
   SUBTOTAL..............                        7   1,274,745         94% $ 4,237,959        4.7%    $   3.53
NORTHEAST REGION
 Boston Market
 First Avenue, Needham,
  MA.....................     1961/1992          1     119,573        100% $   686,246        0.7%    $   5.74
                                               --- -----------   --------  -----------    ------      -------
 New York/New Jersey
  Market
 Pulaski Boulevard,
  Bayonne, NJ............     1974/1982          1     224,664        100% $   703,139        0.8%    $   3.13
 South Middlesex Ave.,
  Building 2, Cranbury,
  NJ.....................          1982          1     203,404        100      661,062        0.7         3.25
 Colony Road, Building 1,
  Jersey City, NJ........          1976          1     262,453        100      918,438        1.0         3.50
 Colony Road, Building 2,
  Jersey City, NJ........          1974          1     124,933        100      524,718        0.6         4.20
 Industrial Drive,
  Building 1, Jersey
  City, NJ...............          1976          1     263,717        100    1,002,125        1.1         3.80
 Industrial Drive,
  Building 2, Jersey
  City, NJ...............          1976          1     154,000        100      615,996        0.7         4.00
 Industrial Drive,
  Building 3, Jersey
  City, NJ...............          1972          1      45,274        100      181,095        0.2         4.00
 Port Jersey Boulevard,
  Building 1, Jersey
  City, NJ...............          1974          1     425,121        100    1,711,836        1.9         4.03
 Port Jersey Boulevard,
  Building 2, Jersey
  City, NJ...............          1974          1     204,564        100      754,841        0.8         3.69
                                               --- -----------   --------  -----------    ------      -------
  Market Subtotal........                        9   1,908,130        100% $ 7,073,250        7.8%    $   3.71
 Harrisburg Market
 Ritter Road,
  Mechanicsburg, PA......          1986          1      37,800        100% $   248,970        0.3%    $   6.59
                                               --- -----------   --------  -----------    ------      -------
  NORTHEAST REGION
   SUBTOTAL..............                       11   2,065,503        100% $ 8,008,466        8.8%    $   3.88
                                               --- -----------   --------  -----------    ------      -------
   MULTITENANT
    DISTRIBUTION
    PROPERTIES TOTAL.....                       45   7,396,719         96% $26,772,443       29.5%    $   3.78

                            -------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET             ANNUALIZED NET RENT(1)
                                                   -------------------------   ----------------------------------
                            YEAR BUILT/  NUMBER OF                                                     PER LEASED
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER     % LEASED         AMOUNT % OF TOTAL  SQUARE FOOT
--------------------------  ----------- ---------- ------------- -----------   ---------- ----------  -----------
WORKSPACE PROPERTIES:
WEST REGION
 Los Angeles Market
 East Howell Avenue,
  Building 1, Anaheim,
  CA.....................          1968          1        81,475          100% $  327,882        0.4%       $4.02
 East Howell Avenue,
  Building 2, Anaheim,
  CA.....................          1991          1        25,962          100     109,040        0.1         4.20
 Artesia Avenue, Building
  1, Fullerton, CA.......          1991          1        55,498          100     209,244        0.2         3.77
 Artesia Avenue, Building
  2, Fullerton, CA.......          1991          1        60,502          100     232,164        0.3         3.84
 Commonwealth Avenue,
  Fullerton, CA..........          1965          1        64,292          100     250,048        0.3         3.89
 Kovacs Lane, Huntington
  Beach, CA..............          1988          1       125,000          100     929,028        1.0         7.43
 Royal Avenue, Simi
  Valley, CA.............          1988          1        26,120          100     157,950        0.2         6.05
 Union Place, Building 1,
  Simi Valley, CA........          1985          1        22,710          100     145,769        0.2         6.42
 Union Place, Building 2,
  Simi Valley, CA........          1987          1        36,538          100     324,360        0.4         8.88
 Anza Drive, Building 2,
  Valencia, CA...........          1990          1         8,663          100      62,400        0.1         7.20
 Anza Drive, Building 3,
  Valencia, CA...........          1990          1        10,296          100      64,248        0.1         6.24
 Anza Drive, Building 21,
  Valencia, CA...........          1990          1         7,944          100      57,192        0.1         7.20
                                        ---------- ------------- -----------   ---------- ----------  -----------
  Market Subtotal........                       12       525,000          100% $2,869,325        3.4%       $5.47
 San Diego Market
 Avenida Encinas,
  Building 1, Carlsbad,
  CA.....................          1972          1        80,000          100% $  637,720        0.7%       $7.97
 Avenida Encinas,
  Building 2, Carlsbad,
  CA.....................          1993          1       126,008          100     716,846        0.8         5.69
 Airway Road, Building 1,
  Otay Mesa, CA..........          1996          1        44,840          100     283,757        0.3         6.33
 Airway Road, Building 2,
  Otay Mesa, CA..........          1996          1        78,296           71     312,356        0.3         5.64
                                        ---------- ------------- -----------   ---------- ----------  -----------
  Market Subtotal........                        4       329,144           93% $1,950,679        2.1%       $6.37
 San Francisco Market
 Brisbane Industrial
  Park, Brisbane, CA.....          1965         14       542,378          100% $2,620,972        2.8%       $4.83
 Huntwood Avenue,
  Hayward, CA............          1982          1        62,031          100     446,628        0.5         7.20
                                        ---------- ------------- -----------   ---------- ----------  -----------
  Market Subtotal........                       15       604,409          100% $3,067,600        3.3%       $5.08
 Phoenix Market
 East Encanto Drive,
  Tempe, AZ..............          1990          1        81,817          100% $  306,635        0.3%       $3.75
                                        ---------- ------------- -----------   ---------- ----------  -----------
 Seattle Market
 Kent West Corporate Park
  I, Kent, WA............          1989          4       151,940           88% $  912,912        1.0%       $6.82
                                        ---------- ------------- -----------   ---------- ----------  -----------
  WEST REGION SUBTOTAL...                       36     1,692,310           98% $9,107,151       10.1%       $5.51
SOUTHWEST REGION
 Dallas Market
 Diplomat Drive,
  Carrollton, TX.........          1997          1        53,375          100% $  325,044        0.3%       $6.09
 DFW Trade Center,
  Building 3, Grapevine,
  TX.....................          1997          1       202,361          100%  1,723,670        1.9         8.52
                                        ---------- ------------- -----------   ---------- ----------  -----------
  SOUTHWEST REGION/MARKET
   SUBTOTAL..............                        2       255,736          100% $2,048,714        2.2%       $8.01
MIDWEST REGION
 Chicago Market
 Business Center, Mount
  Prospect, IL...........          1985          1        43,250          100% $  356,379        0.4%       $8.24
 Feehanville Drive, Mount
  Prospect, IL...........          1987          1        57,150          100     454,342        0.5         7.95
                                        ---------- ------------- -----------   ---------- ----------  -----------
  Market Subtotal........                        2       100,400          100% $  810,721        0.9%       $8.07
 Cincinnati/Northern
  Kentucky Market
 Empire Drive, Florence,
  KY.....................          1991          1       101,250          100% $  318,999        0.3%       $3.15
 Spiral Drive, Building
  1, Florence, KY........          1988          1        26,556          100     249,225        0.3         9.38
 Spiral Drive, Building
  2, Florence, KY........          1989          1        34,999           83     241,686        0.3         8.36
 Creek Road, Blue Ash,
  OH.....................          1983          1        66,095           88     418,900        0.4         7.19
                                        ---------- ------------- -----------   ---------- ----------  -----------
  Market Subtotal........                        4       228,900           94% $1,228,810        1.3%       $5.72
                                        ---------- ------------- -----------   ---------- ----------  -----------
 Columbus Market
 Equity Drive, Building
  2, Columbus, OH........          1980          1       116,160           61% $  415,371        0.5%       $5.83
                                        ---------- ------------- -----------   ---------- ----------  -----------
 Minneapolis Market
 Woodale Drive, Building
  2, Mounds View, MN.....          1989          1        55,742          100% $  470,356        0.5%       $8.44
 Woodale Drive, Building
  3, Mounds View, MN.....          1990          1       144,019          100     844,751        1.0         5.87
 Woodale Drive, Building
  4, Mounds View, MN.....          1992          1        42,551          100     208,107        0.2         4.89
                                        ---------- ------------- -----------   ---------- ----------  -----------
  Market Subtotal........                        3       242,312          100%  1,523,214        1.7%       $6.29
                                        ---------- ------------- -----------   ---------- ----------  -----------
  MIDWEST REGION
   SUBTOTAL..............                       10       687,772           91% $3,978,116        4.4%       $6.32

                            -------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET             ANNUALIZED NET RENT(1)
                                                   -------------------------  -----------------------------------
                            YEAR BUILT/  NUMBER OF                                                     PER LEASED
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES      NUMBER    % LEASED         AMOUNT % OF TOTAL  SQUARE FOOT
--------------------------  ----------- ---------- ------------- -----------  ----------- ----------  -----------
SOUTHEAST REGION
 Charlotte Market
 Airport Road, Monroe,
  NC......................    1957/1972          1       118,930         100% $   591,600        0.7%       $4.97
 Old Charlotte Highway,
  Monroe, NC..............    1957/1972          1       135,000         100      394,400        0.4         2.92
                                        ---------- ------------- -----------  ----------- ----------  -----------
  Market Subtotal.........                       2       253,930         100%     986,000        1.1%       $3.88
 Atlanta Market
 Cobb International
  Place, Building 1,
  Atlanta, GA.............         1996          1        60,000         100% $   259,650        0.3%       $4.33
 Cobb International
  Place, Building 2,
  Atlanta, GA.............         1996          1        68,000          80      209,698        0.2         3.85
 Town Park Drive,
  Building 1, Atlanta,
  GA......................         1995          1        65,830         100      311,797        0.3         4.74
 Town Park Drive,
  Building 2, Atlanta,
  GA......................         1995          1        55,554         100      243,045        0.3         4.37
 South Royal Drive,
  Building 1, Tucker,
  GA......................         1987          1        53,402          91      226,936        0.3         4.67
 South Royal Drive,
  Building 2, Tucker,
  GA......................         1987          1        43,720         100      176,422        0.2         4.04
 South Royal Drive,
  Building 3, Tucker,
  GA......................         1989          1        37,041         100      148,171        0.2         4.00
                                        ---------- ------------- -----------  ----------- ----------  -----------
  Market Subtotal.........                       7       383,547          95% $ 1,575,719        1.8%       $4.31
 Orlando Market
 Boggy Creek Road,
  Building 1, Orlando,
  FL......................         1992          1        52,500          99% $   252,098        0.3%       $4.84
 Boggy Creek Road,
  Building 2, Orlando,
  FL......................         1996          1        55,456         100      297,948        0.3         5.37
 Landstreet Road,
  Building 2, Orlando,
  FL......................         1997          1        55,456         100      311,812        0.3         5.62
 Landstreet Road,
  Building 3, Orlando,
  FL......................         1996          1        50,018         100      247,589        0.3         4.95
                                        ---------- ------------- -----------  ----------- ----------  -----------
  Market Subtotal.........                       4       213,430         100% $ 1,109,447        1.2%       $5.21
 Other Market
 Industrial Drive South,
  Gluckstadt, MS..........         1988          1       160,000         100% $   671,386        0.7%       $4.20
                                        ---------- ------------- -----------  ----------- ----------  -----------
  SOUTHEAST REGION
   SUBTOTAL...............                      14     1,010,907          98% $ 4,342,552        4.8%       $4.38
NORTHEAST REGION
 Baltimore/Washington
  Market
 The Crysen Center,
  Jessup, MD..............         1985          2       151,863         100% $   726,288        0.8%       $4.78
 Oakville Industrial
  Park, Alexandria, VA....         1948          6       276,807          97    1,779,537        2.0         6.63
                                        ---------- ------------- -----------  ----------- ----------  -----------
  Market Subtotal.........                       8       428,670          98% $ 2,505,825        2.8%       $5.96
 Boston Market
 Technology Drive,
  Auburn, MA..............         1973          1        54,400         100% $   194,448        0.2%       $3.57
 John Hancock Road,
  Taunton, MA.............         1986          1        34,224         100      206,147        0.2         6.02
                                        ---------- ------------- -----------  ----------- ----------  -----------
  Market Subtotal.........                       2        88,624         100% $   400,595        0.4%       $4.52
 New York/New Jersey
  Market
 Memorial Drive, Franklin
  Township, NJ............         1988          1       148,598         100% $ 1,036,119        1.2%       $6.97
 New England Avenue,
  Piscataway, NJ..........    1975/1995          1       101,553         100      404,861        0.4         3.99
                                        ---------- ------------- -----------  ----------- ----------  -----------
  Market Subtotal.........                       2       250,151         100%   1,440,980        1.6%       $5.76
                                        ---------- ------------- -----------  ----------- ----------  -----------
  NORTHEAST REGION
   SUBTOTAL...............                      12       767,445          99% $ 4,347,400        4.8%       $5.73
                                        ---------- ------------- -----------  ----------- ----------  -----------
   WORKSPACE PROPERTIES
    TOTAL.................                      74     4,414,170          97% $23,823,933       26.3%       $5.56
                                        ---------- ------------- -----------  ----------- ----------  -----------
GRAND TOTAL...............                     171    24,465,071          96% $90,592,173      100.0%       $3.85
                                        ========== ============= ===========  =========== ==========  ===========

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1998. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

INDUSTRIAL PROPERTY MARKET INFORMATION

Information regarding the Company's 22 markets, as of June 30, 1998, is set forth below.

                                      ---------------------
                                      PERCENT OF PERCENT OF
                                      ANNUALIZED   RENTABLE
   MARKET                               NET RENT       AREA
   ------                             ---------- ----------
   New York/New Jersey                     14.8%      13.8%
   Los Angeles, including Riverside        11.9       11.5
   Chicago                                 11.0       11.0
   Dallas                                   8.3        8.9
   Orlando                                  7.7        7.5
   Cincinnati/Northern Kentucky             6.9        8.1
   Columbus                                 5.0        6.6
   Phoenix                                  4.9        6.3
   Baltimore/Washington, D.C.               4.7        3.6
   San Francisco, including San Jose        4.4        3.3
   Atlanta                                  3.5        3.8
   Harrisburg                               3.3        3.6
   San Diego                                3.3        2.3
   Seattle                                  2.1        1.6
   Minneapolis                              1.9        1.3
   Charlotte                                1.4        1.5
   Boston                                   1.2        0.8
   Memphis                                  0.9        1.4
   Other Markets (4 markets)                2.8        3.1
                                          ------     ------
     Total                                100.0%     100.0%
                                          ======     ======

TENANT INFORMATION

The following table sets forth the Company's 20 largest tenants based on Annualized Base Rent as of June 30, 1998.

                                   --------------------------------------------
                                                                       WEIGHTED
                                                                        AVERAGE
                                                                         MONTHS
                                       TOTAL                          REMAINING
                                      LEASED  ANNUALIZED  PERCENT OF      AFTER
                                      SQUARE        BASE  ANNUALIZED   JUNE 30,
TENANTS(1)                           FEET(1)  RENT(1)(2) BASERENT(1)       1998
----------                         --------- ----------- -----------  ---------
GATX Logistics, Inc.               1,296,872 $ 4,079,130        4.39%        39
Exel Logistics, Inc. (Merchants
 Home Delivery)                    1,014,648   3,383,328        3.64         61
Forestville Industries
 (guaranteed by North American
 Philips Corporation)                480,258   2,618,591        2.82         37
B. Dalton Bookseller (guaranteed
 by Barnes & Noble, Inc.)            418,000   1,606,548        1.73         26
Goodtimes Home Video Corp.           358,564   1,370,837        1.47         46
GTE Communications Corp.              96,517   1,278,850        1.38        112
Enesco Corporation                   234,000   1,088,100        1.17         11
Wal-Mart                             278,142   1,052,747        1.13          8
CGM, Inc.                            202,000   1,010,000        1.09        131
Menlo Logistics, Inc. (guaranteed
 by Emery Air Freight
 Corporation)                        167,264   1,008,415        1.08         44
CPC International, Inc.              263,717   1,002,125        1.08         46
Giant of Maryland, Inc.              243,500     998,350        1.07         12
Hitachi Home Electronics             220,000     996,018        1.07         52
Appleton Papers, Inc.                352,000     991,952        1.07         96
Yale Security, Inc.                  253,930     986,000        1.06         39
Skechers U.S.A., Inc.                284,559     973,200        1.05         53
Food Warehousing Corp.               223,412     949,502        1.02         25
Southwest Quilted Products, Inc.     125,000     929,028        1.00         62
Reebok International Ltd.            336,080     924,219        0.99         21
Port Jersey Distribution
 Services, Inc.                      262,453     918,438        0.99         46
                                   --------- ----------- -----------  ---------
  Total                            7,110,916 $28,165,378       30.30%        46
                                   ========= =========== ===========  =========

-------
(1) Aggregate of all affiliated entities based on information known.
(2) Annualized Base Rent means annual contractual rent.

The following table sets forth information relating to the distribution of the Company's leases at the Properties based upon rentable square feet under lease as of June 30, 1998.

                  -------------------------------------------------------------------
                                                  PERCENT OF  ANNUALIZED      PERCENT
                            PERCENT        TOTAL   AGGREGATE        BASE OF PORTFOLIO
SQUARE FOOTAGE    NUMBER OF  OF ALL       LEASED      LEASED    RENT (IN   ANNUALIZED
UNDER LEASE          LEASES  LEASES  SQUARE FEET SQUARE FEET  THOUSANDS)    BASE RENT
--------------    --------- -------  ----------- -----------  ---------- ------------
Less than 10,001         88    25.2%     502,873         2.1%    $ 3,345          3.6%
10,001-20,000            45    12.9      628,951         2.7       3,488          3.8
20,001-50,000            79    22.6    2,499,653        10.6      12,086         13.0
50,001-100,000           51    14.6    3,686,638        15.7      16,561         17.8
100,001 and over         86    24.7   16,189,831        68.9      57,481         61.8
                  --------- -------  ----------- -----------  ---------- ------------
  Total                 349   100.0%  23,507,946       100.0%    $92,961        100.0%
                  ========= =======  =========== ===========  ========== ============

LEASE EXPIRATIONS--PORTFOLIO TOTAL

The following table sets forth a summary schedule of lease expirations for the Properties for leases in place as of June 30, 1998, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations.

                  -------------------------------------------------------------------------
                                                                    ANNUALIZED   PERCENT OF
                                                     ANNUALIZED      BASE RENT   ANNUALIZED
                  NUMBER OF     EXPIRING LEASES       BASE RENT    OF EXPIRING BASE RENT OF
YEAR OF              LEASES ----------------------  OF EXPIRING     LEASES PER     EXPIRING
LEASE EXPIRATION   EXPIRING SQUARE FEET % OF TOTAL    LEASES(1) SQUARE FOOT(1)    LEASES(1)
----------------  --------- ----------- ----------  ----------- -------------- ------------
1998(2)                  26   1,385,073        5.4% $ 5,200,290          $3.75          5.6%
1999                     58   3,818,162       15.8   14,983,295           3.92         16.1
2000                     70   3,114,182       13.5   12,593,702           4.04         13.5
2001                     64   3,504,926       15.0   13,926,812           3.97         15.0
2002                     53   4,445,699       18.8   17,335,719           3.90         18.7
2003                     35   2,517,195       10.7    9,771,468           3.88         10.5
2004                     10     803,108        3.3    3,035,989           3.78          3.3
2005                     10     827,910        3.9    3,639,489           4.40          3.9
2006                      4     650,691        2.8    2,546,279           3.91          2.7
2007                     10   1,126,664        5.4    5,043,522           4.48          5.4
2008 and beyond           9   1,314,336        5.4    4,884,288           3.72          5.3
                  --------- ----------- ----------  ----------- -------------- ------------
                        349  23,507,946      100.0% $92,960,853          $3.95        100.0%
                  ========= =========== ==========  =========== ============== ============

-------
(1) Based on currently payable rent.
(2) Represents lease expirations from July 1 to December 31, 1998 and month-to-month leases.

The following reconciles the square footage of expiring leases set forth above to the Company's total rentable square footage as of June 30, 1998.

                                           ---------------------
                                               SQUARE PERCENTAGE
                                              FOOTAGE      TOTAL
                                           ---------- ----------
      Square footage occupied by tenants   23,507,946       96.1%
      Square footage vacant                   957,125        3.9
                                           ---------- ----------
        Total net rentable square footage  24,465,071      100.0%
                                           ========== ==========

INSURANCE

The Company maintains comprehensive insurance, including liability, fire, workers' compensation, extended coverage, rental loss and, when available on commercially reasonable terms, flood and earthquake insurance, with policy specifications, limits and deductibles customarily carried for other properties similar to the Properties. The Company currently maintains blanket earthquake insurance on all Properties located outside of California in amounts it deems reasonable. In light of the California earthquake risk, California building codes have since the early 1970's established construction standards for all new buildings and also contain standards for seismic upgrading of existing buildings that are intended to reduce the possibility and severity of loss from earthquakes. Such construction standards and upgrading, however, do not eliminate the possibility of earthquake loss. It is the Company's current policy to obtain earthquake insurance if available at acceptable cost. Of the Company's 45 Properties located in California, 43 are covered by earthquake insurance. Seismic upgrading has been completed on ten of the California Properties and is expected to be completed on 13 additional California Properties within nine months from the date hereof. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. The Company believes, however, that the Properties are insured in accordance with industry standards.

ENVIRONMENTAL MATTERS

In connection with the ownership and operation of the Properties, the Company may be potentially liable for costs associated with the removal or remediation of certain hazardous or toxic substances or the release into the air of or exposure to hazardous substances, including ACMs. See "Risk Factors--Real Estate Investment Risks--Possible Environmental Liabilities."

Phase I ESAs were obtained in connection with the initial acquisition of the Properties by the Contributing Investors, for those Properties managed by Cabot Partners as of February 3, 1998, and for all other Properties contributed to the Company in the Formation Transactions in connection with such contribution to the Company. In accordance with the Company's acquisition policies, the Com-pany has also obtained Phase I ESA's for all Properties subsequently acquired by it. The purpose of Phase I ESAs is to identify potential sources of contami-nation for which the Company may be responsible and to assess the status of environmental regulatory compliance. The earliest of such Phase I ESAs were obtained in 1988 and Phase I ESAs on approximately 22% of the Properties were obtained prior to 1995. Commonly accepted standards and procedures for such Phase I ESAs have evolved to encompass higher standards and more extensive pro-cedures over the period from 1988 to the present. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and monitoring of groundwater wells, have been performed.

The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that the Company believes would have a material adverse affect on the Company's business, assets or results of opera-tions, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Phase I ESAs relating to any one of the Properties do not reveal all environmental liabilities or that there are mate-rial environmental liabilities of which the Company is unaware. Neither the Company nor, to the knowledge of the Company, any of the current owners of the Properties has been notified by any governmental authority of any material non-compliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its present or former properties.

COMPETITION

The Company operates nationally and has no markets with a concentration of leasable square feet in excess of 14% of its total leasable square feet. Although the industrial real estate business is highly fragmented, with no dom-inant competitors, the Company faces substantial competition in both its leasing and property acquisition activities. There are numerous other indus-trial properties located in close proximity to each of the Properties. The amount of leasable space available in any market could have a material adverse effect on the Company's ability to rent space and on the rents charged. Compe-tition for acquisition of existing industrial properties from institutional investors and other publicly traded REITs has increased substantially in the past several years. In many of the Company's markets, institutional investors and owners and developers of industrial facilities compete vigorously for the acquisition, development and lease of industrial space. Many of these competi-tors have substantial resources and experience.

LEGAL PROCEEDINGS

Neither the Company nor any of the Properties is presently subject to any mate-rial litigation nor, to the Company's knowledge, is any litigation threatened against the Company or any of the Properties, other than routine actions arising in the ordinary course of business, substantially all of which are expected to be covered by liability insurance and which in the aggregate are not expected to have a material adverse effect on the business, results of operations or financial condition of the Company.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a description of certain investment, financing and other poli-cies of the Company. These policies have been adopted by the Company's Board of Trustees and may be amended or revised from time to time without the approval of the Company's shareholders, except that (i) the Company may not change its policy of holding its assets and conducting its businesses only through the Operating Partnership and its subsidiaries and other affiliates, including the Management Company and joint ventures in which the Operating Partnership or a subsidiary may be a partner, without the consent of the Limited Partners as provided in the Operating Partnership Agreement and (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

The Company conducts all of its investment activities through the Operating Partnership and its subsidiaries and other affiliates, including the Management Company, and may in the future conduct activities through joint ventures in which the Operating Partnership or a subsidiary may be a partner. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company's portfolio of properties and its operations. For a discussion of the Company's Properties and its property acquisition and other strategic objectives, see "Properties" and "The Company--Business Strategies" and "--Operations." The Company's policies are to (i) purchase income-producing industrial properties primarily for long-term capital appreciation and rental growth, and (ii) expand and improve the Properties or other properties purchased or to sell such prop-erties, in whole or in part, when circumstances warrant.

Equity investments may be subject to existing mortgage financing and other indebtedness or to such financing or indebtedness as may be incurred in connec-tion with acquiring or refinancing such equity investments. Debt service with respect to such financing or indebtedness will have a priority over any distri-butions with respect to the Common Shares. Investments are also subject to the Company's policy not to be treated as an investment company under the Invest-ment Company Act of 1940.

The Company pursues its investment objectives primarily through the direct own-ership of the Properties by the Operating Partnership. The Company currently intends to invest primarily in existing improved properties but also has begun investment in development projects as well. Future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to maintain diversity in its investments in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such investment and development activities in a manner which is consistent with the maintenance of its status as a REIT for federal income tax purposes.

While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in industrial real estate, the Company may, in the discretion of the Board of Trustees, invest in mortgages and deeds of trust, consistent with the Company's continued qualification as a REIT for federal income tax purposes, including participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreci-ation in value of the property secured by such mortgages. Investments in real estate mortgages entail the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be suf-ficient to enable the Company to recoup its full investment.

Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Code, the Company also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such enti-ties. See "Federal Income Tax Consequences--Taxation of the Company--Gross Income Tests" and "--Taxation of the Company--Asset Tests." The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not meet its investment policies.

FINANCING POLICIES

As a general policy, the Company intends to limit its total consolidated indebtedness incurred so that at the time any debt is incurred, the Company's Debt-to-Total Market Capitalization Ratio does not exceed 40%. The Company's Declaration of

Trust and Bylaws do not, however, limit the amount or percentage of indebted-ness that the Company may incur. In addition, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, the market values of its properties, general condi-tions in the market for debt and equity securities, fluctuations in the market price of its Common Shares, growth and acquisition opportunities and other fac-tors. Accordingly, the Company may increase its Debt-to-Total Market Capital-ization Ratio beyond the limit described above. If its debt policy were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Company and the Company's ability to make distri-butions to shareholders.

The Company has established its debt policy on the basis of its Debt-to-Total Market Capitalization Ratio, rather than on the basis of a ratio of debt to the book value of its assets, a ratio that is frequently employed, because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service require-ments. The Debt-to-Total Market Capitalization Ratio, however, is subject to greater fluctuation than book value ratios, and does not necessarily reflect the fair market value of the underlying assets of the Company. Moreover, due to fluctuations in the value of the Company's portfolio of properties over time, and since any determination of the Company's Debt-to-Total Market Capitaliza-tion Ratio is made only at the time debt is incurred, the Debt-to-Total Market Capitalization Ratio could exceed the 40% level.

The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

Although the Company will consider factors other than its Debt-to-Total Market Capitalization Ratio in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing and the ability of par-ticular properties and the Company as a whole to generate sufficient cash flow to cover expected debt service), there can be no assurance that the Debt-to-Total Market Capitalization Ratio, or any other financial measure, at the time the debt is incurred or at any other time, will be consistent with any partic-ular level of distributions to shareholders. See "Risk Factors--Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (in-cluding offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning tax-ability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Company will be transferred to the Operating Partner-ship in exchange for that number of Units in the Operating Partnership that equals the number of Common Shares sold by the Company. The Company presently anticipates that any additional borrowings would be made through the Operating Partnership, although the Company may incur indebtedness directly and loan the proceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instru-ments or financing from institutional investors or other lenders. The proceeds from borrowings by the Company may be used for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. See "Federal Income Tax Consequences."

CONFLICT OF INTEREST POLICIES

The Company has adopted certain policies that are intended to minimize poten-tial conflicts of interest. However, there can be no assurance that these poli-cies will be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that do not fully reflect the interests of all shareholders.

Declaration of Trust and Bylaw Provisions

The Company's Declaration of Trust requires, with limited exceptions, that a majority of the Company's Board of Trustees be comprised of individuals who are not officers or employees of the Company ("Independent Trustees"). The fore-going requirement may not be amended, altered, changed or repealed without the affirmative vote of a majority of all of the outstanding shares of the Company entitled to vote on the matter. The Declaration of Trust also includes a provi-sion generally permitting the Company to enter into any agreement or transac-tion with any person, including any Trustee, officer, employee or agent of the Company. The Company's Bylaws provide that
Section 2-419 of the MGCL, relating to transactions by interested directors, shall be available for and apply to contracts and other transactions between the Company and any of its Trustees or between the Company and any other trust, corporation, firm or other entity of or in which any of the Company's Trustees is a trustee or director or has a material financial interest. Under Section 2-419 of the MGCL, a contract or other transaction between a corporation and any of its directors and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the director at the meeting of the board or a committee of the board that authorizes, approves or ratifies the contract or transaction or (c) the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction if (i) after disclosure of the interest, the transaction is authorized, approved or ratified by the affirma-tive vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or such corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the corporation.

The Operating Partnership

The Operating Partnership Agreement gives the Company, in its capacity as gen-eral partner, full, complete and exclusive discretion in managing and control-ling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership, subject to cer-tain limited exceptions as described under "Partnership Agreement of the Oper-ating Partnership--Management." Pursuant to the Operating Partnership Agree-ment, the Limited Partners have agreed that the Company is acting on behalf of the Operating Partnership and the Company's shareholders generally and, in its capacity as general partner of the Operating Partnership, the Company is under no obligation to consider the separate interests of the Limited Partners in deciding whether to cause the Operating Partnership to take (or decline to take) any actions which the Company, in its capacity as general partner, has undertaken in good faith on behalf of the Operating Partnership. In addition, the Company in its capacity as general partner is not responsible for any mis-conduct or negligence on the part of its agents, provided that such agents were appointed in good faith. The Operating Partnership Agreement also provides that neither the Company nor any of its affiliates (including its officers and Trustees) may sell, transfer or convey any property to, or purchase any prop-erty from, the Operating Partnership except on terms that are fair and reason-able and no less favorable than would be obtained from an unaffiliated party.

Policies with Respect to Other Activities

The Company may, but does not presently intend to, make investments other than as previously described. The Company has authority to offer its Common Shares, other shares of beneficial interest or other securities for cash or in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company expects to issue Common Shares to holders of Units upon exercise of their Exchange Rights. The Company has no outstanding loans to other entities or persons, including its officers and Trustees. The Company has not engaged in trading, underwriting or agency dis-tribution or sale of securities of other issuers, nor has the Company invested in the securities of other companies other than the Operating Partnership, for the purpose of exercising control and currently does not intend to do so. The Company makes and intends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without approval of the Company's shareholders.

At all times, the Company intends to make investments in a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regu-lations), the Company's Board of Trustees determines that it is no longer in the best interests of the Company to qualify as a REIT.

WORKING CAPITAL RESERVES

The Company intends to maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the Company's offi-cers and Trustees as of June 30, 1998.

------------------------------------------------------------------------------
                                                                          TERM
                                                                            AS
                                                                       TRUSTEE
NAME                          AGE POSITION                             EXPIRES
------------------------------------------------------------------------------
Ferdinand Colloredo-           58 Chairman of the Board and Chief
 Mansfeld(1)                      Executive Officer, Trustee              2000
Robert E. Patterson            53 President, Trustee                      2000
Noah T. Herndon(2),(3)         66 Trustee                                 2001
Christopher C. Milli-          53
 ken(2),(3)                       Trustee                                 2000
Maurice Segall(2),(3)          69 Trustee                                 2001
W. Nicholas Thorndike(2),(3)   65 Trustee                                 1999
Ronald L. Skates(2)            56 Trustee                                 1999
Franz Colloredo-Mansfeld(1)    35 Chief Financial Officer
Andrew D. Ebbott               42 Senior Vice President--Director of
                                  Acquisitions
Howard B. Hodgson, Jr.         42 Senior Vice President--Director of
                                  Real Estate Operations
Neil E. Waisnor                43 Senior Vice President--Finance,
                                  Treasurer and Secretary
Eugene F. Reilly               37 Senior Vice President--Director of
                                  Marketing and Development

-------
(1) Messrs. Ferdinand and Franz Colloredo-Mansfeld are father and son.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

The Company's officers are appointed by and serve at the will of the Board of Trustees. The following paragraphs summarize the business experience of the Trustees and officers of the Company.

FERDINAND COLLOREDO-MANSFELD has served as Chairman of the Board of Trustees and Chief Executive Officer of the Company since its formation in October 1997. Mr. Colloredo-Mansfeld also serves as the Chairman and Chief Executive Officer of the Management Company. Mr. Colloredo-Mansfeld served as Chairman, Chief Executive Officer and Chief Investment Officer of Cabot Partners from 1990 to 1997, having previously served in the same positions with Cabot Advisors since its formation in 1986. Mr. Colloredo-Mansfeld began his real estate career in 1970 when he joined Cabot, Cabot & Forbes, a national real estate development, management and construction firm, becoming its Chief Financial Officer in 1973, Chief Operating Officer in 1974 and Chief Executive Officer in 1976, a position he held until his retirement from Cabot, Cabot & Forbes in 1989. As Chief Exec-utive Officer, Mr. Colloredo-Mansfeld oversaw the development and management of approximately $4 billion of commercial properties in twenty states, including 35 master planned suburban business and industrial parks. Mr. Colloredo-Mansfeld is a graduate of Harvard College and Harvard Business School. He is a limited partner in Brown Brothers Harriman & Co. and is a Director of Data Gen-eral Corporation and Raytheon Company. He is Chairman of the Board of Trustees of Massachusetts General Hospital.

ROBERT E. PATTERSON has served as President and a Trustee of the Company since its formation in October 1997. Mr. Patterson served as Executive Vice Presi-dent, Director of Acquisitions and a member of the Investment Committee of Cabot Advisors and Cabot Partners from 1987 to 1997. Mr. Patterson began his real estate career in 1972 as a lawyer with the firm of Gaston Snow & Ely Bart-lett. In 1978, he became the first Executive Director of the Massachusetts Industrial Finance Agency and remained in that position until 1983 when he joined the Beal Companies, a Boston-based real estate development, management and investment firm as Senior Vice President. He joined Cabot Advisors in 1987 to head its acquisitions group and was a founding partner of Cabot Partners upon its formation as an independent entity in 1990. Mr. Patterson is a grad-uate of Harvard College and Harvard Law School. He is a Trustee of the Putnam Group of Mutual Funds, the Sea Education Association and is Chairman of the Board of Trustees of the Joslin Diabetes Center. He is a member of numerous industry associations including the National Association of Real Estate Invest-ment Trusts, and the Urban Land Institute and the National Association of Real Estate Investment Managers.

NOAH T. HERNDON has been a Trustee of the Company since February 1998. Mr. Herndon is a Partner of Brown Brothers Harriman & Co., where he has worked since 1958. Mr. Herndon is a Director of Scully Signal Company, Standard Mutual Insurance Company, Watts Industries, Inc., and Zoll Medical Corporation. He is a Trustee and the Treasurer of Dumaines Trust, and a Trustee of the The Carroll School.

CHRISTOPHER C. MILLIKEN has been a Trustee of the Company since February 1998. He has been President, Chief Executive Officer, and a Director of the Boise Cascade Office Products Corporation since April 1998, previously having served as Senior Vice President, Operations from 1995 to April 1998 and Eastern Region Manager from 1990 to 1995. Prior to beginning his career at Boise Cascade Office Products Corporation in 1977, Mr. Milliken served in various merchandise management positions at Marshall Field & Company from 1970 to 1977.

MAURICE SEGALL has been a Trustee of the Company since February 1998. Mr. Segall has been a senior lecturer at the MIT-Sloan School of Management and a senior advisor to the Boston Consulting Group since 1989. Until 1989, he was Chairman, President and Chief Executive Corporate Officer of Zayre Corporation, which he joined as President and Chief Executive Officer in 1978. Mr. Segall is a Director of AMR Corporation and Harcourt General, Inc. He is a Trustee of Massachusetts General Hospital, and the Boston Museum of Fine Arts.

RONALD L. SKATES has been a Trustee of the Company since February 1998. Mr. Skates has been President, Chief Executive Officer and a Director of Data Gen-eral Corporation since 1989. Prior to joining Data General Corporation in 1986, Mr. Skates was a Partner of Price Waterhouse LLP, certified public accountants. He is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. He is also a Trustee of Massachusetts General Hospital, and Vice Chairman and a Director of the Mas-sachusetts High Technology Council.

W. NICHOLAS THORNDIKE has served as a Trustee of the Company since February 1998. Mr. Thorndike retired in 1988 from Wellington Management Company/Thorndike, Doran, Paine and Lewis where he was Chairman of the Board and Managing Partner. Mr. Thorndike serves as a Director of Courier Corpora-tion, Data General Corporation, The Providence Journal (where he is Chairman of the Executive Committee), and Bradley Real Estate Inc. He also serves as a Trustee of Massachusetts General Hospital, having served as Chairman of the Board from 1987 to 1992 and President from 1992 to 1994, and serves as a Trustee of Eastern Utilities Associates, Northeastern University and The Putnam Funds.

FRANZ COLLOREDO-MANSFELD has been Chief Financial Officer of the Company since October 1997 and served as a Senior Vice President of Cabot Partners from 1996 to October 1997. He was a Senior Engagement Manager of McKinsey & Company, Inc. from 1992 through 1996. He previously worked for the Deutsche Bank real estate investment group in 1992 and was a Robert Bosch Fellow at the German Central Bank (Bundesbank) in Frankfurt, Germany in 1991. He was also an investment banker with Merrill Lynch & Co. from 1986 through 1989 where he specialized in mergers and acquisitions. Mr. Colloredo-Mansfeld is a graduate of Harvard Col-lege and Harvard Business School. He is on the Board of Advisors of Gilbane Inc. and a director or trustee of numerous charitable organizations.

ANDREW D. EBBOTT has served as Senior Vice President--Director of Acquisitions of the Company since October 1997. Mr. Ebbott joined Cabot Advisors in 1988 as Director of Research and a member of its acquisition department, becoming a Vice President in 1991 and a Senior Vice President in 1995 of Cabot Partners. Mr. Ebbott is a graduate of Dartmouth College and the University of Chicago Business School. He has over 12 years experience in real estate finance, investment and research and is a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investment Managers and the National Council of Real Estate Investment Fiduciaries.

HOWARD B. HODGSON, JR. has been a Senior Vice President--Director of Real Estate Operations of the Company since October 1997, and served as Senior Vice President--Director of Asset Management and Member of the Investment Committee of Cabot Partners from 1992 to October 1997. Mr. Hodgson began his real estate career in 1979 with the Boston-based real estate firm R.M. Bradley & Co., Inc., becoming the head of its institutional property management group prior to joining CC&F Asset Management Company, an affiliate of Cabot, Cabot & Forbes, in 1991 as a Senior Vice President and head of its property management group. Mr. Hodgson is a graduate of Northeastern University. He is a Trustee and a member of the Board of Investment of the Cambridge Savings Bank. He is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Parks and the National Council of Real Estate Investment Fiduciaries.

NEIL E. WAISNOR has served as Senior Vice President--Finance, Treasurer and Secretary of the Company since October 1997. Mr. Waisnor was a founding partner of Cabot Partners, joining as a Vice President and Treasurer in 1990 and becoming a Senior Vice President and Chief Financial Officer in 1995. Prior to joining Cabot Partners, he was Vice President and Controller of Cabot, Cabot & Forbes, where he served in a variety of financial capacities since 1985. He worked for Arthur Andersen & Co. from 1977 until 1985 where he was a senior audit manager serving real estate and high technology companies. Mr. Waisnor is a graduate of the University of Massachusetts at Amherst, is a member of the American Institute of Certified Public Accountants, the Massachusetts Society of Certified Public Accountants and has served on the Accounting Committee of the National Council of Real Estate Investment Fiduciaries.

EUGENE F. REILLY has been Senior Vice President--Director of Marketing and Development of the Company since October 1997. Mr. Reilly served as Director of Leasing and Marketing of Cabot Partners from 1992 to October 1997, becoming Senior Vice President in 1996. Mr. Reilly began his real estate career with the Boston commercial real estate brokerage firm of Leggat McCall and Werner in 1983 and subsequently became a leasing broker with Julien J. Studley, Inc. In 1985, he joined National Development Corporation where he became a Senior Vice President prior to joining Cabot Partners as a Vice President in 1992. Mr. Reilly is a graduate of Harvard College. He is a member of the National Associ-ation of Industrial and Office Parks and The Council of Logistics Managers.

BOARD OF TRUSTEES

The business and affairs of the Company are managed under the direction of the Board of Trustees. Pursuant to the terms of the Company's Declaration of Trust, the Trustees are divided into three classes. One class held office initially for a term which expired at the annual meeting of shareholders held on June 12, 1998 and which class was reelected to serve for a term expiring at the annual meeting of shareholders to be held in 2001. A second class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999, and a third class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000. At each annual meeting of the shareholders of the Company, the successors to the class of Trustees whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of shareholders held in the third year fol-lowing the year of their election and the election and qualification of their successors. The Company's Declaration of Trust requires that a majority of the Trustees be Independent Trustees. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

COMMITTEES OF THE BOARD OF TRUSTEES

Audit Committee. The Board of Trustees of the Company has established an Audit Committee consisting of five Independent Trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accoun-tants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Mr. Skates is the Chairman of the Audit Committee.

Executive Compensation Committee. The Board of Trustees has established an Executive Compensation Committee (the "Compensation Committee") consisting of four Independent Trustees which determines the compensation levels and policies for the Company's executive officers and implements the Company's Long Term Incentive Plan. Mr. Thorndike is the Chariman of the Compensation Committee.

The Board of Trustees does not have a standing nominating committee.

COMPENSATION OF TRUSTEES

The Independent Trustees receive annual retainer fees of $18,000 and per meeting compensation of $1,000. The chairmen of the Audit Committee and the Compensation Committee each receive an additional $1,000 annually for their services in such capacities, and each Trustee is reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings. In addition, each Independent Trustee received an initial grant of options to pur-chase 10,000 Common Shares at the IPO Price and will receive additional annual grants of options to purchase 4,000 Common Shares at the market price for Common Shares at the date of grant during his period of service as a Trustee. Officers of the Company who are Trustees do not receive any separate compensa-tion for their service as Trustees.

EXECUTIVE COMPENSATION

The Company was organized in October 1997 and did not pay any compensation to its executive officers during 1997. The following table sets forth information concerning the base compensation to be paid, and the initial amounts of options to purchase Units granted to Ferdinand Colloredo-Mansfeld, Robert E. Patterson, Franz Colloredo-Mansfeld, Andrew D. Ebbott, Howard B. Hodgson, Jr., Neil E. Waisnor and Eugene F. Reilly (collectively, the "Named Executive Officers") during the fiscal year ending December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                           -------------------------------------
                                                                       LONG-TERM
                                                             ANNUAL COMPENSATION
                                                       COMPENSATION       AWARDS
                                                       ------------ ------------
                                                                      SECURITIES
                                                               BASE   UNDERLYING
NAME AND PRINCIPAL POSITION                FISCAL YEAR  SALARY RATE   OPTIONS(#)
---------------------------                ----------- ------------ ------------
Ferdinand Colloredo-Mansfeld                     1998    $265,000      350,000
 Chairman of the Board and Chief Executive
  Officer
Robert E. Patterson                              1998     245,000      275,000
 President
Franz Colloredo-Mansfeld                         1998     175,000      250,000
 Chief Financial Officer
Andrew D. Ebbott                                 1998     175,000      200,000
 Senior Vice President--Director of Acqui-
  sitions
Howard B. Hodgson, Jr.                           1998     175,000      200,000
 Senior Vice President--Director of Real
  Estate Operations
Eugene F. Reilly                                 1998     175,000      200,000
 Senior Vice President--Director of Mar-
  keting and Development
Neil E. Waisnor                                  1998     175,000      200,000
 Senior Vice President--Finance, Treasurer
  and Secretary

                                 OPTION GRANTS

The following table sets forth certain information concerning grants of options to purchase Units to the Named Executive Officers made in February 1998.

                          --------------------------------------------------------------------------
                                                                          POTENTIAL REALIZABLE VALUE
                                                                           AT ASSUMED ANNUAL RATES
                           NUMBER OF   PERCENT OF                               OF STOCK PRICE
                          SECURITIES        TOTAL                                APPRECIATION
                          UNDERLYING      OPTIONS  EXERCISE OR                FOR OPTION TERM(2)
                             OPTIONS   GRANTED TO   BASE PRICE EXPIRATION --------------------------
NAME                      GRANTED(1) EMPLOYEES(3)    PER SHARE       DATE           5%           10%
----                      ---------- ------------  ----------- ---------- ------------ -------------
Ferdinand Colloredo-
 Mansfeld                    350,000         17.1%      $20.00   2/4/2008 $  4,402,262 $  11,156,197
Robert E. Patterson          275,000         13.4        20.00   2/4/2008    3,458,920     8,765,584
Franz Colloredo-Mansfeld     250,000         12.2        20.00   2/4/2008    3,144,473     7,968,712
Andrew D. Ebbott             200,000          9.8        20.00   2/4/2008    2,515,579     6,374,971
Howard B. Hodgson, Jr.       200,000          9.8        20.00   2/4/2008    2,515,579     6,374,971
Neil E. Waisnor              200,000          9.8        20.00   2/4/2008    2,515,579     6,374,971
Eugene F. Reilly             200,000          9.8        20.00   2/4/2008    2,515,579     6,374,971

-------
(1)Options granted under the Company's Long Term Incentive Plan upon the closing of the Company's IPO in February 1998. Options vest in four equal annual installments beginning on the first anniversary of the date of grant, except that all of the Options would vest upon a change in control of the Com-pany (as defined in the Long Term Incentive Plan).
(2)Hypothetical gains based on assumed rates of annual compounded share price appreciation of 5% and 10% from the date of grant over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Shares or the Units.
(3)Based on an aggregate of options to purchase 2,045,600 Units granted to employees upon the closing of the Company's IPO.

In addition to cash compensation in the form of annual base salary, the Company has a cash bonus incentive plan pursuant to which cash bonuses may be awarded to executive officers and other key employees based on attainment of specified personal and corporate objectives. The amounts of such bonuses may, depending on the level of an individual's corporate responsibility and attainment of specified objectives, range up to 100% of the individual's annual base salary.

EMPLOYMENT AGREEMENTS

Messrs. Ferdinand Colloredo-Mansfeld, Robert E. Patterson and Franz Colloredo-Mansfeld and each of the other Named Executive Officers have entered into employment agreements with the Company and the Operating Partnership. Each of the agreements with Messrs. Ferdinand Colloredo-Mansfeld, Robert E. Patterson and Franz Colloredo-Mansfeld is for an initial term of three years, which will be automatically extended for successive one-year periods unless otherwise ter-minated. The agreements with each of the other Named Executive Officers are for initial terms of two years, which will be automatically extended for successive one-year periods unless otherwise terminated. The agreements each provide for base annual compensation in the amounts set forth in the Summary Compensation Table above and incentive compensation to be determined by the Board of Trustees or the Compensation Committee thereof. The base annual compensation may be increased in subsequent years by action of the Board of Trustees or the Compensation Committee. Each of the employment agreements provides for certain severance payments equal to three times current base salary, plus the amount of any bonus paid for the preceding year and certain tax reimbursements, in the event of termination by the Company without cause or by the employee after a change in control of the Company. Each executive is required under the terms of his employment agreement to devote substantially all of his business time to the affairs of the Company. The agreements will also prohibit each executive from engaging, directly or indirectly, during the term of his employment in activities that compete with those of the Company.

INDEMNIFICATION

The Company has entered into indemnification agreements with each of its execu-tive officers and Trustees that require that the Company indemnify such persons to the fullest extent permitted by Maryland law and reimburse them for legal and related expenses as incurred in connection with litigation to which they may become subject as a result of their positions with the Company, subject to an obligation to reimburse the Company if it is ultimately determined that indemnification is not permitted under the circumstances. Although the indemni-fication agreements provide substantially the same scope of indemnification as that to which the Company's officers and Trustees will be entitled under the Company's Bylaws and applicable Maryland law, such agreements may provide greater assurance to Trustees and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally by the Board of Trustees or the shareholders to eliminate the rights they provide. For a description of the limitation of liability and indemnification rights of the Company's officers and Trustees, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Limitation of Liability and Indemnification."

                       FORMATION AND OTHER TRANSACTIONS

The Formation Transactions and the other transactions described below were effected to consolidate the ownership of the Properties and Cabot Partners' industrial real estate business (and certain of its related assets) in the Company, to facilitate the IPO and to enable the Company to qualify as a REIT commencing with its taxable year ending December 31, 1998.

FORMATION TRANSACTIONS

The principal focus of Cabot Partners' real estate advisory services for third parties had been on assisting pension funds and other institutional investors in developing industrial real estate investment strategies that were appro-priate to their needs, implementing such strategies through identifying suit-able properties for acquisition, acquiring and managing such properties for the advisory clients and, ultimately, deciding when to sell such investments and conducting the sale process. Such services were provided pursuant to the Advisory Contracts entered into between Cabot Partners and the advisory cli-ent. The advisory clients hold or held such real estate investments in a variety of forms, predominantly including single asset corporations of which a single pension fund or other advisory client is the sole direct or indirect stockholder, but also including direct ownership of the properties in certain cases and ownership through a corporation established and managed by Cabot Partners for the purpose of providing a vehicle for pooled investment by institutional clients.

In preparation for the IPO, Cabot Partners and the Contributing Investors undertook the transactions summarized below (the "Formation Transactions") for the purpose of organizing the Company, the Operating Partnership and the Man-agement Company, and transferring the Properties and Cabot Partners' real estate advisory and management business and certain related assets to the Com-pany, the Operating Partnership and the Management Company in a tax efficient manner. As a result of the Formation Transactions, the Contributing Investors, including the C-M Property Partnerships (all of the partnership interests in which were owned by Ferdinand Colloredo-Mansfeld and Franz Colloredo-Mansfeld and members of their immediate families), became equity investors in the Com-pany through, in certain cases, direct ownership of Common Shares or, in most cases, ownership of Units in the Operating Partnership that may, subject to the limitations described below, be exchanged for Common Shares, which Units and Common Shares were received by them in exchange for their contributions of Properties to the Company or the Operating Partnership. Cabot Partners con-tributed to the Operating Partnership its real estate advisory and management business and other assets that relate to the Properties contributed to the Operating Partnership pursuant to the Formation Transactions. Cabot Partners' Advisory Contracts and assets relating to industrial properties that were not contributed pursuant to the Formation Transactions are held by the Management Company. As a result of such contributions, the Company became the indirect owner of the contributed Properties, through and to the extent of its general partnership interest in the Operating Partnership, and does not receive advi-sory or management fees with respect to such Properties. The Properties con-tributed by the Contributing Investors, including those of the C-M Property Partnerships, did not comprise all of the industrial properties for which Cabot Partners provided advisory or management services, nor did the Contrib-uting Investors comprise all of the advisory clients of Cabot Partners. Each of the advisory clients of Cabot Partners was offered the opportunity to par-ticipate in the Formation Transactions.

The Formation Transactions included the following:

  (i) The Company was formed as a real estate investment trust under Maryland law through the filing of the Company's Declaration of Trust with the Mary-land Secretary of State on October 10, 1997.

  (ii) The Operating Partnership was formed as a limited partnership under Delaware law on October 10, 1997.

  (iii) The Operating Partnership incorporated the Management Company as its wholly-owned subsidiary through the filing of a certificate of incorpora-tion for the Management Company with the Delaware Secretary of State on December 22, 1997 and the contemporaneous initial purchase by the Operating Partnership of 100 shares of the non-voting preferred stock of the Manage-ment Company.

  (iv) The Contributing Investors, including the partners of the C-M Property Partnerships, contributed certain of their industrial real estate invest-ment properties (comprising certain of the Properties described herein), directly or indirectly, to the Operating Partnership. Such contributions were effected pursuant to the Contribution Agreement, dated as of October 10, 1997, entered into among the Company, the Operating Partnership, Cabot Partners and each of the Contributing Investors. The Contribution Agreement provided, among other things, that the Contributing Investors would convey to the Operating Partnership, or in certain cases directly to the Company, all of their interests in the Properties, in exchange for a number of Units, or Common Shares, determined on the basis of the relative derived contribution amounts of the Properties contributed as compared to the aggregate derived contribution amounts of all of the Properties and assets contributed by the Contributing Investors and Cabot Partners in the Forma-tion Transactions. In the case of contributions of Properties that the Con-tribution Agreement provided were to be made directly to the

  Company in exchange for Common Shares, the Contributing Investor conveyed such Properties to the Operating Partnership, in exchange for which the Operating Partnership issued to the Company a number of GP Units in the Operating Partnership equal to the number of Common Shares issued by the Company to the Contributing Investor. The determinations of the specific forms of such contribution transactions and whether Units or Common Shares were issued in connection therewith were made on bases intended to maximize the tax efficiency of such contributions taking into account the specific facts relating to and the organizational structure of the respective con-tributing entities. As a result of such contributions, and after considera-tion of the issuance and sale of Common Shares in the IPO and the Concur-rent Placement, the Contributing Investors (excluding for this purpose the C-M Property Partnerships) received a total of 22,598,735 Units and 8,961,714 Common Shares. See "Principal and Management Shareholders" for a listing of Units and Common Shares owned by principal Contributing Investors as of June 30, 1998.

    (v) The Contribution Agreement also provided, among other things, that Cabot Partners, most of whose partners were Cabot Group Participants, would contribute to the Operating Partnership (or to a subsidiary thereof) the Advisory Contracts and other assets relating to Cabot Partner's advisory and management business, including furniture, fixtures and equipment, gen-eral intangibles, intellectual property, books and records. As a result of such contribution and the contribution of the C-M Property Partnerships, and after consideration of the issuance and sale of Common Shares in the IPO and the Concurrent Placement, Cabot Partners (on behalf of its indi-vidual partners) and the partners of the C-M Property Partnerships received a total of 2,289,551 Units. Of the Units that were received by Cabot Part-ners and the partners of the C-M Property Partnerships, (i) Ferdinand Colloredo-Mansfeld, Chief Executive Officer of the Company, received 1,331,657 Units having a value, based on the IPO Price, of approximately $26.6 million, (ii) Robert E. Patterson, President of the Company, received 128,590 Units having a value, on the same basis, of approximately $2.6 mil-lion and (iii) no other individual partner of Cabot Partners received more than 135,515 Units having a value, on the same basis, of approximately $2.7 million. See "Principal and Management Shareholders" for a listing of Units and Common Shares owned by certain members of management as of June 30, 1998. Cabot Partners' Advisory Contracts and assets relating to industrial properties that were not contributed pursuant to the Formation Transactions are held by the Management Company. The Operating Partnership owns 100% of the non-voting preferred stock of the Management Company. The Operating Partnership, as the holder of the non-voting preferred stock of the Manage-ment Company, is entitled to receive quarterly cash dividends equal to 95% of the Management Company's net operating cash flow and is senior to the extent of the liquidation preference thereof in a liquidation or dissolu-tion to any class of the Management Company's common equity. The non-voting preferred stock is not redeemable by the Management Company or the holder thereof. Ferdinand Colloredo-Mansfeld owns 100% of the voting common stock of the Management Company and is entitled to receive quarterly cash divi-dends equal to 5% of the Management Company's net operating cash flow.

  (vi) The Units and Common Shares received by the Contributing Investors (excluding the C-M Property Partnerships) in connection with the Formation Transactions are exchangeable for Common Shares on a one-for-one basis or the cash equivalent thereof (as determined by the Company) beginning Feb-ruary 4, 1999, or such earlier date as the Company may authorize.

  (vii) The Units received by Cabot Partners and the partners of the C-M Property Partnerships, including Messrs. Colloredo-Mansfeld and members of their immediate families, in connection with their contributions pursuant to the Formation Transactions are exchangeable into Common Shares on a one-for-one basis or the cash equivalent thereof (as determined by the Compa-ny), beginning February 4, 1999 (or such earlier date as the Company may authorize); however, such Units or Common Shares may not, subject to cer-tain exceptions, be disposed of until February 4, 2000 (or such earlier date as the Company and J.P. Morgan Securities Inc., which firm was the managing underwriter in the IPO, may authorize).

  (viii) The Operating Partnership used approximately $13.2 million of the net proceeds of the IPO and Concurrent Placement to repay mortgage indebt-edness secured by certain of the Properties. See "Certain Relationships and Related Transactions."

In addition to the Properties that were contributed by the Contributing Investors in the Formation Transactions, the Company agreed prior to the IPO to purchase 21 Properties from unaffiliated third parties for an aggregate pur-chase price of approximately $144 million, including approximately $8 million of existing mortgage indebtedness secured by certain of the Properties which was assumed by the Operating Partnership. The purchase of such Properties was completed shortly after the IPO closing. See "Properties."

CONCURRENT PLACEMENT

Concurrently with the Company's sale of Common Shares in its IPO, the Company also sold $20 million of Common Shares at the IPO Price of $20.00 per Common Share in the Concurrent Placement to the following investors, for whom Morgan Stanley Asset Management Inc. ("MSAM") acted as advisor (collectively, the "Concurrent Investor"): Stichting Bedrijspensioenfonds Voor De Metaalnijhverheid, Stichting Pensioenfonds ABP, MS Real Estate Special Situa-tions Inc., The Morgan Stanley Real Estate Special Situations Funds I, L.P., The Morgan Stanley Real Estate Special Situations Fund II, L.P. and Morgan Stanley Real Estate Special Situations Real Estate Investors, L.P. Under the agreements related to the sale of such shares to the Concurrent Investor, the Company agreed to file a registration statement with the Commission 180 days after the Closing Date for the purpose of registering resales, subject to cer-tain exceptions, of the Common Shares issued to the Concurrent Investor in the Concurrent Placement and to reimburse the Concurrent Investor for up to $25,000 of its legal expenses related to the Concurrent Placement. The regis-tration statement of which this prospectus forms a part was filed in compli-ance with such agreements.

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

The Contributing Investors and Cabot Partners have each made certain represen-tations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions. Such representations and warranties, which in the case of environmental matters and certain other matters are limited to the knowledge of specified entities and persons, relate to, among other things, their authority to enter into the For-mation Transactions, their ownership of the Properties or other assets con-tributed by them, and the absence of certain liabilities, and other matters relating primarily to the condition and operation of the Properties and such assets. The respective obligations of each Contributing Investor and of Cabot Partners to indemnify the Company in the event of breach of any of such repre-sentations and warranties, or breach of certain other provisions of the Con-tribution Agreement or under certain other circumstances is subject to an overall limitation under the Contribution Agreement equal to the value (based on the IPO Price) of the Units or Common Shares received by the Contributing Investor in the Formation Transactions (or in lieu thereof, the return to the Company of all such Units or Common Shares received), and is subject to the further limitation that any such indemnification obligation relating to a spe-cific Property is limited to the contribution amount assigned to such Property by the parties in connection with the Formation Transactions. In addition, such indemnification obligations are generally limited to claims for indemni-fication made within one year after the completion of the Formation Transac-tions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the formation of the Company and the Operating Partnership in October 1997, certain Trustees and executive officers, members of their family and certain other persons (collectively, the "Cabot Group Participants") received a total of 1,705,506 Units in exchange for their interests in C-M Holdings L.P. and its affiliated partnerships ("C-M Property Partnerships") and/or Cabot Partners, respectively. These Units (representing approximately 3.9% of the common equity of the Company, assuming all outstanding Units not held by the Company are exchanged for Common Shares on a one-for-one basis) had a total value of approximately $34.1 million, based on the IPO Price of $20.00 per share. The Cabot Group Participants' partnership interests for the C-M Property Partnerships and Cabot Partners had an aggregate net book value of $5.1 million as of September 30, 1997. The aggregate cost to the Cabot Group Participants for these partnership interests was $8.8 million, resulting in an unrealized gain of approximately $25.3 million. The C-M Property Partnerships were owned by Ferdinand Colloredo-Mansfeld, the Company's Chairman and Chief Executive Officer, and members of his immediate family, including Franz Colloredo-Mansfeld, the Company's Chief Financial Officer, with Ferdinand Colloredo-Mansfeld owning a 97% partnership interest therein and Franz Colloredo-Mansfeld and other family members holding 1% and 2% partnership interests therein, respectively. Of the total number of Units received by the Cabot Group Participants in connection with the formation of the Company and the Operating Partnership, (i) Ferdinand Colloredo-Mansfeld received 1,331,657 Units having a value, based on the IPO Price, of approximately $26.6 million in exchange for his partnership interests in the C-M Property Partnerships and Cabot Partners, which had an aggregate cost of $4.7 million and $3.9 million, respectively, (ii) Robert E. Patterson, President of the Company, received 128,590 Units having a value, on such basis, of approximately $2.6 million in exchange for his partnership interests in Cabot Partners, which had an aggre-gate cost of $59,000, and (iii) the other executive officers of the Company received 165,904 Units having a value, on such basis, of approximately $3.3 million in exchange for partnership interests in the C-M Property Partnerships and Cabot Partners, which had an aggregate cost of $62,000. In addition, the Company reimbursed or will reimburse Cabot Partners for approximately $1.2 mil-lion of out-of-pocket expenses incurred by Cabot Partners in connection with the formation of the Company pursuant to the terms of the Contribution Agree-ment, dated October 10, 1997, entered into in connection with the formation of the Company.

In addition, the Contributing Investors received a total of 22,598,735 Units and 8,961,714 Common Shares in exchange for their interests in the properties that were contributed to the Company and/or the Operating Partnership in con-nection with their formation. These Units and Common Shares (representing approximately 72.5% of the common equity of the Company, assuming all out-standing Units not held by the Company are exchanged for Common Shares on a one-for-one basis.) had a total value of approximately $631.2 million based on the IPO Price, compared to the aggregate cost of such properties of approxi-mately $655.9 million. The Contributing Investors include CP Investment Proper-ties, Inc. (the title holding entity of IBM Retirement Plan Trust), nine title holding entities of New York Teachers' Retirement System, State of Wisconsin Investment Board, CP REPROP Corp. (the title holding entity of the Leland Stan-ford Jr. Endowment Fund), West Coast Industrial, L.L.C. (the title holding entity of Argo Partnership II, L.P.), Keystone-New Jersey Property Holding Corp., Keystone-Ohio Property Holding Corp. and Keystone-Illinois Property Holding Corp. (the title holding entities of Pennsylvania Public School Employes' Retirement System), Herrod Associates and The Prudential Insurance Company of America.

The Units received by the Cabot Group Participants and the Contributing Investors in connection with the formation of the Company and the Operating Partnership may, in accordance with the Operating Partnership Agreement, be exchanged in whole or in part for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof, at any time com-mencing February 4, 1999. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will issue Common Shares in exchange for such Units. The receipt and retention of the Units in exchange for contributed assets may provide the Cabot Group Participants and certain of the Contributing Investors with continued deferral of the taxable gain associated with dispositions of those assets.

In connection with the formation of the Management Company in December 1997, Cabot Partners contributed to the Management Company certain advisory contracts and other assets relating to properties that were not contributed to the Com-pany or the Operating Partnership. The Operating Partnership owns all of the non-voting preferred stock of the Management Company, is entitled to receive quarterly cash dividends equal to 95% of the Management Company's net operating cash flow and is senior in liquidation or dissolution to the extent of the liq-uidation preference of the preferred stock to the Management Company's common equity. Ferdinand Colloredo-Mansfeld acquired all of the voting common stock of the Management Company for a cash purchase price of $100,000 and is entitled to receive quarterly cash dividends equal to 5% of the Management Company's net operating cash flow.

REPAYMENT OF DEBT

Approximately $18.4 million of indebtedness secured by the Properties contrib-uted by the C-M Property Partnerships was assumed by the Operating Partnership and approximately $13.2 million of such indebtedness was repaid from the pro-ceeds of the Company's IPO and Concurrent Placement.

OPTIONS GRANTED

The Company granted options to purchase an aggregate of 1,675,000 Units that are convertible into an equal number of Common Shares under the Company's Long Term Incentive Plan at the IPO Price to senior executive officers of the Com-pany, subject to certain vesting requirements. See "Management--Long Term Incentive Plan."

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth, as of June 30, 1998, the beneficial ownership of Common Shares of (i) each person known by the Company to own more than 5% of the Common Shares, (ii) each Trustee and nominee, (iii) each of the Named Exec-utive Officers; and (iv) all Trustees and executive officers of the Company as a group. The table also sets forth the number of Units of each beneficial owner of Units who, upon exchange of Units for Common Shares, would own more than 5% of the Common Shares, and by the persons and group specified in clauses (ii) through (iv) above. Pursuant to the Operating Partnership Agreement, the Units are exchangeable for Common Shares on a one-for-one basis or the cash equiva-lent thereof (as determined by the Company) beginning February 4, 1999, or such earlier date as the Company may authorize. Unless otherwise indicated, the per-sons and entities named below have sole voting and investment power with respect to all Common Shares and Units shown as beneficially owned by them.

                                           ---------------------------------------------
                                                                  PERCENT OF
                                                                  ALL COMMON  PERCENT OF
                                              COMMON                  SHARES  ALL COMMON
NAMES AND ADDRESS OF BENEFICIAL OWNERS(1)     SHARES      UNITS AND UNITS(2)   SHARES(3)
-----------------------------------------  --------- ---------- ------------  ----------
Ferdinand Colloredo-Mansfeld                   1,050  1,331,657          3.1%        6.7%
Robert E. Patterson(4)                        14,000    128,590            *           *
Franz Colloredo-Mansfeld                       4,000     25,991            *           *
Andrew D. Ebbott                               1,000     36,499            *           *
Howard B. Hodgson, Jr.                         1,000     36,499            *           *
Eugene F. Reilly                                 --      30,416            *           *
Neil E. Waisnor                                  --      36,499            *           *
Noah T. Herndon                                5,000        --             *           *
Christopher C. Milliken                          100        --             *           *
Maurice Segall                                 2,500        --             *           *
W. Nicholas Thorndike                          5,000        --             *           *
Ronald L. Skates(5)                           10,000        --             *           *
IBM Retirement Plan Trust(6)                     --  10,246,244         23.5        35.5
Pennsylvania Public School
 Employes' Retirement System(7)                  --   5,502,973         12.6        22.8
New York State Teachers'
 Retirement System(8)                      2,186,947  3,764,579         13.7        26.6
State of Wisconsin Investment
 Board(9)                                  2,959,534        --           6.8        15.9
Leland Stanford Jr. Endowment
 Fund(10)                                        --   2,367,923          5.4        11.3
The Prudential Insurance Company
 of America(11)                            2,504,699        --           5.8        13.5
Argo Partnership II, L.P.(12)              1,586,484        --           3.6         8.5
Morgan Stanley Asset Management
 Inc.(13)                                  1,000,000        --           2.3         5.4
All Trustees, and executive
 officers as a group (12
 persons)                                     43,650  1,626,151          3.8         8.3

-------
  * Less than 1%.
(1) Unless otherwise indicated, the address of each named person or title holding entity is c/o Cabot Industrial Trust, Two Center Plaza, Suite 200, Bos-ton, Massachusetts 02108. Does not include options to purchase Common Shares or Units held by officers and Trustees of the Company. See "Management"
(2) Assumes that all Units are exchanged for Common Shares on a one-for-one basis (without regard to the prohibition on exchange of 22,699,884 and 2,228,719 Units until February 4, 1999 and 2000, respectively).
(3) Assumes that all Units beneficially owned by the identified person or group (and no other person) are exchanged for Common Shares on a one-for-one basis (without regard to the prohibition on exchange of 22,699,884 and 2,228,719 Units until February 4, 1999 and 2000, respectively).
(4) Includes 2,000 Common Shares held by Mr. Patterson's children and 12,000 Common Shares held by trust with respect to which he has shared voting and investment power. Mr. Patterson disclaims beneficial ownership of these Common Shares.
(5) Includes 2000 Common Shares in which Mr. Skates has shared voting and investment powers, owned by family trusts of which Mr. Skates is co-trustee and in which each trustee has the power without the other to both vote and dispose of trust assets.
(6) Information based on a Schedule 13G dated April 22, 1998 filed with the Securities and Exchange Commission. The address of IBM Retirement Plan Trust is 3001 Summer Street, Stamford, Connecticut 06905.

(7) Units held of record by Keystone-Illinois Property Holding Corp., Keystone-New Jersey Property Holding Corp. and Keystone-Ohio Property Holding Corp. which are each wholly owned by Pennsylvania Public School Employes' Retirement System. The business address of these unitholders is 875 North Michigan Avenue, Suite 4114, Chicago, Illinois 60611.
(8) Common Shares and Units held of record by three title holding entities and six title holding entities, respectively, which are each wholly owned by New York State Teachers' Retirement Systems. The business address of these entities is c/o Bankers Trust Company, 14 Wall Street, New York, New York 10005.
(9) Information based on a Schedule 13G dated March 10, 1998 filed with Securi-ties and Exchange Commission. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.
(10) Units held of record by CP REPROP Corp., which is wholly owned by the Leland Stanford Jr. Endowment Fund. The business address of these entities is c/o Stanford Management Company, 2770 Sand Hill Road, Menlo Park, California 94025.
(11) Includes 950 shares with respect to which The Prudential Insurance Company of America ("Prudential") has shared voting and investment power. Information based on a Schedule 13G dated March 9, 1998 filed with the Securities and Exchange Commission. Prudential's address is 751 Broad Street, Newark, New Jersey 07102-3777.
(12) Common Shares held of record by West Coast Industrial, L.L.C. which are beneficially owned by its managing member, Argo Partnership II, L.P., whose business address is c/o The O'Connor Group, 399 Park Avenue, New York, New York 10022.
(13) Common Shares held of record by Morgan Stanley Asset Management Inc. ("MSAM") as advisor to Stichting Bedrijspensioenfonds Voor De Metaalnijhverheid, Stichting Pensioenfonds ABP, MS Real Estate Special Situa-tions Inc., The Morgan Stanley Real Estate Special Situations Funds I, L.P., The Morgan Stanley Real Estate Special Situations Fund II, L.P., Morgan Stanley Real Estate Special Situations Real Estate Investors, L.P. MSAM and Morgan Stanley, Dean Witter, Discover & Co., as the owner of all of the common stock of MSAM, are deemed beneficially to own the Common Shares beneficially owned by these entities. MSAM maintains its principal office at 1221 Avenue of the Amer-icas, New York, New York 10020 and Morgan Stanley, Dean Witter, Discover & Co. disclaim beneficial ownership of such Common Shares.

                              SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders and the respective numbers of Common Shares that may be sold by each pursuant to this Prospectus.

                                                 ------------------------------
                                                   COMMON SHARES  COMMON SHARES
                                                     OWNED PRIOR    THAT MAY BE
SELLING SHAREHOLDER                              TO THE OFFERING SOLD HEREUNDER
-------------------                              --------------- --------------
Robert M. Angland(1)                                      74,683         74,683
Morgan Stanley Real Estate Special Situations
 Real Estate Investors, L.P.                              17,185         17,185
MS Real Estate Special Situations Inc.                   178,102        178,102
Morgan Stanley Special Situations Fund I, L.P.           202,020        202,020
Morgan Stanley Special Situations Fund II, L.P.          269,360        269,360
Stichting Bedrijspensioenfonds Voor De
 Metaalnijhverheid                                       133,333        133,333
Stichting Pensionfonds ABP                               200,000        200,000

-------
(1) Mr. Angland retired from his position as an officer of Cabot Partners, which was the sponsor and organizer of the Company, in December, 1997.

For a description of certain contractual arrangements pursuant to which the Company agreed to effect the registration of the Common Shares covered hereby under the Securities Act, see "Shares Available for Future Sale."

The Common Shares are being registered to permit public sales of the Common Shares from time to time by the Selling Shareholders. All of the Common Shares covered hereby were sold by the Company to the Selling Shareholders in private placement transactions pursuant to certain agreements (the "Purchase Agree-ments") with the Company dated December 1997 and February 1998 or, in the case of Mr. Angland, are issuable upon exchange of Units issued in connection with the Formation Transactions.

The Company agreed, among other things, to bear all expenses (other than under-writing discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration and sale of the Common Shares issued to Selling Shareholders pursuant to the Purchase Agreements. The Company has agreed to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Common Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the public sale thereof by the Selling Shareholders.

                              PLAN OF DISTRIBUTION

The Company has been advised that the Selling Shareholders may sell Common Shares covered hereby from time to time in transactions on the NYSE, in negoti-ated transactions, or a combination of such methods of sale, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions directly or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation to a particular broker-dealer may exceed customary brokerage commissions.

Any agents or broker-dealers that participate in a distribution of Common Shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received or any profit realized by them on the resale of the Common Shares may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities arising under the Securities Act.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company.

GENERAL

The Declaration of Trust of the Company provides that the Company may issue up to 150,000,000 shares of beneficial interest (the "Shares"), which may consist of Common Shares and preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), in such combination as the Trustees may deter-mine. At June 30, 1998, the Company had issued and outstanding 18,586,764 Common Shares and had issued no Preferred Shares. As permitted by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), the Declaration of Trust contains a provi-sion permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue. The Company believes that the power of the Board of Trustees to issue additional shares of beneficial interest provides the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional shares of beneficial interest, including possibly Common Shares, will be available for issuance without further action by the Company's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Acting pursuant to this authority, the Board has authorized the issuance of a new class of Preferred Shares in connection with its adoption of the Shareholder Rights Plan described below. See "--Shareholder Rights Plan." Although the Board of Trustees currently has no intention of doing so, it could also authorize the Company to issue a class or series of shares of beneficial interest that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares or might otherwise be in the best interests of the shareholders.

Both the Maryland REIT Law and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of such shareholder's status as a shareholder of the Company. The Company's Declaration of Trust further provides that the Com-pany will indemnify and hold each shareholder harmless against any claim or liability to which the shareholder may become subject by reason of such share-holder's being or having been a shareholder or former shareholder, subject to such shareholder providing prompt notice to the Company. The Company must also pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with any claim or liability unless it is established by a court that such claim or liability arose out of such shareholder's bad faith, willful misconduct or gross negli-gence. In addition, the Company, as a matter of general practice, includes pro-visions in its contracts to the effect that its shareholders assume no personal liability for obligations entered into on behalf of the Company. Nevertheless, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liabilities, judicial decisions relating to business trusts organized under the laws of certain jurisdictions other than Maryland might be asserted in such jurisdictions as a basis for personal liability of shareholders of the Company to the extent that any such claims are not satisfied by the Company. Inasmuch as the Company car-ries public liability insurance, which it considers adequate, any risk of per-sonal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

All of the Common Shares covered hereby are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of Common Shares, holders of Common Shares are entitled to receive dividends on such shares if, as and when autho-rized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liq-uidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Each outstanding Common Share entitles the holder of such Common Share to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of Trust-ees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares will not be able to elect any Trustees. Holders of Common Shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, Common Shares have equal dividend, distribution, liquidation and other rights.

Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirma-tive vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of the votes cast by holders of Common Shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present), (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of Trustees, which action can only be taken by vote at a shareholder meeting), (iii) the merger of the Company into a new entity, consolidation or sale (or other disposition) of all or substantially all of the assets of the Company (which requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the matter, which action can only be taken by vote at a shareholder meeting), (iv) the amendment of the Declaration of Trust by shareholders, including the amendment or repeal of the Independent Trustee provision (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain cir-cumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter), and (v) the dissolution of the Company (which requires the affirmative vote of two-thirds of the outstanding shares entitled to vote on the matter). The Company has agreed pursuant to the Operating Partnership Agreement that Limited Part-ners also have voting rights with respect to certain of the foregoing actions for a limited period. See "Partnership Agreement of Operating Partnership--Man-agement." As allowed under the Maryland REIT Law, the Company's Declaration of Trust permits the Trustees by a two-thirds vote to amend the Declaration of Trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the approval of the shareholders. As per-mitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggre-gate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue.

SHAREHOLDER RIGHTS PLAN

The Board of Trustees of the Company has adopted a Shareholder Rights Plan pur-suant to which one preferred share purchase right (a "Right") has been distrib-uted with respect to each outstanding Common Share of the Company. Holders of additional Common Shares issued after the date of such distribution and before the expiration of the Rights (or the Distribution Date, as defined below) will receive one Right for each such additional Common Share. The Rights will expire on June 11, 2008 unless earlier redeemed or exchanged by the Company. Each Right entitles the registered holder, under certain circumstances, to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Share, par value $0.01 per share, of the Company (the "Participating Preferred Shares") at a price of $85.00 per one one-hundredth of a Participating Pre-ferred Share, subject to adjustment. The terms of the Rights are set forth in a Rights Agreement, dated as of June 11, 1998, between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agreement").

The Participating Preferred Shares will not be redeemable by the Company and will each be entitled to minimum preferential quarterly dividends, when and if declared by the Board of Trustees out of funds legally available therefor, equal to the greater of $1.00 per share and 100 times any dividend or other distribution declared per Common Share. Each Participating Preferred Share will entitle the holder thereof to 100 votes, voting together with the Common Shares, on all matters presented for consideration by the holders of the Common Shares. In addition, each Participating Preferred Share will be entitled to a minimum preferential liquidation payment equal to the greater of $1.00 per share and 100 times any liquidation payment made per Common Share and will be entitled to receive 100 times the amount received per common share in the event of any merger, consolidation or other transaction in which Common Shares are exchanged. The terms of the Participating Preferred Shares are set forth in Articles Supplementary to the Declaration of Trust of the Company which are included as exhibits to the Registration Statement of which this Prospectus forms a part and which should be read for a complete statement of such terms.

The Shareholder Rights Plan is intended to discourage coercive or unfair take-over tactics and to encourage any potential acquirer of the Company to nego-tiate directly with the Company's Board of Trustees. The Rights issued pursuant to the

Shareholder Rights Plan are intended to achieve this result by raising the pos-sibility of substantial dilution to a person or group of persons that attempts to acquire the Company on terms not approved by the Board of Trustees.

Initially the rights will be attached to and evidenced solely by the certifi-cates evidencing Common Shares. The Rights will become exercisable and will be evidenced by separate certificates only after the earliest to occur of (i) 10 days following public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the out-standing Common Shares (thereby becoming an "Acquiring Person"), (ii) fifteen business days following the commencement of, or the announcement of an inten-tion to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by any person of 15% or more of the out-standing Common Shares or (iii) 10 business days after the filing of any appli-cation, request or other document with a governmental agency seeking approval of, attempting to rebut any presumption of control upon, or indicating an intention to enter into, any transaction or series of transactions that would result in any person becoming the beneficial owner of 15% or more of the out-standing Common Shares (the first of such dates to occur being referred to as the "Distribution Date"). Certain existing holders of Common Shares specified in the Rights Agreement (the "Grandfathered Persons") who may be deemed benefi-cially to own 15% or more of the Common Shares as of the date of the initial distribution of the Rights will not be deemed to be an Acquiring Person unless such Grandfathered Person becomes the beneficial owner of an additional 1% of the outstanding Common Shares without the prior written approval of the Com-pany.

If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person, will have the right to receive, upon exercise thereof, a number of Common Shares having a market value equal to two times the exercise price of the Rights. In lieu of the issuance of Common Shares upon the exercise of Rights, the Board of Trustees may under certain circumstances, and if there is an insufficient number of Common Shares authorized but unissued to permit the exercise of the Rights in full, the Board is required to, take such action as may be necessary to cause the Company to issue or pay upon the exercise of Rights, cash (including by way of a reduction of the Purchase Price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Common Shares which otherwise would have been issuable upon exercise of the Rights. The Company may permit the Rights to be exercised for 50% of the Common Shares (or cash, property or other securities that may be substituted for Common Shares) that would otherwise be purchasable upon exer-cise thereof in consideration of the surrender of the Rights so exercised and without other payment of the exercise price of the Rights. If the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold after any person or group has become an Acquiring Person, the Rights Agreement requires that proper pro-vision be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof, a number of shares of common stock of the acquiring company having a market value equal to two times the exercise price of the Rights.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Common Shares, the Board of Trustees may exchange the Rights (other than Rights owned by that person or group), in whole or in part, at an exchange ratio of one Common Share (or one one-hundredth of a Participating Preferred Share) per Right.

At any time before a person or group of persons becomes an Acquiring Person, the Board of Trustees may redeem the Rights, in whole but not in part, at a redemption price of $0.01 per Right (the "Redemption Price"), payable in cash, Common Shares or any other form of consideration deemed appropriate by the Board of Trustees. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Trustees in its sole discretion may establish.

CLASSIFICATION OR RECLASSIFICATION OF COMMON SHARES OR PREFERRED SHARES

The Declaration of Trust authorizes the Board of Trustees to classify any unissued Shares and to reclassify any previously classified but unissued Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such class or series, subject to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distribu-tions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise might be in their best interest.

RESTRICTIONS ON TRANSFER

For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of beneficial interest. Specifically, not more than 50% in value of the Company's outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year the election to be a REIT has been made), and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences--Taxation of the Company."

For this reason, among others, the Declaration of Trust, subject to certain exceptions described below and to possible limited exceptions regarding certain Contributing Investors, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the Company's issued and outstanding Shares, or (ii) 9.8% of the total value of such Shares (the "Ownership Limit"). Any transfer of Common or Preferred Shares that would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limit, (ii) result in the Common and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares.

Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limit, or
(ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, the Common or Preferred Shares will be designated as excess shares (the "Excess Shares") and transferred automatically to a trust (the "Share Trust") effective as of the close of business on the business day before the purported transfer of such Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Excess Shares (the "Pur-ported Transferee") will have no rights in such shares except as described below. The trustee of the Share Trust (the "Share Trustee") will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organiza-tions that are named by the Company.

Excess Shares will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distribu-tions on the Excess Shares and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Excess Shares. At the direction of the Company, the Share Trustee must transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit. Such transfer must be made within 60 days after the latest of (i) the date of the transfer that resulted in such Excess Shares and (ii) the date that the Board of Trustees determines in good faith that a transfer resulting in Excess Shares has occurred, if the Company does not receive notice of such transfer (as described below). Upon such a transfer, which is subject to the Company waiving its purchase right described below, the Purported Transferee generally will receive from the Share Trustee the lesser of (i) the price per share such Purported Transferee paid for the Common or Preferred Shares that were designated as Excess Shares (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Excess Shares. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Purported Transferee will be distributed to the Beneficiary.

The Excess Shares will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and
(ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Excess Shares and (ii) the date the Company determines in good faith that a transfer resulting in such Excess Shares occurred.

"Market Price" means the last reported sales price reported on the NYSE for a particular class of Shares on the trading day immediately preceding the rele-vant date, or if not then traded on the NYSE, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board of Trustees.

Any person who acquires or attempts to acquire Common or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Pre-ferred Shares that were transferred to a Share Trust, will be required (i) to give

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

immediately written notice to the Company of such event or, in the event of a proposed or attempted transfer, must give at least 15 days prior written notice to the Company of such event, and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the number or value of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide to the Company a written statement stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

The Ownership Limit generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limit under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indi-rect, of shares of beneficial interest of the Company in excess of the Owner-ship Limit would result in the termination of the Company's status as a REIT. The foregoing restrictions will continue to apply until the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a pre-mium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company.

All certificates representing Common or Preferred Shares bear a legend refer-ring to the restrictions described above.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                 THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of the Declara-tion of Trust and Bylaws of the Company does not purport to be complete, although the Company believes all material provisions thereof are described, and is qualified in its entirety by reference to Maryland law and to the Decla-ration of Trust and Bylaws of the Company, copies of which were exhibits to a Registration Statement previously filed. See "Additional Information."

CLASSIFICATION OF THE BOARD OF TRUSTEES

The Company's Declaration of Trust provides that the number of Trustees of the Company cannot be less than three nor more than 15. As of June 30, 1998, there are seven Trustees. The Trustees are divided into three classes, with terms of three years each and with one class to be elected at each annual meeting of shareholders. The classified Board of Trustees could have the effect of making the removal of incumbent Trustees time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to effect a change in control of the Company that a majority of shareholders may believe to be beneficial to the Company and its shareholders.

VACANCIES

Any vacancy on the Board of Trustees arising for any cause other than an increase in the number of Trustees may be filled by a majority of the remaining Trustees, even if less than a quorum, or by a sole remaining Trustee. Any vacancy created by an increase in the number of Trustees may be filled by a majority of the entire Board of Trustees. Only the Independent Trustees may nominate a replacement for a vacancy in an Independent Trustee position. Any Trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders. A Trustee elected at an annual meeting of shareholders to fill a vacancy will have the same remaining term as that of his or her pred-ecessor.

REMOVAL OF TRUSTEES

The Declaration of Trust provides that a Trustee may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. This provision has the effect of limiting shareholders' power to remove incumbent Trustees to cases in which a substantial majority of share-holders approve such removal.

BUSINESS COMBINATIONS

Under the MGCL, as applicable to Maryland real estate investment trusts, cer-tain "business combinations" (including mergers, consolidations, share exchanges and asset transfers and certain issuances or reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten per-cent or more of the voting power of the then outstanding voting stock of the trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive at least a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Share-holder becomes an Interested Shareholder.

CONTROL SHARE ACQUISITIONS

The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" (as defined below) of a Maryland real estate investment trust acquired in a "control share acquisition" (as defined below) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquirer, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having pre-viously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previ-ously been approved) at their fair value, determined without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share Acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisi-tion.

The Control Share Acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the trans-action or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

SHAREHOLDERS' MEETINGS

The Declaration of Trust and Bylaws provide for an annual meeting of Share-holders to be held upon proper notice and within a reasonable period, but not less than 30 days, following delivery of the Company's annual report. Special meetings of Shareholders may be called by a majority of the Trustees, a majority of the Independent Trustees or by an executive officer of the Company and must be called upon the written request of Shareholders holding in the aggregate not less than 25% of the outstanding shares of the Company entitled to vote. Written notice stating the place, date and hour of the Shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, is required to be delivered not less than 10 nor more than 60 days before the day of the meeting to each holder of record. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as the matter voted on at any meeting of the shareholders held during the preceding twelve months.

ANNUAL REPORT

Under the Maryland REIT Law, the Company is required to deliver to shareholders an annual report concerning its operations for the preceding fiscal year con-taining financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants. The report must include a balance sheet, an income statement and a surplus statement. Annual reports must be mailed or delivered to each shareholder and must be placed on file at the principal office of the Company within the time prescribed by the Maryland REIT Law.

AMENDMENT

The Trustees, by a two-thirds vote, may amend the provisions of the Company's Declaration of Trust, without shareholder approval, to qualify the Company as a REIT under the Code or under the Maryland REIT Law. The Board of Trustees may also amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of Shares that the Company has the authority to issue. Otherwise, the Company's Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except with respect to provisions therein relating to (i) removal of Trustees and (ii) certain reorganization transactions of the Company. The provisions described in clauses (i) and (ii) in the preceding sentence may be amended only by the affirmative vote or, in certain instances, written consent of the holders of not less than two-thirds of the Shares then outstanding. The Company's Bylaws may only be amended by the Board of Trustees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishon-esty established by a final judgment as being material to the cause of action. The Company's Declaration of Trust contains such a provision limiting such lia-bility to the maximum extent permitted by the Maryland REIT Law.

The Declaration of Trust provides that the Company, to the fullest extent per-mitted by Maryland law, must indemnify each Trustee and officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was a Trustee or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in that capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee or officer in connection with any such action, suit or proceeding. The Bylaws of the Company obligate it, to the fullest extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) each Trustee and officer from and against all claims and liabilities, whether they proceed to judgment or are settled, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such Trustee or officer may become subject by reason of such person being or having been a Trustee or officer, or by reason of any action alleged to have been taken or omitted by such person as a Trustee or officer, and will reim-burse such person for all reasonable legal and other expenses incurred by such person in connection with such claim or liability, including any claim or lia-bility arising under the provisions of federal or state securities laws, or
(ii) any such Trustee or officer who at the request of the Company serves or has served another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner, employee or agent of such foreign or domestic entity and who is made a party to the proceeding by reason of such person's service in that capacity against any claim or liability to which such person may become subject by reason of such status.

The Maryland REIT Law permits a Maryland real estate investment trust to indem-nify, and to advance expenses to, its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Mary-land corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connec-tion with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgement of liability on the basis that per-sonal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of such person's good faith belief that he or she has met the standard of con-duct necessary for indemnification by the corporation and (b) a written under-taking by or on behalf of such person to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of con-duct was not met. Insofar as indemnification for liability arising under the Securities Act may be permitted to Trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OPERATIONS; MARYLAND ASSET REQUIREMENTS

The Company is generally prohibited from acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a real estate investment trust. To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agriculture, horticulture or similar purposes.

TERMINATION OF THE TRUST AND REIT STATUS

The Company's Declaration of Trust permits (i) the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote or written consent of the holders of not less than two-thirds of the Company's outstanding Shares of all classes and (ii) the termination of the Company's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

The Bylaws of the Company provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only
(a) pursuant to the Company's notice of the meeting, (b) by or at the direction of the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to the Company's notice of the meeting,
(b) by the Board of Trustees, or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTITAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

The provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of Trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be considered by shareholders to be in their best interest.

                        SHARES AVAILABLE FOR FUTURE SALE

At June 30, 1998, the Company had 18,586,764 Common Shares issued and outstand-ing. In addition, 24,928,603 authorized but unissued Common Shares were reserved at that date for issuance upon conversion of Units and 2,142,000 Common Shares were reserved for issuance pursuant to options granted under the Company's Long Term Incentive Plan. The Common Shares registered hereby will be freely tradable without restriction, subject to certain limitations on owner-ship set forth in the Declaration of Trust. See "Description of Shares of Bene-ficial Interest--Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners have Exchange Rights which, beginning February 4, 1999 (or earlier with the consent of the Company), enable them to exchange their Units for Common Shares on a one-for-one basis, subject to the right of the Company to pay cash in lieu of issuing Common Shares. Each of the Limited Partners agreed under the Operating Partnership Agreement (and each of the other Contributing Investors agreed sep-arately) that until February 4, 1999 (or February 4, 2000 in the case of any Limited Partner that was a partner of Cabot Partners or C-M Holdings), such Limited Partner (or Contributing Investor) would not dispose of any Common Shares or Units without the prior consent of the Company, provided that any Limited Partner or Contributing Investor (other than a partner of Cabot Part-ners or C-M Holdings) may make a private resale to a Qualified Institutional Buyer (as defined in Commission Rule 144A) beginning November 4, 1998. The Com-pany also agreed not to offer for sale or sell any Common Shares (except in certain circumstances) for a period of 12 months after February 4, 1998, the closing date of the Company's initial public offering of Common Shares (the "IPO Closing Date"), without the prior written consent of J.P. Morgan Securi-ties Inc., which firm was the managing underwriter in the Company's IPO.

The Common Shares issued to the Contributing Investors and the Concurrent Investor and the Common Shares that are issuable to holders of Units upon exer-cise of the Exchange Rights are "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold, in the absence of registration under the Securities Act, unless an exemption from the registration requirements of the Securities Act is available, including exemptions pursuant to Rule 144. As described below, the Company has granted registration rights with respect to such Common Shares to the holders thereof.

In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Com-pany or any Affiliate of the Company, the acquirer or subsequent holder thereof will be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which an appropriate notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain manner of sale provisions, notice require-ments and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate, and the acquirer or subsequent holder thereof is deemed not to have been an Affiliate at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice require-ments.

The Company agreed to file a registration statement with the Commission on the first business day after the first anniversary of the IPO Closing Date for the purpose of registering the sale, subject to certain exceptions, of all, but not less than all, of the Common Shares (including Common Shares issued on conver-sion of Units) issued to the Contributing Investors or, commencing on the second anniversary of the Closing Date, Cabot Partners (or issued upon conver-sion of Units issued to such persons). The Company also agreed to file a regis-tration statement with the Commission 180 days after the IPO Closing Date for the purpose of registering the sale, subject to certain exceptions, of the Common Shares issued to the Concurrent Investor in the Concurrent Placement. The Company further agreed to use its best efforts to have such registration statements declared effective as soon as practical after filing and to keep them effective for a period expiring on the earlier of (i) the date on which all such securities have been sold and (ii) the date on which all such securi-ties are in the opinion of legal counsel for the Company eligible for sale under Rule 144(k) or, in the case of any Affiliate of the Company, under Rule 144 and could be sold in one transaction in accordance with the volume limita-tions contained therein. Upon the effectiveness of the registration statement relating thereto, those persons holding Common Shares received upon exercise of the Exchange Rights relating to their Units who are not Affiliates of the Com-pany may sell such shares without being subject to the volume limitations or other requirements of Rule 144. The Operating Partnership has agreed to bear the expenses incident to these registration requirements, except that such expenses shall not include any underwriting discounts or commissions, the fees and disbursements of any counsel to a selling shareholder, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of properties to the

Operating Partnership who agree to receive Common Shares, Units, or other secu-rities convertible into Common Shares, in lieu of cash.

No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares. See "Risk Fac-tors--Possible Adverse Effect on Price of Common Shares of Shares Available for Future Sale."

                 PARTNERSHIP AGREEMENT OF OPERATING PARTNERSHIP

GENERAL

The Properties are owned by the Operating Partnership. By contributing their interests in the C-M Property Partnerships and Cabot Partners to the Operating Partnership, the Cabot Group Participants are, among other things, permitted to defer until a later date a portion of the tax liabilities that they otherwise would have incurred if they had received Common Shares. In addition, through the Operating Partnership the Company has acquired and may acquire in the future interests in additional industrial properties in transactions that may defer such tax consequences for the contributors.

Substantially all of the Company's assets (including the Company's interest in the Properties) are held by, and its operations are conducted through, the Operating Partnership. At June 30, 1998, the Company held Units equal to 42.7% of the economic interest in the Operating Partnership and the Company controls the Operating Partnership in its capacity as the sole general partner. The Company's interest in the Operating Partnership entitles it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage ownership of the Operating Partner-ship (apart from tax allocations of profits and losses to take into account pre-contribution property appreciation). The Limited Partners own the economic interest in the Operating Partnership not held by the Company. For a period of one year (or two years for any partner of Cabot Partners or C-M Holdings) fol-lowing February 4, 1998, the holders of Units or Common Shares will not be per-mitted to offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of any such Units or Common Shares without the permis-sion of the Company (except (i) in the case of a holder that is a natural per-son, to certain family members of such holder or upon death of such holder, to such holder's estate, personal representative or beneficiaries, (ii) in the case of a business entity, to another entity wholly owned thereby or as a dis-tribution to the equity owners thereof, (iii) in the case of a master pension or profit sharing trust or group trust, to one or more of its participating trusts or to a successor trust, (iv) as a bona fide gift, or (v) pursuant to a pledge, grant of a security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee). After the first anniversary after the closing of the IPO (or second anniversary for any partner of Cabot Partners or C-M Holdings) Units or Common Shares may be transferred by a Limited Partner without restriction (except if such transfer would (i) vio-late any securities laws, (ii) result in the Operating Partnership being treated as an association taxable as a corporation, (iii) be effectuated through an "established securities market" or a "secondary market (or the sub-stantial equivalent thereof)" within the meaning of Section 7709 of the Code, or (iv) be to a lender to the Operating Partnership or related person holding nonrecourse liability), although the transferee will only be admitted as a Lim-ited Partner subject to furnishing certain specified or requested instruments or documents to the Company in its capacity as general partner. Also, after the first anniversary after the closing of the IPO (or earlier with the consent of the Company in its capacity as general partner), any holder of Units may exchange Units for an equal number of Common Shares, subject to the Company's right to pay cash in lieu of issuing Common Shares. With each exchange of Units, the Company's interest in the Operating Partnership will increase.

The Company holds one Unit in the Operating Partnership for each Common Share that it has issued. The net proceeds of issuance of Common Shares of the Com-pany have been contributed to the Operating Partnership in exchange for an equivalent number of Units.

As the general partner of the Operating Partnership, the Company has the exclu-sive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. The Board of Trustees of the Company manages the affairs of the Company by directing the affairs of the Operating Partnership. The Operating Partnership is responsible for, and pays when due, its share of all administrative and operating expenses of the Properties.

The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which was filed as an exhibit to a Registration Statement previously filed.

MANAGEMENT

The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company, as the sole general partner of the Operating Partnership, generally has full, exclusive and complete discretion in managing and controlling the Operating Partnership. The Contributing Investors who received Units, as the Limited Partners of the Operating Partnership, have no authority to transact business for, or to participate in the management activities or decisions of, the Oper-ating Partnership, except as provided in the Operating Partnership Agreement and as provided by applicable law. However, the consent of all the Limited Partners is required to

(i) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; (ii) possess Operating Partnership property, or assign any rights to specific Operating Partnership property for other than an Operating Partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (iii) admit a person as a partner, except as otherwise provided in the Operating Partnership Agreement; or (iv) perform any act that would subject a Limited Partner to liability as a general partner in any juris-diction or any other liability except as provided in the Operating Partnership Agreement or under the laws of the State of Delaware. In addition, the Company has agreed pursuant to the Operating Partnership Agreement that it will not take any of the following actions prior to February 4, 1999 without the consent of Limited Partners holding a majority of the outstanding Units: (i) a merger, consolidation or share exchange of the Company requiring the approval of the Company's shareholders or any merger, consolidation or partnership interest exchange of the Operating Partnership, (ii) a sale, lease, transfer or other disposition of all or substantially all of the Company's assets requiring the approval of the Company's shareholders, a sale, lease, transfer or other dispo-sition of all or substantially all of the operating assets, or any election to dissolve the Company requiring the approval of the Company's shareholders, or
(iii) an amendment to the Declaration of Trust requiring the approval of the Company's shareholders.

INDEMNIFICATION

The Operating Partnership Agreement provides that each individual made a party to a proceeding by reason of his status as a general partner or an officer of the Operating Partnership or a trustee or officer of the Company or any other person as the Company may designate from time to time in its sole and absolute discretion (each, an "Indemnitee") will be indemnified and held harmless by the Operating Partnership for any act relating to the operation of Operating Part-nership unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was com-mitted in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit of money, prop-erty or services; or (iii) in the case of any criminal proceeding, the Indem-nitee had reasonable cause to believe that the act or omission was unlawful. The Operating Partnership Agreement further provides that the termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth above. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, would, under the Operating Partnership Agreement, create a rebuttable presumption that the individual acted in a manner contrary to that specified above. Any indemnification so made shall be made only out of the assets of the Operating Partnership.

CAPITAL CONTRIBUTIONS

When the Company contributes additional capital to the Operating Partnership from the proceeds of Common Shares (or preferred shares of beneficial interest) issued by the Company, the Company's interest in the Operating Partnership will be increased on a proportionate basis based upon the number of Common Shares (or preferred shares of beneficial interest) issued to the extent the net pro-ceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

TAX MATTERS

Pursuant to the Operating Partnership Agreement, the Company is the tax matters partner of the Operating Partnership and, as such, has authority to make cer-tain tax related decisions and tax elections under the Code on behalf of the Operating Partnership.

OPERATIONS

The Operating Partnership Agreement allows the Company to operate the Operating Partnership in a manner that enables the Company to satisfy the requirements for being classified as a REIT. The Operating Partnership Agreement also requires the distribution of the cash available for distribution of the Oper-ating Partnership quarterly on a basis in accordance with the Operating Part-nership Agreement.

DUTIES AND CONFLICTS

The Operating Partnership Agreement provides that the Company shall not enter into or conduct any business other than in connection with its ownership, acquisition and disposition of partnership interests in the Operating Partner-ship and the management of the business and incidental activities of the Oper-ating Partnership. Therefore, all activities pertaining to the acquisition, development, management and operation of any properties, must be conducted through the Operating Partnership.

TERM

The Operating Partnership will continue in full force and effect until December 31, 2097 or until sooner dissolved upon (i) the withdrawal of the Company as a general partner (unless all of the Limited Partners elect to continue the Oper-ating Partnership), or (ii) by the election of the Company, with the consent of a majority in interest of Limited Partners, or (iii) in connection with a merger or other combination of the Operating Partnership, or (iv) by the sale or other disposition of all or substantially all of the assets of the Operating Partnership, or (v) entry of a decree of judicial dissolution of the Operating Partnership, or (vi) bankruptcy or insolvency of the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

The Company intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the federal income tax considerations for the Company and its shareholders with respect to the treatment of the Company as a REIT. The information set forth below, to the extent that it constitutes mat-ters of law, summaries of legal matters or legal conclusions, is based on the opinion of Mayer, Brown & Platt, counsel to the Company, as to the material Federal income tax consequences relevant to purchasers of the Common Shares.

Based upon the matters described below, in the opinion of Mayer, Brown & Platt, counsel to the Company, the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and its actual and proposed method of operation as repre-sented by the Company to Mayer, Brown & Platt and similarly described in this Prospectus will enable it to satisfy the requirements for such qualification. This opinion is based on certain assumptions relating to the organization and operation of the Company, the Operating Partnership and the Management Company as set forth in this Prospectus, including that the Formation Transactions were consummated in accordance with the operative documents and such documents accu-rately reflect the material facts of such transactions, and that the Company, the Operating Partnership, and the Management Company will each be operated in the manner described in their applicable organizational documents and in this Prospectus, and that all terms and provisions of such documents will be com-plied with by all parties thereto. This opinion is also conditioned upon cer-tain representations as set forth in this Prospectus made by the Company as to certain factual matters relating to the Company's organization and its actual and proposed method of operation. In addition, this opinion is based on the law existing and in effect on the date hereof and the Company's qualification and taxation as a REIT will depend on compliance with such law existing and in effect on the date hereof and as the same may hereafter be amended. The Company's qualification and taxation as a REIT will further depend upon the Company's ability to meet, on a continuing basis through actual operating results, asset composition, distribution levels and diversity of share owner-ship, the various qualification tests imposed under the Code discussed below. Counsel will not review compliance with these tests on a continuing basis, and thus no assurance can be given that the Company will satisfy such tests on a continuing basis.

In brief, a corporation that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently dis-tributed to shareholders, thereby substantially eliminating the "double taxa-tion" (i.e., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the divi-dends it paid to its shareholders and would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders. See "--Taxation of the Company--General" and "--Taxation of the Company--Failure to Qualify."

The Board of Trustees of the Company currently expects that the Company will operate in a manner that permits it to elect, and that it will timely and effectively elect, REIT status for its taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled since qualification as a REIT depends on the Company continuing to satisfy the numerous asset, income and distribution tests described below, which in turn will be dependent on the Company's operating results.

The following summary is based on existing law, is not exhaustive of all pos-sible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of share-holders (including insurance companies, financial institutions and broker-deal-ers, foreign corporations and persons who are not the citizens or residents of the United States) subject to special treatment under the federal income taxa-tion laws.

TAXATION OF THE COMPANY

General

In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. Under recently enacted legislation to the extent the Company elects to retain and pay income tax on its net long-term capital gains, shareholders are required to include their proportionate share of the Company's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by the Company.

Notwithstanding its qualification as a REIT, the Company also may be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintain its qualification as a REIT because certain other require-ments are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a frac-tion intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to cus-tomers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from fore-closure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its net long-term capital gains, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. The Company also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. The Management Company will be taxed on its income at regular corporate rates. The Company will use the calendar year both for federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

In order to qualify as a REIT, the Company must meet, among others, the fol-lowing requirements:

Share Ownership Tests

The Company's shares of beneficial interest (which term, in the case of the Company, currently means the Common Shares) must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly and including the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. How-ever, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Company for which a REIT election is made. The Company has represented to Mayer, Brown & Platt that it will satisfy these requirements.

In order to attempt to ensure compliance with the foregoing share ownership tests, the Company has placed certain restrictions on the ownership and transfer of its shares of beneficial interest to prevent additional concentra-tion of stock ownership. Moreover, to evidence compliance with these require-ments, Treasury regulations require the Company to maintain records which dis-close the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated per-centages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of the Company's records. A shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar statement disclosing the actual ownership of Company shares of benefi-cial interest and certain other information. In addition, the Company's Decla-ration of Trust provides restrictions regarding the ownership and transfer of its shares of beneficial interest that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

Asset Tests

At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (determined in accor-dance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets (the "Value Test") or (ii) 10% of the outstanding voting securities of any one such issuer (the "Voting Stock Test"). The Company has represented to Mayer, Brown & Platt that it will satisfy the 75% asset test, the Value Test, and the Voting Test at the close of each quarter of its taxable years ending 1998 and thereafter. Where the Company invests in a partnership (such as the Operating Partnership), it will be deemed to own a proportionate share of the partnership's assets and the partnership interest does not consti-tute a security for purposes of these tests. See "--Tax Aspects of the Company's Investments in Partnerships--General." Accordingly, the Company's investment in the Properties through its interest in the Operating Partnership is intended to constitute an investment in qualified assets for purposes of the 75% asset test.

The Operating Partnership owns 100% of the non-voting preferred stock of the Management Company, and by virtue of its partnership interest in the Operating Partnership, the Company is deemed to own initially a pro rata share of such non-voting preferred stock. Because the Operating Partnership owns none of the voting common stock of the Management Company and the non-voting preferred stock's approval right is limited to certain fundamental corporate actions that could adversely affect the preferred stock as a class, the Voting Stock Test should be satisfied.

Based upon its analysis of the estimated value of the stock of the Management Company owned by the Operating Partnership relative to the estimated value of the total assets owned by the Operating Partnership, the Company believes that its pro rata share of the stock of the Management Company held by the Operating Partnership does not exceed on the date of this Prospectus 5% of the value of the Company's total assets. Mayer, Brown & Platt, in rendering its opinion as to the qualification of the Company as a REIT, is relying on representations of the Company to such effect with respect to the value of such stock and assets. The Value Test must be satisfied at the end of any quarter in which the Company increases its interest in the Management Company or acquires other property. In this respect, if any Limited Partner exercises its conversion option to exchange Units for Common Shares, the Company will thereby increase its propor-tionate (indirect) ownership interest in the Management Company, thus requiring the Company to meet the Value Test in any quarter in which such conversion option is exercised. A similar result will follow in the case of any exchange of Units by the Operating Partnership or the Management Company employees that they received pursuant to the Company's Long Term Incentive Plan. See "Manage-ment--Long Term Incentive Plan." Although the Company plans to take steps to ensure that it satisfies the Value Test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful and will not require a reduction in the Operating Partnership's overall interest in the Management Company.

Gross Income Tests

There are two separate percentage tests relating to the sources of the Company's gross income which must be satisfied for each taxable year. For pur-poses of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partner-ship, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership. See "--Tax Aspects of the Company's Investments in Partnerships--General" below. The two tests are separately described below:

The 75% Test At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sales or other disposition of interests in real property and real estate mort-gages, other than gain from property bought primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property");
(iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such prop-erty ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

Rents received from a customer will not, however, qualify as rents from real property in satisfying the 75% gross income test (or the 95% gross income test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such customer. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater that 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for pur-poses of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, the Company generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom the Company derives no income, except that the

"independent contractor" requirement does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in con-nection with the rental of space for occupancy only, or are not otherwise con-sidered "rendered to the occupant for his convenience."

The Company monitors its operations in the context of these standards so as to satisfy the 75% and 95% gross income tests and has represented to Mayer, Brown & Platt that it will satisfy these tests for its taxable years ending 1998 and thereafter. The Operating Partnership provides certain services at the Proper-ties that it owns and possibly at any newly acquired Properties of the Oper-ating Partnership. The Company believes that for purposes of the 75% and 95% gross income tests the services provided at such Properties and any other services and amenities provided by the Operating Partnership or its agents with respect to such Properties is or will be of the type usually or custom-arily rendered in connection with the rental of space for occupancy only and not rendered to the occupant for his convenience. Mayer, Brown & Platt, in rendering its opinion as to the qualification of the Company as a REIT, is relying on representations of the Company to such effect. The Company intends that services that cannot be provided directly by the Operating Partnership, the Management Company or other agents will be performed by independent con-tractors. The Company anticipates that the dividend income on its indirect investment in the Management Company will not cause it to fail to satisfy the 75% gross income test.

The 95% Test In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other secu-rities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% gross income test. The Com-pany closely monitors its non-qualifying income and anticipates that non-qual-ifying income from its other activities will not result in the Company failing to satisfy either the 75% or 95% gross income test.

For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (ex-cluding foreclosure property); however, a sale of property will not be a pro-hibited transaction if such property is held by the Company for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of the Company--General" and "--Tax Aspects of the Company's Investments in Partnerships--Sale of the Properties."

The Company believes that, for purposes of both the 75% and the 95% gross income tests, its investment in the Properties through the Operating Partner-ship in major part gives rise to qualifying income in the form of rents, and that gains on sales of the Properties, or of the Company's interest in the Operating Partnership, generally will also constitute qualifying income.

Even if the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply is due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

Annual Distribution Requirements

In order to qualify as a REIT, the Company is required to distribute dividends to its shareholders each year in an amount at least equal to (A) the sum of
(i) 95% of the Company's REIT taxable income (computed without regard to the dividends received deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, for foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after the declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the pre-ceding paragraph and has represented to Mayer, Brown & Platt that it will so satisfy these distribution requirements for its taxable years ending 1998 and thereafter. In this regard, the Operating Partnership

Agreement authorizes the Company in its capacity as general partner to take such steps as may be necessary to cause the Operating Partnership to dis-tribute to its partners an amount sufficient to permit the Company to meet the distribution requirements. It is possible that the Company may not have suffi-cient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual pay-ment of expenses on the one hand, and the inclusion of such income and deduc-tion of such expense in computing the Company's REIT taxable income on the other hand; due to the Operating Partnership's inability to control cash dis-tributions with respect to any properties as to which its does not have deci-sion making control; or for other reasons. The Company will closely monitor the relationship between its REIT taxable income and cash flow and, if neces-sary, intends to borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may ret-roactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

Failure to Qualify

If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year which the Company fails to qualify as a REIT will not be deductible by the Company, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

General. The Company holds a partnership interest in the Operating Partner-ship. In general, a partnership is a "pass-through" entity which is not sub-ject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partner-ship, and are potentially subject to tax thereon, without regard to whether the partnership received a distribution from the partnership. The Company will include its proportionate share of the foregoing partnership items for pur-poses of the various REIT gross income tests and in the computation of its REIT taxable income. See "--Taxation of the Company--General" and "--Gross Income Tests."

Each partner's share of a partnership's tax attributes is determined in accor-dance with the partnership agreement, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Code Section 704(b) and the regulations thereunder. The Operating Partner-ship's allocations of tax attributes are intended to comply with these provi-sions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, the Company will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to have received a share of the income of the Partnership based on its capital interest in the Operating Partnership.

Accordingly, any resultant increase in the Company's REIT taxable income from its interest in the Operating Partnership (whether or not a corresponding cash distribution is also received from the Operating Partnership) will increase its distribution requirements (see "--Taxation of the Company--Annual Distri-bution Requirements"), but will not be subject to federal income tax in the hands of the Company provided that an amount equal to such income is distrib-uted by the Company to its shareholders. Moreover, for purposes of the REIT asset tests (see "--Taxation of the Company--Asset Tests"), the Company will include its proportionate share of assets held by the Operating Partnership.

Entity Classification Based on the representations of the Company that the Operating Partnership will satisfy certain conditions to comply with a safe harbor from "publicly traded partnership" status under the Code, in the opinion of Mayer, Brown & Platt, under existing federal income tax law and regulations, the Operating Partnership will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. Such opinion, however, is not binding on the Service.

Tax Allocations with Respect to the Properties Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the Properties or interests therein) must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax pur-poses and do not affect the book capital amounts or other economic arrangements among the partners. The formation of the Operating Partnership included contri-butions of appreciated property (including certain of the Properties or inter-ests therein). Consequently, the Partnership Agreement requires certain alloca-tions to be made in a manner consistent with Section 704(c) of the Code.

In general, certain of the Limited Partners as contributors of certain of the Properties or interests therein will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership on the contributed assets (including certain of such Properties). This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale, and accordingly variations from normal Section 704(c) principles may arise, which could result in the allocation of additional taxable income to the Company in excess of corresponding cash proceeds in certain circumstances.

Treasury regulations under Section 704(c) provide partnerships with a choice of several methods of accounting for Book-Tax Differences. The Operating Partner-ship and the Company have not yet determined which of the alternative methods of accounting for Book-Tax Differences will be elected, and accordingly, such determination could have differing timing and other effects on the Company.

Certain of the Properties acquired in taxable transactions will in general have a tax basis equal to their fair market value. Section 704(c) of the Code will not apply in such cases.

Sale of the Properties The Company's share of any gain realized by the Oper-ating Partnership on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to 100% penalty tax. See "--Taxation of the Company--General" and "--Gross Income Tests--The 95% Test." Under existing law, whether property is dealer property is a ques-tion of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold (and, to the extent within its control, to have any joint venture to which the Operating Partnership is a partner so hold) the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, oper-ating and developing the Properties and other industrial properties, and to make such occasional sales of the Properties and other properties acquired sub-sequent to the date hereof as are consistent with the Company's investment objectives. Based upon the Company's investment objectives, the Company believes that overall, the Properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF SHAREHOLDERS

Taxation of Taxable Domestic Shareholders As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be taxed to such shareholders as ordinary dividend income and will not be eligible for the dividends received deduction for corpo-rations. Distributions of net capital gain designated by the Company as capital gain dividends will be taxed to such shareholders as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain for the fiscal year) without regard to the period for which the shareholder has held its shares of beneficial interest of the Company. However, corporate share-holders may be required to treat up to 20% of capital gain dividends as ordi-nary income. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Common Shares by the amount of such excess distri-bution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the Common Shares are held by the shareholder as a capital asset). See "Distribution Policy." In addition, any dividend declared by the Company in October, November or December of any year that is payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses of the Company. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Company shareholders.

The Company is permitted under the Code to elect to retain and pay income tax on its net capital gain for any taxable year. Under the Taxpayer Relief Act of 1997 (the "1997 Act"), however, if the Company so elects, a shareholder must include in income such shareholder's proportionate share of the Company's undistributed capital gain for the taxable year, and will be deemed to have paid such shareholder's proportionate share of the income tax paid by the Com-pany with respect to such undistributed capital gain. Such tax would be cred-ited against the shareholder's tax liability and subject to normal refund pro-cedures. In addition, each shareholder's basis in such shareholder's shares of Common Shares would be increased by the amount of undistributed capital gain (less the tax paid by the Company) included in the shareholder's income.

The Internal Revenue Service Restructuring and Reform Act of 1998 (the "1998 Act"), which was recently passed by Congress and signed into law by the Presi-dent, alters the holding period for capital gain income for individuals (and for certain trusts and estates). Pursuant to the 1997 Act, gain from the sale or exchange of certain investments held for more than 18 months was taxed at a maximum capital gain rate of 20%. Gain from the sale or exchange of such investments held for 18 months or less, but for more than one-year, was taxed at a maximum capital gain rate of 28%. The 1997 Act also provided a maximum rate of 25% for "unrecaptured section 1250 gain" recognized on the sale or exchange of certain real estate assets. Pursuant to the 1998 Act, property held for more than one year (rather than for more than 18 months) will be eligible for the 20% and 25% capital gains rates discussed above. The 1998 Act applies to amounts taken into account on or after January 1, 1998. On November 10, 1997, the Service issued Notice 97-64, which provides generally that the Com-pany may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as capital gain in the 20% group),
(ii) an unrecaptured Section 1250 gain distribution (which would be taxed as capital gain in the 25% group), or (iii) a 28% rate gain distribution (which would be taxed as capital gain in the 28% group). Under Notice 97-64, if no designation is made, the entire designated capital gain dividend will be treated as a 28% rate capital gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income was subject to a mar-ginal tax rate of at least 28%. Notice 97-64 has not yet been modified to incorporate the changes made to holding period requirements under the 1998 Act.

In general, any loss upon a sale or exchange of Common Shares by a shareholder who has held such Common Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent distributions from the Company were required to be treated by such shareholders as long-term capital gains.

Backup Withholding The Company will report to its domestic shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 31% with respect to dividends paid unless such shareholder (i) is a corporation or comes with certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not pro-vide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup with-holding is available as a credit against the shareholder's income tax liabil-ity. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-for-eign status to the Company. See "--Taxation of the Shareholders--Taxation of Foreign Shareholders" below.

Taxation of Tax-Exempt Shareholders The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Com-pany to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Company, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit ("REMIC") that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

If any pension or other retirement trust that qualifies under Section 401(a) of the Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may consti-tute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) which would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qual-ified pension trusts

(each owning more than a 10% interest by value in the REIT) hold in the aggre-gate more than 50% by value of the interests in such REIT.

Significant amounts of Units of the Operating Partnership, which may, subject to certain limitations, be exchanged for Common Shares, are held by pension funds. As a result, the Company may in the future be deemed to constitute a "pension-held REIT" as a result of exchanges of Units for Common Shares or market purchases of Common Shares by pension funds. In addition, no assurance can be given that the Company will not become a "pension-held REIT" in the future.

Taxation of Foreign Shareholders The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, for-eign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Company will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares of beneficial interest are held by foreign persons (i.e., non-resident aliens, and foreign corporations, part-nerships, trusts and estates). The Company currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States trade or business or, in the case of an individual for-eign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Company's current anticipation that the Company will qualify as a domestically-controlled REIT, because the Common Shares will be publicly traded no assurance can be given that the Company will continue to so qualify.

Distributions of cash generated by the Company's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign share-holder files with the Company the required form evidencing such lower rate, or
(ii) the foreign shareholder files an Internal Revenue Service Form 4224 with the Company claiming that the distribution is "effectively connected" income.

Distributions of proceeds attributable to the sale or exchange of United States real property interests by the Company are subject to income and with-holding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may also be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. The Company is required by applicable Treasury regula-tions to withhold 35% of any distribution to a foreign person that could be designated by the Company as a capital gain dividend. This amount is credit-able against the foreign shareholder's FIRPTA tax liability.

The federal income taxation of foreign persons is a highly complex matter that may be affected by other considerations. Accordingly, foreign investors in the Company should consult their own tax advisor regarding the income and with-holding tax considerations with respect to their investments in the Company.

OTHER TAX CONSIDERATIONS

Management Company The income of the Management Company will be subject to federal and state income tax at full corporate rates, and the Management Com-pany cannot claim a deduction for the dividends it pays to its shareholders, including the Operating Partnership. To the extent that the Management Company pays federal, state or local taxes, it will have less cash available to dis-tribute to its shareholders, thereby reducing cash available for distribution by the Company to its shareholders. The Management Company will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which the measures it takes to minimize taxes will be success-ful.

The 1997 Act The 1997 Act modifies many of the provisions relating to the requirements for qualification as, and the taxation of, a REIT. Among other things, the 1997 Act (i) replaces the rule that disqualifies a REIT for any year in which the REIT fails to comply with United States Treasury regulations that are intended to enable a REIT to ascertain its ownership, with an inter-mediate penalty for failing to do so; (ii) permits a REIT to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (iii) permits a REIT to elect to retain and pay income tax on net long-term capital gains; (iv) repeals a rule that required that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property held for less than four years, and property that is sold or disposed of in a prohibited transaction; (v) lengthens the original grace period for foreclosure property from two years after the REIT acquired the property to a period ending on the last day of the third full taxable year following the taxable year in which the property was acquired; (vi) treats income from all hedges that reduce the interest rate risk of REIT liabilities, not just interest rate swaps and caps, as qualifying income under the 95% gross income test; and
(vii) permits any corporation wholly-owned by a REIT to be treated as a quali-fied subsidiary, regardless of whether the corporation has always been owned by a REIT. The changes are effective for taxable years beginning after the date of enactment. Thus, these changes will apply to the operation of the Com-pany.

Possible Legislative or Other Actions Affecting Tax Consequences Prospective shareholders should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect invest-ments and commitments previously made. The rules dealing with federal income taxation are constantly in review by persons involved in the legislative process and by the Service and the Treasury Department resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (in-cluding with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof can adversely affect the tax consequences of an investment in the Company.

State and Local Taxes The Company and its shareholders may be subject to state or local taxation, the Company and the Operating Partnership may be subject to state or local tax withholding requirements in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

IT IS SUGGESTED THAT EACH PROSPECTIVE PURCHASER CONSULT WITH SUCH PURCHASER'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELEC-TION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

THE FOLLOWING IS INTENDED TO BE A SUMMARY ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL PLANNING WITH A PROFESSIONAL. Employee benefit plans subject to ERISA ("ERISA Plans"), governmental plans, Individual Retirement Accounts and Indi-vidual Retirement Annuities ("IRAs") and certain other non-ERISA plans (collec-tively, "Plans") considering purchasing Common Shares should consult with their own legal counsel regarding specific considerations arising under ERISA, the Code or state law with respect to their purchase of the Common Shares.

GENERAL FIDUCIARY CONSIDERATIONS

The fiduciary requirements of Title I of ERISA require the investments of an ERISA Plan to be (i) prudent and in the best interest of the ERISA Plan, its participants and beneficiaries; (ii) diversified in order to avoid the risk of large losses, unless it is clearly prudent not to do so; and (iii) authorized under the terms of the governing documents of the ERISA Plan. Each fiduciary of an ERISA Plan should carefully consider whether an investment in the Common Shares is consistent with his or her fiduciary duties.

PROHIBITED TRANSACTIONS

ERISA and the Code prohibit certain transactions that involve an ERISA Plan and a "party in interest" or "disqualified person" (collectively referred to herein as a "party in interest") with respect to the plan. A party in interest who engages in a prohibited transaction with a plan is subject to an excise tax of 15% of the amount involved in the prohibited transaction. If the prohibited transaction is not corrected by undoing the transaction to the extent possible and, in any case, putting the plan in a financial position not worse than that in which it would have been had the party in interest acted in accordance with the requirements of ERISA, the party in interest is subject to a further excise tax of 100%. Cabot Partners is a party in interest with respect to one ERISA plan that is a Contributing Investor. It is not clear that the Formation Trans-actions would have constituted a prohibited transaction with respect to such plan. Nevertheless, such plan has informed the Company that it relied on Pro-hibited Transaction Exemption 84-14 ("PTE 84-14") and retained a Qualified Pro-fessional Asset Manager ("QPAM") to decide whether or not to enter into the Formation Transactions. The applicability of such exemption in certain circum-stances has been questioned by the Department of Labor. If it were ultimately determined that the Formation Transactions constituted a prohibited transac-tion, and also that PTE 84-14 did not apply to such plan's participation in the Formation Transactions, then sanctions could be imposed on Cabot Partners and the fiduciaries of such plan that could include reallocation of Units between Cabot Partners and such plan or other remedies, possibly including rescission of the Property transfers from such plan, intended to put such plan in a finan-cial position not worse than that in which it would have been if the parties had acted in accordance with the requirements of ERISA. Cabot Partners and the Company have received an opinion from Mayer, Brown & Platt in connection with the Formation Transactions that PTE 84-14 applied to the Formation Transactions with respect to such plan; however, such opinion is not binding on the Depart-ment of Labor, the Service or any court.

PLAN ASSETS ISSUES

A regulation promulgated by the Department of Labor (the "Regulation") provides that, except under certain circumstances set forth therein, investment by an ERISA Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing ERISA Plan.

The Regulation provides that an entity's assets will not be treated as "plan assets" because of an ERISA Plan's investment if the ERISA Plan acquires an equity interest in the entity which is a "publicly offered security." Under the Regulation, a "publicly-offered security" is a security that is freely trans-ferable, part of a class of securities that is widely held and either (i) part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold pursuant to an effective registration statement under the Securities Act (provided that the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are expected to be reg-istered under section 12(b) of the Exchange Act.

A security is "widely held" if it is part of a class of securities owned by 100 or more investors independent of the issuer and of each other.

Whether a security is considered "freely transferable" is a factual question that is determined based upon the relevant facts and circumstances. The Regula-tion provides that when a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not affect, alone or in combination, the finding that the securities are freely transferable. The Company believes that the restrictions imposed under the Company's Declaration of Trust on the transfer of the Common Shares are limited to restrictions on transfer generally permitted under the Regulation and will not result in the failure of the Common Shares to be "freely transferable." The Company also believes that the restrictions that apply to the Common Shares that derive from contractual arrangements requested by the underwriters in connection with the IPO will not result in the failure of the Common Shares to be "freely transferable." The Regulation only estab-lishes a presumption in favor of free transferability, and no assurance can be given that the Department of Labor or the U.S. Treasury Department will not reach a contrary conclusion.

Assuming that the Common Shares are "widely held" and that no facts and circum-stances other than those referred to in the preceding paragraph exist that restrict transferability, the Company believes that, while the issue is not entirely free of doubt because of its factual nature, the Common Shares are publicly offered securities and the assets of the Company will not be deemed to be "plan assets" of any Plan which invests in the Common Shares.

The Regulation also provides exceptions to the rule that an entity will hold plan assets if the entity qualifies as an operating company or a real estate operating company ("REOC"). A REOC is an entity which, on certain specified valuation dates, has at least 50 percent of it assets, valued at cost (other than short term investments pending long term commitment or distribution) invested in real estate which is managed or developed and with respect to which the REOC has the right to substantially participate in the management or devel-opment activities; and which throughout the year(s) is engaged directly in real estate management or development. As the Company is self-managed, it may qualify under the Regulation as a REOC. The Company may also constitute an "op-erating company" within the meaning of the Regulation.

Notwithstanding the foregoing, if the assets of the Company were deemed to be "plan assets" under ERISA, the Company's ability to engage in business transac-tions could be hampered because (i) certain persons exercising discretion as to the Company's assets might be considered fiduciaries of the ERISA Plans; and
(ii) transactions involving the Company undertaken at their discretion or transactions that the Company might enter into in the ordinary course of its business might constitute prohibited transactions under ERISA and the Code.

                                 LEGAL MATTERS

Certain legal matters, including the validity of the Common Shares offered hereby have been passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has relied on Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, as to certain matters of Maryland law. The descrip-tion of Federal income tax consequences contained in the Prospectus, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, constitutes the opinion of Mayer, Brown & Platt as to such mat-ters.

                                    EXPERTS

The audited financial statements and schedules (if applicable) of Cabot Indus-trial Trust, Cabot Partners Limited Partnership, Existing Investors Property Group, Knickerbocker Properties, Inc. II, Prudential Properties Group, West Coast Industrial, LLC, The 4B's, Seefried Properties Group, Prudential Proper-ties Group II, DFW Trade Center I, L.P., Buildings 1, 2 and 3, 1055 Dornoch Court, San Diego, CA, Hampden I and II Properties Group, South Royal Associates Properties Group, Joseph A. Leroy Family LP Property, Raco/Melaver, L.L.C., TLI/Cahill Partnership--Spiral Drive, Terraden/Ontario, I L.P., Kojo Building Property Group, Everest Investments Limited Partnership Property Group and The Phoenix Group included in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as of and for the periods indicated in their reports and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements and related schedule of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio included in this Prospectus and elsewhere in the Registration Statement, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon also appearing elsewhere herein and in the Registration Statement. Such financial statements and related schedule have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The historical cost basis combined statements of assets and liabilities of Orlando Central Park and 500 Memorial Drive as of December 31, 1997 and 1996 and the related historical cost basis combined statements of income, changes in net assets, and cash flows for each of the three years in the period then ended, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP independent accountants, given on the authority of that firm as experts in accounting and auditing.

The historical cost basis balance sheet of Knickerbocker Properties, Inc. II as of December 31, 1996 and the related historical cost basis statements of opera-tions, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1996 included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement with the Commission on Form S-11 under the Securities Act with respect to the Common Shares offered hereby. In accordance with the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. Statements con-tained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document. For further information with respect to the Company and the Common Shares, reference is made to the Regis-tration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of pre-scribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be avail-able for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commis-sion also maintains a Website at http://www.sec.gov, and reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission can be obtained from that site. The Registration Statement, including exhibits and financial state-ments thereto, is available at such Website.

The Company is required to file reports and other information with the Commis-sion pursuant to the Securities Exchange Act of 1934. Reports, proxy statements and other information concerning the Company filed with the Commission pursuant to the Exchange Act may be inspected and copied, or obtained from, the above described offices of the Commission. In addition, the Common Shares are listed on, and the Company is required to file reports, proxy statements and other information with, the NYSE. Such materials may be inspected at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

                                    GLOSSARY

Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

"ACMs" means asbestos-containing materials.

"Acquisition Facility" means a revolving credit facility, which the Company has obtained from Morgan Guaranty Trust Company of New York, under which the Com-pany is permitted to borrow up to $325 million.

"ADA" means the Americans with Disabilities Act of 1990.

"Advisory Contracts" means the investment advisory and property management con-tracts entered into between Cabot Partners and certain advisory clients.

"Affiliate" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or
(iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (ex-cluding trustees and persons serving in similar capacities who are not other-wise an Affiliate of such person). The term "person" means and includes indi-viduals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof. For the purposes of this defini-tion, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the owner-ship of voting securities, partnership interests or other equity interests.

"Annualized Base Rent" means annual contractual rent.

"Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1998.

"Base Line Properties" means properties that were held during the entire period for both periods being compared in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

"Beneficiary" means the beneficiary of the Share Trust.

"Book-Tax Difference" means the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution.

"Board of Trustees" means Board of Trustees of the Company.

"Bylaws" means the Company's Bylaws.

"Cabot Advisors" means Cabot, Cabot & Forbes Realty Advisors, Inc.

"Cabot Group" means Cabot Partners and certain affiliated partnerships.

"Cabot Group Participants" means Ferdinand Colloredo-Mansfeld and his wife, Franz Colloredo-Mansfeld and his siblings, Robert E. Patterson, Andrew D. Ebbott, Howard B. Hodgson, Jr., Eugene F. Reilly, Neil E. Waisnor, Gerald F. Ianetta, John F. Malloy and Peter F. Tague.

"Cabot Partners" means Cabot Partners Limited Partnership, a Massachusetts lim-ited partnership.

"CC&F" means Cabot, Cabot & Forbes Company.

"Closing Date" means the date of the closing of the IPO.

"C-M Holdings" means C-M Holdings L.P.

"C-M Property Partnerships" means C-M Holdings and its affiliated partnerships, in which Ferdinand Colloredo-Mansfeld owned 97% of the partnership interests, Franz Colloredo-Mansfeld owned 1% of the partnership interests and members of their immediate family owned in the aggregate 2% of the partnership interests.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission.

"Common Shares" means common shares of beneficial interest, $.01 par value per share, of the Company.

"Company" means Cabot Industrial Trust and its operating subsidiaries, including the Operating Partnership, of which the Company is the sole general partner, and the Management Company.

"Compensation Committee" means the committee comprised of two or more of the Independent Trustees established by the Board of Trustees to determine compen-sation for the Company's executive officers and to implement the Company's Long Term Incentive Plan.

"Concurrent Investor" means the following investors, for whom Morgan Stanley Asset Management Inc. acts as advisor in connection with the Concurrent Place-ment: Stichting Bedrijspensioenfonds Voor De Metaalnijhverheid, Stichting Pensioenfonds ABP, MS Real Estate Special Situations Inc., The Morgan Stanley Real Estate Special Situations Funds I, L.P., The Morgan Stanley Real Estate Special Situations Fund II, L.P. and Morgan Stanley Real Estate Special Situa-tions Real Estate Investors, L.P.

"Concurrent Placement" means the Company's sale of $20 million of Common Shares at the IPO Price to the Concurrent Investor in a private placement concurrently with the sale of the Common Shares in the IPO.

"Contributing Investors" means (i) the following Cabot Partners advisory cli-ents who contributed Properties in the Formation Transactions: CP Investment Properties, Inc. (the title holding entity of IBM Retirement Plan Trust), nine title holding entities of New York State Teachers' Retirement System, State of Wisconsin Investment Board, CP REPROP Corp. (the title holding entity of the Leland Stanford Jr. Endowment Fund), (ii) the following additional entities that contributed Properties in the Formation Transactions: West Coast Indus-trial, L.L.C. (the title holding entity of Argo Partnership II, L.P.), Key-stone-New Jersey Property Holding Corp., Keystone-Ohio Property Holding Corp. and Keystone-Illinois Property Holding Corp. (the title holding entities of Pennsylvania Public School Employes' Retirement System), Herrod Associates, and The Prudential Insurance Company of America and (iii) the C-M Property Partner-ships.

"Contribution Agreement" means the Contribution Agreement relating to the Capi-talization of Cabot Industrial Trust, dated as of October 10, 1997, among the Company, the Operating Partnership, Cabot Partners and various Contributing Investors identified therein.

"Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

"Control Shares" means shares of beneficial interest that, if aggregated with all other such shares of beneficial interest of the Company previously acquired by the acquirer, would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power, but does not include shares which the acquiring person is then entitled to vote as a result of having pre-viously obtained shareholder approval.

"Debt Limitation" means the Company's policy limiting its Debt-to-Total Market Capitalization Ratio to 40%.

"Debt-to-Total Market Capitalization Ratio" means a ratio calculated based on the Company's total consolidated and unconsolidated debt as a percentage of the market value of outstanding Common Shares and Units (not owned by the Company) plus total consolidated and unconsolidated debt, but excluding (i) all nonre-course consolidated debt in excess of the Company's proportionate shares of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner.

"Declaration of Trust" means the Amended and Restated Declaration of Trust of the Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Plans" means employee benefit plans subject to ERISA.

"Excess Shares" means Common or Preferred Shares which are transferred automat-ically to the Share Trust.

"Exchange Rights" means the right, which is subject to certain exceptions, of Limited Partners to exchange all or a portion of their Units for Common Shares on a one-for-one basis pursuant to the terms of the Operating Partnership Agreement.

"Existing Investors" means those Contributing Investors that contributed Prop-erties which were managed by Cabot Partners as of February 3, 1998 consisting of IBM Retirement Plan Trust, New York State Teachers' Retirement System, State of Wisconsin Investment Board, Leland Stanford Jr. Endowment Fund, and C-M Property Partnerships.

"Existing Investors Property Group" means the Properties of the Contributing Investors that were managed by Cabot Partners as of February 3, 1998.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

"Formation Transactions" means the transactions relating to the formation of the Company and the acquisition of certain of the Properties and certain other assets.

"FFO" means Funds from Operations which represents net income before minority interests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions, gains from the sale of properties and FFO attributable to minority interests in consoli-dated joint ventures whose interests are not convertible into shares of Common Stock. In addition to cash flow and net income, management generally considers FFO to be one additional measure of the performance of an equity REIT because together with net income and cash flows, FFO provides investors with an addi-tional basis to evaluate the ability of an entity to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. FFO should not be considered as an alternative to net income as an indicator of an entity's operating performance or as an alternative to cash flow as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.

"GAAP" means generally accepted accounting principles.

"GP Units" means general partnership interests in the Operating Partnership.

"IPO" means the initial public offering of Common Shares by the Company com-pleted on February 4, 1998.

"IPO Price" means $20.00, which was the initial public offering price of the Common Shares in the IPO.

"Indemnitee" means each individual made a party to a proceeding by reason of his status as a general partner or an officer of the Operating Partnership or a trustee or officer of the Company or any other Person as the Company may desig-nate from time to time in its sole and absolute discretion.

"Independent Trustee" means a Trustee of the Company who is not an officer or employee of the Company.

"Interested Shareholder" means a beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of a trust or an Affiliate thereof.

"IRAs" means government plans, Individual Retirement Accounts and Individual Retirement Annuities.

"Limited Partners" means the limited partners of the Operating Partnership.

"Long Term Incentive Plan" means the Long Term Incentive Plan of the Company.

"Management Company" means Cabot Advisors, Inc., a Delaware corporation.

"Market Price" means the last reported sales price reported on the NYSE for a particular class of Shares on the trading day immediately preceding the rele-vant date, or if not then traded on the NYSE, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board of Trustees.

"Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

"MGCL" means the Maryland General Corporation Law, as amended.

"Named Executive Officers" means Ferdinand Colloredo-Mansfeld, Robert E. Patterson, Franz Colloredo-Mansfeld, Andrew D. Ebbott, Howard B. Hodgson, Jr., Neil E. Waisnor and Eugene F. Reilly.

"NAREIT" means National Association of Real Estate Investment Trusts, Inc.

"New Investors Property Group" means the Properties of Contributing Investors which were not property management clients of Cabot Partners at or prior to September 30, 1997.

"Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

"Non-employee Trustees" means members of the Board of Trustees who are not employees of the Company.

"Non-U.S. Shareholders" means nonresident alien individuals, foreign corpora-tions, foreign partnerships and other foreign shareholders.

"NYSE" means the New York Stock Exchange.

"Operating Partnership" means Cabot Industrial Properties, L.P., a Delaware limited partnership.

"Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

"Ownership Limit" means the direct or indirect ownership of no more than 9.8% of the Company's number of issued and outstanding shares of beneficial interest or 9.8% of the total equity value of such shares.

"Participants" means the individuals who will participate in the Plan.

"Party in Interest" means persons who have specified relationships with a Plan, "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

"Phase I ESAs" means Phase I environmental site assessments.

"Plans" means certain employee benefit plans and individual retirement accounts and individual retirement arrangements.

"Preferred Shares" means the preferred shares of beneficial interest, $.01 par value per share, of the Company.

"Properties" means, collectively, the industrial buildings acquired by or con-tributed to the Company or the Operating Partnership in the Formation Transac-tions and industrial buildings acquired subsequently.

"Prudential Properties Group" means a combination of assets, liabilities and operations for seven Properties that were owned by The Prudential Insurance Company of America on behalf of single client separate accounts which The Pru-dential Insurance Company of America agreed to contribute to the Company in the Formation Transactions.

"Prudential Properties Group II" means a combination of assets, liabilities and operations for two Properties that were owned by The Prudential Insurance Com-pany of America on behalf of single client separate accounts and one Property owned by a title holding corporation, for which The Prudential Insurance Com-pany of America provided advisory services.

"Prudential Securities" means Prudential Securities Incorporated.

"PTE 84-14" means Prohibited Transaction Exemption.

"Purported Transferee" means the record holder of the Common or Preferred Shares that are designated as Excess Shares.

"QPAM" means Qualified Professional Asset Manager.

"Qualified pension trust" means a pension or other retirement trust that quali-fies under Section 401(a) of the Code.

"R&D" means research and development.

"REIT" means a real estate investment trust.

"REOC" means a real estate operating company.

"Regulation" means the United States Department of Labor regulation which pro-vides that, except under certain circumstances set forth therein, investment by an ERISA Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing ERISA Plan.

"REMIC" means a Real Estate Mortgage Investment Conduit that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

"Restricted Shares" means restricted Common Shares of the Company.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Service" means the U.S. Internal Revenue Service.

"Share Trust" means a trust which holds Common or Preferred Shares of the Com-pany which have been designated as Excess Shares.

"Share Trustee" means the trustee of the Share Trust.

"Shareholder Rights Plan" means the Rights Agreement, dated June 11, 1998, entered into between the Company and BankBoston, N.A., as Rights Agent.

"Shares" means shares of beneficial interest of the Company.

"The 1997 Act" means the Taxpayer Relief Act of 1997.

"Trustees" means trustees of the Company.

"UBTI" means unrelated business taxable income.

"Units" means limited partnership interests in the Operating Partnership.

"UPREIT" means the structure of the Company as a REIT that owns all of its properties through the Operating Partnership.

"Value Test" means 5% of the value of the Company's total assets in the case of securities of any one non-government issuer.

"Voting Stock Test" means 10% of the outstanding voting securities of any one non-government issuer.

"White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.

"Workspace" means light assembly and flex/R&D.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
CABOT INDUSTRIAL TRUST
Pro Forma Condensed Combined Financial Statements (unaudited)............    30
  Pro Forma Condensed Combined Statement of Operations for the six months
   ended June 30, 1998...................................................    31
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1997.....................................................    32
  Notes to Pro Forma Condensed Combined Statements of Operations.........    33
Historical:
  Report of Independent Public Accountants...............................   F-4
  Balance Sheet as of December 31, 1997..................................   F-5
  Notes to Balance Sheet.................................................   F-6
  Balance Sheet as of June 30, 1998 (unaudited) .........................   F-9
  Statement of Operations for the three months ended June 30, 1998
   (unaudited)...........................................................  F-10
  Statement of Operations for the six months ended June 30, 1998
   (unaudited)...........................................................  F-11
  Statement of Cash Flows for the six months ended June 30, 1998
   (unaudited)...........................................................  F-12
  Notes to Consolidated Financial Statements.............................  F-13
CABOT PARTNERS LIMITED PARTNERSHIP
Report of Independent Public Accountants.................................  F-16
Balance Sheets as of December 31, 1997 and 1996..........................  F-17
Statements of Operations for the years ended December 31, 1997, 1996 and
 1995....................................................................  F-18
Statements of Partners' Capital for the years ended December 31, 1997,
 1996 and 1995...........................................................  F-19
Statements of Cash Flows for the years ended December 31, 1997, 1996 and
 1995....................................................................  F-20
Notes to Financial Statements............................................  F-21
EXISTING INVESTORS PROPERTY GROUP
Report of Independent Public Accountants.................................  F-24
Combined Balance Sheets as of December 31, 1997 and 1996.................  F-25
Combined Statements of Income for the years ended December 31, 1997, 1996 and 1995................................................................  F-26
Combined Statements of Owners' Equity for the years ended December 31,
 1997, 1996 and 1995.....................................................  F-27
Combined Statements of Cash Flows for the years ended December 31, 1997,
 1996 and 1995...........................................................  F-28
Notes to Combined Financial Statements...................................  F-29
Schedule III -- Real Estate and Accumulated Depreciation as of December
 31, 1997................................................................  F-33
NEW INVESTORS PROPERTY GROUP
ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE
Report of Independent Accountants........................................  F-37
Combined Statements of Assets and Liabilities as of December 31, 1997 and
 1996....................................................................  F-38
Combined Statements of Income for the years ended December 31, 1997, 1996 and 1995................................................................  F-39
Combined Statement of Changes in Net Assets for the years ended December
 31, 1997, 1996 and 1995.................................................  F-40
Combined Statements of Cash Flows for the years ended December 31, 1997,
 1996 and 1995...........................................................  F-41
Notes to Combined Financial Statements...................................  F-42
KNICKERBOCKER PROPERTIES, INC. II
Reports of Independent Public Accountants................................  F-44
Balance Sheets as of December 31, 1997 and 1996..........................  F-46
Statements of Operations for the years ended December 31, 1997, 1996 and
 1995....................................................................  F-47
Statements of Stockholder's Equity for the years ended December 31, 1997,
 1996 and 1995...........................................................  F-48
Statements of Cash Flows for the years ended December 31, 1997, 1996 and
 1995....................................................................  F-49
Notes to Financial Statements............................................  F-50

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
PENNSYLVANIA PUBLIC SCHOOL EMPLOYES' RETIREMENT SYSTEM INDUSTRIAL
 PROPERTIES PORTFOLIO
Independent Auditors' Report..............................................  F-53
Combined Balance Sheets as of December 31, 1997 and 1996..................  F-54
Combined Statements of Operations for the years ended December 31, 1997 and 1996 and the period from July 6, 1995 (date of Acquisition) to
 December 31, 1995........................................................  F-55
Combined Statement of Owner's Equity for the years ended December 31, 1997 and 1996 and the period from July 6, 1995 (date of Acquisition) to
 December 31, 1995........................................................  F-56
Combined Statements of Cash Flows for the years ended December 31, 1997 and 1996 and the period from July 6, 1995 (date of Acquisition) to
 December 31, 1995........................................................  F-57
Notes to Combined Financial Statements....................................  F-58
Schedule III -- Combined Real Estate and Accumulated Depreciation as of
 December 31, 1997........................................................  F-61
PRUDENTIAL PROPERTIES GROUP
Report of Independent Public Accountants..................................  F-62
Combined Balance Sheets as of December 31, 1997 and 1996..................  F-63
Combined Statements of Operations for the years ended December 31, 1997,
 1996 and 1995............................................................  F-64
Combined Statements of Owners' Equity for the years ended December 31,
 1997, 1996 and 1995......................................................  F-65
Combined Statements of Cash Flows for the years ended December 31, 1997,
 1996 and 1995............................................................  F-66
Notes to Combined Financial Statements....................................  F-67
Schedule III -- Real Estate and Accumulated Depreciation as of December
 31, 1997.................................................................  F-70
WEST COAST INDUSTRIAL, LLC
Report of Independent Public Accountants..................................  F-71
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997........................................................  F-72
Notes to Combined Statement of Revenue and Certain Expenses...............  F-73
THE 4 B'S
Report of Independent Public Accountants..................................  F-75
Statement of Revenue and Certain Expenses for the period from September 1,
 1997 (inception) through December 31, 1997...............................  F-76
Notes to Statement of Revenue and Certain Expenses........................  F-77
FINANCIAL STATEMENTS FOR PROPERTY ACQUISITIONS
SEEFRIED PROPERTIES GROUP
Report of Independent Public Accountants..................................  F-78
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997........................................................  F-79
Notes to Combined Statement of Revenue and Certain Expenses...............  F-80
PRUDENTIAL PROPERTIES GROUP II
Report of Independent Public Accountants..................................  F-82
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997........................................................  F-83
Notes to Combined Statement of Revenue and Certain Expenses...............  F-84
DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3
Report of Independent Public Accountants..................................  F-85
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997........................................................  F-86
Notes to Combined Statement of Revenue and Certain Expenses...............  F-87
1055 DORNOCH COURT, SAN DIEGO, CA
Report of Independent Public Accountants..................................  F-88
Statement of Revenue and Certain Expenses for the year ended December 31,
 1997.....................................................................  F-89
Notes to Statement of Revenue and Certain Expenses........................  F-90

                         INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
                                                                         -----
HAMPDEN I AND II PROPERTIES GROUP
Report of Independent Public Accountants................................  F-91
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997......................................................  F-92
Notes to Combined Statement of Revenue and Certain Expenses.............  F-93
SOUTH ROYAL ASSOCIATES PROPERTIES GROUP
Report of Independent Public Accountants................................  F-94
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997......................................................  F-95
Notes to Combined Statement of Revenue and Certain Expenses.............  F-96
JOSEPH A. LEROY FAMILY LP PROPERTY
Report of Independent Public Accountants................................  F-97
Statement of Revenue and Certain Expenses for the year ended December
 31, 1997...............................................................  F-98
Notes to Statement of Revenue and Certain Expenses......................  F-99
RACO/MELAVER, L.L.C.
Report of Independent Public Accountants................................ F-100
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997...................................................... F-101
Notes to Combined Statement of Revenue and Certain Expenses............. F-102
TLI/CAHILL PARTNERSHIP--SPIRAL DRIVE
Report of Independent Public Accountants................................ F-103
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997...................................................... F-104
Notes to Combined Statement of Revenue and Certain Expenses............. F-105
TERRADEN/ONTARIO, I L.P.
Report of Independent Public Accountants................................ F-106
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997...................................................... F-107
Notes to Combined Statement of Revenue and Certain Expenses............. F-108
KOJO BUILDING PROPERTY GROUP
Report of Independent Public Accountants................................ F-109
Statement of Revenue and Certain Expenses for the year ended December
 31, 1997............................................................... F-110
Notes to Statement of Revenue and Certain Expenses...................... F-111
EVEREST INVESTMENTS LIMITED PARTNERSHIP PROPERTY GROUP
Report of Independent Public Accountants................................ F-112
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997...................................................... F-113
Notes to Combined Statement of Revenue and Certain Expenses............. F-114
THE PHOENIX GROUP
Report of Independent Public Accountants................................ F-115
Combined Statement of Revenue and Certain Expenses for the year ended
 December 31, 1997...................................................... F-116
Notes to Combined Statement of Revenue and Certain Expenses............. F-117

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees
 of Cabot Industrial Trust:

We have audited the accompanying balance sheet of Cabot Industrial Trust (the Company), a Maryland real estate investment trust, as of December 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material mis-statement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Cabot Industrial Trust as of December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
March 27, 1998

                             CABOT INDUSTRIAL TRUST

                                 BALANCE SHEET

                                                                   ------------
                                                                   DECEMBER 31,
                                                                           1997
                                                                   ------------
ASSETS
Cash                                                                      1,000
Deferred offering and acquisition costs                               3,480,000
                                                                   ------------
 Total Assets                                                        $3,481,000
                                                                   ============
LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable                                                     $2,255,000
Due to related party                                                  1,225,000
                                                                   ------------
 Total Liabilities                                                    3,480,000
Commitments (Note 4)
SHAREHOLDER'S EQUITY
Common Shares, $0.01 par value; 150,000,000 shares authorized, 50
 shares issued and outstanding                                       $        1
Additional Paid in Capital                                                  999
                                                                   ------------
 Total Shareholder's Equity                                               1,000
                                                                   ------------
 Total Liabilities and Shareholder's Equity                          $3,481,000
                                                                   ============



    The accompanying notes are an integral part of this financial statement.

                             CABOT INDUSTRIAL TRUST

                             NOTES TO BALANCE SHEET

1. ORGANIZATION

Cabot Industrial Trust (the Company), a Maryland real estate investment trust, was formed on October 10, 1997. The Company is the managing general partner of a newly formed limited partnership, Cabot Industrial Properties, L. P. (the Operating Partnership), and will conduct substantially all of its business through the Operating Partnership. The Company will be a fully integrated, internally managed real estate company formed to continue and expand the national real estate business of Cabot Partners Limited Partnership. The Com-pany expects to qualify as a real estate investment trust (a REIT) for federal income tax purposes.

The Company and the Operating Partnership have had no operations from inception through December 31, 1997.

2. THE FORMATION TRANSACTIONS, THE OFFERINGS AND THE ACQUISITION FACILITY

The Formation Transactions
On February 4, 1998, under a Contribution Agreement executed by the Company, the Operating Partnership, Cabot Partners, L.P. and various other contributors, 122 real estate properties, real estate advisory contracts and other assets were i) contributed to the Operating Partnership in exchange for Units in the Operating Partnership that may, subject to certain restrictions, be exchanged for common shares of the Company or ii) contributed to the Company in exchange for common shares. The properties contributed to the Company were contributed to the Operating Partnership in exchange for the number of general partnership Units in the Operating Partnership equal to the number of common shares exchanged for the property.

The Operating Partnership contributed the real estate investment advisory con-tracts to Cabot Advisors, Inc. (the Management Company) and received 100% of the non-voting preferred stock of the Management Company, which entitles it to 95% of the Management Company's net operating cash flow. All of the common stock of the Management Company is owned by an officer of the Company.

The Offerings
On February 4, 1998, the Company completed the offering of 8,625,000 common shares of beneficial interest (Common Shares) at an offering price of $20.00 per share. In addition, the Company issued 1,000,000 Common Shares to a single investor in a private offering at $20.00 per share (Collectively, the Offer-ings). The Company contributed the net proceeds of the Offerings to the Oper-ating Partnership in exchange for the number of general partnership interests in the Operating Partnership equal to the number of Common Shares sold in the Offerings.

As of December 31, 1997, the Company has incurred costs related to the Forma-tion Transactions and the Offerings totaling $3.5 million. Approximately $1.2 million of these costs are payable to Cabot Partners, L.P. as direct reimburse-ment for costs paid to third parties relating to the transactions.

The Acquisition Facility
On March 16, 1998, the Operating Partnership entered into a $325 million unsecured revolving line of credit (the Acquisition Facility). The Acquisition Facility matures on March 16, 2001. The interest rate ranges from LIBOR plus 75 basis points to LIBOR plus 125 basis points depending on the Operating Partner-ship's loan-to-value ratio. The Acquisition Facility is intended to be used to acquire and develop properties and for working capital purposes.

3. INCOME TAXES

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the Code). As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its taxable income for each tax year to its share-holders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be sub-ject to state and local income taxes and to federal income tax and excise tax on its undistributed income.

                             CABOT INDUSTRIAL TRUST

4. COMMITMENTS

Subsequent to December 31, 1997, the Operating Partnership acquired the fol-lowing industrial properties with proceeds from the Offerings:

                        --------------------------------------------------------
                                                             SQUIARE ACQUISITION
PROPERTY LOCATION       BULDING TYPE                            FEET        COST
-----------------       ------------                       --------- -----------
                                                                         (000'S)
Grapevine, TX           Bulk Distribution/Workspace        1,182,361    $ 52,207
Mira Loma, CA, Dacula,
 GA,
 Mechanicsburg, PA      Bulk Distribution                    916,603      34,621
Mechanicsburg, PA       Bulk Distribution                    494,400      17,102
San Diego, CA           Bulk Distribution                    220,000      10,905
Orlando, FL             Workspace Properties                 213,430      11,027
Tucker, GA              Workspace Properties                 134,163       5,560
Atlanta, GA             Workspace Properties                 128,000       5,370
Florence, KY            Workspace Properties                  61,555       4,050
Tempe, AZ               Workspace Properties                  81,817       3,295
Phoenix, AZ             Multitenant Distribution             144,602       4,035
Tolleson, AZ            Bulk Distribution                    278,142       6,730
                                                           --------- -----------
                        Total square feet/acquisition cost 3,855,073     154,902
                                                           =========
                                                 Less: Debt assumed        8,392
                                                                     -----------
                                 Proceeds used to fund acquisitions     $146,510
                                                                     ===========

As of March 24, 1998, the Company has entered into separate agreements to acquire four additional properties with an estimated total acquisition cost of $39.8 million. The acquisitions are expected to close within 30 days.

5. LONG TERM INCENTIVE PLAN

The Company has adopted the Cabot Industrial Trust Long Term Incentive Plan (the Plan) for the purpose of attracting and retaining highly qualified execu-tive officers, Trustees and employees. The Plan will be administered by the Compensation Committee of the Board of Trustees, except that the Board of Directors of the Management Company or a committee thereof will select those employees of the Management Company who are eligible for awards under the Plan (in either case, the Administrator). Officers and other employees of the Com-pany, the Operating Partnership and designated subsidiaries and members of the Board of Trustees who are not employees of the Company will also be eligible to participate.

Options will be awarded to Trustees or employees of the Company in the form of Common Shares and to employees of the Operating Partnership or the Management Company in the form of Units. The Plan currently authorizes the issuance of up to 4,347,500 Common Shares and Units. The number of Common Shares and Units available may increase each January 1 to an amount equal to 10% of the aggre-gate number of outstanding Common Shares and Units on such date. The Plan pro-vides for the grant of (i) Common Share options intended to qualify as incen-tive options under Section 422 of the Code, (ii) Common Share options and Unit options not intended to qualify as incentive options under Section 422 of the Code and (iii) dividend equivalent rights and distribution equivalent rights which entitle a Participant to be credited with additional Common Share or Unit Rights.

In connection with the grant of options under the Plan, other than options to Non-employee Trustees, the Administrator will determine the terms of the option, including the option exercise price, any vesting requirements and whether a dividend equivalent right or a distribution equivalent right shall be awarded. The Administrator has authority to award options at less than fair market value (as defined in the Plan) but at this time has no intention of doing so.

Effective as of the closing of the Offering, options for a total of 2,188,500 Common Shares and Units have been granted to employees, officers and Non-employee Trustees with an exercise price of $20 per share. The initial options granted under the Plan have ten-year terms and become exercisable in four equal annual installments commencing on the first anniver-

                             CABOT INDUSTRIAL TRUST
sary of the date of grant, subject to acceleration of vesting upon a change in control of the Company (as defined in the Plan).

To the extent an option has not become exercisable at the time of the holder's termination of employment, it will be forfeited unless the Administrator has previously exercised its reasonable discretion to make such option exercisable, and all vested options which are not exercised by the expiration date described in the Plan will be forfeited. Any Common Shares or Units subject to an option which is forfeited (or which expires without exercise) will again be available for grant under the Plan.

                             CABOT INDUSTRIAL TRUST

                      CONSOLIDATED CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 1998

                  (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   --------
                                                                   JUNE 30,
                                                                       1998
                                                                   --------
ASSETS:
Investment in Real Estate:
Rental Properties                                                  $917,720
Less: Accumulated Depreciation                                       (6,933)
Properties under Development                                          3,457
                                                                   --------
                                                                   $914,244
                                                                   --------
Other Assets:
 Cash and Cash Equivalents                                         $  5,386
 Rents and Other Receivables                                          1,102
 Deferred Rent Receivable                                             1,090
 Deferred Lease Acquisition Costs, Net                               13,721
 Deferred Financing Costs, Net                                        1,514
 Due from Related Party                                                 542
 Other Assets                                                         1,147
                                                                   --------
  Total Assets                                                     $938,746
                                                                   ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
 Mortgage Debt                                                     $ 17,533
 Line of Credit Borrowings                                           68,000
 Accounts Payable                                                       230
 Due to Related Party                                                   --
 Accrued Real Estate Taxes                                            5,877
 Other Liabilities                                                   15,130
                                                                   --------
                                                                   $106,770
                                                                   --------
Minority Interest                                                  $476,722
                                                                   --------
Shareholders' Equity:
 Common Shares, $0.01 par value, 150,000,000 shares authorized,
  18,586,764 shares issued and outstanding at June 30, 1998 and 50
  shares issued and outstanding at December 31, 1997               $    186
 Paid in Capital                                                    349,264
 Retained Earnings                                                    5,804
                                                                   --------
  Total Shareholders' Equity                                       $355,254
                                                                   --------
  Total Liabilities and Shareholders' Equity                       $938,746
                                                                   ========

   The accompanying notes are an integral part of these financial statements.

                             CABOT INDUSTRIAL TRUST

                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED JUNE 30, 1998

                (UNAUDITED IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         -------------
                                          THREE MONTHS
                                                 ENDED
                                         JUNE 30, 1998
                                         -------------
REVENUES:
Rental Income                                  $22,813
Tenant Reimbursements                            3,346
                                         -------------
                                               $26,159
EXPENSES:
Property Operating                             $ 1,474
Property Taxes                                   3,100
Depreciation and Amortization                    5,072
General and Administrative                       1,722
Interest Expense                                   797
                                         -------------
  Total Expenses                               $12,165
Interest and Other Income                      $   248
                                         -------------
Income Before Minority Interest Expense        $14,242
Minority Interest Expense                       (8,161)
                                         -------------
Net Income                                     $ 6,081
                                         =============
Earnings per Share:
 Basic                                         $  0.33
                                         =============
 Diluted                                       $  0.33
                                         =============
Weighted Average Shares:
 Basic                                          18,587
                                         =============
 Diluted                                        18,587
                                         =============


   The accompanying notes are an integral part of these financial statements.

                             CABOT INDUSTRIAL TRUST

                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 (NOTE 1)

                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         -------------
                                          SIX MONTHS
                                             ENDED
                                         JUNE 30, 1998
                                         -------------
REVENUES:
Rental Income                                  $35,655
Tenant Reimbursements                            5,237
                                         -------------
                                               $40,892
EXPENSES:
Property Operating                             $ 2,516
Property Taxes                                   4,742
Depreciation and Amortization                    8,246
General and Administrative                       2,790
Interest Expense                                   952
                                         -------------
  Total Expenses                               $19,246
Interest and Other Income                      $   722
                                         -------------
Income Before Minority Interest Expense        $22,368
Minority Interest Expense                      (12,809)
                                         -------------
Net Income                                     $ 9,559
                                         =============
Earnings per Share:
 Basic                                         $  0.51
                                         =============
 Diluted                                       $  0.51
                                         =============
Weighted Average Shares:
 Basic                                          18,587
                                         =============
 Diluted                                        18,587
                                         =============


   The accompanying notes are an integral part of these financial statements.

                             CABOT INDUSTRIAL TRUST

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 (NOTE 1)

                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             -------------
                                                                SIX MONTHS
                                                                     ENDED
                                                             JUNE 30, 1998
                                                             -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                        $  9,559
Adjustments to reconcile net income to cash provided by
 operating activities:
 Depreciation and Amortization                                       8,246
 Straight Line Rent Adjustment                                      (1,090)
 Amortization of Deferred Financing Costs                              140
 Minority Interest Expense                                          12,809
 Increase in Rents and Other Receivables                            (1,102)
 Increase in Accounts Payable                                          196
 Increase in Other Assets                                           (1,622)
 Increase in Accrued Real Estate Taxes                               5,877
 Increase in Other Liabilities                                       4,841
                                                             -------------
  Net Cash Provided by Operating Activities                         37,854
                                                             -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and Lease Acquisition Costs                              (253,189)
Improvements to Real Estate                                           (751)
                                                             -------------
  Net Cash Used in Investing Activities                           (253,940)
                                                             -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in Deferred Financing Costs                                (1,654)
Debt Principal Repayments                                          (13,427)
Line of Credit Advances, net                                        68,000
Proceeds from the Issuance of Common Shares and Partnership
 Units, net                                                        178,559
Repurchase of Partnership Units                                     (1,217)
Distributions paid to Common Shareholders                           (3,755)
Distribution paid to Minority Interest                              (5,035)
                                                             -------------
  Net Cash Provided by Financing Activities                        221,471
                                                             -------------
Net Increase in Cash and Cash Equivalents                            5,385
Cash and cash equivalents--beginning of period                           1
                                                             -------------
Cash and cash equivalents--end of period                          $  5,386
                                                             =============
Cash paid for interest, net of amounts capitalized                $    640
                                                             =============

DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

In conjunction with the Offering and Formation Transactions, the Company assumed $18,413 of indebtedness and issued 33,850,000 Common Shares and Part-nership Units in exchange for real estate assets and the advisory business of Cabot Partners valued at $659,072 and $77, respectively.

In conjunction with the acquisition of certain real estate, the Company assumed $12,547 of indebtedness and issued Units valued at $2,268.

At June 30, 1998, accrued capital expenditures (including amounts included in accounts payable) totaled $8,374, and accrued offering costs totaled $1,898.

                             CABOT INDUSTRIAL TRUST

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF JUNE 30, 1998

        (IN THOUSANDS, EXCEPT SHARE, PER SHARE AND SQUARE FOOTAGE DATA)

1. GENERAL

Introduction
The accompanying unaudited consolidated condensed financial statements should be read in conjunction with the 1997 Form 10-K of the registrant (the "Compa-ny"). These consolidated condensed statements have been prepared in accordance with the instructions of the Securities and Exchange Commission for Form 10-Q and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of the Company's management, all material adjustments (con-sisting solely of items of a normal, recurring nature) considered necessary for a fair presentation of results of operations for the interim period have been included. The results of consolidated operations for the period from January 1, 1998 through June 30, 1998 are not necessarily indicative of the results that may be expected for the period from January 1, 1998 through December 31, 1998.

Organization
Cabot Industrial Trust (the Company), a Maryland real estate investment trust, was formed on October 10, 1997. The Company is the managing general partner of a newly formed limited partnership, Cabot Industrial Properties, L.P. (the Operating Partnership), and will conduct substantially all of its business through the Operating Partnership. As the general partner of the Operating Partnership, the Company has the exclusive power under the agreement of limited partnership to manage and conduct the business of the Operating Partnership, and therefore the Company consolidates the results of the Operating Partnership for financial reporting purposes. The Company is a fully integrated, internally managed real estate company formed to continue and expand the national real estate business of Cabot Partners Limited Partnership (Cabot Partners). The Company expects to qualify as a real estate investment trust (a REIT) for fed-eral income tax purposes.

The Company and the Operating Partnership had no operations from inception through February 4, 1998 (See Note 2).

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. The Company records rental income for the full term of each lease on a straight-line basis. As of June 30, 1998, the receivables from tenants, net of reserves, which the Company expects to collect over the remaining life of the leases rather than currently (De-ferred Rent) was $1,090. Deferred Rent is not recognized for income tax pur-poses until received.

2. THE FORMATION TRANSACTIONS, THE OFFERINGS AND OWNERSHIP

Initial Capitalization
The initial capitalization of the Company consisted of 50 shares of common stock, par value $.01 per share, issued for a total consideration of $1. In connection with the Formation Transactions and Offerings (described below), the Company issued an additional 18,586,714 shares of common stock.

The Formation Transactions
On February 4, 1998, under a Contribution Agreement executed by the Company, the Operating Partnership, Cabot Partners, and various other contributors, 122 real estate properties, certain real estate advisory contracts and other assets were (i) contributed to the Operating Partnership in exchange for Units in the Operating Partnership that may, subject to certain

                             CABOT INDUSTRIAL TRUST

                              AS OF JUNE 30, 1998
        (IN THOUSANDS, EXCEPT SHARE, PER SHARE AND SQUARE FOOTAGE DATA)

restrictions, be exchanged for common shares of the Company or (ii) contributed to the Company in exchange for common shares. The properties contributed to the Company were contributed to the Operating Partnership in exchange for the number of general partnership Units in the Operating Partnership equal to the number of common shares exchanged for the property.

The Operating Partnership contributed the real estate advisory contracts to Cabot Advisors, Inc. (the Management Company) and received 100% of the non-voting preferred stock of the Management Company, which entitles it to 95% of the Management Company's net operating cash flow. All of the common stock of the Management Company is owned by an officer of the Company.

At June 30, 1998, the Company owned 42.7% of the Operating Partnership. The remaining 57.3%, which is owned by investors that elected to receive Operating Partnership Units, is considered minority interest.

The Offerings
On February 4, 1998, the Company completed the offering of 8,625,000 common shares of beneficial interest (Common Shares) at an offering price of $20.00 per share. In addition, the Company issued 1,000,000 Common Shares to a single investor in a private offering at $20.00 per share (collectively, the Offer-ings). The Company contributed the net proceeds of the Offerings to the Oper-ating Partnership in exchange for the number of general partnership interests in the Operating Partnership equal to the number of Common Shares sold in the Offerings.

Distributions

On April 8, 1998 the Company and the Operating Partnership declared distribu-tions payable on April 30, 1998 to Shareholders or Unitholders of record as of April 22, 1998, of $.202 per Share/Unit, and on June 11, 1998 the Company and the Operating Partnership declared distributions payable on July 30, 1998 to Shareholders or Unitholders of record as of July 10, 1998, of $.325 per Share/Unit.

3. INVESTMENT IN REAL ESTATE

In accordance with generally accepted accounting principles, the Company has accounted for the Formation Transactions using the purchase method of account-ing. As such, the assets and liabilities acquired in connection with the Forma-tion Transactions are recorded at the fair value of the consideration surren-dered and liabilities assumed, except for the net assets contributed by Cabot Partners, the sponsor and organizer, which were recorded at carryover histor-ical cost basis. The acquisition cost was then allocated to all identifiable assets based upon their individual estimated fair market values. The following is a summary of the acquisition cost recorded in connection with the Formation
Transactions:

                                                                      --------
Fair value of the Company's Common Shares and the Operating
 Partnership's Units, based on the February 4, 1998 value of $20 per share/unit, issued to the Contributing Investors (except Cabot
 Partners)                                                            $640,608
Value of Partnership Units issued to Cabot Partners, recorded at
 carryover historical cost basis                                            77
Mortgage debt assumed                                                   18,413
Other acquisition costs and liabilities assumed                          8,713
                                                                      --------
Acquisition cost basis                                                $667,811
                                                                      ========
Acquisition cost basis allocated to:
Land                                                                  $125,850
Buildings                                                              529,498
Lease Acquisition Costs                                                 12,412
                                                                      --------
Acquisition cost basis allocated to Real Estate as a result of the
 Formation Transactions                                               $667,760
Acquisition cost basis allocated to Other Net Assets                        51
                                                                      --------
Total cost basis allocated                                            $667,811
                                                                      ========

                             CABOT INDUSTRIAL TRUST

                              AS OF JUNE 30, 1998
        (IN THOUSANDS, EXCEPT SHARE, PER SHARE AND SQUARE FOOTAGE DATA)


Investments in real estate are depreciated over 40 years using the straight-line method. Expenditures for ordinary maintenance and repairs are charged to operations as incurred. Significant building renovations and improvements that improve or extend the useful life of the assets are capitalized. Tenant improvements and leasing commissions are capitalized and amortized on the straight-line method over the terms of the related lease.

4. PROPERTY ACQUISITIONS

During the period from April 1, through June 30, 1998 the Company has acquired the following industrial properties:

                         ----------------------------------------------
                                                            ACQUISITION
   PROPERTY LOCATION     BUILDING TYPE             SQ. FEET        COST
   -----------------     -------------            --------- -----------
   Sun Valley, CA        Bulk Distribution          181,670     $ 9,770
   Otay Mesa, CA         Workspace                  123,136       7,752
   Ontario, CA           Multitenant Distribution   161,180       6,310
   Mt. Prospect, IL      Workspace                   43,250       3,617
   Cincinnati, OH        Bulk Distribution          403,406      12,320
   Plano, TX             Multitenant Distribution   206,939       8,393
   Huntington Beach, CA  Workspace                  125,000       7,960
   Piscataway, NJ        Workspace                  101,553       4,081
   Phoenix, AZ           Multitenant Distribution    89,423       6,744
   Simi Valley, CA       Workspace                  112,271       8,735
                                                  --------- -----------
                                                  1,547,828     $75,682
                                                  ========= ===========

5. EARNINGS PER SHARE

In accordance with Statement of Financial Accounting Standards No. 128, "Earn-ings per Share", basic earnings per share have been computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share have been computed considering the dilutive effect of the exercise of Unit options granted by the Operating Partnership. Basic and diluted earnings per share were calculated as follows:

                                                 ----------------------------
                                                    SIX MONTHS   THREE MONTHS
                                                         ENDED          ENDED
                                                 JUNE 30, 1998  JUNE 30, 1998
                                                 -------------  -------------
       Basic:
       Net Income                                      $ 9,559        $ 6,081
                                                 -------------  -------------
       Weighted Average Shares                          18,587         18,587
                                                 -------------  -------------
       Basic Earnings per Share                        $   .51        $  . 33
                                                 =============  =============
       Diluted:
       Net Income                                      $ 9,559        $ 6,081
       Effect of Unit Options                              (43)           (28)
                                                 -------------  -------------
       Income available to Common Shareholders,
        as adjusted                                    $ 9,516        $ 6,053
                                                 -------------  -------------
       Weighted Average Shares                          18,587         18,587
                                                 -------------  -------------
       Diluted Earnings per share                      $   .51        $   .33
                                                 =============  =============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
 Cabot Partners Limited Partnership:

We have audited the accompanying balance sheets of Cabot Partners Limited Part-nership as of December 31, 1997 and 1996, and the related statements of opera-tions, partners' capital, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsi-bility of the management of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cabot Partners Limited Part-nership as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
March 27, 1998

                       CABOT PARTNERS LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                     -------------------------
                                                      YEARS ENDED DECEMBER 31,
                                                     -------------------------
                                                             1997         1996
                                                     ------------ ------------
ASSETS
Cash and cash equivalents                            $        509 $      1,709
Accounts receivable                                         2,689        1,637
Accounts receivable from related party                      1,225           --
Investments                                                    39          836
Cost of investment advisory contracts acquired, net
 of accumulated amortization of $824 and $2,425,
 respectively                                                 780        1,729
Other assets                                                   97          164
                                                     ------------ ------------
 Total Assets                                        $      5,339 $      6,075
                                                     ============ ============
LIABILITIES AND PARTNERS' CAPITAL
Accrued compensation                                 $        373 $        385
Accounts payable and accrued liabilities                      387          100
                                                     ------------ ------------
 Total Liabilities                                            760          485
                                                     ------------ ------------
Commitments (Note 4)
Partners' Capital                                           4,579        5,590
                                                     ------------ ------------
 Total Liabilities and Partners' Capital             $      5,339 $      6,075
                                                     ============ ============



   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                 ---------------------------
                                                 YEARS ENDED DECEMBER 31,
                                                 ---------------------------
                                                     1997     1996      1995
                                                 -------- --------  --------
REVENUES
Advisory fees                                    $  9,010 $  7,871  $  6,482
Other income                                           70       37        34
                                                 -------- --------  --------
 Total Revenues                                     9,080    7,908     6,516
                                                 -------- --------  --------
EXPENSES
Compensation                                        4,685    3,887     3,416
Other general and administrative                    2,360    2,001     1,653
Depreciation and amortization                         977      419       453
                                                 -------- --------  --------
 Total Expenses                                     8,022    6,307     5,522
                                                 -------- --------  --------
Income before income (loss) from unconsolidated
 subsidiary                                         1,058    1,601       994
Equity in income (loss) from unconsolidated
 subsidiary                                            --       (7)       63
                                                 -------- --------  --------
Net income                                       $  1,058 $  1,594  $  1,057
                                                 ======== ========  ========



   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                        STATEMENTS OF PARTNERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (DOLLARS IN THOUSANDS)

                                 ----------------------------------------
                                 GENERAL LIMITED PARTNERS       PARTNERS'
                                 PARTNER   CLASS A    CLASS B     CAPITAL
                                 -------  ---------  --------   ---------
Partners' Capital, December 31,
 1994                               $ --  $   4,008    $    --    $ 4,008
  Net income for the year ended
   December 31, 1995                  --      1,057         --      1,057
                                 -------  ---------  --------   ---------
Partners' Capital, December 31,
 1995                                 --      5,065         --      5,065
  Net income for the year ended
   December 31, 1996                  10      1,194        390      1,594
  Distributions                       --     (1,069)        --     (1,069)
                                 -------  ---------  --------   ---------
Partners' Capital, December 31,
 1996                                 10      5,190        390      5,590
  Net income for the year ended
   December 31, 1997                  --      1,058         --      1,058
  Distributions                      (10)    (1,669)      (390)    (2,069)
                                 -------  ---------  --------   ---------
Partners' Capital, December 31,
 1997                               $ --  $   4,579    $    --    $ 4,579
                                 =======  =========  ========   =========




   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                  ----------------------------
                                                 YEARS ENDED DECEMBER 31,
                                                  ----------------------------
                                                      1997      1996     1995
                                                  --------  --------  --------
OPERATING ACTIVITIES
Net income                                        $  1,058  $  1,594  $ 1,057
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization                         977       419      453
 Unrealized equity in (income) loss of investment       --         7      (63)
 (Increase) in accounts receivable                  (1,052)     (695)    (315)
 Increase (Decrease) in accrued liabilities             37       (70)     265
 (Decrease) Increase in accounts payable                (5)       (9)       6
 Decrease (Increase) in other assets                    47        37      (52)
                                                  --------  --------  --------
  Net cash provided by operating activities          1,062     1,283    1,351
                                                  --------  --------  --------
INVESTING ACTIVITIES
Increase in accounts receivable from related
 parties                                              (984)       --       --
Dividends received                                     797       183       77
Purchase of furniture, fixtures and equipment           (6)      (50)     (63)
Additional cost-basis investments                       --       (20)     (20)
                                                  --------  --------  --------
  Net cash provided by (used in) investing
   activities                                         (193)      113       (6)
                                                  --------  --------  --------
FINANCING ACTIVITIES
Distributions to partners                           (2,069)   (1,069)      --
                                                  --------  --------  --------
Net (decrease) increase in cash and cash
 equivalents                                        (1,200)      327    1,345
Cash and cash equivalents, beginning of period       1,709     1,382       37
                                                  --------  --------  --------
Cash and cash equivalents, end of period          $    509  $  1,709  $ 1,382
                                                  ========  ========  ========



   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

Cabot Partners Limited Partnership (the Partnership), a Massachusetts limited partnership, was formed as of July 11, 1990 to provide a variety of real estate investment advisory and management services, primarily to a small number of pension and profit-sharing plans and other institutional investors. Eight investors represented 70% of fee revenues for 1997, nine investors represented 77% of fee revenues for 1996 and eleven investors represented 81% of fee reve-nues for 1995.

The Partnership has two classes of limited partners. The Class A limited part-ners contributed cash on a disproportionate basis to their ownership interest and are entitled to a cumulative guaranteed return on their Adjusted Capital Contributions, as defined, of 10% through December 31, 1995 and 5% thereafter, payable only out of available cash. In addition, the Class A limited partners are entitled to a 5% return of their Adjusted Capital Contributions prior to distributions of available cash to all the partners in accordance with their ownership interest. As of December 31, 1997, the cumulative unpaid and unrecog-nized return was $2,795.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes
No provision for federal and state income taxes has been recorded relating to the Partnership, as the partners report their respective shares of the net tax-able income on their individual tax returns. The tax basis of assets and lia-bilities does not significantly differ from their historical cost basis.

Furniture, Fixtures and Equipment
Furniture and equipment additions are recorded at cost and are depreciated over an estimated useful life of five years. Fixtures include leasehold improvements that are recorded at cost and amortized over the shorter of their useful life or the remaining lease term.

Cost of Investment Advisory Contracts Acquired
The investment advisory contracts acquired are recorded at their fair market value at the date of acquisition, based on independent appraisals, and are being amortized over their estimated lives, which range from eight to sixteen years.

Allocation of Profits and Losses
Income and losses have been allocated to the partners in accordance with the provisions of the partnership agreement.

Cash Equivalents
At December 31, 1997, the Partnership had invested excess funds in money market mutual funds, which have an original maturity of less than three months. For purposes of the statement of cash flows, this investment has been considered a cash equivalent.

Pervasiveness of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
The carrying amounts reported on the accompanying balance sheets for cash and cash equivalents, receivables, accounts payable and accrued expenses approxi-mate fair value, due to the short-term nature of these investments.

3. INVESTMENTS

The Partnership owns a 1% managing general partnership interest in a real estate operating company, CP Private Partners, L.P.-I (Private Partners), and accounts for this investment under the equity method. Under this method of accounting, the Partnership's pro rata share of Private Partners' income (loss) is recorded each year as an increase (decrease) in the carrying value of its investment, and any distributions received are recorded as decreases in the carrying value.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                             (DOLLARS IN THOUSANDS)


3. INVESTMENTS (CONTINUED)

The condensed unaudited historical cost balance sheets of Private Partners at December 31, 1997 and December 31, 1996 are as follows:

                                                 --------------
                                                DECEMBER 31,
                                                 --------------
                                                   1997    1996
                                                 ------ -------
       ASSETS
       Cash and cash equivalents                 $  576 $   186
       Real estate assets, net                    3,140  58,776
       Other assets                                 179  18,203
                                                 ------ -------
        Total Assets                             $3,895 $77,165
                                                 ====== =======
       LIABILITIES AND PARTNERS' CAPITAL
       Accounts payable and accrued liabilities  $   29 $   453
                                                 ------ -------
       PARTNERS' CAPITAL
       The Partnership                               39     767
       Other Partners                             3,827  75,945
                                                 ------ -------
        Total Partners' Capital                   3,866  76,712
                                                 ------ -------
        Total Liabilities and Partners' Capital  $3,895 $77,165
                                                 ====== =======

The difference between the Partnership's share of the 1996 historical partners' capital and the investment on the balance sheets is due to stating the invest-ment at fair market value at the time of purchase.

The condensed unaudited historical cost income statements of Private Partners for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                         ---------------------------
                                        YEARS ENDED DECEMBER 31,
                                         ---------------------------
                                             1997      1996     1995
                                         --------  --------  -------
       Sale of real estate assets        $ 60,268  $ 20,817  $   --
       Rental revenues                      6,448    11,726   12,778
       Cost of real estate sold           (51,728)  (20,411)     --
       Note receivable reduction           (2,078)   (7,688)     --
       Operating expenses                  (1,213)   (5,163)  (6,483)
       Write down of real estate to net
        realizable value                   (4,860)      --       --
                                         --------  --------  -------
       Net income (loss)                 $  6,837  $   (719) $ 6,295
                                         ========  ========  =======
       Dividends paid                    $ 79,683  $ 18,292  $ 7,700
                                         ========  ========  =======
       The Partnership's share of:
       Net income (loss)                 $     68  $     (7) $    63
                                         ========  ========  =======
       Dividends paid                    $    797  $    183  $    77
                                         ========  ========  =======

Private Partners' remaining real estate is vacant land which is held for sale. As of December 31, 1997, its carrying cost has been reduced to its estimated net realizable value.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                             (DOLLARS IN THOUSANDS)


4. MINIMUM FUTURE LEASE OBLIGATIONS

Minimum future lease obligations under noncancelable operating leases for each of the next five years ending December 31 and thereafter are as follows:

                         ---------
                   1998  $      298
                   1999         313
                   2000         325
                   2001         310

The Partnership incurred rental expense of $332, $304 and $242 for the years ended December 31, 1997, 1996 and 1995, respectively. The Partnership's only significant lease is for its office space. The lease provides for the payment of base rent and operating expenses and real estate taxes over stated base amounts.

5. RELATED PARTY TRANSACTIONS

Under two separate agreements, the Partnership provides acquisition, asset man-agement and property management services to a partnership and a company sepa-rately controlled by two Class A limited partners. The agreements are cancel-able by either party with 30 days notice. After a recent amendment, one agree-ment provides for annual fixed fees of $158. The other agreement provides for an acquisition fee of .25% of acquisition cost and an asset management fee of 5% of net operating income. The Partnership received acquisition fees from related parties of $345 for the year ended December 31, 1997, and other related party fees of $287, $164 and $153 for the years ended December 31, 1997, 1996 and 1995, respectively.

As of December 31, 1997, the Partnership had incurred costs related to the For-mation Transactions described below of $1,225, of which $241 is unpaid and included in accounts payable and accrued expenses. These costs are to be reim-bursed by Cabot Industrial Trust subsequent to the Formation Transactions.

6. SUBSEQUENT EVENTS

Formation Transactions
Under the provisions of an agreement executed by the Partnership and several other investors, Cabot Partners contributed its Advisory Contracts and certain of its other net assets to Cabot Industrial Properties, L.P. (the Operating Partnership), a subsidiary partnership of Cabot Industrial Trust (the Company) and received 1,819,587 Units from the Operating Partnership. The Units are con-vertible into common shares of the Company on a one-to-one basis subject to certain limitations. As of February 4, 1998, the common shares had a fair market value of $20 per share. The remainder of the Partnership's net assets will be distributed to its partners. The impact of these proposed transactions is not reflected in the accompanying financial statements.

The cumulative unpaid and unrecognized return discussed in Note 1 was settled through the distribution of Units received in conjunction with these transac-tions.

Sales of Assets Under Management
Under the terms of the investment advisory agreements, investors have the right to terminate the Partnership as advisor with 30 days notice. In addition, a significant portion of the Partnership's assets under management may be trans-ferred to other advisors or sold as a part of the investor's investment strat-egy.

During 1997, all the properties of three portfolios have been sold. These port-folios accounted for advisory and property management fees of $2,985, $3,249 and $3,295 for the years ended December 31, 1997, 1996 and 1995, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
 Existing Investors Property Group:

We have audited the accompanying combined balance sheets of the Existing Investors Property Group, as defined in Note 1, as of December 31, 1997 and 1996, and the related combined statements of income, owners' equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the management of the Existing Property Investors. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Existing Investors Property Group at December 31, 1997 and 1996, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic com-bined financial statements taken as a whole. The schedule listed in the index of financial statements is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic finan-cial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       Arthur Andersen LLP

Boston, Massachusetts
July 13, 1998

                       EXISTING INVESTORS PROPERTY GROUP

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                   --------------------------
                                                    YEARS ENDED DECEMBER 31,
                                                   --------------------------
                                                           1997          1996
                                                   ------------  ------------
ASSETS
Rental properties                                  $    417,138  $    336,836
Accumulated depreciation                                (39,525)      (32,528)
                                                   ------------  ------------
                                                        377,613       304,308
Cash and Cash Equivalents                                 2,742         2,423
Rents and other receivables, net of allowance for
 doubtful accounts of $0 and $339, respectively           6,210         4,810
Restricted cash                                              27            71
Lease acquisition costs, net of accumulated
 amortization of $7,467 and $5,721, respectively          6,459         6,808
Other assets                                                217           312
                                                   ------------  ------------
 Total Assets                                      $    393,268  $    318,732
                                                   ============  ============
LIABILITIES AND OWNERS' EQUITY
Mortgage debt                                      $     18,433  $     19,292
Due to Related Parties                                   27,476         3,668
Accounts payable and accrued expenses                     4,713         3,608
Other liabilities                                         1,046           878
                                                   ------------  ------------
 Total Liabilities                                       51,668        27,446
                                                   ------------  ------------
Contingencies (Note 8)
Owners' Equity                                          341,600       291,286
                                                   ------------  ------------
 Total Liabilities and Owners' Equity              $    393,268  $    318,732
                                                   ============  ============



    The accompanying notes are an integral part of these combined financial statements.

                       EXISTING INVESTORS PROPERTY GROUP

                         COMBINED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                               ---------------------------
                               YEARS ENDED DECEMBER 31,
                               ---------------------------
                                   1997      1996     1995
                               --------  -------- --------
REVENUES
Rental                         $ 33,417  $ 29,736 $ 24,691
Tenant reimbursements             6,388     4,917    3,759
Other rental                        611       334      199
Interest                            138       193      145
                               --------  -------- --------
 Total Revenues                  40,554    35,180   28,794
                               --------  -------- --------
EXPENSES
Real estate taxes                 5,932     5,037    3,979
Management fees                   2,352     1,889    1,522
Property operating costs            520       755      648
Maintenance and repairs             550       504      393
Grounds care                        274       298      218
Professional services               302       214      194
Insurance                           298       210      151
Bad debt, net of recoveries        (247)      383      156
Other                               223        70       75
Interest                          2,134     1,931    2,097
Depreciation and amortization     8,953     7,966    7,118
                               --------  -------- --------
 Total Expenses                  21,291    19,257   16,551
                               --------  -------- --------
Net income                     $ 19,263  $ 15,923 $ 12,243
                               ========  ======== ========



    The accompanying notes are an integral part of these combined financial statements.

                       EXISTING INVESTORS PROPERTY GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                              FOR THE YEARS ENDED

                        DECEMBER 31, 1997, 1996 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                  --------
Owners' Equity, December 31, 1994                 $213,203
  Contributions                                     50,326
  Distributions                                    (14,143)
  Net income for the year ended December 31, 1995   12,243
                                                  --------
Owners' Equity, December 31, 1995                  261,629
  Contributions                                     35,228
  Distributions                                    (21,494)
  Net income for the year ended December 31, 1996   15,923
                                                  --------
Owners' Equity, December 31, 1996                  291,286
  Contributions                                     55,973
  Distributions                                    (24,922)
  Net income for the year ended December 31, 1997   19,263
                                                  --------
Owners' Equity, December 31, 1997                 $341,600
                                                  ========



    The accompanying notes are an integral part of these combined financial statements.

                       EXISTING INVESTORS PROPERTY GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                 ----------------------------
                                                 YEARS ENDED DECEMBER 31,
                                                 ----------------------------
                                                     1997      1996      1995
                                                 --------  --------  --------
OPERATING ACTIVITIES
Net income                                       $ 19,263  $ 15,923  $ 12,243
Adjustments to reconcile net income to net cash
 provided by operating activities--
Depreciation and amortization adjustments           8,953     7,966     7,118
Rent normalization adjustments                       (346)     (519)     (993)
Changes in assets--(increase) decrease
  Rents and other receivables                      (1,054)    1,750       196
  Restricted cash                                      44       282       265
  Other assets                                         20        25       184
Changes in liabilities--increase (decrease)
  Accounts payable and accrued liabilities          1,105         2       705
  Other liabilities                                   168       266      (317)
                                                 --------  --------  --------
Net cash provided by operations                    28,153    25,695    19,401
                                                 --------  --------  --------
INVESTING ACTIVITIES
Property acquisitions                             (77,264)  (33,485)  (49,677)
Payments for capital expenditures and lease
 acquisition costs                                 (4,570)   (5,581)   (4,038)
Deferred financing costs                               --        (8)     (153)
                                                 --------  --------  --------
Net cash (used in) investing activities           (81,834)  (39,074)  (53,868)
                                                 --------  --------  --------
FINANCING ACTIVITIES
Capital contributions                              55,973    35,228    50,326
Distributions                                     (24,922)  (21,494)  (14,143)
Mortgage loan proceeds                                 --        --    10,865
Repayments of mortgage loans                         (859)     (791)  (11,390)
Advances from related parties, net                 23,808       261        22
                                                 --------  --------  --------
Net cash provided by financing activities          54,000    13,204    35,680
                                                 --------  --------  --------
Net (decrease) increase in Cash and Cash
 Equivalents                                          319      (175)    1,213
Cash and Cash Equivalents, Beginning of Year        2,423     2,598     1,385
                                                 --------  --------  --------
Cash and Cash Equivalents, End of Year           $  2,742  $  2,423  $  2,598
                                                 ========  ========  ========
Supplemental Information, Interest paid during
 the year                                        $  1,718  $  1,730  $  1,909
                                                 ========  ========  ========

    The accompanying notes are an integral part of these combined financial statements.

                       EXISTING INVESTORS PROPERTY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS AND ORGANIZATION

Existing Investors Property Group (EIP Group) is not a legal entity but rather a combination of all the assets, liabilities and operations for 79 industrial buildings (as of December 31, 1997) that are owned by certain real estate title holding corporations, general partnerships and a retirement plan. EIP Group properties are located in selected markets in the United States and were man-aged, leased and renovated by Cabot Partners Limited Partnership (Cabot Part-ners), the investment manager, under separate investment management agreements with each owner through February 3, 1998 (see Note 2). The accompanying finan-cial statements include all of the direct and indirect costs of the business of EIP Group. Refer to Schedule III for a detailed listing of the industrial prop-erties included in the financial statements for the year ended December 31, 1997. A summary of EIP Group as of December 31, 1997 is as follows:

                                                        ---------------------
                                                        NUMBER OF
PROPERTY OWNER                                          BUILDINGS SQUARE FEET
--------------                                          --------- -----------
CP Investment Properties, Inc.                                 47   5,376,068
CP REPROP, Corp.                                                9   1,800,400
Properties owned by two real estate title holding
 companies and a limited partnership by the New York
 State Teachers' Retirement System                             14   2,767,182
Six general partnerships owned by C-M Holdings Limited
 Partnership                                                    7     895,169
State of Wisconsin Investment Board                             2     376,440
                                                        --------- -----------
 Total                                                         79  11,215,259
                                                        ========= ===========

2. FORMATION TRANSACTIONS

Under the provisions of the Contribution Agreement executed by each property owner, on February 4, 1998, EIP Group contributed all of its properties to Cabot Industrial Trust (the Company) or a subsidiary partnership, Cabot Indus-trial Properties, L.P. (the Operating Partnership) and received common shares from the Company or units from the Operating Partnership. It is anticipated that the Company will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The impact of these transactions is not reflected in the accompanying combined financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination
The accompanying financial statements have been presented on a combined basis, at historical cost, because EIP Group was under the common management of Cabot Partners through investment advisory agreements. All significant intercompany transactions and balances have been eliminated in combination.

Rental Properties
Rental properties, which consist of industrial warehouses, are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements that improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are as follows:

                                         -------------
                                             ESTIMATED
             ASSET CATEGORY                USEFUL LIFE
             --------------              -------------
             Buildings and improvements  10 - 40 years
             Tenant improvements         Life of lease

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)


Properties consisted of the following at December 31, 1997 and 1996:

                                   -----------------
                                    DECEMBER 31,
                                   -----------------
                                       1997     1996
                                   -------- --------
       Land                        $ 84,462 $ 74,939
       Buildings and improvements   332,676  261,897
                                   -------- --------
        Total                      $417,138 $336,836
                                   ======== ========

EIP Group adopted the provisions of Statement of Financial Accounting Standards
(SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have an impact on EIP Group's financial position, results of operations or liquidity.

Lease Acquisition Costs
Capitalized lease acquisition costs are recorded at cost. These costs are amor-tized over the respective lives of the leases. Unamortized costs are charged to expense in the event of any early termination of the lease.

Loan Costs
Capitalized loan costs are recorded at cost and are included in other assets. These costs are amortized over the term of the respective financings on a straight-line basis. Loan costs, net of accumulated amortization of $328 and $253 as of December 31, 1997 and December 31, 1996, respectively, were approxi-mately $119 and $194, respectively.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. EIP Group records rental income for the full term of each lease on a straight-line basis. As of December 31, 1997 and December 31, 1996, the receivables from tenants, net of reserves, which EIP Group expects to collect over the remaining life of these leases rather than currently, were approximately $4,444 and $4,098, respectively (De-ferred Rent). The amounts included in rental income for the years ended December 31, 1997, 1996 and 1995, which are not currently due, were approxi-mately $346, $519 and $993, respectively. Deferred Rent is not recognized for income tax purposes until received.

Cash Equivalents
EIP Group invests excess funds in short-term investments with original maturi-ties of less than three months. For the purpose of the statements of cash flows, all such investments are considered cash equivalents.

Restricted Cash
Restricted cash represents amounts committed for security deposits and utility deposits. Certain of these amounts may be reduced upon the fulfillment of cer-tain obligations.

Fair Value of Financial Instruments
Management believes that the carrying basis of EIP Group mortgage loans approx-imated their respective fair market values as of December 31, 1997 and 1996. The current value of debt was computed by discounting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

Income Taxes
The properties were owned in tax-exempt real estate title holding companies, general partnerships or directly by qualified pension plans. Since the taxable operating results of EIP Group are either included in the income tax returns of tax-

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)

exempt entities or the owners, no provision for state and federal income taxes has been reflected in these combined financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications
Certain reclassifications have been made to the prior year financial statements to make them consistent with current year presentation.

4. MORTGAGE DEBT

As of, December 31, 1997 and 1996, EIP Group had outstanding fixed rate mort-gage indebtedness as follows:

                                                            ---------------
                                                            DECEMBER 31,
                                                            ---------------
                                                               1997    1996
                                                            ------- -------
Three mortgage loans at fixed interest rate of 8.375%, due
 February 1, 1998                                           $13,193 $13,813
Three mortgage loans at fixed interest rates ranging from
 7.95% to 8.05%,
 due January 1, 2003                                          5,240   5,479
                                                            ------- -------
Total mortgage loans payable                                $18,433 $19,292
                                                            ======= =======

Payments on mortgage debt are due in monthly installments of principal and interest. The weighted average interest rate was approximately 8.3% as of December 31, 1997 and 1996. The mortgage loans are secured by deeds of trust on six properties and all the loans are subject to prepayment penalties based on a yield maintenance formula in the event of early repayment.

Scheduled payments of principal on mortgage debt as of December 31, 1997 are summarized as follows:

                         -------
                   1998  $13,452
                   1999      281
                   2000      304
                   2001      329
                   2002    4,067

All EIP Group outstanding mortgage indebtedness was repaid or assumed by the Company or the Operating Partnership in conjunction with the Formation Transac-tions (see Note 2).

5. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancellable operating leases for the industrial properties as of December 31, 1997 were as follows:

                               --------
                   1998        $ 37,634
                   1999          31,807
                   2000          24,812
                   2001          19,147
                   2002          13,904
                   Thereafter    37,134
                               --------
                               $164,438
                               ========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. EIP Group is subject to the usual business risks associated with the collection of the above scheduled rents.

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)


6. TRANSACTIONS WITH THE INVESTMENT MANAGER

Under the provisions of the separate investment management agreements, EIP Group is obligated to pay Cabot Partners acquisition, asset management and property management fees. Acquisition fees are payable based on a percentage of acquisition cost (ranging from .90 to 1.50%), asset management fees are payable based on a percentage (ranging from .4 to .6%) of the properties' fair market value or a percentage (ranging from 6 to 7%) of the properties' net operating income and property management fees are payable on certain properties based on 2.25% of gross receipts. Fees incurred under the agreements were as follows:

                            ----------------------------------
                             FOR THE YEARS ENDED DECEMBER 31,
                            ----------------------------------
                                   1997        1996      1995
                            ----------- ----------- ----------
       FEE INCURRED
       Asset management     $     1,529 $     1,244 $     981
       Acquisition                  720         360       504
       Property management          596         482       437

At December 31, 1997 and 1996, total fees payable to Cabot Partners were $546 and $343, respectively.

Acquisition fees are capitalized to Rental Properties in the accompanying com-bined balance sheets and property and asset management fees are expensed as incurred and included in Management Fees in the accompanying combined state-ments of income.

7. DUE TO RELATED PARTIES

Four properties held in general partnerships incurred capital expenditures, leasing costs and operating deficits that were funded through cash advances from the general partners. The advances accrue interest at prime plus 1.5% (10.0% as of December 31, 1997) and are payable out of cash flows after third-party debt service of the property. Five properties held by tax exempt entities had debt payable to their sole shareholder. Such debt accrues interest at the prime rate (8.5% as of December 31, 1997). Interest expense related to the advances was $570, $299 and $314 for the years ended December 31, 1997, 1996 and 1995, respectively.

8. COMMITMENTS AND CONTINGENCIES

Concentration of Credit Risk
EIP Group maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of EIP Group believes the risk is not significant.

Environmental
EIP Group, as an owner of real estate, is subject to various environmental laws of federal and local governments. EIP Group made certain representations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions (see Note 2), with respect to environmental and certain other matters. Compliance by EIP Group with existing laws has not had a material adverse effect on EIP Group's finan-cial condition and results of operations, and management does not believe it will have such an impact in the future.

Litigation
Management of EIP Group does not believe there is any litigation threatened against it other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, none of which is expected to have a material adverse effect on the operating results or financial position of EIP Group.

                                                                    SCHEDULE III

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                COSTS
                                                                             CAPITALIZED              GROSS AMOUNT
                                                                              SUBSEQUENT             CARRIED AS OF
                                                        INITIAL COST        TO ACQUISITION         DECEMBER 31, 1997
                                                    --------------------- ------------------ ------------------------------
                                                            BUILDINGS AND      BUILDINGS AND         BUILDINGS AND
PROPERTY NAME(8)  LOCATION             ENCUMBRANCES  LAND   IMPROVEMENTS  LAND IMPROVEMENTS   LAND   IMPROVEMENTS  TOTAL(7)
----------------  --------             ------------ ------- ------------- ---- ------------- ------- ------------- --------
South 63rd
Avenue            Phoenix, AZ                   --  $   528       $ 3,953  --         $  --  $   528       $ 3,953  $ 4,481
North 104th
Avenue            Tolleson, AZ                  --      651         5,948  --             33     651         5,981    6,632
South 84th
Avenue            Tolleson, AZ                  --      553         5,116  --            187     553         5,303    5,856
South 55th
Avenue            Phoenix, AZ                   --      261         2,161  --            --      261         2,161    2,422
North 47th
Avenue            Phoenix, AZ                   --      423         3,492  --             41     423         3,533    3,956
Brisbane
Industrial
Park(1)           Brisbane, CA                  --   10,519        17,011  --            717  10,519        17,728   28,247
South Vintage
Avenue(2)         Ontario, CA                   --    2,896        15,836  --             96   2,896        15,932   18,828
East Jurupa
Street            Ontario, CA                   --      409         2,217  --            284     409         2,501    2,910
Santa Anita
Avenue            Rancho Cucamonga, CA          --    1,200         6,491  --             81   1,200         6,572    7,772
East Dyer Road    Santa Ana, CA                 --    8,160        10,432  --          2,162   8,160        12,594   20,754
Huntwood Avenue   Hayward, CA                   --      880         3,463  --            --      880         3,463    4,343
South
Rockefeller
Avenue            Ontario, CA                   --      870         5,056  --            --      870         5,056    5,926
Pepes Farm Road   Milford, CT                   --    1,637         8,787  --            622   1,637         9,409   11,046
Kingspointe
Parkway           Orlando, FL                   --      600         2,581  --             87     600         2,668    3,268
West 73rd
Street, Building
1                 Bedford Park, IL              --    1,333         4,819  --             56   1,333         4,875    6,208
West 73rd
Street, Building
2                 Bedford Park, IL              --    2,148         8,258  --             69   2,148         8,327   10,475
West 73rd
Street, Building
3                 Bedford Park, IL              --      986         5,395  --             82     986         5,477    6,463
Harvester Drive   Chicago, IL                   --      763         5,604  --            156     763         5,760    6,523
Arthur Avenue     Elk Grove, IL                 --    2,160         4,777  --            912   2,160         5,689    7,849
Western Avenue    Lisle, IL                     --      700         1,922  --            131     700         2,053    2,753
Mark Street       Wood Dale, IL                 --    2,844         9,668  --            --    2,844         9,668   12,512
High Grove Lane   Naperville, IL                --      800         3,334  --              6     800         3,340    4,140
Ambassador Road   Naperville, IL                --    1,060         6,942  --            --    1,060         6,942    8,002
Remington Street  Bolingbrook, IL               --      980         7,685  --            --      980         7,685    8,665
North State Road
#9(6)             Howe, IN                   $4,412     239         6,112  --             28     239         6,140    6,379
Holton Drive      Independence, KY              --    2,100         8,294  --              3   2,100         8,297   10,397
Empire Drive      Florence, KY                  --      212         2,456  --             57     212         2,513    2,725
                  ----------------------------------------------
                                                      DEPRECI-
                                   DATE                 ABLE
                  ACCUMULATED  CONSTRUCTED/   DATE      LIVES
PROPERTY NAME(8)  DEPRECIATION  RENOVATED   ACQUIRED IN YEARS(9)
----------------  ------------ ------------ -------- -----------
South 63rd
Avenue                  $  361      1990    05/27/94       10-40
North 104th
Avenue                     165      1995    11/26/96       10-40
South 84th
Avenue                     365      1989    04/03/95       10-40
South 55th
Avenue                      40      1986    03/27/97       10-40
North 47th
Avenue                      65      1986    03/27/97       10-40
Brisbane
Industrial
Park(1)                  3,209      1965    08/10/90       10-40
South Vintage
Avenue(2)                3,528      1986    11/20/89       10-40
East Jurupa
Street                      70      1986    11/19/96       10-40
Santa Anita
Avenue                     258      1988    06/27/96       10-40
East Dyer Road           2,491    1954/1965 04/24/89       10-40
Huntwood Avenue             29      1982    09/12/97       10-40
South
Rockefeller
Avenue                      52      1986    07/23/97       10-40
Pepes Farm Road          2,047      1980    11/07/88       10-40
Kingspointe
Parkway                     67      1991    12/30/96       10-40
West 73rd
Street, Building
1                          880      1982    09/13/90       10-40
West 73rd
Street, Building
2                        1,506      1986    09/13/90       10-40
West 73rd
Street, Building
3                          992      1979    09/13/90       10-40
Harvester Drive          1,437      1974    07/05/88       10-40
Arthur Avenue            1,322      1978    06/27/88       10-40
Western Avenue             474    1970/1985 06/27/88       10-40
Mark Street              1,712      1985    12/14/90       10-40
High Grove Lane            250      1994    01/11/95       10-40
Ambassador Road             34      1997    10/09/97       10-40
Remington Street            36      1996    10/07/97       10-40
North State Road
#9(6)                    1,237      1988    12/01/89       10-40
Holton Drive               207      1996     07/6/96       10-40
Empire Drive               300      1991    04/06/93       10-40

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                COSTS
                                                                             CAPITALIZED             GROSS AMOUNT
                                                                              SUBSEQUENT             CARRIED AS OF
                                                         INITIAL COST       TO ACQUISITION         DECEMBER 31, 1997
                                                     -------------------- ------------------ -----------------------------
                                                            BUILDINGS AND      BUILDINGS AND        BUILDINGS AND
PROPERTY NAME(8)  LOCATION              ENCUMBRANCES  LAND  IMPROVEMENTS  LAND IMPROVEMENTS   LAND  IMPROVEMENTS  TOTAL(7)
----------------  --------              ------------ ------ ------------- ---- ------------- ------ ------------- --------
Technology Drive  Auburn, MA                     --  $  663       $ 2,050  --         $  344 $  663        $2,394  $ 3,057
First Avenue      Needham, MA                    --   2,530         3,120  --            873  2,530         3,993    6,523
John Hancock
Road(6)           Taunton, MA                 $1,560    257         1,753  --            133    257         1,886    2,143
Tar Bay Drive     Jessup, MD                     --   1,415         5,111  --             13  1,415         5,124    6,539
The Crysen
Center(3)         Jessup, MD                     --   1,662         4,470  --            232  1,662         4,702    6,364
Oceano Avenue     Jessup, MD                     --   1,629         7,940  --             49  1,629         7,989    9,618
Sysco Court(6)    Grand Rapids, MI             2,187    354         2,452  --            --     354         2,452    2,806
Lakefront Drive   Earth City, MO                 --   1,320         4,799  --            --   1,320         4,799    6,119
Industrial Drive
South(6)          Gluckstadt, MS               3,574    320         4,325  --            --     320         4,325    4,645
Old Charlotte
Highway(4)(6)     Monroe, NC                   5,207  2,311         6,137  --            --   2,311         6,137    8,448
Reames Road       Charlotte, NC                  --     365         2,939  --            --     365         2,939    3,304
Birch Creek Road  Bridgeport, NJ                 --      24         4,858 $330         1,824    354         6,682    7,036
South Middlesex
Avenue, Building
1                 Cranbury, NJ                   --   1,300         6,817  --             42  1,300         6,859    8,159
South Middlesex
Avenue, Building
2                 Cranbury, NJ                   --   1,400         5,470  --             40  1,400         5,510    6,910
Pierce Street     Franklin Township, NJ          --   1,400         5,635  --             64  1,400         5,699    7,099
Herrod Boulevard  South Brunswick, NJ            --   2,600        15,721  --            --   2,600        15,721   18,321
International
Street            Columbus, OH                   --     517         3,537  --            --     517         3,537    4,054
Twin Creek Drive  Columbus, OH                   --     705         4,071  --             30    705         4,101    4,806
Lake Forest
Drive, Building
1                 Blue Ash, OH                   --     460         5,920  --            --     460         5,920    6,380
Lake Forest
Drive, Building
2                 Blue Ash, OH                   --     420         4,357  --            --     420         4,357    4,777
Creek Road        Blue Ash, OH                   --     439         3,950  --            --     439         3,950    4,389
Ritter Road(6)    Mechanicsburg, PA            1,493    332         1,460  --            --     332         1,460    1,792
Pilot Drive       Memphis, TN                    --   1,364         6,334  --            --   1,364         6,334    7,698
113th Street      Arlington, TX                  --     506         1,855  --             17    506         1,872    2,378
Airline Drive,
Building 1        Coppell, TX                    --     316         1,850  --            --     316         1,850    2,166
Airline Drive,
Building 2        Coppell, TX                    --     696         3,491  --            --     696         3,491    4,187
                  ----------------------------------------------
                                                      DEPRECI-
                                   DATE                 ABLE
                  ACCUMULATED  CONSTRUCTED/   DATE      LIVES
PROPERTY NAME(8)  DEPRECIATION  RENOVATED   ACQUIRED IN YEARS(9)
----------------  ------------ ------------ -------- -----------
Technology Drive        $  505      1973    01/30/89       10-40
First Avenue               737    1961/1992 01/16/90       10-40
John Hancock
Road(6)                    363      1986    12/01/89       10-40
Tar Bay Drive              897      1990    12/20/90       10-40
The Crysen
Center(3)                  845      1985    08/09/90       10-40
Oceano Avenue            1,491      1987    06/28/90       10-40
Sysco Court(6)             492      1985    12/01/89       10-40
Lakefront Drive            310      1995    06/15/95       10-40
Industrial Drive
South(6)                   868      1988    12/01/89       10-40
Old Charlotte
Highway(4)(6)            1,232    1957/1972 12/01/89       10-40
Reames Road                147      1994    02/22/96       10-40
Birch Creek Road           668    1991/1997 10/22/92       10-40
South Middlesex
Avenue, Building
1                          512      1989    01/17/95       10-40
South Middlesex
Avenue, Building
2                          411      1982    06/02/95       10-40
Pierce Street              282      1984    08/18/95       10-40
Herrod Boulevard            76      1989    10/22/97       10-40
International
Street                     185      1988    11/21/95       10-40
Twin Creek Drive           314      1989    12/01/94       10-40
Lake Forest
Drive, Building
1                           11      1978    12/18/97       10-40
Lake Forest
Drive, Building
2                            9      1979    12/18/97       10-40
Creek Road                   8      1983    12/18/97       10-40
Ritter Road(6)             293      1986    12/01/89       10-40
Pilot Drive                370      1987    09/05/95       10-40
113th Street               261      1979    07/20/92       10-40
Airline Drive,
Building 1                 218      1991    04/23/93       10-40
Airline Drive,
Building 2                 411      1990    04/23/93       10-40

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                          COSTS
                                                                       CAPITALIZED              GROSS AMOUNT
                                                                        SUBSEQUENT             CARRIED AS OF
                                                  INITIAL COST        TO ACQUISITION         DECEMBER 31, 1997
                                              --------------------- ------------------ ------------------------------
                                                      BUILDINGS AND      BUILDINGS AND         BUILDINGS AND          ACCUMULATED
PROPERTY NAME(8)  LOCATION       ENCUMBRANCES  LAND   IMPROVEMENTS  LAND IMPROVEMENTS   LAND   IMPROVEMENTS  TOTAL(7) DEPRECIATION
----------------  --------       ------------ ------- ------------- ---- ------------- ------- ------------- -------- ------------
North Lake Drive  Coppell, TX             --  $ 1,165      $  3,636 $ 68           --  $ 1,233      $  3,636 $  4,869      $   428
Diplomat Drive    Carrollton, TX          --      110         2,447  --            --      110         2,447    2,557           20
Luna Road         Carrollton, TX          --    1,020         6,506  --            --    1,020         6,506    7,526           31
Oakville
Industrial
Park(5)           Alexandria, VA          --   10,552        19,806  --        $ 2,578  10,552        22,384   32,936        3,996
                                      ------- -------      -------- ----       ------- -------      -------- --------      -------
 Totals                               $18,433 $84,064      $320,627 $398       $12,049 $84,462      $332,676 $417,138      $39,525
                                      ======= =======      ======== ====       ======= =======      ======== ========      =======
                  ---------------------------------
                                         DEPRECI-
                      DATE                 ABLE
                  CONSTRUCTED/   DATE      LIVES
PROPERTY NAME(8)   RENOVATED   ACQUIRED IN YEARS(9)
----------------  ------------ -------- -----------
North Lake Drive          1982 05/12/93       10-40
Diplomat Drive            1997 09/19/97       10-40
Luna Road                 1997 10/17/97       10-40
Oakville
Industrial
Park(5)                   1948 02/28/90       10-40
 Totals

----
(1) Brisbane Industrial Park consists of fourteen buildings.
(2) South Vintage Avenue consists of two buildings.
(3) The Crysen Center consists of two buildings.
(4) Old Charlotte Highway consists of two buildings.
(5) Oakville Industrial Park consists of six buildings.
(6) The loans encumbering these properties are subject to cross default provi-sions.
(7) The aggregate cost for federal income tax purposes as of December 31, 1997 was approximately $417 million.
(8) All buildings within schedule are industrial properties.
(9)Buildings are depreciated over 40 years and certain improvements are depre-ciated over their expected life.

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                             (DOLLARS IN THOUSANDS)

The changes in the total investment in real estate for the years ended December 31, 1997, 1996, 1995 are as follows:

                                       --------------------------
                                           DECEMBER 31,
                                       --------------------------
                                           1997     1996     1995
                                       -------- -------- --------
       Balance, beginning of the year  $336,836 $301,059 $250,387
       Acquisitions                      77,264   33,485   49,677
       Improvements                       3,038    2,292      995
                                       -------- -------- --------
       Balance, end of year            $417,138 $336,836 $301,059
                                       ======== ======== ========

The changes in accumulated depreciation for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                       -----------------------
                                        DECEMBER 31,
                                       -----------------------
                                          1997    1996    1995
                                       ------- ------- -------
       Balance, beginning of the year  $32,528 $26,430 $20,936
       Depreciation                      6,997   6,098   5,494
                                       ------- ------- -------
       Balance, end of year            $39,525 $32,528 $26,430
                                       ======= ======= =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of the State of
 Wisconsin Investment Board:

We have audited the accompanying historical cost basis combined statements of assets and liabilities of ORLANDO CENTRAL PARK and 500 MEMORIAL DRIVE (the "Properties") as of December 31, 1997 and 1996, and the related historical cost basis combined statements of income, changes in net assets and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Properties' investment advisor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the historical cost basis combined financial position of Orlando Central Park and 500 Memorial Drive as of December 31, 1997 and 1996, and the historical cost basis combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As indicated in Note 2, these financial statements have been prepared on the historical cost basis to comply with Regulation S-X of the Securities and Exchange Commission.

                                       PricewaterhouseCoopers LLP

New York, New York
July 1, 1998

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES

                                                   --------------------------
                                                   DECEMBER 31,  DECEMBER 31,
                                                           1997          1996
                                                   ------------  ------------
ASSETS
Real estate investments:
 Land                                               $ 8,847,965   $ 8,847,965
 Building and improvements                           40,729,028    40,720,252
 Accumulated depreciation                            (7,348,285)   (6,316,118)
                                                   ------------  ------------
                                                     42,228,708    43,252,099
Cash and cash equivalents                                61,257       591,653
Accounts receivable and accrued investment income        41,610       109,938
Deferred leasing costs, net of accumulated
 amortization of $2,930,662 and $2,135,209 at
 December 31, 1997 and December 31, 1996,
 respectively                                         2,861,922     3,392,025
Deferred rent concessions                             1,067,652       838,408
Other assets                                             49,207        62,815
                                                   ------------  ------------
  Total Assets                                      $46,310,356   $48,246,938
                                                   ============  ============
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses               $   288,309   $   597,561
Security deposits                                       216,875       211,363
Unearned rental income                                  210,363       247,756
                                                   ------------  ------------
  Total Liabilities                                     715,547     1,056,680
                                                   ------------  ------------
Net Assets                                           45,594,809    47,190,258
                                                   ------------  ------------
  Total Liabilities and Net Assets                  $46,310,356   $48,246,938
                                                   ============  ============


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                         COMBINED STATEMENTS OF INCOME

                               --------------------------------
                               FOR THE YEARS ENDED DECEMBER 31,
                               --------------------------------
                                     1997       1996       1995
                               ---------- ---------- ----------
REVENUE
Rental income                  $5,943,235 $5,521,188 $5,757,490
Other income                       21,395     99,749    233,998
                               ---------- ---------- ----------
 Total Revenue                  5,964,630  5,620,937  5,991,488
                               ---------- ---------- ----------
EXPENSES
Property taxes                    646,169    653,797    640,810
Operating expenses                991,441  1,045,704    928,209
Depreciation and amortization   1,827,620  1,745,376  1,693,022
                               ---------- ---------- ----------
 Total Expenses                 3,465,230  3,444,877  3,262,041
                               ---------- ---------- ----------
Net income                     $2,499,400 $2,176,060 $2,729,447
                               ========== ========== ==========



   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                 -----------
Net assets, January 1, 1995                      $49,237,627
 Asset advisory fees paid by owner                   281,062
 Distributions                                    (3,946,000)
 Net income for the year ended December 31, 1995   2,729,447
                                                 -----------
Net assets, January 1, 1996                       48,302,136
 Asset advisory fees paid by owner                   275,062
 Distributions                                    (3,563,000)
 Net income for the year ended December 31, 1996   2,176,060
                                                 -----------
Net assets, January 1, 1997                       47,190,258
 Asset advisory fees paid by owner                   308,809
 Contributions                                       397,342
 Distributions                                    (4,801,000)
 Net income for the year ended December 31, 1997   2,499,400
                                                 -----------
Net assets, December 31, 1997                    $45,594,809
                                                 ===========


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                       COMBINED STATEMENTS OF CASH FLOWS

                                         -------------------------------------
                                               YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                                1997         1996         1995
                                         -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                               $ 2,499,400   $ 2,176,060 $ 2,729,447
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization             1,827,620    1,745,376    1,693,022
 Asset advisory fees paid by owner           308,809      275,062      281,062
 Changes in operating assets and
  liabilities
  Accounts receivable                         68,328      (17,833)      85,920
  Other assets                                13,608      (40,886)         344
  Deferred rent concessions                 (229,244)     146,767     (197,855)
  Accounts payable and accrued expenses     (309,252)     420,666      (73,095)
  Security deposits                            5,512      (61,742)       5,919
  Unearned rental income                     (37,393)     127,600       (3,394)
                                         -----------  -----------  -----------
Net cash provided by operations            4,147,388    4,771,070    4,521,370
                                         -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures and
 leasing commissions                        (274,126)    (845,679)    (908,717)
                                         -----------  -----------  -----------
   Net cash used in investing activities    (274,126)    (845,679)    (908,717)
                                         -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions                                397,342           --           --
Distributions                             (4,801,000)  (3,563,000)  (3,946,000)
                                         -----------  -----------  -----------
Net cash used in financing activities     (4,403,658)  (3,563,000)  (3,946,000)
                                         -----------  -----------  -----------
Net increase (decrease) in cash             (530,396)     362,391     (333,347)
Cash and cash equivalents, beginning of
 year                                        591,653      229,262      562,609
                                         -----------  -----------  -----------
Cash and cash equivalents, end of year   $    61,257  $   591,653  $   229,262
                                         ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

The properties known as Orlando Central Park and 500 Memorial Drive (the "Prop-erties") are owned by the State of Wisconsin Investment Fixed Retirement Trust Fund ("SWIB") which was established for the benefit of the participants in the Wisconsin Retirement System. The State of Wisconsin Investment Board has exclu-sive control over all monies in the Fixed Retirement Trust Fund. Clarion Part-ners ("Clarion"), manages the Properties under an investment advisory agree-ment. These financial statements include the combined assets, liabilities and operations of the Properties which comprise Orlando Central Park (six indus-trial bulk warehouse buildings and associated land located in an industrial park in Orlando, Florida) and 500 Memorial Drive (an industrial building and associated land located in an industrial park in Franklin Township, New Jer-
sey). On February 4, 1998 SWIB sold the Properties to Cabot Industrial Trust for $45,016,645.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements of the Properties have been combined since they are under common ownership and management and they were acquired in a business com-bination by Cabot Industrial Trust, a newly formed real estate investment trust, in connection with a public offering of securities.

SWIB is a pension fund and prepares the financial statements, including those of the Properties, on the fair value basis pursuant to Statement of Financial Accounting Standards No. 35 and Statement of Government Accounting Standards No. 25. However, these financial statements have been restated using the his-torical cost basis in accordance with the requirement of Regulation S-X of the Securities and Exchange Commission.

Real Estate and Deferred Costs
Rental property is presented in the balance sheet at cost, which includes fees for services related to the acquisition of the rental property. Depreciation of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the rental property is computed using the straight-line method over the remaining useful lives of the buildings, or the useful life of the improvement, if shorter. Tenant improvements, including commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the lesser of their useful lives or the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dispo-sitions of assets are recorded by removing the related costs and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
The Properties earn rental income from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases.

The Properties recognize rental income from leases with scheduled rent increases on a straight-line basis over the lease term. Deferred rent conces-sions represent the difference between the straight-line rent and amounts cur-rently due.

Investment Advisory Fees
Fees earned by Clarion in its role as investment advisor are paid directly by SWIB. These financial statements reflect those fees as expenses with a corresponding capital contribution. The asset management fees for the years ended December 31, 1997, 1996 and 1995 were $308,809, $275,062 and $281,062, respectively.

Income Taxes
SWIB and the entities through which the Properties are owned are not subject to income taxes, therefore no income taxes have been provided in the accompanying financial statements.

Cash and Cash Equivalents
The Properties consider all highly liquid investments purchased with original maturities of three months or less, at the date of purchase, to be cash equiva-lents. At times, cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Properties' Man-agement believes it mitigates its risks by depositing cash with or investing cash equivalents through major financial institutions.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the recoverability of the real estate invest-ments. Actual results could differ from those estimates.

3. LEASES

Minimum future rental receipts under noncancelable operating leases which extend for more than one year at December 31, 1997 are as follows:

                         -----------
             1998        $ 4,609,000
             1999          3,921,000
             2000          2,277,000
             2001          1,765,000
             2002          1,268,000
             Thereafter    2,559,000
                         -----------
                         $16,399,000
                         ===========

Minimum rentals above do not include recoveries of operating expenses and real estate taxes. Recoveries of operating expenses and real estate taxes, included in base rental income, amounted to approximately $946,000, $1,068,000 and $1,015,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

4. PROPERTY MANAGEMENT FEES

Orlando Central Park
SWIB has retained Trammell Crow Realty Associates, Inc. ("Trammell Crow") to provide management services to Orlando Central Park on a year-to-year basis ending March 4, 1998. For its services, Trammell Crow receives a base manage-ment fee equal to 3% of base rents collected, as defined. SWIB has the right to terminate the agreement, with written notice, under certain conditions, as defined in the management agreement. For the years ended December 31, 1997, 1996 and 1995, fees incurred under this agreement were $112,000, $105,000 and $112,000, respectively.

Trammell Crow earns leasing commissions when it provides services in negoti-ating and obtaining, on behalf of SWIB, leases with tenants for Orlando Central Park in accordance with provisions of the management agreement.

Trammell Crow also earns fees for providing construction management services at the request of SWIB. The Construction Management fee is equal to (i) 8% of the construction costs of each capital repair in excess of $10,000, as defined in the agreement, and (ii) 8% of the construction costs of alterations, additions and improvement work made by SWIB on behalf of tenants, as defined in the agreement.

500 Memorial Drive
Prior to December 31, 1996, SWIB retained Jones Lang Wooton USA ("JLW USA"), a former affiliate of Clarion, to provide management services to 500 Memorial Drive on a year-to-year basis. For its services, JLW USA received a management fee equal to 3% of gross income collected, as defined in the management agree-ment. For the years ended December 31, 1996 and 1995, fees incurred under these agreements were approximately $39,000 and $37,000, respectively.

Effective January 1, 1997, SWIB entered into an agreement with Clarion Realty Services, LLC, ("Realty Services"), an affiliate of Clarion, to provide manage-ment services to 500 Memorial Drive on a month-to-month basis which is cancel-able by either party with 30 days written notice. During 1997, fees incurred under this agreement were approximately $37,000.

Realty Services earns fees from leasing commissions when it provides services in negotiating and obtaining, on behalf of SWIB, leases with tenants for 500 Memorial Drive in accordance with provisions of the management agreement as defined. No such fees for leasing commissions were incurred in 1997 and 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
 Knickerbocker Properties, Inc.
 II:

We have audited the accompanying historical cost basis balance sheet of Knick-erbocker Properties, Inc. II as of December 31, 1996 and the related historical cost basis statements of income, stockholder's equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial state-ments are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the historical cost basis financial position of Knicker-bocker Properties, Inc. II at December 31, 1996, and the historical cost basis results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       PricewaterhouseCoopers LLP

Atlanta, Georgia
April 25, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
 Knickerbocker Properties, Inc.
 II:

We have audited the accompanying historical cost balance sheet of Knickerbocker Properties, Inc. II, a wholly owned subsidiary of the New York State Teachers' Retirement System, as of December 31, 1997, and the related historical cost statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audit provides a reasonable basis for our opin-ion.

As described in Note 2, the Company was acquired in a business combination with a newly formed public real estate investment trust in February 1998. Accord-ingly, the accompanying financial statements were prepared under the historical cost basis of accounting for the purpose of complying with the rules and regu-lations of the Securities and Exchange Commission.

In our opinion, the historical cost financial statements referred to above present fairly, in all material respects, the financial position of Knicker-bocker Properties, Inc. II as of December 31, 1997, and the results of its operations and its cash flows for the year then ended on the historical cost basis of accounting described in Note 2.

                                       Arthur Andersen LLP

New York, New York
July 20, 1998

                       KNICKERBOCKER PROPERTIES, INC. II

                                 BALANCE SHEETS

                                                   ------------------------
                                                         DECEMBER 31,
                                                   ------------------------
                                                          1997         1996
                                                   -----------  -----------
ASSETS
Real estate investments
 Land                                              $ 3,691,118  $ 3,691,118
 Building and improvements                          16,969,431   16,865,157
 Tenant improvements                                   119,484          --
                                                   -----------  -----------
  Rental Property                                   20,780,033   20,556,275
 Accumulated depreciation and amortization          (3,280,374)  (2,888,428)
                                                   -----------  -----------
  Net Rental Property                               17,499,659   17,667,847
                                                   -----------  -----------
Cash and cash equivalents                               93,198       80,186
Deferred rent receivable                               110,501      148,959
Other assets                                            43,547       13,414
                                                   -----------  -----------
  Total Assets                                     $17,746,905  $17,910,406
                                                   ===========  ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued expenses              $    34,736  $    33,125
Security deposits                                      148,812      146,996
Unearned rental income                                  62,073       58,930
                                                   -----------  -----------
  Total Liabilities                                    245,621      239,051
                                                   -----------  -----------
Stockholder's Equity
 Common Stock $1 par value; 500 shares authorized,
  issued and outstanding                                   500          500
 Additional Paid in Capital                         17,500,784   17,670,855
 Retained Earnings                                          --           --
                                                   -----------  -----------
 Total Stockholder's Equity                         17,501,284   17,671,355
                                                   -----------  -----------
  Total Liabilities and Stockholder's Equity       $17,746,905  $17,910,406
                                                   ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENTS OF OPERATIONS

                                     --------------------------------
                                     FOR THE YEARS ENDED DECEMBER 31,
                                     --------------------------------
                                           1997       1996       1995
                                     ---------- ---------- ----------
REVENUE
Rental income                        $1,769,280 $1,696,847 $1,771,216
Escalation and reimbursement income     491,384    474,598    479,274
Other income                              5,790      1,372      1,371
                                     ---------- ---------- ----------
 Total Revenue                        2,266,454  2,172,817  2,251,861
                                     ---------- ---------- ----------
EXPENSES
Property taxes                          299,337    296,291    291,804
Operating expenses                      208,671    178,487    195,505
Depreciation and amortization           494,777    496,096    460,397
                                     ---------- ---------- ----------
 Total Expenses                       1,002,785    970,874    947,706
                                     ---------- ---------- ----------
Net income                           $1,263,669 $1,201,943 $1,304,155
                                     ========== ========== ==========



   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                       STATEMENTS OF STOCKHOLDER'S EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                              --------------------------------------------
                                      ADDITIONAL
                              COMMON     PAID-IN     RETAINED
                               STOCK     CAPITAL     EARNINGS        TOTAL
                              ------ -----------  -----------  -----------
Balance at December 31, 1994    $500 $18,619,408  $        --  $18,619,908
 Net income                                         1,304,155    1,304,155
 Dividends                              (471,372)  (1,304,155)  (1,775,527)
                              ------ -----------  -----------  -----------
Balance at December 31, 1995     500  18,148,036           --   18,148,536
 Net income                                         1,201,943    1,201,943
 Capital contributions                   139,904                   139,904
 Dividends                              (617,085)  (1,201,943)  (1,819,028)
                              ------ -----------  -----------  -----------
Balance at December 31, 1996     500  17,670,855           --   17,671,355
 Net income                                         1,263,669    1,263,669
 Capital contributions                   283,435           --      283,435
 Dividends                              (453,506)  (1,263,669)  (1,717,175)
                              ------ -----------  -----------  -----------
Balance at December 31, 1997    $500 $17,500,784  $        --  $17,501,284
                              ====== ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENTS OF CASH FLOWS

                                          ----------------------------------
                                                      FOR THE
                                              YEARS ENDED DECEMBER 31,
                                          ----------------------------------
                                                1997        1996        1995
                                          ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                $1,263,669  $1,201,943  $1,304,155
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization               494,777     496,096     460,397
 Changes in assets--(Increase) Decrease:
  Other assets                                 5,569     (13,414)      8,029
  Deferred rent receivable                    38,458      14,985      71,580
 Changes in liabilities--Increase
  (Decrease):
  Accounts payable and accrued expenses        1,611     (14,634)     12,835
  Unearned rental income                       3,143      41,467     (42,622)
  Security deposits                            1,816         469      (1,596)
                                          ----------  ----------  ----------
Net cash provided by operating
 activities                                1,809,043   1,726,912   1,812,778
                                          ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital and tenant improvements             (362,291)     (9,365)    (83,030)
                                          ----------  ----------  ----------
Net cash used in investing activities       (362,291)     (9,365)    (83,030)
                                          ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions                        283,435     139,904          --
Dividends                                 (1,717,175) (1,844,118) (1,750,437)
                                          ----------  ----------  ----------
Net cash used in financing activities     (1,433,740) (1,704,214) (1,750,437)
                                          ----------  ----------  ----------
Net increase (decrease) in cash               13,012      13,333     (20,689)
Cash and cash equivalents at beginning
 of year                                      80,186      66,853      87,542
                                          ----------  ----------  ----------
Cash and cash equivalents at end of year  $   93,198  $   80,186  $   66,853
                                          ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company
Knickerbocker Properties, Inc. II (the "Company") was incorporated under the laws of the State of Delaware on May 16, 1990. The Company is wholly owned by the New York State Teachers' Retirement System ("NYSTRS"), a pension benefit organization for New York State teachers. The Company owns Kent West Corporate Park (the "Rental Property"), a multi-building industrial park located in Kent, Washington. Cash flow in excess of operating requirements is distributed to NYSTRS.

The Company entered into an agreement in October 1997 with a newly formed public real estate investment trust to be acquired in a business combination. The transaction was consummated in February 1998.

ERE Yarmouth, Inc. was the investment advisor for NYSTRS with respect to the Rental Property. On July 13, 1998, Lend Lease Corporation Limited changed the name of its wholly owned subsidiary, ERE Yarmouth, Inc. to Lend Lease Real Estate Investments, Inc. ("Lend Lease").

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The Company was acquired in a business combination with a newly formed real estate investment trust in February 1998. Accordingly, the financial state-ments were prepared under the historical cost basis of accounting for the pur-pose of complying with the rules and regulations of the Securities and Exchange Commission.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the recoverability of the operating prop-erty and the deferred rent receivable. Actual results could differ from these estimates.

Cash and Cash Equivalents
The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. Financial instruments which potentially subject the Company to concen-trations of credit risk consist principally of cash balances held with finan-cial institutions which at times exceed federally insurable limits.

Rental Property
Rental Property is presented in the balance sheets at cost, which includes fees for services related to the acquisition of the Rental Property. Deprecia-tion of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the Rental Property is computed using the straight-line method over the useful life of the improvement. Tenant improvements and commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dis-posals of assets are recorded by removing the related cost and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
The Company recognizes base rental income on straight-line basis over the terms of the related leases. The effect of this straight-lining is recorded as deferred rent receivable on the accompanying balance sheets. Additional rents which are provided for in individual tenant leases primarily relate to the reimbursement of certain operating expenses of the Rental Property. The Com-pany recognizes such reimbursements of expenses by tenants as revenue when earned, and the amounts can be reasonably estimated.

Income Taxes
The Company is exempt from income taxation pursuant to Section 501(c)(25) of the Internal Revenue Code. Accordingly, no income taxes have been provided in the accompanying financial statements.

Investment Advisors Fees
Fees earned by Lend Lease in 1997 and Equitable Real Estate Management, Inc. ("Equitable") in 1996 and 1995, in their roles as investment advisor, were paid directly by NYSTRS and, therefore, are not included in the Statements of Operations. Certain other expenses were paid by Equitable and reimbursed by the Company.

                       KNICKERBOCKER PROPERTIES, INC. II

Financial Instruments
The fair value of the Company's financial instruments, including cash and cash equivalents, approximates carrying value. Fair values were estimated based on quoted market prices, where available.

Reclassification
Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.

3. RENTAL PROPERTY

Rental Property consists of five office buildings aggregating approximately 400,000 square feet. As of December 31, 1997, the Rental Property was 100% occupied.

The Company's Rental Property is being leased to tenants under operating leases that expire at various dates through 2001. For the year ended December 31, 1997, three tenants in the warehouse/distribution, medical laboratory and dis-tribution industry accounted for approximately 42%, 24% and 18%, respectively, of base rental income.

Future minimum rents to be received from tenants under noncancelable leases in effect at December 31, 1997 are as follows:

                   ----------
             1998  $1,430,741
             1999     808,518
             2000      99,321
             2001       7,194
                   ----------
                   $2,345,774
                   ==========

The Company is also entitled to additional rents, which are not included above, and which are primarily based upon escalations of real estate taxes and oper-ating expenses over base period amounts.

4. RELATED PARTY TRANSACTIONS

Certain officers of the Company are also officers or employees of Lend Lease.

Certain officers of Equitable were also officers of the Company.

5. LOCAL IMPROVEMENT DISTRICT COSTS

The Rental Property has been assessed local improvement district costs of $194,758, of which $95,426 is outstanding at December 31, 1997, by the local county authorities. These costs are payable through 2009. The Company's policy is to bill tenants for their pro rata share of these assessments. To the extent the Rental Property is not fully leased, the Company would have to incur a pro rata portion of these costs. Since the Company anticipates having the ability to bill all costs, these amounts are not included as liabilities on the balance sheets. The payments, including interest ranging from 7.85% to 7.98%, for each of the next five years and thereafter are as follows:

                         --------
             1998        $ 15,778
             1999          15,128
             2000          14,468
             2001          13,817
             2002          13,167
             Thereafter    71,742
                         --------
                         $144,100
                         ========

The total amount of interest included in the above minimum payments is $48,674, to be paid through May 2009.

                       KNICKERBOCKER PROPERTIES, INC. II

For the year ended December 31, 1997, the Company paid $15,268 of such costs, which are included in property taxes on the accompanying statement of opera-tions.

6. MANAGEMENT AGREEMENT

The Company entered into a Real Estate Management Agreement with Crow-Wash-ington Management Limited Partnership ("Crow") to manage the operations of the property. In accordance with this agreement, Crow is paid a management fee based on the rental income collected, as defined. Total management fees for the years ended December 31, 1997, 1996 and 1995 amounted to $63,686, $61,832 and $63,440, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Retirement Board Pennsylvania Public
 School Employes' Retirement System:

We have audited the accompanying combined balance sheets of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio Managed by RREEF America L.L.C. (the Portfolio, as defined in Note 1) as of December 31, 1997 and 1996, and the related combined statements of operations, combined own-er's equity, and combined cash flows for the years then ended and the period from July 6, 1995 (date of acquisition) to December 31, 1995. In connection with our audits of the aforementioned combined financial statements, we have also audited the accompanying Schedule III, Combined Real Estate and Accumu-lated Depreciation as of December 31, 1997. These combined financial statements and combined financial statement schedule are the responsibility of the Portfo-lio's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Port-folio as of December 31, 1997 and 1996, and the combined results of its opera-tions and its combined cash flows for the years then ended and for the period from July 6, 1995 (date of acquisition) to December 31, 1995 in conformity with generally accepted accounting principles. Also in our opinion, the related com-bined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all mate-rial respects, the information set forth therein.

                                       KPMG Peat Marwick LLP

Chicago, Illinois
July 2, 1998

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                            COMBINED BALANCE SHEETS

                                         --------------------------
                                                DECEMBER 31,
                                         --------------------------
                                                 1997          1996
                                         ------------  ------------
ASSETS
Real estate:
 Land                                    $ 21,148,662  $ 21,148,662
 Building and improvements                 84,932,488    83,748,432
 Accumulated depreciation                  (7,228,786)   (4,142,761)
                                         ------------  ------------
                                           98,852,364   100,754,333
Cash and cash equivalents                   1,253,007     1,431,677
Rents and other tenant receivables, net       252,299       462,457
Accrued rents receivable (note 4)           2,360,015     1,901,037
Deferred expenses (note 3)                    482,860       331,426
Other assets                                  149,804       184,028
                                         ------------  ------------
  Total Assets                           $103,350,349  $105,064,958
                                         ============  ============
LIABILITIES AND OWNER'S EQUITY
Accounts payable and accrued expenses    $  2,358,078  $  1,255,294
Tenant security deposits                      364,047       327,400
Other liabilities                              40,739        42,344
                                         ------------  ------------
  Total Liabilities                         2,762,864     1,625,038
                                         ------------  ------------
Owner's Equity                            100,587,485   103,439,920
                                         ------------  ------------
  Total Liabilities and Owner's Equity   $103,350,349  $105,064,958
                                         ============  ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF OPERATIONS

                               --------------------------------------
                                                          PERIOD FROM
                                YEARS ENDED DECEMBER 31,   JULY 6, TO
                               ------------------------- DECEMBER 31,
                                       1997         1996         1995
                               ------------ ------------ ------------
REVENUE
Rental income (note 4)         $ 12,427,862 $ 12,348,207   $5,859,691
Tenant reimbursements             1,122,405    1,389,320      333,724
Interest                             82,480      139,190       95,901
Other                               124,888      633,066        2,667
                               ------------ ------------ ------------
 Total Income                    13,757,635   14,509,783    6,291,983
EXPENSES
Property taxes                      963,073    1,234,230      271,316
Operating expenses (note 5)         951,396      853,074      271,920
Advisor fees (note 5)             2,327,357      731,836      339,440
Depreciation and amortization     3,183,564    2,858,119    1,304,717
                               ------------ ------------ ------------
 Total Expenses                   7,425,390    5,677,259    2,187,393
                               ------------ ------------ ------------
Net income                     $  6,332,245 $  8,832,524   $4,104,590
                               ============ ============ ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                      COMBINED STATEMENT OF OWNER'S EQUITY

 YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996, AND THE PERIOD FROM JULY
                            6, TO DECEMBER 31, 1995

                              ------------
Beginning Balance             $         --
 Contributions                  98,561,147
 Distributions                  (4,050,000)
 Net income                      4,104,590
                              ------------
Balance at December 31, 1995    98,615,737
 Contributions                   7,147,878
 Distributions                 (11,156,219)
 Net income                      8,832,524
                              ------------
Balance at December 31, 1996   103,439,920
 Contributions                     745,320
 Distributions                  (9,930,000)
 Net income                      6,332,245
                              ------------
Balance at December 31, 1997  $100,587,485
                              ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF CASH FLOWS

                                       ---------------------------------------
                                                                   PERIOD FROM
                                       YEARS ENDED DECEMBER 31,      JULY 6 TO
                                       -------------------------  DECEMBER 31,
                                              1997          1996          1995
                                       -----------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                             $ 6,332,245  $  8,832,524  $  4,104,590
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
 Depreciation and amortization           3,183,564     2,858,119     1,304,717
 Accrued rents receivable                 (458,978)   (1,201,791)     (699,246)
 Changes in:
  Rents and other tenant receivables,
   net                                     210,158      (162,845)     (299,613)
  Other assets                              34,224       (90,876)      (93,152)
  Accounts payable and accrued
   expenses                              1,102,784       754,998       500,296
  Tenant security deposits                  36,647        23,796       303,604
  Other liabilities                         (1,605)     (125,335)      167,679
                                       -----------  ------------  ------------
Net cash provided by operating
 activities                             10,439,039    10,888,590     5,288,875
                                       -----------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of real estate investment
  property (note 1)                             --    (6,268,069)  (96,049,051)
 Additions and improvements to real
  estate                                (1,184,056)   (1,518,383)   (1,061,591)
 Payment of deferred expenses             (248,973)     (350,140)       (1,360)
                                       -----------  ------------  ------------
Net cash used in investing activities   (1,433,029)   (8,136,592)  (97,112,002)
                                       -----------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Contributions                             745,320     7,147,878    98,561,147
 Distributions                          (9,930,000)  (11,156,219)   (4,050,000)
                                       -----------  ------------  ------------
Net cash (used in) provided by
 financing activities                   (9,184,680)   (4,008,341)   94,511,147
                                       -----------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents                         (178,670)   (1,256,343)    2,688,020
Cash and cash equivalents, at
 beginning of period                     1,431,677     2,688,020            --
                                       -----------  ------------  ------------
Cash and cash equivalents, at end of
 period                                $ 1,253,007  $  1,431,677  $  2,688,020
                                       ===========  ============  ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. ORGANIZATION

The accompanying combined financial statements include the accounts of the industrial real estate investment properties and related title holding compa-nies, collectively referred to as the Portfolio, which are managed by RREEF America L.L.C. (Advisor) for Pennsylvania Public School Employes' Retirement System (PSERS). At December 31, 1997, the Portfolio included the following wholly owned real estate investment properties:

                                        -----------------------
       NAME OF PROPERTIES IN PORTFOLIO  LOCATION
       -------------------------------  -----------------------
       Medinah                          Roselle, Illinois
       Port Jersey                      Jersey City, New Jersey
       Westbelt                         Columbus, Ohio

On July 6, 1995, PSERS acquired industrial properties aggregating to approxi-mately 2,881,000 square feet located in Roselle, Illinois, Jersey City, New Jersey and Columbus, Ohio for a cash purchase price including closing costs of approximately $96,049,000.

On January 30, 1996, the Portfolio acquired a 225,000 square foot industrial property located in Bayonne, New Jersey for a cash purchase price including closing costs of approximately $6,268,000. The property is included in the Port Jersey Industrial Properties.

2. EXCHANGE OF PORTFOLIO OWNERSHIP INTEREST

On February 4, 1998, PSERS exchanged its ownership in the Portfolio for common shares in the newly formed Cabot Industrial Trust.

3. SIGNIFICANT ACCOUNTING POLICIES

Depreciation of buildings and improvements was provided using a 30-year life on a straight-line basis for financial reporting purposes.

Tenant improvement costs, included in buildings and improvements in the accom-panying balance sheets, were amortized using the straight-line method over the term of the lease to which they related.

Maintenance and repair expenses were charged to operations as incurred. Expen-ditures which extend the economic life or represent additional capital invest-ments benefiting future periods, including tenant improvements and leasing com-missions, were capitalized.

Deferred expenses were comprised of leasing commissions and other costs directly attributable to obtaining tenants were amortized over the terms of the leases to which they related.

For purposes of the combined statements of cash flows, the Portfolio considered all highly liquid marketable securities purchased with a maturity of three months or less to be cash equivalents.

The preparation of combined financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and dis-closure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the SFAS 107 value of all financial assets and liabilities for which it is practicable to estimate. Value is defined in the Statement as the amount at which the instru-ment could be exchanged in a current transaction

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1997 AND 1996

between willing parties, other than in a forced or liquidation sale. The Port-folio believed the carrying amount of its financial instruments approximated SFAS 107 value due to the relatively short maturity of these instruments.

The Portfolio adopted the provisions of Statement of Financial Accounting Stan-dards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, (SFAS 121), on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or change in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this State-ment did not have an impact on the Portfolio's combined financial position, combined results of operations, or liquidity.

Pennsylvania Public School Employes' Retirement System and the Portfolio's title holding companies were exempt from taxes, and accordingly, no income tax provision was required.

4. LEASES

The Portfolio determined that all leases relating to the Portfolio's investment properties were to be classified as operating leases; therefore, rental income was reported when earned. Leases ranged from two to thirteen years and provide, with the exception of one tenant, for fixed base rent, partial reimbursement of operating costs, including real estate taxes. The lease of one tenant provides for the payment of base rent, additional rents related to increases in the Con-sumer Price Index and the direct payment of all operating costs, real estate taxes and insurance related to the property.

The approximate future minimum rentals on noncancelable long-term operating leases in effect at December 31, 1997 (exclusive of expense reimbursements) were as follows:

                            -----------
             CALENDAR YEAR       AMOUNT
             -------------  -----------
             1998           $12,151,511
             1999            11,661,702
             2000             9,843,562
             2001             7,441,810
             2002             3,889,381
             Thereafter      10,577,301
                            -----------
             Total          $55,565,267
                            ===========

A number of tenant leases contained provisions for scheduled rent increases during the term of the lease. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occu-pancy during the term of the lease. Accrued rents receivable represent future amounts receivable related to scheduled future rent increases. The net increases in accrued rents receivable during the years ended December 31, 1997 and 1996 and the period from July 6, 1995 to December 31, 1995, of $458,978, $1,201,791 and $699,246, respectively, represented increases to base rent reve-nue.

5. ADVISOR'S AND AFFILIATES FEES

The annual advisor's fee for the Portfolio was calculated in accordance with the agreement as a percentage of PSERS' original cash investment for those properties. All fees were paid quarterly in arrears.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1997 AND 1996

An affiliate of the Advisor acted as the property manager, as well as performed leasing and construction supervisory services. A property management fee was paid based upon methods and rates that the Advisor believed was consistent with industry practice. Management fees for the years ended December 31, 1997 and 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $238,465, $287,879, and $119,055, respectively. Leasing commissions for the years ended December 31, 1997, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $459,820, $216,380, and $1,360, respectively. Construction supervisory services for the years ended December 31, 1997, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $98,587, $53,981, and $0, respectively.

The Advisor was also entitled to receive an incentive fee based primarily on cumulative unrealized appreciation related to the Portfolio. During 1997, the amount of the incentive fee became determinable and $1,581,369 was accrued and included in accounts payable and accrued expenses. Such amount was unpaid at December 31, 1997.

                                                                    SCHEDULE III

                PENNSYLVANIA PUBLIC SCHOOL EMPLOYES' RETIREMENT
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

               COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997

                 ----------------------------------------------------------------------------------------------------------
                                           COSTS CAPITALIZED
                                               SUBSEQUENT TO     GROSS AMOUNT AT WHICH CARRIED
                    INITIAL COST(A)              ACQUISITION           AT CLOSE OF PERIOD
                 ------------------------- ----------------- -------------------------------------
                                                        LAND
                             BUILDINGS AND      BUILDING AND             BUILDING AND                ACCUMULATED     DATE
DESCRIPTION             LAND  IMPROVEMENTS      IMPROVEMENTS        LAND IMPROVEMENTS     TOTAL(B) DEPRECIATION(C) ACQUIRED
-----------      ----------- -------------      ------------ ----------- ------------ ------------ --------------- --------
Industrial
Property:
Medinah
Industrial Park
 (Roselle,
 Illinois)       $ 3,120,000   $17,668,584        $  195,457 $ 3,120,000  $17,864,041 $ 20,984,041      $1,488,130   7/6/95
Port Jersey
Industrial Park
 (Jersey City,
 New Jersey)      15,230,059    37,593,965         1,546,509  15,230,059   39,140,474   54,370,533       3,249,150   7/6/95
Westbelt
Business Park
 (Columbus,
 Ohio)             2,798,603    25,905,909         2,022,064   2,798,603   27,927,973   30,726,576       2,491,506   7/6/95
                 ----------- ------------- ----------------- ----------- ------------ ------------ ---------------
                 $21,148,662   $81,168,458        $3,764,030 $21,148,662  $84,932,488 $106,081,150      $7,228,786
                 =========== ============= ================= =========== ============ ============ ===============
                    LIFE ON
                     WHICH
                 DEPRECIATION
                 IN STATEMENT
                 OF OPERATIONS
DESCRIPTION       IS COMPUTED
-----------      -------------
Industrial
Property:
Medinah
Industrial Park
 (Roselle,
 Illinois)            30 years
Port Jersey
Industrial Park
 (Jersey City,
 New Jersey)        2-30 years
Westbelt
Business Park
 (Columbus,
 Ohio)              2-30 years

                                -------------------------------------
                                        1997         1996        1995
                                ------------ ------------ -----------
Balance at beginning of period  $104,897,094 $ 97,110,642 $97,110,642
Additions during period            1,184,056    7,786,452          --
                                ------------ ------------ -----------
Balance at end of period        $106,081,150 $104,897,094 $97,110,642
                                ============ ============ ===========
                                -------------------------------------
Balance at beginning of period    $4,142,761   $1,304,717  $       --
Depreciation expense               3,086,025    2,838,044   1,304,717
                                ------------ ------------ -----------
Balance at end of period          $7,228,786   $4,142,761  $1,304,717
                                ============ ============ ===========

----
Notes

(A) The initial cost to the Portfolio represents the original purchase price of the properties.
(B) Reconciliation of real estate owned:

(C) Reconciliation of accumulated depreciation:

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of thePrudential
 Properties Group:

We have audited the accompanying combined balance sheets of Prudential Proper-ties Group, as defined in Note 1, as of December 31, 1997 and 1996, and the related combined statements of operations, owners' equity and cash flows for the each of the three years in the period ended December 31, 1997. These com-bined financial statements are the responsibility of the management of the Pru-dential Properties Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Prudential Prop-erties Group at December 31, 1997 and 1996, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic com-bined financial statements taken as a whole. The schedule listed in the index of financial statements is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic finan-cial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       Arthur Andersen LLP

Boston, Massachusetts
July 13, 1998

                          PRUDENTIAL PROPERTIES GROUP

                            COMBINED BALANCE SHEETS

                                                 ------------------------
                                                      DECEMBER 31,
                                                 ------------------------
                                                        1997         1996
                                                 -----------  -----------
     ASSETS
     Real Estate:
      Land                                       $ 8,302,419  $ 8,302,419
      Buildings and improvements                  35,656,389   35,656,389
      Accumulated depreciation                    (4,889,338)  (3,997,931)
                                                 -----------  -----------
                                                  39,069,470   39,960,877
     Cash and Cash Equivalents                       210,152       61,377
     Accounts Receivable and Accrued Investment
      Income                                         105,472       53,272
     Deferred Leasing Costs                          690,126      181,461
     Deferred Rent Concessions                       354,180      345,406
     Other Assets                                      6,280        6,284
                                                 -----------  -----------
       Total assets                              $40,435,680  $40,608,677
                                                 ===========  ===========
     LIABILITIES
     Accounts Payable and Accrued Expenses       $   558,803  $   557,563
     Other Liabilities                               262,040       75,000
                                                 -----------  -----------
       Total liabilities                             820,843      632,563
                                                 -----------  -----------
     Owners' Equity                               39,614,837   39,976,114
                                                 -----------  -----------
       Total Liabilities and Owners' Equity      $40,435,680  $40,608,677
                                                 ===========  ===========


    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                    --------------------------------
                                        YEARS ENDED DECEMBER 31,
                                    --------------------------------
                                          1997       1996       1995
                                    ---------- ---------- ----------
     REVENUE
     Rental income                  $4,771,907 $4,433,557 $3,776,468
     Other income                       59,311      1,975         --
                                    ---------- ---------- ----------
      Total revenue                  4,831,218  4,435,532  3,776,468
     EXPENSES
     Property taxes                    343,993    371,771    290,962
     Operating expenses                638,128    823,830    482,778
     Depreciation and amortization     975,664    928,406    686,548
                                    ---------- ---------- ----------
      Total expenses                 1,957,785  2,124,007  1,460,288
                                    ---------- ---------- ----------
     Net income                     $2,873,433 $2,311,525 $2,316,180
                                    ========== ========== ==========



    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                          -----------
        Owners' Equity, December 31, 1994                 $29,998,086
         Net transfers to owners                           (3,061,947)
         Net income for the year ended December 31, 1995    2,316,180
                                                          -----------
        Owners' Equity, December 31, 1995                  29,252,319
         Net transfers from owners                          8,412,270
         Net income for the year ended December 31, 1996    2,311,525
                                                          -----------
        Owners' Equity, December 31, 1996                  39,976,114
         Net transfers to owners                           (3,234,710)
         Net income for the year ended December 31, 1997    2,873,433
                                                          -----------
        Owners' Equity, December 31, 1997                 $39,614,837
                                                          ===========



    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                           -----------------------------------
                                               YEARS ENDED DECEMBER 31,
                                           -----------------------------------
                                                 1997         1996        1995
                                           ----------  -----------  ----------
OPERATING ACTIVITIES
Net income                                 $2,873,433  $ 2,311,525  $2,316,180
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization                975,664      928,406     686,548
Changes in assets--(increase) decrease
 Accounts receivable                          (52,200)      35,811    (122,243)
 Other assets                                       3           22      (1,621)
 Deferred rent concessions                     (8,774)    (155,098)    (83,760)
Changes in liabilities--increase
 (decrease):
 Accounts payable and accrued expenses          1,240      175,689     193,561
 Other liabilities                            187,040           --          --
                                           ----------  -----------  ----------
Net cash provided by operating activities   3,976,406    3,296,355   2,988,665
                                           ----------  -----------  ----------
INVESTING ACTIVITIES
Property acquisitions                              --  (11,574,600)         --
Payments for capital and tenant
 improvements                                (592,921)    (167,809)         --
                                           ----------  -----------  ----------
Net cash used in investing activities        (592,921) (11,742,409)         --
                                           ----------  -----------  ----------
FINANCING ACTIVITIES
Net transfers (to) from owners             (3,234,710)   8,412,270  (3,061,947)
                                           ----------  -----------  ----------
Net increase (decrease) in cash               148,775      (33,784)    (73,282)
Cash and cash equivalents, beginning of
 year                                          61,377       95,161     168,443
                                           ----------  -----------  ----------
Cash and cash equivalents, end of year     $  210,152  $    61,377  $   95,161
                                           ==========  ===========  ==========


    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

Prudential Properties Group (Prudential Group) is not a legal entity but rather a combination of all the assets, liabilities and operations for seven warehouse buildings; some of which were owned by a title holding corporation and some of which are owned by The Prudential Insurance Company of America on behalf of a single-client separate account. As of October 1, 1997, title to the properties owned by the title holding corporation was transferred to The Prudential Insur-ance Company of America on behalf of a single-client separate account. Pruden-tial Group properties were managed, leased and operated by The Prudential's Private Asset Management Group--Real Estate Division (PAMG), the investment manager, pursuant to contracts with its pension fund clients. The accompanying financial statement include all of the direct and indirect costs of the busi-ness of Prudential Group. A summary of the holdings of Prudential Group is as follows (each location has one building):

                                     ---------------------
                                     NUMBER OF
       BULK DISTRIBUTION PROPERTIES    TENANTS SQUARE FEET
       ----------------------------  --------- -----------
       Ontario, CA                           1     284,599
       Hebron, KY                            1     192,000
       Cincinnati, OH                        1     192,000
       Cincinnati, OH                        1     204,800
       Columbus, OH                          3     205,109
       Columbus, OH                          1     156,000
       Fulton County, GA                     1     231,835
                                               -----------
                                                 1,466,343
                                               ===========

2. FORMATION TRANSACTION

Under the provisions of the Contribution Agreement executed by each property owner, Prudential Group contributed all of its properties to Cabot Industrial Trust (the Company) on February 4, 1998 and received common shares from the Company. The impact of this transaction is not reflected in the accompanying financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination
The accompanying financial statements have been presented on a combined basis, at historical cost, because Prudential Group is under the common management of PAMG through investment advisory agreements. All significant intercompany transactions and balances have been eliminated in combination.

Real Estate Investments
Real estate investments, which consist of industrial warehouses, are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to opera-tions as incurred. Significant renovations and improvements that improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are as follows:

                            -------------
                                ESTIMATED
ASSET CATEGORY                USEFUL LIFE
--------------              -------------
Buildings and improvements    40 years
Tenant improvements         Life of lease

Prudential Group adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have an impact on Prudential Group's financial position, results of operations or liquidity.

                          PRUDENTIAL PROPERTIES GROUP

Lease Acquisition Costs
Capitalized lease acquisition costs are recorded at cost. These costs are amor-tized over the respective lives of the leases. Unamortized costs are charged to expense in the event of any early termination of the lease.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. Prudential Group records rental income for the full term of each lease on a straight-line basis. As of December 31, 1997 and 1996, the receivables from tenants, net of reserves, which Pruden-tial Group expects to collect over the remaining life of these leases rather than currently, were approximately $354,000 and $345,000, respectively (De-ferred Rent). The amounts included in rental income for the years ended December 31, 1997, 1996 and 1995, which are not currently due, were approxi-mately $9,000, $155,000 and $84,000, respectively. Deferred Rent is not recog-nized for income tax purposes until received.

Fair Value of Financial Instruments
The carrying values of cash and cash equivalents, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

Income Taxes
The properties are owned in tax-exempt real estate title holding companies or directly by other legal entities not subject to tax. Since the taxable oper-ating results of Prudential Group are either included in the income tax returns of tax-exempt entities or the owners, no provision for state and federal income taxes has been reflected in these financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancelable operating leases for the industrial properties as of December 31, 1997 were as follows:

                         -----------
             1998        $ 4,329,812
             1999          3,472,172
             2000          2,942,526
             2001          2,003,584
             2002          1,552,436
             Thereafter    2,474,062
                         -----------
                         $16,774,592
                         ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. Prudential Group is subject to the usual business risks associated with the collection of the above scheduled rents.

                          PRUDENTIAL PROPERTIES GROUP

5. TRANSACTIONS WITH THE INVESTMENT MANAGER

Under the provisions of the separate investment management agreements, Pruden-tial Group is obligated to pay PAMG acquisition and asset management fees. Acquisition fees are payable based on a percentage of acquisition cost (ranging from .75% to .80%), and asset management fees are payable based on a percentage (ranging from .20% to .40%) of the properties' net cost and/or a percentage (ranging from 0% to 7.5%) of the properties' net operating income. Incentive fees are based on performance in excess of various levels of internal rates of return. Fees incurred under the agreements were as follows:

                            --------------------------------
                            FOR THE YEARS ENDED DECEMBER 31,
                            --------------------------------
       FEE INCURRED               1997       1996       1995
       ------------         ---------- ---------- ----------
       Asset management       $251,018 $  274,410 $  168,796
       Acquisition                  --     93,000         --
       Property management      73,172     62,835     60,302
       Incentive                    --     76,514      3,400

At December 31, 1997, December 31, 1996 and December 31, 1995, total fees pay-able to PAMG were $251,018, $308,103 and $124,505, respectively.

All property and asset management fees are expensed as incurred and included in management fees in the accompanying statements of operations.

6. COMMITMENTS AND CONTINGENCIES

Environmental
Prudential Group, as an owner of real estate, is subject to various environ-mental laws of federal and local governments. Prudential Group made certain representations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions (see Note 2), with respect to environmental and certain other matters. Compli-ance by the Prudential Group with existing laws has not had a material adverse effect on either financial condition or results of operations, and management does not believe it will have such an impact in the future. However, Prudential Group cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation
Management of Prudential Group does not believe there is any litigation threat-ened against it other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insur-ance, none of which is expected to have a material adverse effect on the oper-ating results or financial position of Prudential Group.

                                                                    SCHEDULE III

                          PRUDENTIAL PROPERTIES GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                      ---------------------------------------------------------------------------
                                                                 COSTS CAPITALIZED
                                       INITIAL COST TO GROUP SUBSEQUENT TO ACQUISITION
                                  -------------------------   ------------------------------
                                                 BUILDINGS                         BUILDINGS
                                                       AND                               AND
DESCRIPTION(1)           LOCATION    LAND     IMPROVEMENTS        LAND          IMPROVEMENTS
--------------        ----------- ---------- --------------   ------------  ----------------
Vintage Avenue        Ontario CA  $    3,761      $     6,918        --               --
                      Fulton Co.
Westgate Parkway      GA               1,619            4,196        --               --
International
Way                   Hebron KY          663            4,483        --               --
International Blvd.,  Cincinnati
Building 1            OH                 564            4,858        --               --
International Blvd.,  Cincinnatti
Building 2            OH                 464            4,858        --               --
Port Road,
Building 1            Columbus OH        651            5,974        --               --
Port Road,
Building 2            Columbus OH        580            4,370        --               --
                                  ---------- --------------   ------------  ----------------
                                  $    8,302      $    35,657        --               --
                                  ========== ==============   ============  ================
                                  GROSS AMOUNT
                           CARRIED AT DECEMBER 31,1997
                      -----------------------------------------
                                BUILDINGS
                                      AND           ACCUMULATED        DATE     DATE DEPRECIABLE
DESCRIPTION(1)          LAND IMPROVEMENTS TOTAL(2) DEPRECIATION CONSTRUCTED ACQUIRED       LIVES
--------------        ------ ------------ -------- ------------ ----------- -------- -----------
Vintage Avenue        $3,761      $ 6,918  $10,679       $1,557        1988     1998          40
Westgate Parkway       1,619        4,196    5,815          944        1988     1998          40
International
Way                      663        4,483    5,146          598        1990     1992          40
International Blvd.,
Building 1               564        4,858    5,422          647        1990     1992          40
International Blvd.,
Building 2               464        4,858    5,322          647        1990     1992          40
Port Road,
Building 1               651        5,974    6,625          286        1995     1996          40
Port Road,
Building 2               580        4,370    4,950          210        1995     1996          40
                      ------ ------------ -------- ------------
                      $8,302      $35,657  $43,959       $4,889
                      ====== ============ ======== ============

                                ---------------
                                 DECEMBER 31,
                                ---------------
                                   1997    1996
                                ------- -------
Balance, beginning of the year  $43,959 $32,384
Acquisitions                         --  11,575
                                ------- -------
Balance, end of year            $43,959 $43,959
                                ======= =======
                                ---------------
                                 DECEMBER 31,
                                ---------------
                                   1997    1996
                                ------- -------
Balance, beginning of the year  $ 3,998 $ 3,128
Depreciation                        891     870
                                ------- -------
Balance, end of year            $ 4,889 $ 3,998
                                ======= =======

----
(1) All properties consist of single buildings which are considered to be Industrial
(2) The aggregate cost for Federal Income Tax purposes as of December 31, 1996 was approximately $44 million

The changes in the total Investment in real estate for the years ended December 31, 1997 and 1996 are as follows:


The changes in accumulated depreciation for the years ended December 31, 1997 and 1996 are as follows:

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of West Coast
 Industrial, LLC:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of West Coast Industrial, LLC (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                           WEST COAST INDUSTRIAL, LLC

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                  ------------
                                                    YEAR ENDED
                                                  DECEMBER 31,
                                                          1997
                                                  ------------
           REVENUES
           Base Rent                                $3,269,657
           Tenant Reimbursements                       301,019
           Other Income                                 16,770
                                                  ------------
            Total Revenues                           3,587,446
                                                  ------------
           EXPENSES
           Property, Operating and Maintenance         144,184
           Real Estate Taxes                           366,042
           Management Fees                              63,285
           Insurance                                   237,148
                                                  ------------
            Total Expenses                             810,659
                                                  ------------
           Revenue in Excess of Certain Expenses    $2,776,787
                                                  ============



     The accompanying notes are an integral part of this combined financial statement.

                           WEST COAST INDUSTRIAL, LLC

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying Combined Statement of Revenue and Certain Expenses relates to the operations of West Coast Industrial, LLC (the Portfolio). The Portfolio consists of nine buildings totaling approximately 700,000 rentable square feet, which are located at the following addresses:

                                             --------------
             East Howell Avenue, Building 1  Anaheim     CA
             East Howell Avenue, Building 2  Anaheim     CA
             Commonwealth Avenue             Fullerton   CA
             Artesia Avenue, Building 1      Fullerton   CA
             Artesia Avenue, Building 2      Fullerton   CA
             Avenida Encinas, Building 1     Carlsbad    CA
             Avenida Encinas, Building 2     Carlsbad    CA
             Reed Avenue, Building 1         Sacramento  CA
             Reed Avenue, Building 2         Sacramento  CA

These properties were acquired by the Portfolio on August 12, 1997, from an unrelated party and were contributed to Cabot Industrial Trust on February 4, 1998 as part of the Formation Transactions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases. The portfolio has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                           WEST COAST INDUSTRIAL, LLC

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                               -----------
                   1998        $ 3,057,505
                   1999          2,740,537
                   2000          2,607,223
                   2001          2,598,079
                   2002          1,742,238
                   Thereafter    9,578,300
                               -----------
                               $22,323,882
                               ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of The 4B's:

We have audited the accompanying Statement of Revenue and Certain Expenses of The 4B's (the Property) for the period from inception (September 1, 1997) through December 31, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the State-ment of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a com-plete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the period from inception (September 1, 1997) through December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
August 3, 1998

                                   THE 4 B'S

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                  ------------
                                                   PERIOD FROM
                                                     INCEPTION
                                                       THROUGH
                                                  DECEMBER 31,
                                                          1997
                                                  ------------
           REVENUES
           Base Rent                                  $337,120
           Tenant Reimbursements                        71,694
                                                  ------------
            Total Revenues                             408,814
                                                  ------------
           EXPENSES
           Property, Operating and Maintenance          27,129
           Real Estate Taxes                            41,509
           Professional Fees                            47,009
           Insurance                                     7,344
                                                  ------------
            Total Expenses                             122,991
                                                  ------------
           Revenue in Excess of Certain Expenses      $285,823
                                                  ============


    The accompanying notes are an integral part of this financial statement.

                                   THE 4 B'S

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying Statement of Revenue and Certain Expenses relates to the oper-ations of The 4 B's (the Property). The Property consists of one building totaling approximately 355,732 rentable square feet, located at 2000 Landstreet Road in Orlando, Florida.

The Property commenced operations on September 1, 1997 and was contributed to Cabot Industrial Trust on February 4, 1998 as part of the Formation Transac-tions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual oper-ations of the Property for the period presented nor indicative of future opera-tions as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make esti-mates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases. The portfolio has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined. Approximately $153,000 of the base rental revenue earned during the period was from a related party.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancelable operating leases for the Property as of December 31, 1997 were as follows:

                         ----------
                   1998  $  551,976
                   1999     551,976
                   2000     551,976
                   2001     551,976
                   2002      99,816
                         ----------
                         $2,307,720
                         ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Property is subject to the usual business risks associated with the collection of the above scheduled rents. Subsequent to December 31, 1997, the Property entered into another leasing agreement which provides for an aggregate of $6,306,840 of future minimum rental receipts over the term of the lease.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the Seefried
 Properties Group:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Seefried Properties Group (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                           SEEFRIED PROPERTIES GROUP

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                  ------------
                                                    YEAR ENDED
                                                  DECEMBER 31,
                                                          1997
                                                  ------------
           REVENUES
           Base Rent                                  $827,732
           Tenant Reimbursements                        98,584
           Other Income                                    443
                                                  ------------
            Total Revenues                             926,759
                                                  ------------
           EXPENSES
           Property Operating Costs                    103,763
           Maintenance and Repairs                      12,783
           Real Estate Taxes                            68,499
           Management Fees                              27,154
           Professional Services                        11,809
           Insurance                                    12,154
                                                  ------------
            Total Expenses                             236,162
                                                  ------------
           Revenue in Excess of Certain Expenses      $690,597
                                                  ============



     The accompanying notes are an integral part of this combined financial statement.

                           SEEFRIED PROPERTIES GROUP

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Seefried Properties Group (the Portfolio) is not a legal entity but rather a combination of the operations of four warehouse buildings that were owned by a real estate title holding corporation and purchased by Cabot Industrial Trust on February 13, 1998. The accompanying financial statement includes all of the direct costs of the business (as defined in Note 2) of the Portfolio. A summary of the holdings of the Portfolio is as follows:

                                             ---------------------
                                             NUMBER OF
       PROPERTY LOCATION                       TENANTS SQUARE FEET
       -----------------                     --------- -----------
       Boggy Creek--Building 1, Orlando, FL          6      52,500
       Boggy Creek--Building 2, Orlando, FL          2      55,456
       Landstreet--Building 2, Orlando, FL           2      55,456
       Landstreet--Building 3, Orlando, FL           1      50,018
                                                       -----------
                                                           213,430
                                                       ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

                           SEEFRIED PROPERTIES GROUP

                               DECEMBER 31, 1997


4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                               ----------
                   1998        $1,098,197
                   1999         1,081,034
                   2000           954,552
                   2001           764,034
                   2002           438,344
                   Thereafter      40,532
                               ----------
                               $4,376,693
                               ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the Prudential Properties Group II:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Prudential Properties Group II (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                  Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                         PRUDENTIAL PROPERTIES GROUP II

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                   ------------
                                                     YEAR ENDED
                                                   DECEMBER 31,
                                                           1997
                                                   ------------
            REVENUES
            Base Rent                                $2,976,688
            Tenant Reimbursements                       227,622
                                                   ------------
             Total Revenues                           3,204,310
                                                   ------------
            EXPENSES
            Property Operating Costs                     18,565
            Maintenance and Repairs                          39
            Real Estate Taxes                           203,420
            Management Fees                              17,521
            Professional Services                         5,076
            Insurance                                     1,451
                                                   ------------
             Total Expenses                             246,072
                                                   ------------
            Revenue in Excess of Certain Expenses    $2,958,238
                                                   ============




     The accompanying notes are an integral part of this combined financial statement.

                         PRUDENTIAL PROPERTIES GROUP II

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Prudential Properties Group II (the Portfolio) is not a legal entity but rather a combination of the operations for three warehouse buildings that were owned by a title holding corporation. As of October 1, 1997, title to two of these properties was transferred to The Prudential Insurance Company of America on behalf of a single client separate account. Prudential Group II properties were managed, leased and operated by The Prudential's Private Asset Management Group--Real Estate Division (PAMG), the investment manager, pursuant to con-tracts with its pension fund clients. The Portfolio was purchased by Cabot Industrial Trust on February 6, 1998. The accompanying financial statement includes all of the direct costs of the business of the Portfolio (as defined in Note 2). A summary of the holdings of the Portfolio is as follows (each location has one building):

                          ---------------------
                          NUMBER OF
       PROPERTY LOCATION    TENANTS SQUARE FEET
       -----------------  --------- -----------
       Dacula, GA                 1     326,019
       Mira Loma, CA              1     250,584
       Mechanicsburg, PA          1     340,000
                                    -----------
                                        916,603
                                    ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of Prudential Group II for the period presented nor indica-tive of future operations as certain expenses, primarily depreciation, amorti-zation and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUE

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                         -----------
                   1998  $ 3,044,796
                   1999    3,044,796
                   2000    3,044,796
                   2001    3,044,796
                   2002    1,648,208
                         -----------
                         $13,827,392
                         ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 DFW Trade Center I, L.P., Buildings 1, 2 and 3:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of DFW Trade Center I, L.P., Buildings 1, 2 and 3 (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsi-bility is to express an opinion on the Combined Statement of Revenue and Cer-tain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                 DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                  ------------
                                                    YEAR ENDED
                                                  DECEMBER 31,
                                                          1997
                                                  ------------
           REVENUES
           Base Rent                                $2,189,853
           Tenant Reimbursements                       380,345
                                                  ------------
            Total Revenues                           2,570,198
                                                  ------------
           EXPENSES
           Property Operating Costs                    161,915
           Maintenance and Repairs                      27,968
           Real Estate Taxes                           431,061
           Management Fees                              76,721
           Insurance                                    36,321
                                                  ------------
            Total Expenses                             733,986
                                                  ------------
           Revenue in Excess of Certain Expenses    $1,836,212
                                                  ============




     The accompanying notes are an integral part of this combined financial statement.

                 DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

The accompanying Combined Statement of Revenue and Certain Expenses relates to the operations of DFW Trade Center I, L.P., Buildings 1, 2 and 3 (the Portfo-lio). The Portfolio consists of three buildings in Grapevine, Texas totaling approximately 1,182,361 rentable square feet as follows:

                             ----------------------------------------
                              NUMBER OF
       PROPERTY TYPE            TENANTS DATE OF INCEPTION SQUARE FEET
       -------------         ---------  ----------------- -----------
       Workspace Industrial           3  February 7, 1997     202,361
       Bulk Warehouse                 2      July 1, 1996     540,000
       Bulk Warehouse                 2     June 30, 1997     440,000
                                                          -----------
                                                            1,182,361
                                                          ===========

The Portfolio was purchased by Cabot Industrial Trust on February 4, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUE

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                               -----------
                   1998        $ 4,052,194
                   1999          4,189,944
                   2000          4,275,444
                   2001          3,906,861
                   2002          3,193,088
                   Thereafter   12,548,385
                               -----------
                               $32,165,916
                               ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of
 1055 Dornoch Court, San Diego, CA:

We have audited the accompanying Statement of Revenue and Certain Expenses of 1055 Dornoch Court, San Diego, CA (the Property) for the year ended December 31, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the State-ment of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a com-plete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1997, in con-formity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                       1055 DORNOCH COURT, SAN DIEGO, CA

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                ------------
                                  YEAR ENDED
                                DECEMBER 31,
                                        1997
                                ------------
             REVENUES
             Base Rent              $986,160
                                ------------
              Total Revenues         986,160
                                ------------
             EXPENSES (Note 2)            --
                                ------------
              Net Income            $986,160
                                ============





    The accompanying notes are an integral part of this financial statement.

                       1055 DORNOCH COURT, SAN DIEGO, CA

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

1055 Dornoch Court, San Diego, CA (the Property) is not a legal entity but rather a single tenant, 220,000 square foot warehouse, which was owned by a Delaware corporation and purchased by Cabot Industrial Trust on February 5, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is representative of the lease in place which requires that all expenses be paid directly by the tenant. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations because certain expenses, pri-marily depreciation, amortization and interest expenses, which may not be com-parable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the term of the related lease. All expenses are paid by the tenant, and therefore are excluded from the accompanying financial statement.

Use of Estimates
The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make esti-mates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

The lease is classified as an operating lease.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on the noncancelable operating lease for the Property as of December 31, 1997 were as follows:

                         ----------
                   1998  $1,002,658
                   1999   1,042,764
                   2000   1,084,476
                   2001   1,127,854
                   2002     971,000
                         ----------
                         $5,228,752
                         ==========

The above amounts do not include additional rental receipts that may become due as a result of the escalation provisions in the lease. The Property is subject to the usual business risks associated with the collection of the above sched-uled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 Hampden I and II Properties Group:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Hampden I and II Properties Group (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                       HAMPDEN I AND II PROPERTIES GROUP

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                ------------
                                  YEAR ENDED
                                DECEMBER 31,
                                        1997
                                ------------
             REVENUES
              Base Rent           $1,616,059
                                ------------
               Total Revenues      1,616,059
                                ------------
             EXPENSES (Note 2)            --
                                ------------
              Net Income          $1,616,059
                                ============





     The accompanying notes are an integral part of this combined financial statement.

                       HAMPDEN I AND II PROPERTIES GROUP

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Hampden I and II Properties Group (the Portfolio) is not a legal entity but rather a combination of the operations of two warehouse buildings that were owned by a real estate title holding corporation and purchased by Cabot Indus-trial Trust on February 17, 1998. A summary of the holdings of the Portfolio is as follows:

                          -----------------
                          NUMBER OF  SQUARE
       PROPERTY LOCATION    TENANTS    FEET
       -----------------  --------- -------
       Mechanicsburg, PA          1 259,000
       Mechanicsburg, PA          1 235,000
                                    -------
                                    494,000
                                    =======

Both buildings are occupied by the same tenant.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is representative of the leases in place which require that all expenses be paid directly by the tenant. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations because certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. All expenses are paid by the tenant, and therefore are excluded from the accompanying financial statement.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                              -----------
                  1998        $ 1,600,077
                  1999          1,670,000
                  2000          1,670,000
                  2001          1,670,000
                  2002          1,670,000
                  Thereafter    8,210,833
                              -----------
                              $16,490,910
                              ===========

The above amounts do not include additional rental receipts that may become due as a result of the Consumer Price Index escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the col-lection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 South Royal Associates Properties Group:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of South Royal Associates Properties Group (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsi-bility is to express an opinion on the Combined Statement of Revenue and Cer-tain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                    SOUTH ROYAL ASSOCIATES PROPERTIES GROUP

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rent                              $531,156
             Tenant Reimbursements                    18,854
                                                ------------
              Total Revenues                         550,010
                                                ------------
             EXPENSES
             Property Operating Costs                 22,107
             Maintenance and Repairs                  16,814
             Real Estate Taxes                        56,296
             Professional Fees                         6,891
             Management Fees                          12,221
             Insurance                                 8,543
                                                ------------
              Total Expenses                         122,872
                                                ------------
             Revenue in Excess of Certain
              Expenses                              $427,138
                                                ============




     The accompanying notes are an integral part of this combined financial statement.

                    SOUTH ROYAL ASSOCIATES PROPERTIES GROUP

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

South Royal Associates Properties Group (the Portfolio) is not a legal entity but rather a combination of the operations for three warehouse buildings that were owned by a limited partnership and purchased by Cabot Industrial Trust on February 27, 1998. The accompanying financial statement includes all of the direct costs of the business (as defined in Note 2) of the Portfolio. A summary of the holdings of the Portfolio is as follows:

                          ----------------------
                           NUMBER OF
       PROPERTY LOCATION     TENANTS SQUARE FEET
       -----------------  ---------- -----------
       Tucker, GA                  3      37,041
       Tucker, GA                  3      43,720
       Tucker, GA                  7      53,402
                                     -----------
                                         134,163
                                     ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations because certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                               ----------
                   1998        $  603,520
                   1999           447,232
                   2000           300,374
                   2001           179,094
                   2002            59,483
                   Thereafter       3,204
                               ----------
                               $1,592,907
                               ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through provisions in the leases. The Port-folio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the Joseph A. Leroy Family LP Property:

We have audited the accompanying Statement of Revenue and Certain Expenses of Joseph A. Leroy Family LP Property (the Property) for the year ended December 31, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the State-ment of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a com-plete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property as described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                       JOSEPH A. LEROY FAMILY LP PROPERTY

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rent                              $305,188
             Tenant Reimbursements                   127,058
                                                ------------
              Total Revenues                         432,246
                                                ------------
             EXPENSES
             Property Operating Costs                 14,799
             Maintenance and Repairs                   8,017
             Real Estate Taxes                        80,486
             Professional Services                     2,654
                                                ------------
              Total Expenses                         105,956
                                                ------------
             Revenue in Excess of Certain
              Expenses                              $326,290
                                                ============




    The accompanying notes are an integral part of this financial statement.

                       JOSEPH A. LEROY FAMILY LP PROPERTY

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Joseph A. Leroy Family LP Property (the Property) is not a legal entity but rather the operations for one warehouse building that was owned by a real estate title holding corporation and was purchased by Cabot Industrial Trust on March 17, 1998. The accompanying financial statement includes all of the direct costs of the Property (as defined in Note 2). Details concerning the Property are as follows:

                          ----------------------
                              NUMBER
       PROPERTY LOCATION  OF TENANTS SQUARE FEET
       -----------------  ---------- -----------
       Tempe, AZ                   3      81,817

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual oper-ations of the Property for the period presented nor indicative of future opera-tions because certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make esti-mates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Property as of December 31, 1997 were as follows:

                         --------
                   1998  $250,168
                   1999    51,337
                         --------
                         $301,505
                         ========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through provisions in the leases. The Prop-erty is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 Raco/Melaver, L.L.C.:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Raco/Melaver, L.L.C. (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the respon-sibility of the Portfolio's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                              RACO/MELAVER, L.L.C.

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rent                              $367,226
             Tenant Reimbursements                    30,591
                                                ------------
              Total Revenues                         397,817
                                                ------------
             EXPENSES
             Property Operating Costs                 25,443
             Maintenance and Repairs                     990
             Real Estate Taxes                        51,639
             Management Fees                          10,713
             Insurance                                 4,039
                                                ------------
              Total Expenses                          92,824
                                                ------------
             Revenue in Excess of Certain
              Expenses                              $304,993
                                                ============



     The accompanying notes are an integral part of this combined financial statement.

                              RACO/MELAVER, L.L.C.

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Raco/Melaver, L.L.C. (the Portfolio) is not a legal entity but rather a combi-nation of the operations of two warehouse buildings that were owned by a real estate title holding corporation and purchased by Cabot Industrial Trust on March 13, 1998. The accompanying financial statement includes all of the direct costs of the business (as defined in Note 2) of the Portfolio. A summary of the holdings of Raco/Melaver Group is as follows:

                          ---------------------
                          NUMBER OF
       PROPERTY LOCATION    TENANTS SQUARE FEET
       -----------------  --------- -----------
       Atlanta, GA                4      68,000
       Atlanta, GA                5      60,000
                                    -----------
                                        128,000
                                    ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations because certain expenses, primarily depreciation, amortiza-tion and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                         ----------
                   1998  $  556,543
                   1999     494,991
                   2000     439,733
                   2001     279,122
                   2002     145,010
                         ----------
                         $1,915,399
                         ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through provisions in the leases. The Port-folio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 TLI/Cahill Partnership--Spiral Drive:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of TLI/Cahill Partnership-- Spiral Drive (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                      TLI/CAHILL PARTNERSHIP-SPIRAL DRIVE

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rent                              $536,554
             Tenant Reimbursements                    68,263
                                                ------------
              Total Revenues                         604,817
                                                ------------
             EXPENSES
             Property Operating Costs                 61,196
             Maintenance and Repairs                  43,491
             Real Estate Taxes                        41,244
             Management Fees                          18,614
             Professional Services                     4,366
             Insurance                                 5,365
                                                ------------
              Total Expenses                         174,276
                                                ------------
             Revenue in Excess of Certain
              Expenses                              $430,541
                                                ============




     The accompanying notes are an integral part of this combined financial statement.

                      TLI/CAHILL PARTNERSHIP-SPIRAL DRIVE

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

TLI/Cahill Partnership-Spiral Drive (the Portfolio) is not a legal entity but rather a combination of the operations of two warehouse buildings that were owned by a real estate title holding corporation and purchased by Cabot Indus-trial Trust on March 18, 1998. A summary of the holdings of the Portfolio is as follows (each location has one building):

                          ---------------------
                          NUMBER OF
       PROPERTY LOCATION    TENANTS SQUARE FEET
       -----------------  --------- -----------
       Florence, KY               4      26,556
       Florence, KY               8      34,999
                                    -----------
                                         61,555
                                    ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations because certain expenses, primarily depreciation, amortiza-tion and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                         --------
                   1998  $446,700
                   1999   234,227
                   2000   143,311
                   2001    44,127
                         --------
                         $868,365
                         ========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 Terraden/Ontario, I L.P.:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Terraden/Ontario I, L.P. (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                            TERRADEN/ONTARIO I, L.P.

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rent                              $560,907
             Tenant Reimbursements                   143,697
                                                ------------
              Total Revenues                         704,604
                                                ------------
             EXPENSES
             Property Operating Costs                 23,312
             Maintenance and Repairs                  17,080
             Real Estate Taxes                        94,745
             Management Fees                          13,705
             Insurance                                27,856
                                                ------------
              Total Expenses                         176,698
                                                ------------
             Revenue in Excess of Certain
              Expenses                              $527,906
                                                ============



     The accompanying notes are an integral part of this combined financial statement.

                            TERRADEN/ONTARIO I, L.P.

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Terraden/Ontario I, L.P. (the Portfolio) is not a legal entity but rather a combination of the operations of two warehouse buildings that were owned by a real estate title holding corporation and purchased by Cabot Industrial Trust on May 20, 1998. The accompanying financial statement includes all of the direct costs of the business (as defined in Note 2) of the Portfolio. A summary of the holdings of the Portfolio is as follows:

                          -------------------
       NUMBER OF
       PROPERTY LOCATION  TENANTS SQUARE FEET
       -----------------  ------- -----------
       Ontario, CA              1      98,782
       Ontario, CA              1      62,398
                                  -----------
                                      161,180
                                  ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations because certain expenses, primarily depreciation, amortiza-tion and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                         ----------
                   1998  $  566,730
                   1999     580,248
                   2000     541,565
                         ----------
                         $1,688,543
                         ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through provisions in the leases. The Port-folio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 Kojo Building Property Group:

We have audited the accompanying Statement of Revenue and Certain Expenses of Kojo Building Property Group (the Property) for the year ended December 31, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the State-ment of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a com-plete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1997, in con-formity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                          KOJO BUILDING PROPERTY GROUP

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rent                              $937,087
                                                ------------
              Total Revenues                         937,087
                                                ------------
             EXPENSES
             Management Fees                           9,290
             Professional Services                     1,060
                                                ------------
              Total Expenses                          10,350
                                                ------------
             Revenue in Excess of Certain
              Expenses                              $926,737
                                                ============




    The accompanying notes are an integral part of this financial statement.

                          KOJO BUILDING PROPERTY GROUP

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Kojo Building Property Group (the Property) is not a legal entity but rather a single tenant, 125,000 square foot warehouse building that was owned by a real estate title holding corporation and purchased by Cabot Industrial Trust on June 17, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is representative of a lease in place which requires that substantially all expenses be paid directly by the tenant. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. All expenses, except for management and professional fees, are paid by the tenant, and therefore are excluded from the accompanying financial state-ment.

Use of Estimates

The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make esti-mates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

The lease is classified as an operating lease.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on the noncancelable operating lease for the Property as of December 31, 1997 were as follows:

                               ----------
                   1998        $  952,952
                   1999           984,220
                   2000           976,928
                   2001         1,028,664
                   2002         1,056,644
                   Thereafter     741,736
                               ----------
                               $5,741,144
                               ==========

The above amounts do not include additional rental receipts that may become due as a result of the escalation provisions in the lease. The Property is subject to the usual business risks associated with the collection of the above sched-uled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
 Everest Investments Limited Partnership Property Group:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Everest Investments Limited Partnership Property Group (the Portfo-lio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
July 10, 1998

             EVEREST INVESTMENTS LIMITED PARTNERSHIP PROPERTY GROUP

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rent                            $1,807,989
             Tenant Reimbursements                   746,992
                                                ------------
              Total Revenues                       2,554,981
                                                ------------
             EXPENSES
             Property Operating Costs                167,779
             Real Estate Taxes                       533,348
             Management Fees                          92,412
             Insurance                                 4,116
             Maintenance and Repairs                  14,986
                                                ------------
              Total Expenses                         812,641
                                                ------------
             Revenue in Excess of Certain
              Expenses                            $1,742,340
                                                ============



     The accompanying notes are an integral part of this combined financial statement.

             EVEREST INVESTMENTS LIMITED PARTNERSHIP PROPERTY GROUP

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

Everest Investments Limited Partnership Property Group (the Portfolio) is not a legal entity but rather four warehouse buildings that were owned by a real estate title-holding corporation and purchased by Cabot Industrial Trust on March 31, 1998. The accompanying financial statement includes all of the direct costs of the business (as defined in Note 2) of the Portfolio. A summary of the holdings of the Portfolio is as follows:

                                       ---------------------
                                       NUMBER OF
       PROPERTY LOCATION                 TENANTS SQUARE FEET
       -----------------               --------- -----------
       Quincy Street, Mounds View, MN          2      55,742
       Woodale Drive, Mounds View, MN          6     264,586
                                                 -----------
                                                     320,328
                                                 ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                               ----------
                   1998        $1,797,313
                   1999         1,724,520
                   2000         1,665,496
                   2001         1,582,524
                   2002           890,083
                   Thereafter     740,088
                               ----------
                               $8,400,024
                               ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
 The Phoenix Group:

We have audited the accompanying combined statement of revenue and certain expenses of The Phoenix Group (the "Portfolio", as described in Note 1) for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Portfolio. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and cer-tain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the accompanying combined statement of revenue and cer-tain expenses was prepared for the purpose of complying with the rules and reg-ulations of the Securities and Exchange Commission for inclusion in the regis-tration statement on Form S-11 of Cabot Industrial Trust and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

New York, New York
August 12, 1998

                               THE PHOENIX GROUP

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                ------------
                                                  YEAR ENDED
                                                DECEMBER 31,
                                                        1997
                                                ------------
             REVENUES
             Base Rental Income                   $3,003,209
             Tenant Reimbursements                   650,486
             Other Income                                487
                                                ------------
              Total Revenues                       3,654,182
                                                ------------
             EXPENSES
             Property Operating Costs                104,267
             Real Estate Taxes                       482,833
             Management Fees                         123,252
             Insurance                                52,250
             Other                                    15,684
                                                ------------
              Total Expenses                         778,286
                                                ------------
             Revenue in Excess of Certain
              Expenses                            $2,875,896
                                                ============



     The accompanying notes are an integral part of this combined financial statement.

                               THE PHOENIX GROUP

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1997

1. BUSINESS

The Phoenix Group (the "Portfolio") is not a legal entity but rather a combina-tion of the seven industrial properties that are currently owned by affiliated real estate companies. A summary of the holdings within the Portfolio is as follows:

                          ---------------------
                          NUMBER OF
       PROPERTY LOCATION    TENANTS SQUARE FEET
       -----------------  --------- -----------
       Phoenix, AZ                3     223,740
       Phoenix, AZ                2     127,680
       Phoenix, AZ                2     161,230
       Phoenix, AZ                2     159,450
       Phoenix, AZ                2     126,360
       Phoenix, AZ                3     126,360
       Phoenix, AZ                1     114,871
                                    -----------
        Total                         1,039,691
                                    ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying combined statement of revenue and certain expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and mortgage interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue Recognition
Base rental income is recognized on a straight-line basis over the terms of the related leases. Tenant reimbursements of property operating expenses that are provided for in leases are recognized as revenue when earned and their amounts can be reasonably estimated.

Use of Estimates
The preparation of the combined financial statement in conformity with gener-ally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. LEASES

The Portfolio is leased to tenants under operating leases that expire at var-ious dates through the year 2012. As of December 31, 1997, the average occu-pancy rate of the Portfolio was 100%. For the year ended December 31, 1997 two tenants in the warehouse and distribution industry accounted for approximately 19% and 11%, respectively, of base rental income.

Future minimum rents to be received from tenants under noncancelable operating leases in effect as of December 31, 1997 were as follows:

                               -----------
                   1998        $ 2,900,750
                   1999          2,663,310
                   2000          1,873,244
                   2001          1,428,944
                   2002          1,451,473
                   Thereafter    7,306,141
                               -----------
                               $17,623,862
                               ===========

                               THE PHOENIX GROUP

                               DECEMBER 31, 1997

The above amounts do not include tenant reimbursements, which are primarily based upon the tenant's proportionate share reimbursement of real estate taxes and operating expenses in accordance with their respective leases. The Port-folio is subject to the usual business risks associated with the collection of scheduled rents.

4. RELATED PARTY TRANSACTIONS

The Phoenix Group paid property management fees to an affiliate of the owners of the Portfolio. The fees were based on 3.5% of rent collections received by each property within the Portfolio, net of sales tax collections. Such fees amounted to approximately $123,300 in 1997.

The Portfolio's rent receipts are deposited into a centralized receipt account of an affiliate and the Portfolio's cash payments are disbursed from a central-ized disbursement account of that affiliate.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimates of the expenses that will be incurred by the Registrant in connection with the issuance and distribution of the Common Shares being registered.

                                                                       --------
                                                                         AMOUNT
                                                                       --------
SEC Registration Fee.................................................. $  6,074
Legal Fees and Expenses...............................................  100,000
Accounting Fees and Expenses..........................................  200,000
Printing and Engraving Expenses.......................................   75,000
Miscellaneous.........................................................   68,926
                                                                       --------
  Total............................................................... $450,000
                                                                       ========

ITEM 32. SALES TO SPECIAL PARTIES.

See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

Immediately prior to the consummation of the IPO, and as part of the Formation Transactions, the Contributing Investors described herein were issued an aggre-gate of 8,961,714 unregistered Common Shares and 22,598,735 Units. In addition, concurrently with the consummation of the IPO, the Registrant issued 1,000,000 Common Shares to the Concurrent Investor as part of the Concurrent Placement. In October 1997 the Registrant issued 50 Common Shares to one of the officers of the Company, for total consideration of $1,000. All of the foregoing sales were made to "accredited investors" and "QIBs" as defined in Regulation D and Rule 144A, respectively, under the Securities Act in transactions not involving a public offering pursuant to Regulation D. See "Formation and Other Transac-tions."

On April 13, 1998, the Operating Partnership issued 101,149 Units in connection with the purchase of an industrial property. Such Units are exchangeable for Common Shares on the same general basis and subject to the limitations described in this Registration Statement with respect to the Operating Partner-ship's outstanding Units. The Units were issued without registration pursuant to Regulation D under the Securities Act in reliance on the exemption from the Securities Act registration requirements for transactions not involving a public offering.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9, Section 1 of the Registrant's Declaration of Trust provides as fol-lows with respect to the limitation of liability for Trustees and officers and indemnification:

  "To the maximum extent that Maryland law in effect from time to time per-mits limitation of the liability of trustees and officers of a REIT, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor the repeal of this
  Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amend-ment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees or officers of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding."

Article 9, Section 3 of the Registrant's Declaration of Trust provides as fol-lows with respect to the indemnification of Trustees and officers:

  "Notwithstanding any other provisions of this Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liabil-ity. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust, or (d) estab-lish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof."

The Registrant has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that such person was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judi-cially determined criminal violations.

It is expected that forms of underwriting agreements that may be filed in con-nection with this Registration Statement will provide for reciprocal indemnifi-cation by the underwriters, and their respective directors, officers and con-trolling persons, against certain liabilities under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

See Index to Financial Statement and Index to Exhibits.

ITEM 37. UNDERTAKINGS

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Secu-rities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the reg-istration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commis-sion pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum-aggre-gate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the informa-tion required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to regis-tration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial state-ments and information are contained in periodic reports filed with or fur-nished to the Commission by the registrant pursuant to Section 13 or Sec-tion 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appro-priate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant cer-tifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Boston, State of Massachusetts, on August 14, 1998.

                                       CABOT INDUSTRIAL TRUST

                                                  /s/ Neil E. Waisnor
                                       By: ____________________________________
                                                 Name: Neil E. Waisnor
                                             Title: Senior Vice President--
                                                        Finance,
                                                Treasurer and Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Cabot Industrial Trust, a Maryland real estate investment trust, and each of the undersigned Trustees and officers of Cabot Industrial Trust, hereby constitutes and appoints Ferdinand Colloredo-Mansfeld, Franz Colloredo-Mansfeld, and Neil E. Waisnor its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, each with full power to act alone, to sign any and all amendments to this registration statement, and to file each such amendment to this registration statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

        NAME AND SIGNATURE                  TITLE
                                                               DATE

 /s/ Ferdinand Colloredo-Mansfeld    Chairman of the        August 14,
-----------------------------------   Board, Chief             1998
   FERDINAND COLLOREDO-MANSFELD       Executive
                                      Officer, Trustee
                                      (Principal
                                      Executive
                                      Officer)

      /s/ Robert E. Patterson        President, Trustee     August 14,
-----------------------------------                            1998
        ROBERT E. PATTERSON

   /s/ Franz Colloredo-Mansfeld      Chief Financial        August 14,
-----------------------------------   Officer                  1998
     FRANZ COLLOREDO-MANSFELD         (Principal
                                      Financial
                                      Officer)

        /s/ Neil E. Waisnor          Senior Vice            August 14,
-----------------------------------   President--              1998
          NEIL E. WAISNOR             Finance,
                                      Treasurer and
                                      Secretary
                                      (Principal
                                      Accounting
                                      Officer)

        NAME AND SIGNATURE                  TITLE              DATE

        /s/ Noah T. Herndon          Trustee                August 11,
-----------------------------------                            1998
          NOAH T. HERNDON

                                     Trustee
-----------------------------------
      CHRISTOPHER C. MILLIKEN

                                     Trustee
-----------------------------------
          MAURICE SEGALL

     /s/ W. Nicholas Thorndike       Trustee                August 14,
-----------------------------------                            1998
       W. NICHOLAS THORNDIKE

       /s/ Ronald L. Skates          Trustee                August 14,
-----------------------------------                            1998
         RONALD L. SKATES

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER   EXHIBIT
 -------  -------
  3.1    Amended and Restated Declaration of Trust, dated January 26, 1998, of the Company. Incorporated by reference to Exhibit 3.1 to the
         Registrant's Form S-11 Registration Statement (File No. 333-38383; the
         "Form S-11").
  3.2    Bylaws of the Company, Incorporated by reference to Exhibit 3.2 to the
         Registrant's Form S-11.
  3.3    Form of Registration Rights and Lock-Up Agreement, dated as of
         February 4, 1998, between the Company, the Contributing Investors and various other persons identified therein (included as Exhibit B to
         Exhibit 4.1). Incorporated by reference to Exhibit 3.3 to the
         Registrant's Form S-11.
  3.4    Second Amended and Restated Agreement of Limited Partnership Agreement
         of Cabot Industrial Properties, L.P., dated February 4, 1998.
         Incorporated by reference to Exhibit 3.5 to the Registrant's Form S-
         11.
  4.1    Contribution Agreement relating to the Capitalization of Cabot
         Industrial Trust, dated as of October 10, 1997, among the Company, the
         Operating Partnership, Cabot Partners and Various Contributors and
         Title Holding Entities Identified Therein. Incorporated by reference to Exhibit 4.1 to the Registrant's Form S-11.
  5.1    Opinion of Mayer, Brown & Platt as to the legality of the Common
         Shares.
  8.1    Opinion of Mayer, Brown & Platt as to certain tax matters.
 10.1    Form of Indemnification Agreement between the Company and the
         Trustees. Incorporated by reference to Exhibit 10.1 to the
         Registrant's Form S-11.
 10.2    Form of Indemnification Agreement between the Company and the officers of the Company.
 10.3    Share Purchase Agreement, dated as of December 17, 1997, between the
         Company and Morgan Stanley Asset Management Inc., on behalf of certain of its institutional investors. Incorporated by reference to Exhibit
         10.2 to the Registrant's Form S-11.
 10.4    Form of Registration Rights and Lock-up Agreement, between the Company and Morgan Stanley Asset Management Inc., on behalf of certain of its institutional investors. Incorporated by reference to Exhibit 10.3 to the Registrant's Form S-11.
 10.5    Cabot Industrial Trust Long Term Incentive Plan. Incorporated by
         reference to Exhibit 10.4 to the Registrant's Form S-11.
 10.6    Form of Employment Agreement between Cabot Industrial Properties, L.P.
         and Ferdinand Colloredo-Mansfeld. Incorporated by reference to Exhibit
         10.5 to the Registrant's Form S-11.
 10.7    Form of Employment Agreement between Cabot Industrial Properties, L.P.
         and Robert E. Patterson. Incorporated by reference to Exhibit 10.6 to the Registrant's Form S-11.
 10.8    Form of Employment Agreement between Cabot Industrial Properties, L.P.
         and Franz Colloredo-Mansfeld. Incorporated by reference to Exhibit
         10.7 to the Registrant's Form S-11.
 10.9    Form of Employment Agreement between Cabot Industrial Properties, L.P.
         and, respectively, Andrew D. Ebbott, Howard B. Hodgson, Jr., Neil E.
         Waisnor and Eugene F. Reilly. Incorporated by reference to Exhibit
         10.8 to the Registrant's Form S-11.
 10.10   Revolving Credit Agreement between the Operating Partnership and
         Morgan Guaranty Trust Company of New York, dated March 27, 1998.
         Incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-
         K.
 10.11   Rights Agreement, dated as of June 11, 1998, between the Company and
         BankBoston, N.A., as Rights Agent, including Exhibit A thereto (Form of Articles Supplementary relating to the Series A Junior
         Participating Preferred Shares) and Exhibit B thereto (Form of Right
         Certificate) Incorporated by reference to Exhibit 1 to the
         Registrant's Current Report on Form 8-K dated June 11, 1998.
 21.1    Subsidiaries of the Company.*
 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Arthur Andersen LLP
 23.3    Consent of KPMG Peat Marwick LLP
 23.3.1  Consent of PricewaterhouseCoopers LLP
 23.3.2  Consent of PricewaterhouseCoopers LLP
 23.4    Consent of Ballard Spahr Andrews & Ingersoll (included in the opinion filed as Exhibit A to Exhibit 5.1).
 23.5    Consent of Mayer, Brown & Platt (included in the opinions filed as
         Exhibits 5.1 and 8.1).
 24      Power of Attorney (included on the signature page hereto).

-------
* To be filed by Amendment